EXHIBIT C

CONGRESO DE LA REPÚBLICA

Ley de Presupuesto del Sector Público para el Año Fiscal 2025

LEY Nº 32185

(SEPARATA ESPECIAL)

(*) De conformidad con la Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se dispone que el Gobierno Regional de La Libertad presenta al Ministerio de Economía y Finanzas la solicitud de creación de los registros en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), a la que se refiere el numeral 2 de la Décima Disposición Complementaria Final de la Ley Nº 32260, Ley que reconoce y premia a los deportistas medallistas de las diversas competencias deportivas de nivel internacional y dicta excepcionalmente medidas de carácter presupuestal, hasta diez (10) días hábiles posteriores a la publicación de la presente Ley. Los puestos creados mediante la presente disposición no se encuentran sujetos al límite máximo de puestos bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 que se establece en el Anexo II “Límite máximo de puestos para el Contrato Administrativo de Servicios - CAS” de la presente Ley.

(*) De conformidad con la Séptima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, con el fin de financiar la ejecución de los proyectos de inversión incluidos en el Anexo IX de la presente norma, se dispone lo señalado en la citada disposición.

LA PRESIDENTA DE LA REPÚBLICA

POR CUANTO:

EL CONGRESO DE LA REPÚBLICA;

Ha dado la Ley siguiente:

LEY DE PRESUPUESTO DEL SECTOR PÚBLICO
PARA EL AÑO FISCAL 2025

CAPÍTULO I

APROBACIÓN DEL PRESUPUESTO DEL SECTOR PÚBLICO

Artículo 1. Presupuesto Anual de Gastos para el Año Fiscal 2025

1.1 Se aprueba el Presupuesto Anual de Gastos para el Año Fiscal 2025 por el monto de S/ 251 801 045 185,00 (DOSCIENTOS CINCUENTA Y UN MIL OCHOCIENTOS UN MILLONES CUARENTA Y CINCO MIL CIENTO OCHENTA Y CINCO Y 00/100 SOLES), que comprende los créditos presupuestarios máximos correspondientes a los pliegos presupuestarios del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, agrupados en Gobierno Central e instancias descentralizadas, conforme a la Constitución Política del Perú y de acuerdo con el detalle siguiente:

GOBIERNO CENTRAL		Soles
Correspondiente al Gobierno Nacional		162 019 333 580,00
Gasto corriente	101 975 021 764,00
Gasto de capital	33 267 292 199,00
Servicio de la deuda	26 777 019 617,00

INSTANCIAS DESCENTRALIZADAS		Soles
Correspondiente a los gobiernos regionales		54 458 481 248,00
Gasto corriente	38 621 209 886,00
Gasto de capital	15 480 927 352,00
Servicio de la deuda	356 344 010,00
Correspondiente a los gobiernos locales		35 323 230 357,00
Gasto corriente	18 581 704 538,00
Gasto de capital	16 312 117 286,00
Servicio de la deuda	429 408 533,00

TOTAL S/		251 801 045 185,00

1.2 Los créditos presupuestarios correspondientes al Gobierno Nacional, los gobiernos regionales y los gobiernos locales se detallan en los anexos que forman parte de la presente ley de acuerdo con lo siguiente:

DESCRIPCIÓN	ANEXO
Distribución del gasto del presupuesto del sector público por categoría y genérica del gasto.	1
Distribución del gasto del presupuesto del sector público por nivel de gobierno y genérica del gasto.	2
Distribución del gasto del presupuesto del sector público por nivel de gobierno y funciones.	3
Distribución del gasto del presupuesto del sector público por niveles de gobierno, pliegos y fuentes de financiamiento.	4
Distribución del gasto del presupuesto del sector público por pliegos del Gobierno Nacional a nivel de productos, proyectos y actividades.	5
Distribución del gasto del presupuesto del sector público por Gobierno Regional a nivel de productos, proyectos y actividades.	6
Distribución del gasto del presupuesto del sector público por Gobiernos Locales y genéricas del gasto.	7
Distribución del gasto del presupuesto del sector público por programas presupuestales y pliegos.	8
Financiamiento para la sostenibilidad de la ejecución de inversiones a cargo de los gobiernos regionales y los gobiernos locales.	I
Límite máximo de puestos para el Contrato Administrativo de Servicios - CAS.	II
Inversiones priorizadas del primer nivel de atención.	III
Inversiones priorizadas en el Acta 39 por la Comisión Multisectorial del FONDES.	IV
Financiamiento para las inversiones en materia de seguridad ciudadana en gobiernos locales - Año Fiscal 2025.	V
Financiamiento para actividades en materia de seguridad ciudadana en gobiernos locales - Año Fiscal 2025.	VI
Financiamiento extraordinario en inversiones para el desarrollo local.	VII
Inversiones en materia de vivienda, construcción y saneamiento	VIII
Inversiones en el marco del desarrollo territorial	IX

1.3 Las subvenciones y cuotas internacionales a ser otorgadas durante el Año Fiscal 2025 por los pliegos presupuestarios están contenidas en los anexos de la presente ley: “A: Subvenciones para Personas Jurídicas - Año Fiscal 2025”, y “B: Cuotas Internacionales - Año Fiscal 2025” entre las que se incluyen las referidas en el numeral 69.3 del artículo 69 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

Los recursos a los que se refieren los Anexos A y B asignados en los pliegos presupuestarios, no pueden ser destinados bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente numeral.

1.4 Durante el Año Fiscal 2025, previa evaluación y priorización por el Ministerio de Relaciones Exteriores, se puede modificar el Anexo B sin exceder el monto total por pliego señalado en dicho Anexo, mediante decreto supremo refrendado por el Ministro de Relaciones Exteriores, lo que no comprende la inclusión de cuotas adicionales a las contempladas en el referido Anexo. En la referida modificación del Anexo B es posible exceder el monto total por pliego, en los casos de incremento de la cuota por efecto del diferencial cambiario o modificación del monto de la cuota de los organismos internacionales no financieros de los cuales el Perú es país miembro. Las cuotas internacionales no contempladas en el citado Anexo B se aprueban de acuerdo a la formalidad prevista en el numeral 69.2 del artículo 69 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y se financian con cargo al presupuesto institucional del pliego respectivo, sin demandar recursos adicionales al Tesoro Público.

Artículo 2. Recursos que financian el Presupuesto del Sector Público para el Año Fiscal 2025.

Los recursos que financian el Presupuesto del Sector Público para el Año Fiscal 2025 se estiman por fuentes de financiamiento, por el monto total de S/ 251 801 045 185,00 (DOSCIENTOS CINCUENTA Y UN MIL OCHOCIENTOS UN MILLONES CUARENTA Y CINCO MIL CIENTO OCHENTA Y CINCO Y 00/100 SOLES), conforme al siguiente detalle:

Fuentes de financiamiento	Soles
Recursos ordinarios	166 874 905 062,00
Recursos directamente recaudados	7 991 228 073,00
Recursos por operaciones oficiales de crédito	31 391 114 247,00
Donaciones y transferencias	495 192 093,00
Recursos determinados	45 048 605 710,00

TOTAL S/	251 801 045 185,00

CAPÍTULO II

NORMAS PARA LA GESTIÓN PRESUPUESTARIA

SUBCAPÍTULO I

DISPOSICIONES GENERALES

Artículo 3. Alcance

Las disposiciones contenidas en el presente capítulo son de obligatorio cumplimiento por las entidades integrantes de los Poderes Legislativo, Ejecutivo y Judicial; Ministerio Público; Jurado Nacional de Elecciones; Oficina Nacional de Procesos Electorales; Registro Nacional de Identificación y Estado Civil; Contraloría General de la República; Junta Nacional de Justicia; Defensoría del Pueblo; Tribunal Constitucional; universidades públicas; y demás entidades y organismos que cuenten con un crédito presupuestario aprobado en la presente ley. Asimismo, son de obligatorio cumplimiento por los gobiernos regionales, y los gobiernos locales y sus respectivos organismos públicos.

Artículo 4. Acciones administrativas en la ejecución del gasto público

4.1 Las entidades públicas sujetan la ejecución de sus gastos a los créditos presupuestarios autorizados en la presente ley y en el marco del inciso 1 del numeral 2.1 del artículo 2 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

4.2 Todo acto administrativo, acto de administración o las resoluciones administrativas que autoricen gastos no son eficaces si no cuentan con el crédito presupuestario correspondiente en el presupuesto institucional o condicionan la misma a la asignación de mayores créditos presupuestarios, bajo exclusiva responsabilidad del titular de la entidad, así como del jefe de la oficina de presupuesto y del jefe de la oficina de administración, o los que hagan sus veces, en el marco de lo establecido en el Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público

Artículo 5. Control del gasto público

5.1 Los titulares de las entidades públicas, el jefe de la oficina de presupuesto y el jefe de la oficina de administración, o los que hagan sus veces en el pliego presupuestario, son responsables de la debida aplicación de lo dispuesto en la presente ley, en el marco del Principio de Legalidad, recogido en el numeral 1.1 del Artículo IV del Título Preliminar de la Ley Nº 27444, Ley del Procedimiento Administrativo General. Corresponde al titular de pliego efectuar la gestión presupuestaria, en las fases de programación, formulación, aprobación, ejecución y evaluación, y el control del gasto, en el marco de lo establecido en el inciso 1 del numeral 7.3 del artículo 7 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

5.2 La Contraloría General de la República verifica el cumplimiento de lo dispuesto en la presente ley y las demás disposiciones vinculadas al gasto público en concordancia con el artículo 82 de la Constitución Política del Perú. Asimismo, y bajo responsabilidad, para el gasto ejecutado mediante el presupuesto por resultados, debe verificar su cumplimiento bajo esta estrategia. El resultado de las acciones efectuadas en cumplimiento de lo establecido en el presente numeral, es informado a la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República, dentro de los quince (15) días calendario de vencido cada semestre.

SUBCAPÍTULO II

GASTO EN INGRESOS DEL PERSONAL

Artículo 6. Ingresos del personal

Se prohíbe en las entidades del Gobierno Nacional, gobiernos regionales, gobiernos locales, Ministerio Público, Jurado Nacional de Elecciones, Oficina Nacional de Procesos Electorales, Registro Nacional de Identificación y Estado Civil, Contraloría General de la República, Junta Nacional de Justicia, Defensoría del Pueblo, Tribunal Constitucional, universidades públicas, y demás entidades y organismos que cuenten con un crédito presupuestario aprobado en la presente ley, el reajuste o incremento de remuneraciones, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas y conceptos de cualquier naturaleza, cualquiera sea su forma, modalidad, periodicidad y fuente de financiamiento. Asimismo, queda prohibida la aprobación de nuevas bonificaciones, beneficios, asignaciones, incentivos, estímulos, retribuciones, dietas, compensaciones económicas y conceptos de cualquier naturaleza con las mismas características señaladas anteriormente. Los arbitrajes en materia laboral se sujetan a las limitaciones legales establecidas por la presente norma y disposiciones legales vigentes. La prohibición incluye el incremento de remuneraciones que pudiera efectuarse dentro del rango o tope fijado para cada cargo en las escalas remunerativas respectivas.(*)

(*) De conformidad con el Artículo 4 de la Ley Nº 32263, publicada el 20 marzo 2025, se exonera al Ministerio Público de lo establecido en el presente artículo, para la implementación de la nueva escala.

(*) De conformidad con el Artículo 4 de la Ley Nº 32386, publicada el 14 junio 2025, para efectos del otorgamiento de la entrega económica para el personal policial que se encuentra autorizado en el artículo 3 de la Ley 32197, Ley que autoriza el otorgamiento de una entrega económica para el personal policial que de forma voluntaria preste servicios de patrullaje a pie, patrullaje motorizado y operaciones focalizadas de investigación en el marco de la lucha contra la delincuencia común y la inseguridad ciudadana y dicta otras medidas, el Ministerio del Interior queda exonerado de lo establecido en el presente artículo. El citado artículo estarávigente hasta que culmine el año fiscal 2025.

(*) De conformidad con el Artículo 3 de la Ley Nº 32410, publicada el 12 julio 2025, se exceptúa, durante el año fiscal 2025, a las unidades ejecutoras señaladas en el artículo 2 del Pliego 456: Gobierno Regional del departamento de Pasco, de lo establecido en el presente artículo, con la finalidad de aplicar el monto y la escala del concepto Incentivo Único - CAFAE para el personal de dichas entidades.

(*) De conformidad con el Numeral 1 de la Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza al Ministerio de Relaciones Exteriores a incrementar, mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Relaciones Exteriores, a propuesta de este último, la nueva Remuneración por Categoría del Servicio Diplomático de la República. Para tal efecto, el referido personal queda exonerado de las prohibiciones contenidas en la Ley Nº 28212 y el Decreto de Urgencia Nº 038-2006. Dichas medidas se aplicarán, según correspondan, a los pensionistas del régimen de pensiones del Servicio Diplomático de la República en el marco del presente Capítulo y la Ley Nº 28091. El incremento a que se hace referencia el citado numeral se implementa a partir del 15 de diciembre de 2025. Para tal efecto, se exonera al Ministerio de Relaciones Exteriores de lo establecido en el presente artículo. La implementación de lo dispuesto en la presente disposición, se financiará con cargo a su presupuesto institucional sin demandar recursos adicionales al Tesoro Público.

(*) De conformidad con la Vigésima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza al Ministerio de Economía y Finanzas, durante el año fiscal 2025, a aprobar una nueva escala remunerativa para los trabajadores contratados bajo el régimen laboral dispuesto por el Decreto Legislativo Nº 728 que laboran en el pliego 010. M. de Educación y 111. Centro Vacacional Huampaní. Las nuevas escalas remunerativas se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Educación, a solicitud de este último, de conformidad con lo establecido en la Cuarta Disposición Transitoria de la Ley Nº 28411, previo informe favorable de la Dirección General de Presupuesto Público y de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas. Lo dispuesto en la citada disposición se financia con cargo al presupuesto institucional del pliego 010. M. de Educación y 111. Centro Vacacional Huampaní, respectivamente, para lo cual dichos pliegos quedan autorizados a realizar modificaciones presupuestarias en el nivel funcional programático, exonerándose para dicho efecto de lo dispuesto en el presente artículo.

(*) De conformidad con la Cuadragésima Primera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se actualiza el monto de la Asignación Especial por Alta Función Jurisdiccional que perciben los Jueces Supremos Titulares del Poder Judicial al monto que perciben los señores congresistas de la república como asignación por el desempeño de la función congresal, manteniendo las mismas características para su otorgamiento. La referida actualización se hace extensiva a los Jueces Superiores, Jueces Especializados y Mixtos y Jueces de Paz Letrado en su condición de titulares en los porcentajes establecidos en el literal b) del numeral 5 del Artículo 186 del Texto Único Ordenado de la Ley Orgánica del Poder Judicial modificado por la Ley Nº 30125 “Ley que establece medidas para el fortalecimiento del Poder Judicial”, modificándose para tal efecto los montos que vienen percibiendo por concepto de gastos operativos. La citada disposición se aplica con cargo al presupuesto asignado al Poder Judicial, quedando exonerado dicho Poder del Estado de la prohibición establecida en el presente artículo.

(*) De conformidad con la Cuadragésima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, al Ministerio Público, durante el año fiscal 2025, el cambio de categoría ocupacional al personal administrativo del Ministerio Público - Asistente en Función Fiscal, a fin de que sea incorporado de la categoría Técnico 6 a la categoría profesional 5, para lo cual se modifica el Clasificador de Cargos de la entidad. Para su financiamiento, durante el año fiscal 2025, la implementación de lo dispuesto se financia con cargo al presupuesto asignado a la plaza que ocupa actualmente el personal Asistente en Función Fiscal sujeto al cambio de categoría ocupacional, la diferencia económica entre la categoría actual y la nueva categoría ocupacional se financia con cargo al presupuesto del Ministerio Público, sin demandar recursos adicionales al tesoro público. Para la aplicación de lo dispuesto, el Ministerio Público, en cuanto corresponda, queda exonerado de las restricciones previstas en el presente artículo. Las plazas deben encontrarse registradas en el aplicativo informático para el Registro Centralizado de Planillas y de Datos de Recursos Humanos del Sector Público a cargo de la Dirección General de Gestión de Recursos Públicos del Ministerio de Economía y Finanzas. Asimismo, se autoriza las modificaciones presupuestarias en el nivel institucional del Ministerio Público, con cargo al financiamiento previsto en el presupuesto institucional, con el objeto de atender los gastos que involucran las acciones de personal a que se refiere la citada disposición. Se autoriza a las entidades comprendidas en la presente ley para modificar el Cuadro para Asignación de Personal Provisional (CAP-P) y aprobar el Presupuesto Analítico de Personal (PAP), en tanto no se apruebe el Cuadro de Puestos de la Entidad (CPE), para la implementación de lo dispuesto en la citada disposición.

(*) De conformidad con la Sexagésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa a las universidades públicas de lo establecido en el presente artículo, con la finalidad de implementar el otorgamiento de los beneficios laborales para docentes ordinarios de universidades públicas a que se refieren los artículos 96-A, 96-B y 96-C de la Ley Nº 30220 y modificatoria, con cargo a los recursos de sus respectivos presupuestos institucionales. Para este fin, las universidades públicas correspondientes, quedan autorizadas a efectuar las modificaciones presupuestarias en el nivel funcional programático que resulten necesarias, quedando exceptuadas de lo dispuesto en el artículo 9 y en el numeral 11.3 del artículo 11 de la presente Ley Nº 32185, así como del inciso 3 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

(*) De conformidad con el Numeral 4.2 del Artículo 4 de la Ley Nº 32432, publicada el 09 septiembre 2025, para la aplicación de lo establecido en el citado artículo, se exceptúa al Ministerio Público de lo establecido en el presente artículo, así como de las restricciones establecidas en el artículo 9 de la presente ley y la que correspondiere al año fiscal 2026.

Artículo 7. Aguinaldos, gratificaciones y escolaridad

7.1 Los funcionarios y servidores nombrados y contratados bajo el régimen laboral del Decreto Legislativo Nº 276, la Ley Nº 29944 y la Ley Nº 30512; los docentes universitarios a los que se refiere la Ley Nº 30220; el personal de la salud al que se refiere el numeral 3.2 del artículo 3 del Decreto Legislativo Nº 1153; los obreros permanentes y eventuales del Sector Público; el personal de las Fuerzas Armadas y de la Policía Nacional del Perú; y los pensionistas de derecho propio a cargo del Estado comprendidos en los regímenes de la Ley Nº 15117, los Decretos Leyes Nº 19846 y Nº 20530, el Decreto Supremo Nº 051-88-PCM y la Ley Nº 28091, perciben en el Año Fiscal 2025 los siguientes conceptos:

a) Los aguinaldos por Fiestas Patrias y Navidad, que se incluyen en la planilla de pagos correspondiente a julio y diciembre, respectivamente, cuyos montos ascienden, cada uno, hasta la suma de S/ 300,00 (TRESCIENTOS Y 00/100 SOLES).

b) La bonificación por escolaridad, que se incluye en la planilla de pagos correspondiente a enero y cuyo monto asciende hasta la suma de S/ 400,00 (CUATROCIENTOS Y 00/100 SOLES). Para el caso de los profesores contratados y auxiliares de educación contratados en el marco de la Ley Nº 29944, Ley de Reforma Magisterial, el pago de la bonificación por escolaridad, cuyo monto corresponde al señalado en el presente literal, se incluye en la planilla de pagos del mes de junio.

CONCORDANCIAS: D.S. Nº 002-2025-EF (Decreto Supremo que dicta disposiciones reglamentarias para el otorgamiento de la Bonificación por Escolaridad para el Año Fiscal 2025 y dicta otra disposición)

7.2 Las entidades públicas que cuenten con personal del régimen laboral de la actividad privada se sujetan a lo establecido en la Ley Nº 27735, Ley que regula el otorgamiento de las gratificaciones para los trabajadores del régimen de la actividad privada por Fiestas Patrias y Navidad, para el abono de las gratificaciones por Fiestas Patrias y Navidad en julio y diciembre, respectivamente. Asimismo, otorgan la bonificación por escolaridad hasta por el monto señalado en el literal b) del numeral 7.1, salvo que, por disposición legal, vengan entregando un monto distinto al señalado en el citado literal.

7.3 Los servidores contratados bajo el régimen del servicio civil, perciben los aguinaldos por Fiestas Patrias y Navidad en julio y diciembre, respectivamente, conforme lo establece la Ley Nº 30057, Ley del Servicio Civil, y el Reglamento de Compensaciones de la Ley Nº 30057, Ley del Servicio Civil.

7.4 Los trabajadores contratados bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 perciben por concepto de aguinaldo por Fiestas Patrias y Navidad, que se incluyen en la planilla de pagos correspondiente a julio y diciembre, respectivamente, hasta el monto al que hace referencia el literal a) del numeral 7.1. Para tal efecto, dichos trabajadores deben estar registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

7.5 En el caso de pensiones de derecho derivado por sobrevivencia, se precisa que, de existir un solo beneficiario, éste percibe el íntegro del monto a que se hace referencia en los literales a) y b) del numeral 7.1. Asimismo, en caso de concurrencia de varios beneficiarios, se precisa que debe otorgarse el monto que le hubiera correspondido al pensionista de derecho propio dividido en forma proporcional entre quienes concurran; dicho monto total no debe exceder de lo establecido en los literales a) y b) del numeral 7.1. Para tal efecto, dichos pensionistas deben estar registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

CONCORDANCIAS: D.S.N° 139-2025-EF (Decreto Supremo que dicta disposiciones reglamentarias para el otorgamiento del aguinaldo por Fiestas Patrias en el Año Fiscal 2025)

SUBCAPÍTULO III

MEDIDAS DE AUSTERIDAD, DISCIPLINA Y CALIDAD EN EL GASTO PÚBLICO

Artículo 8. Medidas en materia de incorporación del personal

8.1 Se prohíbe la incorporación del personal en el Sector Público por servicios personales y el nombramiento, salvo en los supuestos siguientes:

a) La designación de funcionarios, cargos de confianza y de directivos superiores de libre designación y remoción, conforme a los documentos de gestión de la entidad, a la Ley Nº 28175, Ley Marco del Empleo Público, y demás normativa sobre la materia, en tanto se implemente la Ley Nº 30057, Ley del Servicio Civil, en las respectivas entidades.

b) El nombramiento en plaza presupuestada cuando se trate de magistrados del Poder Judicial, fiscales del Ministerio Público, miembros de la Junta Nacional de Justicia, profesores del Magisterio Nacional, así como del personal egresado de las escuelas de las Fuerzas Armadas y la Policía Nacional del Perú, y de la Academia Diplomática del Perú.

c) La contratación para el reemplazo por cese, para la suplencia temporal de los servidores del Sector Público, o para el ascenso o promoción del personal, en tanto se implemente la Ley Nº 30057, Ley del Servicio Civil, en los casos que corresponda. En el caso de los reemplazos por cese del personal, este comprende al cese que se hubiese producido a partir del año 2023, debiendo tomar en cuenta que la incorporación a la administración pública se efectúa necesariamente por concurso público de méritos, sujeto a los documentos de gestión respectivos y cuya plaza se encuentre registrada en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP). Los registros de plazas vacantes para el reemplazo por cese del personal que no cuenten con el financiamiento correspondiente son eliminados del AIRHSP a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

En el caso del ascenso o promoción del personal, las entidades deben tener en cuenta, previamente a la realización de dicha acción de personal, lo establecido en el literal b) de la Tercera Disposición Transitoria de la Ley Nº 28411, Ley General del Sistema Nacional de Presupuesto. En el caso de suplencia de personal, una vez que se reincorpore el titular de la plaza, los contratos respectivos quedan resueltos automáticamente.

En el caso del ascenso y promoción del personal del Decreto Legislativo Nº 276, las entidades deben tener en cuenta previamente lo establecido en el artículo 16 y 17 del Decreto Legislativo Nº 276 así como el artículo 60 del Reglamento de la Carrera Administrativa, aprobado por Decreto Supremo Nº 005-90-PCM.

Lo establecido en el presente literal no autoriza a las entidades públicas para contratar o nombrar personal en nuevas plazas que pudieran crearse.

d) El nombramiento en plaza presupuestada cuando se trate de docentes universitarios de las universidades públicas.

e) La asignación de gerentes públicos, conforme a la correspondiente certificación de crédito presupuestario otorgada por la entidad de destino y de la Autoridad Nacional del Servicio Civil (SERVIR), con cargo al presupuesto institucional de dichos pliegos, y hasta la culminación del proceso de implementación de la Ley Nº 30057, Ley del Servicio Civil, en las respectivas entidades.

f) La contratación en plaza presupuestada de docentes universitarios en las universidades públicas.

g) El nombramiento de los vocales del Tribunal Fiscal a los que se refiere el artículo 99 del Texto Único Ordenado del Código Tributario, aprobado por Decreto Supremo Nº 133-2013-EF.

h) La contratación temporal del profesorado en instituciones educativas públicas de educación básica y educación técnico-productiva, en el marco de la Ley Nº 30328, Ley que establece medidas en materia educativa y dicta otras disposiciones, y sus dispositivos complementarios, la cual se efectúa en plazas vacantes codificadas en el Sistema de Administración y Control de Plazas Nexus o el que lo reemplace.

i) La contratación temporal en plaza presupuestada de auxiliares de educación, conforme a lo establecido en la Ley Nº 30493, Ley que regula la política remunerativa del auxiliar de educación en las instituciones educativas públicas, en el marco de la Ley Nº 29944, Ley de Reforma Magisterial, y sus dispositivos complementarios, la cual se efectúa en plazas vacantes codificadas en el Sistema de Administración y Control de Plazas Nexus o el que lo reemplace.

j) La contratación temporal de docentes en los institutos y escuelas de educación superior públicas comprendidos bajo el alcance de la Ley Nº 30512, Ley de Institutos y Escuelas de Educación Superior y de la Carrera Pública de sus Docentes, y en las escuelas de educación superior artística públicas, la cual se efectúa en plazas vacantes codificadas en el Sistema de Administración y Control de Plazas Nexus o el que lo reemplace.

k) La incorporación del personal por mandato de sentencias judiciales en calidad de cosa juzgada.

l) La contratación temporal de Jueces Supernumerarios que no se encuentran en la carrera judicial y Fiscales Provisionales que no se encuentran en la carrera fiscal.

m) La contratación temporal a que se refiere el artículo 84 de la Ley Nº 30057, Ley del Servicio Civil, para las entidades que cuenten con Cuadro de Puestos de la Entidad (CPE) aprobado por la Autoridad Nacional del Servicio Civil (SERVIR) y bajo la aplicación de uno de los supuestos del artículo 178 y del artículo 202 del Reglamento General de la Ley Nº 30057, Ley del Servicio Civil.

n) El nombramiento de hasta el setenta por ciento (70%) de los profesionales de la salud y de los técnicos y los auxiliares asistenciales de la salud del Ministerio de Salud, sus organismos públicos y las unidades ejecutoras de salud de los gobiernos regionales, a los que hace referencia la Sexagésima Novena Disposición Complementaria Final de Ley Nº 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023, contratados al 31 de julio de 2022 bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057, que se encuentren registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a la entrada en vigencia de la Ley Nº 31638. Dicho porcentaje incluye el porcentaje autorizado en la Sexagésima Novena Disposición Complementaria Final de la Ley Nº 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023 y en el literal ñ) del numeral 8.1 del artículo 8 de la Ley 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024.

ñ) La contratación, bajo el régimen laboral de la actividad privada, de trabajadores obreros de limpieza pública, en las municipalidades provinciales y/o distritales en el marco de lo establecido en la Ley Nº 31254, Ley que prohíbe la tercerización y toda forma de intermediación laboral de los servicios de limpieza pública y afines que prestan los obreros municipales.

o) La contratación, bajo el régimen laboral de la actividad privada, de inspectores auxiliares, inspectores del trabajo y supervisores inspectores, de la Superintendencia Nacional de Fiscalización Laboral (SUNAFIL).

p) El nombramiento de hasta quinientos (500) servidores penitenciarios, seleccionados en el marco de lo establecido en los artículos 17 y 19 de la Ley Nº 29709, Ley de la Carrera Pública Penitenciaria, y su Reglamento, en la categoría de Agentes de Seguridad—T1 para el área de desempeño laboral de seguridad penitenciaria.

q) El nombramiento del personal administrativo contratado bajo el régimen del Decreto Legislativo 276, Ley de Bases de la Carrera Administrativa y de Remuneraciones del Sector Público, que a la fecha de vigencia de la presente Ley ocupa plaza orgánica presupuestada por un periodo no menor de tres (3) años consecutivos o cuatro (4) años alternados, previa verificación del cumplimiento de los perfiles establecidos por la normativa pertinente para cada plaza, siempre que la entidad no haya aprobado su Cuadro de Puestos de la Entidad en el marco de la Ley 30057, Ley del Servicio Civil. El referido nombramiento comprende al personal incorporado en el régimen por mandatos judiciales y se efectúa en el nivel remunerativo de inicio de la carrera y se registra en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP). El nombramiento se financia con cargo a los recursos del presupuesto institucional de cada entidad sin demandar recursos adicionales al tesoro público.

r) El nombramiento, a partir del mes de diciembre de 2025, de hasta el 50% de los profesionales, técnicos y auxiliares administrativos del Ministerio de Salud, sus organismos públicos y las unidades ejecutoras de salud de los gobiernos regionales a los que hace referencia la Ley Nº 32059, Ley que autoriza el nombramiento progresivo del personal administrativo comprendido en el Decreto Legislativo 1057 del Ministerio de Salud, sus organismos públicos y los gobiernos regionales, contratados bajo el régimen del Decreto Legislativo 1057, Decreto Legislativo que Regula el Régimen Especial de Contratación Administrativa de Servicios y que a la entrada en vigor de la Ley Nº 32059, se encuentren registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) y tengan como mínimo dos años continuos o tres años discontinuos de servicios a la fecha de la publicación de la Ley 32059. Para tal efecto, mediante decreto supremo propuesto por el Ministerio de Salud, en coordinación con la Autoridad Nacional del Servicio Civil (Servir) y refrendado por el ministro de Economía y Finanzas, se establecen los criterios y el procedimiento para llevar a cabo el proceso de nombramiento. Los puestos registrados en el AIRHSP del personal sujeto al Decreto Legislativo N° 1057 que se nombre en el marco del presente artículo, se eliminan de oficio. Para efectos del nombramiento del personal, a que hace referencia el presente literal, se autoriza al Ministerio de Salud, sus organismos públicos y los gobiernos regionales, a realizar modificaciones presupuestarias en el nivel funcional programático, quedando exceptuado de lo establecido en el numeral 9.1 del artículo 9 de la presente ley.

CONCORDANCIAS: D.S. Nº 006-2025-SA (Decreto Supremo que aprueba los lineamientos para el proceso de nombramiento del personal administrativo comprendido en el Decreto Legislativo N° 1057 del Ministerio de Salud, sus organismos públicos y los gobiernos regionales, autorizado por el literal r), numeral 8.1 del artículo 8 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

s) El nombramiento en plaza presupuestada de los médicos cirujanos del Instituto de Medicina Legal y Ciencias Forenses del Ministerio Público.

t) El nombramiento, a partir del mes de diciembre de 2025, de los profesionales, técnicos y auxiliares asistenciales del Ministerio de Salud, sus organismos públicos y las unidades ejecutoras de salud de los gobiernos regionales al que hace referencia la Sexagésima Novena Disposición Complementaria Final de Ley N° 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023, que no se encontraban registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a la entrada en vigencia de la Ley N° 31638. Para tal efecto, mediante decreto supremo propuesto por el Ministerio de Salud, en coordinación con la Autoridad Nacional del Servicio Civil (Servir) y refrendado por el ministro de Economía y Finanzas, se establecen los criterios y el procedimiento para llevar a cabo el proceso de nombramiento.

CONCORDANCIAS: D.S. N° 014-2025-SA (Decreto Supremo que aprueba los Lineamientos para el proceso de nombramiento del personal de la salud autorizado por el literal t) del numeral 8.1 del artículo 8 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, respecto del personal a que hace referencia la Sexagésima Novena Disposición Complementaria Final de la Ley N° 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023, que no se encontraban registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y Datos de los Recursos Humanos del Sector Público (AIRHSP) a la entrada en vigencia de la Ley N° 31638)

u) El nombramiento de los profesionales de la salud y de los técnicos y auxiliares asistenciales de la salud que tiene vínculo laboral bajo el régimen del Decreto Legislativo Nº 728 en las Comunidades Locales de Administración de Servicios de Salud (CLAS), identificados al 31 de octubre de 2023, a los que hace referencia el literal q) del numeral 8.1 del artículo 8 y la Septuagésima Novena Disposición Complementaria Final de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024.(*)

(*) De conformidad con la Duodécima Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se autoriza, de manera excepcional, durante el Año Fiscal 2025, al Ministerio de Salud a efectuar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional a los que se refiere el artículo 43 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, por la fuente de financiamiento Recursos Ordinarios y sin demandar recursos adicionales al tesoro público, a favor de las unidades ejecutoras de salud de los gobiernos regionales, para el financiamiento del proceso de nombramiento del personal CLAS, al que se refiere el literal u) del presente numeral.

(*) De conformidad con el Numeral 8.1 del Artículo 8 de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa, durante el Año Fiscal 2025, al Servicio Nacional de Áreas Naturales Protegidas por el Estado (SERNANP) de lo dispuesto en el presente numeral para la implementación de la Ley Nº 31991, Ley del Cuerpo de Guardaparques del Perú. Para la aplicación de lo dispuesto en el citado numeral precedente, es requisito que las plazas o puestos a ocupar se encuentren aprobados en el Cuadro de Asignación de Personal (CAP) o en el Cuadro para Asignación de Personal Provisional (CAP Provisional) y en el Presupuesto Analítico de Personal (PAP), o en el Cuadro de Puestos de la Entidad (CPE), según corresponda, así como que las plazas o puestos a ocupar se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas, y que cuenten con la respectiva certificación del crédito presupuestario.

(*) De conformidad con la Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se exonera a las universidades públicas, durante el año fiscal 2025, de lo establecido en el presente numeral, a efectos de llevar a cabo el proceso excepcional de nombramiento de docentes contratados en el marco de la Ley Nº 32171, Ley que autoriza, excepcionalmente, el nombramiento de los docentes contratados en las universidades públicas para la categoría de profesor auxiliar y profesor asociado.

8.2 Para la aplicación de los casos de excepción establecidos desde el literal a) hasta el literal u) del numeral precedente, salvo para lo establecido en los literales h), i) y j), es requisito que las plazas o puestos a ocupar se encuentren aprobados en el Cuadro de Asignación de Personal (CAP) o en el Cuadro para Asignación de Personal Provisional (CAP Provisional) y en el Presupuesto Analítico de Personal (PAP), o en el Cuadro de Puestos de la Entidad (CPE), según corresponda, así como que las plazas o puestos a ocupar se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas, y que cuenten con la respectiva certificación del crédito presupuestario.(*)

(*) De conformidad con la Cuarta Disposición Complementaria Final del Decreto de Urgencia Nº 006-2025, publicado el 10 mayo 2025, se autoriza excepcionalmente al Ministerio Público para la contratación de dieciséis (16) fiscales adjuntos provinciales y cinco (5) fiscales provinciales, que no ingresan a la carrera fiscal. Para dicho efecto, se exonera del primer párrafo del presente numeral. La vigencia de dichas plazas culmina indefectiblemente el 31 de diciembre de 2025.

Para el caso de las plazas docentes a las que se refieren los literales h), i) y j) del numeral precedente, es requisito el Informe emitido por la Secretaría de Planificación Estratégica del Ministerio de Educación respecto del financiamiento de las plazas vacantes identificadas o de las nuevas plazas requeridas por la Dirección Técnica Normativa de Docentes, la Dirección General de Educación Técnico-Productiva y Superior Tecnológica y Artística, y la Dirección de Formación Inicial Docente del Viceministerio de Gestión Pedagógica, según las plazas codificadas en el Sistema de Administración y Control de Plazas Nexus o el que haga sus veces del Ministerio de Educación y su registro en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas. Para dicho registro el referido Informe debe ser remitido al Ministerio de Economía y Finanzas para el registro y actualización de todas las plazas docentes en el AIRHSP.

De la misma manera, para el caso de la contratación temporal del profesorado y de auxiliares de educación, a los que refieren los literales h) e i) del numeral 8.1 del presente artículo, respectivamente, únicamente son habilitadas en el Sistema de Administración y Control de Plazas Nexus o el que haga sus veces del Ministerio de Educación, las plazas orgánicas y eventuales que valide el Ministerio de Educación, considerando los resultados del proceso de racionalización efectuado en el marco del ordenamiento territorial.

Asimismo, previamente a la convocatoria de los concursos públicos cuando estos correspondan, en los supuestos de excepción establecidos desde el literal a) hasta el literal p), se debe contar con el informe favorable de la Oficina General de Presupuesto de la entidad que financia el gasto, en el que se señale, entre otros aspectos, que dicha entidad cuenta con los créditos presupuestarios suficientes para financiar el referido gasto y su sostenibilidad en los años fiscales siguientes. Esta obligación resulta también aplicable al nombramiento de magistrados del Poder Judicial y de fiscales del Ministerio Público, a cargo de la Junta Nacional de Justicia, en cuyo caso se requiere informe favorable de la oficina de presupuesto del Poder Judicial y del Ministerio Público, respectivamente.(*)

(*) De conformidad con el Numeral 1 de la Novena Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, de manera excepcional durante el Año Fiscal 2025, al Ministerio de Educación, a realizar modificaciones presupuestarias en el institucional, hasta por el monto de S/ 6 980 142,00 (SEIS MILLONES NOVECIENTOS OCHENTA MIL CIENTO CUARENTA Y DOS CON 00/100 SOLES), con cargo a su presupuesto institucional, por la fuente de financiamiento Recursos Ordinarios, a favor de Universidad Nacional del Santa, para continuar implementando procesos que garanticen el cumplimiento de las Condiciones Básicas de Calidad (CBC) definidas por la Superintendencia Nacional de Educación Superior Universitaria (SUNEDU), esenciales para su licenciamiento institucional. Para efectos de lo dispuesto en la citada disposición, se autoriza a la Universidad Nacional del Santa a desarrollar acciones de personal como nombramiento, ascenso y/o promoción de personal docente para la prestación del servicio educativo de pregrado, durante el año fiscal 2025, quedando exceptuada de las restricciones establecidas en el presente numeral. Asimismo, en un plazo de noventa (90) días deberá iniciar las acciones para actualizar sus respectivos documentos de gestión como son el Reglamento de Organización y Funciones (ROF), el Cuadro de Asignación de Personal -Provisional (CAP - P) y el Presupuesto Analítico de Personal.

8.3 Las entidades públicas, independientemente del régimen laboral que las regule, no se encuentran autorizadas para efectuar gastos por concepto de horas extras.(*)

(*) De conformidad con el Numeral 3.6 del Artículo 3 de la Ley Nº 32416, publicada el 01 agosto 2025, para fines de lo dispuesto en el numeral 3.1 de la citada norma, se exonera al Pliego 007: Ministerio del Interior, durante el Año Fiscal 2025, de lo dispuesto en el presente artículo, exclusivamente para el egreso anticipado de alumnos de las Escuelas de Educación Superior Técnico Profesional de la Policía Nacional del Perú, y su asignación en las regiones policiales de acuerdo a los planes estratégicos operativos de la Policía Nacional del Perú, prioritariamente en aquellas zonas con mayor índice delictivo con el fin de fortalecer la capacidad operativa y mantener el orden público.

Artículo 9. Medidas en materia de modificaciones presupuestarias en el nivel funcional programático

9.1 A nivel de pliego, la Partida de Gasto 2.1.1 “Retribuciones y Complementos en Efectivo” no puede habilitar a otras partidas de gasto ni ser habilitada, salvo las habilitaciones que se realicen dentro de la indicada partida en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego. Durante la ejecución presupuestaria, la citada restricción no comprende los siguientes casos:

a) Reforma de la estructura del Estado en el marco del Decreto Supremo Nº 054-2018-PCM, que aprueba los “Lineamientos de Organización del Estado”.

b) Traspaso de competencias en el marco del proceso de descentralización.

c) Atención de sentencias judiciales en calidad de cosa juzgada.

d) Atención de compensación por tiempo de servicios y beneficios sociales por cese laboral, incluye deudas por dichos conceptos.

e) Atención para el financiamiento de nuevos pensionistas bajo el régimen del Decreto Ley Nº 20530.

f) Atención para el financiamiento por contribuciones al Seguro Social de Salud (EsSalud) que la entidad estatal debe pagar en su condición de empleador.

g) Para el caso de los gobiernos locales, las modificaciones presupuestarias en el nivel funcional programático que figuren como aprobadas en el Módulo Presupuestal del Aplicativo Operaciones en Línea del SIAF-SP hasta el 28 de febrero de 2025.

Para la habilitación y anulación de la Partida de Gasto 2.1.1 “Retribuciones y complementos en efectivo” por aplicación de los literales c), d), e) y f) del presente numeral, para el caso de las entidades del Gobierno Nacional y gobiernos regionales, se requiere de la opinión previa favorable de la Dirección General de Presupuesto Público, con opinión técnica de la Dirección General de Gestión Fiscal de los Recursos Humanos sobre la base de la información registrada en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), y/o a otras materias de su competencia. Las solicitudes de opinión favorable en atención a lo regulado en los literales c), d), e) y f) del presente numeral, solo pueden ser presentadas al Ministerio de Economía y Finanzas hasta el 31 de octubre de 2025.

En ningún caso, la aplicación de lo establecido en el presente numeral involucra el desfinanciamiento de la planilla anualizada de gastos del personal, bajo responsabilidad del titular de la entidad.

Los gobiernos locales, bajo responsabilidad, para la habilitación y anulación de la Partida de Gasto 2.1.1 “Retribuciones y complementos en efectivo” por aplicación del presente numeral, aprueban las modificaciones presupuestarias correspondientes, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normatividad vigente.(*)

(*) De conformidad con el Numeral 3.2 del Artículo 3 de la Ley Nº 32313, publicada el 29 abril 2025, para efecto de lo señalado en el citado artículo, se exceptúa al Ministerio del Interior de lo establecido en el presente numeral.

(*) De conformidad con el Artículo 3 de la Ley Nº 32410, publicada el 12 julio 2025, se exceptúa, durante el año fiscal 2025, a las unidades ejecutoras señaladas en el artículo 2 del Pliego 456: Gobierno Regional del departamento de Pasco, de lo establecido en el presente párrafo 9.1, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, con la finalidad de aplicar el monto y la escala del concepto Incentivo Único - CAFAE para el personal de dichas entidades.

(*) De conformidad con la Octava Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza a los Gobiernos Regionales, de manera excepcional, que la específica de gasto 2.5.6 1.1 1 “Gastos por implementación de la negociación colectiva - Nivel descentralizado por entidad pública” puede habilitar a otras específicas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego, para el financiamiento de los convenios colectivos suscritos en el año 2023 en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal en el Nivel Descentralizado en el Ámbito por Entidad Pública para ser implementados en el año 2025, siempre que no cuenten con el financiamiento en la específica de gasto a habilitar y no se cuente con solicitudes pendientes de atención de convenios suscritos en el año 2024 en el marco del artículo 28 de la Ley Nº 32185, previa opinión del Ministerio de Economía y Finanzas. Para efectos de lo establecido en la citada disposición, los referidos pliegos quedan exceptuado de lo dispuesto en el presente numeral . La opinión del Ministerio de Economíay Finanzas a la que hace referencia la citada disposición, se efectúa previa solicitud, la cual solo puede ser presentada al Ministerio de Economíay Finanzas hasta el 29 de agosto de 2025.

(*) De conformidad con la Décima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de la implementación de la Centésima Décima Segunda Disposición Complementaria Final de la Ley Nº 32185, se exonera al Gobierno Regional de Ayacucho de lo establecido en el presente numeral. Asimismo, se establece que la transferencia financiera para la ejecución de esta disposición se efectuará con cargo a los recursos del presupuesto institucional en la fuente de Financiamiento Recursos Ordinarios.

(*) De conformidad con la Vigésima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza al Ministerio de Economía y Finanzas, durante el año fiscal 2025, a aprobar una nueva escala remunerativa para los trabajadores contratados bajo el régimen laboral dispuesto por el Decreto Legislativo Nº 728 que laboran en el pliego 010. M. de Educación y 111. Centro Vacacional Huampaní. Las nuevas escalas remunerativas se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Educación, a solicitud de este último, de conformidad con lo establecido en la Cuarta Disposición Transitoria de la Ley Nº 28411, previo informe favorable de la Dirección General de Presupuesto Público y de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas. Lo dispuesto en la citada disposición se financia con cargo al presupuesto institucional del pliego 010. M. de Educación y 111. Centro Vacacional Huampaní, respectivamente, para lo cual dichos pliegos quedan autorizados a realizar modificaciones presupuestarias en el nivel funcional programático, exonerándose para dicho efecto de lo dispuesto en el presente inciso.

(*) De conformidad con el Numeral 2 de la Trigésima Segunda Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para la implementación de lo señalado en el numeral 1 de la citada disposición, se exceptúa al Pliego 164. Autoridad Nacional del Agua de lo señalado en el presente numeral, de los límites máximos de incorporación a que hace referencia los párrafos 50.1 y 50.2 del artículo 50 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, del artículo 90 de la Ley Nº 29338, Ley de Recursos Hídricos, del numeral 17.2 del artículo 17 y del numeral 19.3 del artículo 19 de la Ley Nº 31188, Ley de Negociación Colectiva en el sector estatal.

(*) De conformidad con el Numeral 2 de la Trigésima Tercera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para la implementación de lo señalado en el numeral 1 de la citada disposición, exceptuase al Pliego 013. Ministerio de Desarrollo Agrario y Riego de lo señalado en el presente numeral.

(*) De conformidad con el Numeral 1 de la Cuadragésima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente durante el año fiscal 2025, al Poder Judicial a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional, para financiar el gasto de la planilla del personal activo que cuente con registro en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a la fecha de publicación del presente artículo, previa opinión favorable del Ministerio de Economía y Finanzas. Para tal efecto, queda exonerado de lo dispuesto en el presente numeral.

(*) De conformidad con la Cuadragésima Novena Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el año fiscal 2025, al Instituto Nacional de Defensa de la Competencia y de la Protección de la Propiedad Intelectual (INDECOPI) a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de las partidas de gasto 2.1.1 Retribuciones y complementos en efectivo, hasta por la suma de S/ 7 900 000,00 (SIETE MILLONES NOVECIENTOS MIL Y 00/100 SOLES), para financiar los gastos necesarios para las actividades de los órganos resolutivos, sedes desconcentradas a nivel nacional, y eliminación de barreras burocráticas. Para dicho fin, el INDECOPI queda exonerado de lo dispuesto en el presente numeral. Los recursos de las partidas de gasto, materia de anulación en las modificaciones presupuestarias que se realicen en el marco de la citada disposición, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, ni en los Años Fiscales subsiguientes, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el párrafo precedente no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados no pueden ser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

(*) De conformidad con la Quincuagésima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, de manera excepcional, a los gobiernos regionales a presentar al Ministerio de Economía y Finanzas las solicitudes de opinión favorable para la habilitación y anulación de la Partida de Gasto 2.1.1 “Retribuciones y complementos en efectivo” dispuesta en el presente numeral.

(*) De conformidad con la Sexagésima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza la creación de la unidad ejecutora Programa de Alimentación Escolar (PAE) en el Ministerio de Desarrollo e Inclusión Social. Para su implementación, el Ministerio de Desarrollo e Inclusión Social podrá realizar modificaciones presupuestarias en el nivel funcional programático, para lo cual queda exonerado de lo establecido en el presente numeral. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco de la citada disposición, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad.

9.2 A nivel de pliego, la Partida de Gasto 2.2.1 “Pensiones” no puede ser habilitadora, salvo para las habilitaciones que se realicen dentro de la misma partida entre unidades ejecutoras del mismo pliego presupuestario.

9.3 A nivel de pliego, la Partida de Gasto 2.1.1 13 “Contrato Administrativo de Servicios” no puede ser habilitada salvo las habilitaciones que se realicen entre unidades ejecutoras del mismo pliego.

Durante la ejecución presupuestaria, la citada restricción no comprende las modificaciones presupuestarias en el nivel funcional programático de los gobiernos locales que figuren como aprobadas en el Módulo Presupuestal del Aplicativo Operaciones en Línea del SIAF-SP, hasta el 28 de febrero de 2025. Para tal efecto, las referidas modificaciones presupuestarias se aprueban, bajo responsabilidad, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normatividad vigente.

9.4 Los créditos presupuestarios destinados al pago de las cargas sociales asignadas en las Partidas de Gasto 2.1.3 “Contribuciones a la seguridad social” no pueden habilitar a otras partidas de gasto, bajo responsabilidad.

9.5 Se prohíbe, durante el Año Fiscal 2025, a los pliegos Ministerio de Defensa y Ministerio del Interior a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a la Partida de Gasto 2.3.1 3. “Combustibles, Carburantes, Lubricantes y Afines” con el fin de habilitar a otras partidas, genéricas o específicas del gasto de sus presupuestos institucionales, salvo las habilitaciones que se realicen entre o dentro de la indicada partida de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego.

9.6 Se prohíbe, durante el primer semestre del Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a las Partidas de Gasto 2.3.1.6 “Repuestos y accesorios”, 2.3.1.11 “Suministros para mantenimiento y reparación” y 2.3.2.4 “Servicio de mantenimiento, acondicionamiento y reparaciones”, con el fin de habilitar a otras partidas, genéricas o específicas del gasto de sus presupuestos institucionales, salvo las habilitaciones que se realicen entre o dentro de las indicadas partidas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego.

Para el caso de los gobiernos locales, quedan exceptuados de lo dispuesto en el párrafo precedente, únicamente, para habilitar la Partida de Gasto 2.4 “Donaciones y Transferencias”, de sus respectivos presupuestos institucionales, para realizar transferencias financieras a favor de sus Institutos Viales Provinciales (IVP), conforme a lo dispuesto en el acápite iv del literal i) del numeral 13.1 del artículo 13 de la presente ley.

9.7 Se prohíbe, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a las Partidas de Gasto 2.3.2 2.1 “Servicios de energía eléctrica, agua y gas” y 2.3.2 2.2 “Servicios de telefonía e internet”, con el fin de habilitar a otras partidas, genéricas o específicas del gasto de sus presupuestos institucionales, salvo las habilitaciones que se realicen entre o dentro de las indicadas partidas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego. Para efecto de las referidas habilitaciones, las mencionadas entidades quedan exceptuadas de la restricción prevista en el literal a) del artículo 33 de la presente ley e inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

9.8 Se prohíbe, durante el Año Fiscal 2025, al Ministerio de Salud, el Instituto Nacional de Salud, el Instituto Nacional de Enfermedades Neoplásicas, el Ministerio de Defensa y el Ministerio del Interior, a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a las Partidas de Gasto 2.3.1 8 “Suministros Médicos”, 2.5.4 1. 1 1 “Impuestos” y 2.4.1 2.1 98 “A otros organismos internacionales de la salud - suministros médicos”, así como a los gobiernos regionales con cargo a la Partida de Gasto 2.3.1 8 “Suministros Médicos”, con el fin de habilitar a otras partidas de gasto; salvo las modificaciones presupuestarias en el nivel funcional programático que se realicen dentro o entre las indicadas partidas de gasto, para lo cual se exceptúa al Ministerio de Salud, al Instituto Nacional de Salud, al Instituto Nacional de Enfermedades Neoplásicas y a los gobiernos regionales de lo establecido en el literal a) del artículo 33 de la presente ley y en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con el Numeral 3 de la Quinta Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, para efectos de lo dispuesto en la citada disposición, el Ministerio de Salud queda exceptuado de lo dispuesto en el presente numeral.

9.9 Se prohíbe, durante el Año Fiscal 2025, al Instituto Nacional de Defensa Civil (INDECI) y a los gobiernos regionales a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a la Partida de Gasto 2.2.2 3 “Entrega de bienes y servicios” correspondiente a la adquisición de bienes de ayuda humanitaria del Programa Presupuestal 0068: Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres, con el fin de habilitar a otras partidas o genéricas del gasto de sus presupuestos institucionales, salvo las habilitaciones que se realicen dentro de la indicada partida de gasto para la adquisición de los bienes de ayuda humanitaria, en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego.

Los gobiernos regionales quedan exceptuados de lo establecido en el párrafo precedente en el caso de la atención de desastres en los niveles 4 y 5 a los que se refiere el artículo 43 del Reglamento de la Ley Nº 29664, Ley que crea el Sistema Nacional de Gestión de Riesgo de Desastres, aprobado por Decreto Supremo Nº 048-2011-PCM, y que cuenten con declaratoria de estado de emergencia por desastre o peligro inminente por la autoridad competente, pudiendo efectuar modificaciones presupuestarias en el nivel funcional programático sólo hasta por el dos por ciento (2%) de los recursos asignados en la Partida de Gasto 2.2.2 3 “Entrega de bienes y servicios”, para financiar, exclusivamente, el servicio de transporte de bienes de ayuda humanitaria, y servicios de estiba y desestiba, asociados a la Partida de Gasto 2.3.2 7.11 2 “Transporte y traslado de carga, bienes y materiales”.

9.10 Se prohíbe, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales a realizar modificaciones presupuestarias en el nivel funcional programático con el fin de efectuar anulaciones con cargo a los créditos presupuestarios de la “Actividad: 5006144 Atención de Actividades de Emergencia”, bajo responsabilidad del titular del pliego, salvo las anulaciones que se realicen para habilitar a otras unidades ejecutoras dentro del mismo pliego en la misma actividad, así como las anulaciones de recursos habilitados en el marco del artículo 53 de la presente ley.

9.11 Se prohíbe, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional y los gobiernos regionales a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos asignados en su presupuesto institucional en las finalidades “Pago de las asignaciones por tipo y ubicación de institución educativa”, “Pago de la asignación por jornada de trabajo adicional y asignación por cargo de mayor responsabilidad”, y “Pago de beneficios sociales de docentes y auxiliares de educación básica y técnico productiva”, con el fin de habilitar otras finalidades de sus presupuestos institucionales, salvo las habilitaciones que se realicen dentro de la misma finalidad entre las unidades ejecutoras del mismo pliego.

9.12 Se prohíbe, durante el Año Fiscal 2025, al Ministerio de Salud y a las unidades ejecutoras de salud de los gobiernos regionales a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a las Específicas de Gasto 2.1.1 3.1 3 “Personal SERUMS” y 2.3.2 7.5 7 “Internos de medicina y odontología”, con el fin de habilitar a otras partidas, genéricas o específicas del gasto.

9.13 Durante el Año Fiscal 2025, las Partidas de Gasto siguientes: 2.3.2.7.1 “Servicios de Consultorías y Similares Desarrollados Por Personas Jurídicas”, 2.3.2.7.2 “Servicios de Consultorías y Similares Desarrollados por Personas Naturales”, 2.3.2.2.4 “Servicio de Publicidad, Impresiones, Difusión e Imagen Institucional” y 2.3.2.7.11.99 “Servicios Diversos” del presupuesto institucional de los pliegos presupuestarios del Gobierno Nacional, gobiernos regionales y gobiernos locales, no pueden ser habilitadas salvo las habilitaciones que se realicen entre o dentro de las indicadas partidas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego.

9.14 Se prohíbe, durante el Año Fiscal 2025, a los pliegos Ministerio del Interior, Ministerio Público, Ministerio de Justicia y Derechos Humanos y Poder Judicial a efectuar modificaciones presupuestarias en el nivel funcional programático con el fin de efectuar anulaciones con cargo a la Finalidad “0404080 Resolver con celeridad casos en flagrancia en distritos con alta incidencia”, bajo responsabilidad del titular del pliego, salvo las anulaciones que se realicen para habilitar a otras unidades ejecutoras dentro del mismo pliego en la misma actividad o acción de inversión u obra, según corresponda.

9.15 Se prohíbe, durante el Año Fiscal 2025, al pliego Instituto Nacional Penitenciario a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a las partidas de gasto 2.3.2 7.11.5 “Servicios de alimentación de consumo humano”, con el fin de habilitar otras partidas, genéricas o específicas del gasto de su presupuesto institucional, salvo las habilitaciones que se realicen entre unidades ejecutoras del mismo pliego.

9.16 Las anulaciones a las respectivas partidas de gasto que se realicen en el marco del presente artículo no pueden ser materia de demandas adicionales durante la fase de Ejecución Presupuestaria.(*)

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se exceptúa de manera excepcional durante el Año Fiscal 2025 a los gobiernos regionales de lo establecido en el inciso 3 y los literales b) y c) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y del numeral 11.3 del artículo 11 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, para la habilitación de las partidas de gasto 2. 1. 1. 13. 1 2 “Contrato Administrativo de Servicios - Transitorio”; 2. 1. 3. 1. 1. 15 “Contribuciones a Essalud de Contrato Administrativo de Servicios” y 2.1.1.9.1.4 “Aguinaldos de Contrato Administrativo de Servicios” para la contratación de personal temporal bajo el régimen del Decreto Legislativo 1057 para la formulación y ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones. Para tal fin, se exonera del numeral 9. 1 y 9.3 del presente artículo y del primer párrafo del artículo 20 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, así como también del artículo 6 de la Ley 31069. Las referidas modificaciones presupuestarias se aprueban, bajo responsabilidad, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normativa vigente.

(*) De conformidad con el Numeral 1 de la Décima Cuarta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, para efectos de las modificaciones presupuestarias a las que se refiere el numeral precedente e la citada disposición, el Ministerio de Educación, sujeto a su disponibilidad presupuestaria, queda exonerado de lo dispuesto por los numerales 9.1, 9.2 y 9.4 del presente artículo y el artículo 11 de la Ley 32185, así como de los incisos 3 y 4 del numeral 48.1 del artículo 48 y el numeral 49.1 del artículo 49 del Decreto Legislativo 1440, según corresponda.

(*) De conformidad con el Artículo 4 de la Ley Nº 32263, publicada el 20 marzo 2025, se exonera al Ministerio Público de lo establecido en el presente artículo, para la implementación de la nueva escala.

(*) De conformidad con el Numeral 1 de la Primera Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, se autoriza, excepcionalmente durante el Año Fiscal 2025, al Pliego 024 Tribunal Constitucional para realizar modificaciones presupuestarias en el nivel funcional y programático, con cargo a los recursos de las partidas de gasto 2.1.1 Retribuciones y complementos en efectivo y 2.1.3 Contribuciones a la seguridad social para financiar los gastos necesarios para la gestión y operatividad institucional. Para tal efecto, el Tribunal Constitucional queda exonerado de lo dispuesto en los numerales 9.1 y 9.4 del presente artículo. Dichas modificaciones presupuestarias se autorizan mediante resolución del titular del pliego previa opinión favorable de la Oficina de Presupuesto y de la Oficina de Recursos Humanos o las que hagan sus veces. Las partidas de gasto, materia de anulación en las modificaciones presupuestarias que se realicen en el marco de la citada disposición, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria. Asimismo, la aplicación de lo establecido no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad.

(*) De conformidad con el Numeral 2.1 del Artículo 2 de la Ley Nº 32386, publicada el 14 junio 2025, se exonera, excepcional y temporalmente al Ministerio del Interior, de la aplicación de los numerales 9.5, 9.6, 9.8 y 9.10 del presente artículo. Las modificaciones presupuestarias que se efectúen en el marco de lo dispuesto en el citado artículo solo se orientan al Programa Presupuestal 0030 “Reducción de delitos y faltas que afectan la seguridad ciudadana”, con la finalidad de optimizar la gestión del sector y enfrentar el estado de emergencia decretado por la inseguridad ciudadana. La citada ley tiene vigencia de ciento ochenta días calendario contados a partir de su entrada en vigor.

(*) De conformidad con la Novena Disposición Complementaria Final de la Ley Nº 32394, publicada el 29 junio 2025, se autoriza excepcionalmente durante el año fiscal 2025, al Jurado Nacional de Elecciones para realizar modificaciones presupuestales en el nivel funcional y programático con cargo a los saldos generados en el presupuesto otorgado mediante Decreto Supremo 038-2025-EF de la Genérica del gasto 2.1, para financiar la contratación de bienes y servicios, así como, el equipamiento que sea estrictamente necesario para la implementación de las actividades programadas en el marco del proceso de Elecciones Generales 2026, quedando exonerado de lo dispuesto en los incisos 3 y 4 del numeral 48.1 y de lo establecido en los numerales 9.1 y 9.4 del presente artículo, previo informe favorable de la oficina de presupuesto o la que haga sus veces en el pliego.

(*) De conformidad con el Numeral 4.1 del Artículo 4 de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el Año Fiscal 2025, al Ministerio de Justicia y Derechos Humanos, a realizar modificaciones presupuestarias en el nivel funcional programático, hasta por la suma de S/ 17 452 979,00 (DIECISIETE MILLONES CUATROCIENTOS CINCUENTA Y DOS MIL NOVECIENTOS SETENTA Y NUEVE Y 00/100 SOLES), para financiar la gestión y fortalecimiento de la política criminológica, acceso a la justicia y los gastos asociados a la lucha contra la delincuencia y el crimen organizado. Para efectos de lo dispuesto en el citado numeral, el Ministerio de Justicia y Derechos Humanos queda exceptuado de lo dispuesto en los numerales 9.1, 9.3, 9.4 y 9.14 del presente artículo.

(*) De conformidad con el Numeral 5.2 del Artículo 5 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo dispuesto en el numeral precedente al citado numeral, el Instituto Nacional Penitenciario, la Superintendencia Nacional de los Registros Públicos y la Procuraduría General del Estado quedan exceptuados de lo dispuesto en los numerales 9.1, 9.3 y 9.4 del presente artículo 9.

(*) De conformidad con el Numeral 6.2 del Artículo 6 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo dispuesto en el numeral precedente, el Ministerio de Desarrollo e Inclusión Social queda exceptuado de lo establecido en los numerales 9.1, 9.2, 9.3 y 9.4 del presente artículo. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del presente artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el citado numeral no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados en el marco del citado artículo no puedenser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

(*) De conformidad con el Numeral 7.2 del Artículo 7 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo señalado en el numeral precedente del citado numeral, el Ministerio del Ambiente y el Instituto Geofísico Perú quedan exceptuados de lo dispuesto en los numerales 9.1, 9.3, 9.4 y 9.14 presente artículo. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del citado artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el numeral precedente al citado numeral no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados en el marco del citado artículo no pueden ser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

(*) De conformidad con el Numeral 16.2 del Artículo 16 de la Ley Nº 32416, publicada el 01 agosto 2025, para la aplicación de lo mencionado en el numeral anterior al citado numeral, se autoriza al Ministerio de Desarrollo e Inclusión Social (MIDIS) a realizar modificaciones en el nivel funcional programático, para lo cual queda exceptuado de lo establecido en los numerales 9.3 y 9.4 del presente artículo.

(*) De conformidad con el Numeral 1 de la Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza al Ministerio de Relaciones Exteriores a incrementar, mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Relaciones Exteriores, a propuesta de este último, la nueva Remuneración por Categoría del Servicio Diplomático de la República. Para tal efecto, el referido personal queda exonerado de las prohibiciones contenidas en la Ley Nº 28212 y el Decreto de Urgencia Nº 038-2006. Dichas medidas se aplicarán, según correspondan, a los pensionistas del régimen de pensiones del Servicio Diplomático de la República en el marco del presente Capítulo y la Ley Nº 28091. El incremento a que se hace referencia el citado numeral se implementa a partir del 15 de diciembre de 2025. Para tal efecto, se exonera al Ministerio de Relaciones Exteriores de lo establecido en el presente artículo. La implementación de lo dispuesto en la presente disposición, se financiará con cargo a su presupuesto institucional sin demandar recursos adicionales al Tesoro Público.

(*) De conformidad con la Décima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, durante el año fiscal 2025, se exceptúa de manera excepcional a los gobiernos regionales de lo dispuesto en el inciso 3 y en los literales b) y c) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como del numeral 11.3 del artículo 11 de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, con el objetivo de habilitar la partida de gasto 2.1.41.17 “Gastos por las Vacaciones Truncas del Personal CAS”, en concordancia con la undécima Disposición Complementaria Final de la ley Nº 32260, Ley que reconoce y premia a los deportistas medallistas de las diversas competencias deportivas de nivel internacional y dicta excepcionalmente medidas de carácter presupuestal. Para tal efecto, también se exonera del numeral 9.1 y 9.3 del presente artículo. Las modificaciones presupuestarias correspondientes deberán aprobarse bajo responsabilidad y con previa opinión favorable de la oficina de presupuesto correspondiente, conforme a la normativa vigente.

(*) De conformidad con el Numeral 2 de la Décima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para la implementación de lo señalado en el numeral 1 de la citada disposición, se exceptúa al Ministerio de Vivienda, Construcción y Saneamiento de lo establecido en el presente artículo.

(*) De conformidad con el Numeral 1 de la Vigésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el Año Fiscal 2025, al Ministerio de Salud, a realizar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de las partidas de gasto 2.1.1 Retribuciones y complementos en efectivo y 2.1.3 Contribuciones a la seguridad social, para financiar los gastos necesarios para la gestión y operatividad de las entidades, en cumplimiento de sus funciones establecidas en la normatividad vigente. Para tal efecto, el Ministerio de Salud queda exonerado de lo dispuesto en los numerales 9.1 y 9.4 del presente artículo. Dichas modificaciones presupuestarias se autorizan mediante Resolución del Titular del pliego previa opinión favorable de la Oficina de Presupuesto y de la Oficina de Recursos Humanos del pliego o las que hagan sus veces.

(*) De conformidad con la Trigésima Octava Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, al pliego Gobierno Regional de Loreto para efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional del año fiscal 2025 y sin demandar mayores recursos al Tesoro Público, hasta por la suma de S/ 27 000 000,00 (VEINTISIETE MILLONES Y 00/100 SOLES), para financiar la creación de 2,351 plazas de personal administrativo bajo la modalidad de Contrato Administrativa de Servicios (CAS), en las Instituciones Educativas de Educación Básica Regular, Institutos y Escuelas de Educación Superior Públicos, así como en las sedes administrativas de las Unidades de Gestión Educativa Local de la región. La Dirección de Gestión Fiscal de Recursos Humanos del Ministerio de Economía y Finanzas efectúa el registro de los códigos correspondientes en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público. El Gobierno Regional de Loreto queda exceptuado de lo dispuesto de los numerales 9.1 y 9.3 del presente artículo, según corresponda, para efectos de aprobar las modificaciones presupuestarias que resulten necesarias para la aplicación de lo dispuesto en la citada disposición. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del presente artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad.

(*) De conformidad con la Cuadragésima Quinta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza a la Oficina Nacional de Procesos Electorales a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los saldos no utilizados de los recursos transferidos mediante el Decreto Supremo Nº 038-2025-EF, correspondiente a la genérica de gasto 2.6 “Adquisición de Activos No Financieros”, para financiar la emisión de la Franja Electoral, la habilitación de las ODPE y Centro de Cómputo, la capacitación electoral del personal de las ODPE, la difusión de la información electoral a la ciudadanía, y el ensamblaje de material electoral para el proceso de Elecciones Generales 2026. Para dicho efecto, la Oficina Nacional de Procesos Electorales queda exonerada de lo dispuesto en el numeral 9.13 del presente artículo, previa opinión favorable de la Oficina de Presupuesto o la que haga sus veces en el pliego. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias que se realicen en el marco del presente artículo no serán materia de demandas adicionales en la fase de ejecución presupuestaria.

(*) De conformidad con la Cuadragésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, al Ministerio Público a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional por las partidas de gasto 2.1.1 “Retribuciones y complementos en efectivo” y 2.1.3 “Contribuciones a la seguridad social”, hasta por la suma de S/ 25 034 816,00 (VEINTICINCO MILLONES TREINTA Y CUATRO MIL OCHOCIENTOS DIECISÉIS Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios, destinados a financiar gastos asociados al control, investigación y sanción producto de las acciones desarrolladas contra la delincuencia y el crimen organizado. Para tal efecto, el Ministerio Público queda exonerado de lo dispuesto en los numerales 9.1 y 9.4 del presente artículo.

(*) De conformidad con la Cuadragésima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, al Ministerio Público, durante el año fiscal 2025, el cambio de categoría ocupacional al personal administrativo del Ministerio Público—Asistente en Función Fiscal, a fin de que sea incorporado de la categoría Técnico 6 a la categoría profesional 5, para lo cual se modifica el Clasificador de Cargos de la entidad. Para su financiamiento, durante el año fiscal 2025, la implementación de lo dispuesto se financia con cargo al presupuesto asignado a la plaza que ocupa actualmente el personal Asistente en Función Fiscal sujeto al cambio de categoría ocupacional, la diferencia económica entre la categoría actual y la nueva categoría ocupacional se financia con cargo al presupuesto del Ministerio Público, sin demandar recursos adicionales al tesoro público. Para la aplicación de lo dispuesto, el Ministerio Público, en cuanto corresponda, queda exonerado de las restricciones previstas en el presente artículo. Las plazas deben encontrarse registradas en el aplicativo informático para el Registro Centralizado de Planillas y de Datos de Recursos Humanos del Sector Público a cargo de la Dirección General de Gestión de Recursos Públicos del Ministerio de Economía y Finanzas. Asimismo, se autoriza las modificaciones presupuestarias en el nivel institucional del Ministerio Público, con cargo al financiamiento previsto en el presupuesto institucional, con el objeto de atender los gastos que involucran las acciones de personal a que se refiere la citada disposición. Se autoriza a las entidades comprendidas en la presente ley para modificar el Cuadro para Asignación de Personal Provisional (CAP-P) y aprobar el Presupuesto Analítico de Personal (PAP), en tanto no se apruebe el Cuadro de Puestos de la Entidad (CPE), para la implementación de lo dispuesto en la citada disposición.

(*) De conformidad con la Sexagésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa a las universidades públicas de lo establecido en el artículo 6 de la presente Ley, con la finalidad de implementar el otorgamiento de los beneficios laborales para docentes ordinarios de universidades públicas a que se refieren los artículos 96-A, 96-B y 96-C de la Ley Nº 30220 y modificatoria, con cargo a los recursos de sus respectivos presupuestos institucionales. Para este fin, las universidades públicas correspondientes, quedan autorizadas a efectuar las modificaciones presupuestarias en el nivel funcional programático que resulten necesarias, quedando exceptuadas de lo dispuesto en el presente artículo.

(*) De conformidad con el Numeral 4.2 del Artículo 4 de la Ley Nº 32432, publicada el 09 septiembre 2025, para la aplicación de lo establecido en el presente artículo, se exceptúa al Ministerio Público de lo establecido en el artículo 6 de la presente norma, así como de las restricciones establecidas en el presente artículo y la que correspondiere al año fiscal 2026.

Artículo 10. Medidas en materia de bienes y servicios

10.1 Durante el Año Fiscal 2025, los viajes al exterior de los servidores o funcionarios públicos y representantes del Estado con cargo a recursos públicos deben realizarse en categoría económica, pudiendo exceptuarse a los funcionarios señalados en el artículo 52 de la Ley Nº 30057, Ley del Servicio Civil, siempre que el tiempo de viaje sea mayor a ocho (8) horas o cuando la estancia sea menor a cuarenta y ocho (48) horas.

La autorización para viajes al exterior de las personas señaladas en el párrafo precedente se aprueba conforme a lo establecido en la Ley Nº 27619, Ley que regula la autorización de viajes al exterior de servidores y funcionarios públicos, y sus normas reglamentarias.

10.2 Se establece que el monto máximo por concepto de honorarios mensuales es el tope de ingresos señalado en el artículo 2 del Decreto de Urgencia Nº 038-2006 para la contratación por locación de servicios que se celebre con personas naturales, de manera directa o indirecta, y para la contratación bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057. Dicho monto máximo no es aplicable para la contratación de abogados y peritos independientes para la defensa del Estado en el exterior, así como para el personal contratado en el marco de la Ley Nº 29806, Ley que regula la contratación de personal altamente calificado en el Sector Público y dicta otras disposiciones, y sus normas complementarias.

10.3 En ningún caso, el gasto mensual por servicios de telefonía móvil, servicio de comunicaciones personales (PCS) y servicio de canales múltiples de selección automática (troncalizado) puede exceder al monto resultante de la multiplicación del número de equipos por S/ 120,00 (CIENTO VEINTE Y 00/100 SOLES). Se considera, dentro del referido monto, el costo por el alquiler del equipo, así como al valor agregado al servicio, según sea el caso. Lo señalado no aplica para los contratos suscritos antes de la entrada en vigencia de la presente ley.

La oficina general de administración de la entidad o la que haga sus veces, establece, mediante directiva, los montos que se cubren por equipo sujeto al gasto mensual antes señalado.

La diferencia de consumo en la facturación es abonada por el funcionario o servidor que tenga asignado el equipo conforme al procedimiento que se establezca en la mencionada directiva. No puede asignarse más de un equipo por persona. Al Presidente de la República, titulares de los poderes del Estado y ministros, no les son aplicables las restricciones de gasto señaladas en el primer párrafo del presente numeral.

10.4 La adquisición de los vehículos automotores se realiza con cargo a los recursos del presupuesto institucional de las entidades respectivas exclusivamente para la implementación de las intervenciones a su cargo o para la renovación de los vehículos automotores que tengan una antigüedad igual o superior a diez (10) años, por cualquier fuente de financiamiento y conforme a la normatividad vigente, sin demandar recursos adicionales al Tesoro Público.

La adquisición de los vehículos automotores a la que se refiere el presente numeral solo puede efectuarse previa autorización del titular del pliego mediante resolución de dicha autoridad, la misma que se publica en la sede digital de la entidad respectiva. Esta facultad del titular del pliego es indelegable. Las entidades bajo los alcances del presente numeral deben remitir, semestralmente, a la Contraloría General de la República y a la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República, una copia de las resoluciones del titular del pliego emitidas conforme a lo establecido en el presente párrafo.

10.5 En materia de uso de vehículos, se establece que para altos funcionarios en actividad, la asignación exclusiva de vehículos automotores, en el caso de las entidades del Poder Ejecutivo es únicamente para uso oficial de los ministros, viceministros, secretarios generales, jefes de gabinete y para los titulares de entidad; en el caso de las universidades públicas es únicamente para uso oficial del rector; y, en el caso de los gobiernos regionales y los gobiernos locales es únicamente para uso oficial del gobernador regional y el alcalde, respectivamente.

Para el resto de personal de las entidades del Poder Ejecutivo, universidades públicas, gobiernos regionales y gobiernos locales, pueden hacer uso de los vehículos automotores de la flota de la respectiva entidad para el cumplimiento de sus funciones.

Las entidades constitucionalmente autónomas adoptan medidas de austeridad en materia de uso de vehículos, las cuales deben ser aprobadas mediante resolución de su titular, dentro de los diez (10) días hábiles siguientes contados a partir de la vigencia de la presente norma. Dicha resolución se publica en la sede digital de las referidas entidades.

10.6 Medidas para limitar gastos no críticos y uso eficiente de los recursos de las entidades:

1. Se dispone que el gasto devengado a nivel de pliego para el Año Fiscal 2025, por toda fuente de financiamiento, no puede incrementarse en más del monto devengado al cierre del Año Fiscal 2024 en los pliegos del Gobierno Nacional, en las específicas del gasto siguientes:

a) En materia de gastos en telefonía celular y comunicación por radio-celular (función de radio troncalizado digital): Específica del gasto 2.3.2.2.2 1 “Servicio de telefonía móvil”.

b) En materia de gastos de viajes al interior y exterior del país y comisión de servicios de funcionarios y servidores del Sector Público: Específicas del gasto 2.3.2.1.1 “Viajes internacionales” y 2.3.2.1.2 “Viajes domésticos”, con excepción de los gastos que se efectúen por comisión de servicios en el ámbito nacional para las acciones en el marco de la gestión del riesgo de desastres, implementación de los Centros de Mejor Atención al Ciudadano, conflictos sociales, gastos de fiscalización y recojo de información tales como los efectuados por el Instituto Nacional de Estadística e Informática (INEI) y la Superintendencia Nacional de Aduanas y de Administración Tributaria (SUNAT), y los gastos efectuados por acciones de promoción de importancia para el Perú que realice el Ministerio de Comercio Exterior y Turismo, la Comisión de Promoción del Perú para la Exportación y el Turismo - PROMPERÚ, el Ministerio de Comercio Exterior y Turismo, el Ministerio de Relaciones Exteriores, la Agencia de Promoción de la Inversión Privada (Proinversión) y el Despacho Presidencial. Asimismo, se exceptúan los gastos efectuados para las actividades relacionadas al proceso de adhesión del Perú a la Organización para la Cooperación y el Desarrollo Económicos - OCDE, de acuerdo al Decreto Supremo Nº 041-2023-PCM, las acciones en materia de oferta peruana de cooperación a cargo de la Agencia Peruana de Cooperación Internacional (APCI), las acciones asociadas a la lucha contra la delincuencia y el crimen organizado y las actividades relacionadas a la defensa del Estado en tribunales internacionales, incluyendo los tribunales arbitrales, y las acciones de promoción y supervisión a cargo de la Agencia Peruana de Cooperación Internacional (APCI).

c) En materia de adquisición de uniformes y vestuario: Específicas del gasto 2.3.1.2.1 1 “Vestuario, accesorios y prendas diversas, 2.3.1.2.1 2 “Textiles y acabados textiles” y 2.3.1.2.1 3 “Calzado”, salvo los correspondientes al personal militar; policial; de seguridad del Instituto Nacional Penitenciario (INPE); de la Intendencia Nacional de Bomberos del Perú (INBP); médico; enfermeras; niñas, niños, adolescentes, adultos mayores y personas con discapacidad a cargo del Programa Integral Nacional para el Bienestar Familiar - INABIF y el Consejo Nacional para la Integración de la Persona con Discapacidad - CONADIS; para el uso de los enfermos en los centros hospitalarios y personal asistencial de salud; para la adquisición de uniformes para los estudiantes del Modelo de servicio educativo para la atención de estudiantes con habilidades sobresalientes y alto desempeño académico, deportivo y/o artístico; y, los que se otorguen en cumplimiento de los convenios suscritos en el marco de la negociación colectiva a que se refiere la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

d) En materia de publicidad, impresiones, difusión, e imagen institucional: Específicas del gasto 2.3.2.2.4 1 “Servicio de Publicidad” y 2.3.2.2.4 3 “Servicios de imagen institucional”, con excepción de los gastos que se efectúen para las acciones de promoción de importancia para el Perú que realice la Comisión de Promoción del Perú para la Exportación y el Turismo - PROMPERÚ y el Ministerio de Relaciones Exteriores.

e) El gasto por consumo de combustible en cada entidad: Específica del gasto 2.3.1.3.1.1 “Combustibles y carburantes”. Lo dispuesto no es de aplicación al Ministerio de Relaciones Exteriores y a los vehículos destinados a la seguridad ciudadana, la función policial, la defensa nacional, la atención de emergencias en salud, la gestión del riesgo de desastres, el transporte estudiantil, la atención, cuidado y protección de niñas, niños y adolescentes sin cuidados parentales o en riesgo de perderlos, la prevención de incendios y accidentes, la fiscalización tributaria y la investigación realizada por fiscales.

f) En materia de seminarios, talleres organizados por la Institución y atenciones y celebraciones: Específicas del gasto 2.3.2.7.10.1 “Seminarios, talleres y similares organizados por la Institución”, 2.3.2.7.10.2 “Atenciones oficiales y celebraciones institucionales” y 2.3.2.7.10.99 “Otras atenciones y celebraciones”, con excepción de los gastos que se efectúen para las acciones de promoción de importancia para el Perú que realice la Comisión de Promoción del Perú para la Exportación y el Turismo - PROMPERÚ y la Agencia Peruana de Cooperación Internacional (APCI), así como los gastos derivados de la organización de los eventos internacionales a cargo del Ministerio de Relaciones Exteriores.

g) En materia de consultorías y similares desarrollados por personas naturales y jurídicas: Específicas del gasto 2.3.2.7.1 “Servicios de consultorías y similares desarrollados por personas jurídicas” y 2.3.2.7.2 “Servicios de consultorías y similares desarrollados por personas naturales”, a excepción de los gastos efectuados por la Agencia de Promoción de la Inversión Privada (PROINVERSIÓN).

2. En el caso que, el Presupuesto Institucional de Apertura del Año Fiscal 2025 de las entidades del Gobierno Nacional, supere el límite establecido en el inciso 1 del presente numeral, se considera como límite de gasto el monto señalado en el Presupuesto Institucional de Apertura del Año Fiscal 2025. Asimismo, en el caso que no se haya efectuado gasto en el Año Fiscal 2024 en las específicas del gasto listadas en los literales a) al g) del inciso precedente, o el devengado de dichas específicas del referido año sea mayor que el Presupuesto Institucional de Apertura (PIA) del Año Fiscal 2025, el límite de gasto del Año Fiscal 2025 corresponde al Presupuesto Institucional de Apertura (PIA) del Año Fiscal 2025.

3. Excepcionalmente, el límite de gasto establecido en el inciso 1 del presente numeral puede ser incrementado mediante resolución del Titular de la entidad, y se publica en su sede digital; y corresponderá al Titular del Sector sustentar ante la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República dentro del mes inmediato siguiente a la fecha en la que se apruebe el incremento de dicho límite, respecto a los gastos devengados durante el presente Año Fiscal. En caso de que luego de la sustentación señalada en el presente inciso, se continúe incrementando el límite del gasto establecido en el inciso 1 del presente numeral, corresponderá nuevamente al Titular del Sector la referida sustentación ante la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República.(*)

(*) De conformidad con la Décima Disposición Complementaria Final de la Ley Nº 32394, publicada el 29 junio 2025, se autoriza excepcionalmente, al Jurado Nacional de Elecciones para realizar modificaciones presupuestarias en el nivel funcional y programático con cargo a los saldos que se generen de los recursos transferidos mediante Decreto Supremo 019-2025- EF, para financiar la contratación de personal y adquisición de bienes y servicios para la realización del proceso electoral establecido en el Decreto Supremo 039-2025-PCM, Elecciones Generales 2026. Para tal efecto, queda exonerado de lo dispuesto en el artículo 3 del Decreto Supremo 019-2025-EF y en el inciso 10.6 del presente artículo.

Artículo 11. Medidas en gastos de inversiones y proyectos

11.1 Se dispone que, para efectos de que las entidades del Gobierno Nacional, los gobiernos regionales y gobiernos locales puedan efectuar anulaciones con cargo a los recursos de los proyectos de inversión, las inversiones de optimización, de ampliación marginal, de rehabilitación y de reposición (IOARR) y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones, se requiere opinión previa favorable de la oficina de programación multianual de inversiones y de la oficina de presupuesto de la entidad, o quienes hagan sus veces.

Además, para el caso de los proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, se dispone que, para efectos de que las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales puedan efectuar anulaciones con cargo a los recursos de dichos proyectos, se requiere opinión previa favorable de la oficina de presupuesto de la entidad, o quien haga sus veces.

11.2 No se pueden anular recursos de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones por liquidar y/o con avance financiero mayor al noventa por ciento (90%) respecto a su costo actualizado. En caso se encuentren cerrados y registren su Formato Nº 09 “Registro del cierre de inversión” en el Banco de Inversiones o se encuentren en controversia o arbitraje y dicha información se encuentre registrada en el Formato Nº 12-B “Seguimiento a la ejecución de inversiones”, quedan exceptuados del presente numeral.

11.3 La habilitación de todo crédito presupuestario con cargo a las anulaciones referidas en el numeral 11.1 puede efectuarse a favor de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, siempre que cuenten con expediente técnico o documento equivalente aprobado o aquellas inversiones que se ejecutarán mediante el mecanismo de Obras por Impuestos que se encuentren en condición de viables o aprobadas para el inicio de la etapa de ejecución. Para tal efecto, la oficina de programación multianual de inversiones y/o la oficina de presupuesto de la entidad, o las que hagan sus veces, según corresponda, verifican las condiciones establecidas en el presente numeral. Para el caso de los gobiernos locales pueden habilitar créditos presupuestarios con cargo a las anulaciones referidas en el numeral 11.1 a favor de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, así como para estudios de pre inversión.

La habilitación de todo crédito presupuestario con cargo a las anulaciones referidas en el numeral 11.1 puede efectuarse siempre que el pliego presupuestario cuente con recursos en la Asignación Presupuestaria Multianual y/o corresponde a inversiones o actividades de operación y/o mantenimiento que se ejecuten parcial o totalmente en los años fiscales siguientes emitida en el marco de la Ley N° 29230, para garantizar la continuidad de la ejecución de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, hasta su culminación.

Excepcionalmente, los pliegos pueden realizar modificaciones presupuestarias en el nivel funcional programático para financiar los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones que no cuenten con expediente técnico o documento equivalente, siempre que los costos de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones que se habiliten no sea más del veinte por ciento (20%) de la cartera financiada con el Presupuesto Institucional de Apertura (PIA) 2025.(*)

(*) De conformidad con la Novena Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se autoriza excepcionalmente a los gobiernos regionales durante el año fiscal 2025, a realizar modificaciones presupuestarias en el nivel funcional programático que habiliten no más del 6% del Presupuesto Institucional de Apertura (PIA) 2025 de la cartera de proyectos del pliego, para el financiamiento de la elaboración de expedientes técnicos o documentos equivalentes de proyectos de inversión, las IOARR y programas de inversión, exceptuándose del párrafo 3, presente numeral.

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se exceptúa de manera excepcional durante el Año Fiscal 2025 a los gobiernos regionales de lo establecido en el inciso 3 y los literales b) y c) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y del presente numeral, para la habilitación de las partidas de gasto 2. 1. 1. 13. 1 2 “Contrato Administrativo de Servicios - Transitorio”; 2. 1. 3. 1. 1. 15 “Contribuciones a Essalud de Contrato Administrativo de Servicios” y 2.1.1.9.1.4 “Aguinaldos de Contrato Administrativo de Servicios” para la contratación de personal temporal bajo el régimen del Decreto Legislativo 1057 para la formulación y ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones. Para tal fin, se exonera del numeral 9. 1 y 9.3 del artículo 9 y del primer párrafo del artículo 20 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, así como también del artículo 6 de la Ley 31069. Las referidas modificaciones presupuestarias se aprueban, bajo responsabilidad, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normativa vigente.

(*) De conformidad con la Décima Sexta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, para efecto de lo señalado en la referida disposición, el Pliego Ministerio de Salud queda exceptuado de lo dispuesto en el presente numeral.

(*) De conformidad con el Numeral 2.1 del Artículo 2 de la Ley Nº 32386, publicada el 14 junio 2025, se exonera, excepcional y temporalmente al Ministerio del Interior, de la aplicación del presente numeral. Las modificaciones presupuestarias que se efectúen en el marco de lo dispuesto en el citado artículo solo se orientan al Programa Presupuestal 0030 “Reducción de delitos y faltas que afectan la seguridad ciudadana”, con la finalidad de optimizar la gestión del sector y enfrentar el estado de emergencia decretado por la inseguridad ciudadana. La citada ley tiene vigencia de ciento ochenta días calendario contados a partir de su entrada en vigor.

(*) De conformidad con el Numeral 3.5 del Artículo 3 de la Ley Nº 32394, publicada el 29 junio 2025, se exonera, durante el año fiscal 2025, a la Unidad Ejecutora Plan COPESCO Nacional del Ministerio de Comercio Exterior y Turismo de lo dispuesto en el presente párrafo 11.3, con la finalidad de ejecutar inversiones mediante la contratación de ejecución de obras bajo el sistema de entrega de diseño y construcción.

(*) De conformidad con el Numeral 4.2 del Artículo 4 de la Ley Nº 32394, publicada el 29 junio 2025, las transferencias financieras autorizadas en el citado artículo se realizan previa suscripción de convenios. Una vez suscritos los convenios, las transferencias financieras se aprueban mediante resolución del titular del pliego, contando con el informe previo favorable de la oficina de presupuesto del pliego. La resolución del titular del pliego se publica en el diario oficial El Peruano. En el marco de la implementación de lo dispuesto en el párrafo 4.1, el Ministerio de Comercio Exterior y Turismo queda exceptuado de lo dispuesto en el presente párrafo 11.3.

(*) De conformidad con el Artículo 5 de la Ley Nº 32394, publicada el 29 junio 2025, en el marco de la implementación de lo dispuesto en la centésima cuadragésima quinta disposición complementaria final de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, el Ministerio de Comercio Exterior y Turismo queda exceptuado de lo dispuesto en el presente párrafo 11.3.

(*) De conformidad con el Numeral 4.1 del Artículo 4 de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el Año Fiscal 2025, al Ministerio de Justicia y Derechos Humanos, a realizar modificaciones presupuestarias en el nivel funcional programático, hasta por la suma de S/ 17 452 979,00 (DIECISIETE MILLONES CUATROCIENTOS CINCUENTA Y DOS MIL NOVECIENTOS

SETENTA Y NUEVE Y 00/100 SOLES), para financiar la gestión y fortalecimiento de la política criminológica, acceso a la justicia y los gastos asociados a la lucha contra la delincuencia y el crimen organizado. Para el caso del financiamiento de los gastos asociados a la lucha contra la delincuencia y el crimen organizado, el Ministerio de Justicia y Derechos Humanos también queda exceptuado del presente numeral.

(*) De conformidad con el Numeral 9.2 del Artículo 9 de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa, para efectos de lo dispuesto en el numeral precedente al citado numeral, los gobiernos regionales y los gobiernos locales quedan exceptuados de lo establecido en el presente numeral.

(*) De conformidad con el Numeral 13.1 del Artículo 13 de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza al Ministerio de Transportes y Comunicaciones a efectuar modificaciones presupuestarias en el nivel funcional programático, para financiar obligaciones que provengan de laudos arbitrales internacionales emitidos por el Centro Internacional de Arreglo de Diferencias Relativas a Inversiones (CIADI), conforme a lo establecido en el artículo 14 de la Ley Nº 28933, Ley que establece el sistema de coordinación y respuesta del Estado en controversias internacionales de Inversión. Para efectos de lo dispuesto en el presente numeral, el Ministerio de Transportes y Comunicaciones queda exceptuado de lo dispuesto en el presente numeral.

(*) De conformidad con el Numeral 15.2 del Artículo 12 de la Ley Nº 32416, publicada el 01 agosto 2025, las transferencias autorizadas en el numeral precedente al citado numeral se aprueban mediante resolución del titular, previo informe favorable de su oficina de presupuesto o la que haga de sus veces en el pliego, y se publica en el diario oficial El Peruano. En el marco de la implementación de lo dispuesto en el numeral precedente, el Ministerio de Comercio Exterior y Turismo queda exceptuado de lo dispuesto en el párrafo 11.3 del presente artículo.

(*) De conformidad con la Décima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, durante el año fiscal 2025, se exceptúa de manera excepcional a los gobiernos regionales de lo dispuesto en el presente numeral, con el objetivo de habilitar la partida de gasto 2.1.41.17 “Gastos por las Vacaciones Truncas del Personal CAS”, en concordancia con la undécima Disposición Complementaria Final de la ley Nº 32260, Ley que reconoce y premia a los deportistas medallistas de las diversas competencias deportivas de nivel internacional y dicta excepcionalmente medidas de carácter presupuestal. Para tal efecto, también se exonera del numeral 9.1 y 9.3 del artículo 9, del primer párrafo del artículo 20 de la presente Ley, y del artículo 6 de la Ley 31069. Las modificaciones presupuestarias correspondientes deberán aprobarse bajo responsabilidad y con previa opinión favorable de la oficina de presupuesto correspondiente, conforme a la normativa vigente.

(*) De conformidad con el Numeral 1 de la Cuadragésima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente durante el año fiscal 2025, al Poder Judicial a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional, para financiar el gasto de la planilla del personal activo que cuente con registro en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a la fecha de publicación del presente artículo, previa opinión favorable del Ministerio de Economía y Finanzas. Para tal efecto, queda exonerado de lo dispuesto en el presente numeral.

(*) De conformidad con la Sexagésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa a las universidades públicas de lo establecido en el artículo 6 de la presente Ley, con la finalidad de implementar el otorgamiento de los beneficios laborales para docentes ordinarios de universidades públicas a que se refieren los artículos 96-A, 96-B y 96-C de la Ley Nº 30220 y modificatoria, con cargo a los recursos de sus respectivos presupuestos institucionales. Para este fin, las universidades públicas correspondientes, quedan autorizadas a efectuar las modificaciones presupuestarias en el nivel funcional programático que resulten necesarias, quedando exceptuadas de lo dispuesto en el presente numeral.

11.4 Durante el Año Fiscal 2025, las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales no pueden realizar modificaciones presupuestarias en el nivel institucional con cargo a los recursos de su presupuesto institucional asignados a gastos de capital para el financiamiento de gastos corrientes.

11.5 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional de los gobiernos regionales y los gobiernos locales, hasta por la suma de S/ 2 378 819 911,00 (DOS MIL TRESCIENTOS SETENTA Y OCHO MILLONES OCHOCIENTOS DIECINUEVE MIL NOVECIENTOS ONCE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios.

Los recursos a los que se refiere el párrafo precedente están destinados, exclusivamente, al financiamiento para asegurar la ejecución de los proyectos de inversión y las IOARR en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones a los que se les transfirieron recursos conforme a los artículos 13 y 14 de la Ley Nº 30693, Ley de Presupuesto del Sector Público para el Año Fiscal 2018, a los artículos 13 y 14 de la Ley Nº 30879, Ley de Presupuesto del Sector Público para el Año Fiscal 2019, al artículo 15 de la Ley Nº 30970, Ley que aprueba diversas medidas presupuestarias para coadyuvar a la calidad y la ejecución del gasto público y dicta otras medidas, a los artículos 14 y 15 del Decreto de Urgencia Nº 014-2019, Decreto de Urgencia que aprueba el Presupuesto del Sector Público para el Año Fiscal 2020, al artículo 14 de la Ley Nº 31084, Ley de Presupuesto del Sector Público para el Año Fiscal 2021, al artículo 14 de la Ley Nº 31365, Ley de Presupuesto del Sector Público para el Año Fiscal 2022, al artículo 14 de la Ley Nº 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023, al artículo 11 y la Centésima Décima Octava Disposición Complementaria Final de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, a la Ley Nº 31728, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos en el marco de la reactivación económica a favor de diversos pliegos del Gobierno Nacional, gobiernos regionales y gobiernos locales y dicta otras medidas, al Decreto de Urgencia Nº 070-2020, Decreto de Urgencia para la reactivación económica y atención de la población a través de la inversión pública y gasto corriente ante la emergencia sanitaria producida por el COVID-19, al Decreto de Urgencia Nº 114-2020, Decreto de Urgencia para la reactivación económica a través de la inversión pública, ante la emergencia sanitaria producida por el COVID-19 y que dicta otras medidas, al Decreto Supremo Nº 117-2021-EF, Decreto Supremo que autoriza un Crédito Suplementario y Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2021 a favor del Gobierno Nacional, gobiernos regionales y gobiernos locales, al Decreto de Urgencia Nº 102-2021, Decreto de Urgencia que dicta medidas extraordinarias para la ejecución de gasto público en materia de inversión orientado al financiamiento de proyectos de saneamiento, infraestructura vial y equipamiento urbano, al Decreto Supremo Nº 096-2022-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2022 a favor de la Reserva de Contingencia y de la Reserva de Contingencia a favor de un gobierno regional y diversos gobiernos locales, al Decreto Supremo Nº 159-2022-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2022 a favor de la Reserva de Contingencia y de la Reserva de Contingencia a favor de diversos gobiernos locales, al Decreto Supremo Nº 178-2022-EF, Decreto Supremo que autoriza Transferencias de Partidas a favor de la Reserva de Contingencia y de la Reserva de Contingencia a favor de un gobierno regional y diversos gobiernos locales en el Presupuesto del Sector Público para el Año Fiscal 2022, al Decreto Supremo Nº 139-2022-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2022 a favor de la Reserva de Contingencia y de la Reserva de Contingencia a favor de diversos gobiernos locales, al Decreto Supremo Nº 173-2022-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2022 a favor de diversos gobiernos regionales y gobiernos locales, al Decreto Supremo Nº 025-2023-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2023 a favor de diversos pliegos del Gobierno Nacional, un gobierno regional y un gobierno local, a la Ley Nº 31436, Ley que aprueba Créditos Suplementarios para el financiamiento de mayores gastos de las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales y dicta otras medidas, y a la Ley Nº 31538, Ley que aprueba créditos suplementarios para el financiamiento de los gastos asociados a la emergencia sanitaria producida por la COVID-19 la reactivación económica y otros gastos de las entidades del Gobierno Nacional los gobiernos regionales y los gobiernos locales y dicta otras medidas; de acuerdo con el Anexo I de la presente ley.

Los recursos a los que se refiere el presente numeral no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

11.6 Se autoriza a los gobiernos regionales y gobiernos locales a realizar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos del Anexo I de la presente ley, para el financiamiento de proyectos de inversión y las IOARR bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones, que cuenten con expediente técnico o documento equivalente aprobado, vigente y registrado en el Banco de Inversiones, además de avance financiero en consistencia con los cronogramas de ejecución.

Las modificaciones presupuestarias en el nivel funcional programático a las que se refiere el párrafo precedente se realizan previa opinión favorable de la entidad del Gobierno Nacional que habilitó los recursos para los proyectos de inversión y las IOARR en el marco de las transferencias de recursos efectuadas en los años fiscales 2018, 2019, 2020, 2021, 2022, 2023, y 2024 conforme a los artículos 13 y 14 de la Ley Nº 30693, a los artículos 13 y 14 de la Ley Nº 30879, al artículo 15 de la Ley Nº

30970, al artículo 11 y la Centésima Décima Octava Disposición Complementaria Final de la Ley Nº 31953, a los artículos 14 y 15 del Decreto de Urgencia Nº 014-2019, al artículo 14 de la Ley Nº 31084, al artículo 14 de la Ley Nº 31365, y al artículo 14 de la Ley Nº 31638. En el caso de los recursos transferidos en el marco del Decreto de Urgencia Nº 070-2020, del Decreto de Urgencia Nº 114-2020, del Decreto Supremo Nº 117-2021-EF, del Decreto de Urgencia Nº 102-2021, del Decreto Supremo Nº 096-2022-EF, del Decreto Supremo Nº 159-2022-EF, del Decreto Supremo Nº 178-2022-EF, del Decreto Supremo Nº 139-2022-EF, del Decreto Supremo Nº 173-2022-EF, del Decreto Supremo Nº 025-2023-EF, de la Ley Nº 31436, de la Ley Nº 31538 y la Ley Nº 31728, la opinión previa favorable debe ser emitida por el Ministerio de Vivienda, Construcción y Saneamiento, el Ministerio de Educación, el Ministerio de Desarrollo Agrario y Riego, el Ministerio de Salud, el Ministerio de Transportes y Comunicaciones, el Ministerio del Ambiente, el Ministerio de Comercio Exterior y Turismo, el Ministerio del Interior y el Ministerio de la Producción, según corresponda. Las referidas entidades del Gobierno Nacional emiten a la entidad solicitante, mediante oficio, la opinión correspondiente a la propuesta de modificación presupuestaria.

11.7 Las entidades del Gobierno Nacional que hayan transferido recursos en el marco de los artículos 13 y 14 de la Ley Nº 30693, de los artículos 13 y 14 de la Ley Nº 30879, del artículo 15 de la Ley Nº 30970, al artículo 11 y la Centésima Décima Octava Disposición Complementaria Final de la Ley Nº 31953, los artículos 14 y 15 del Decreto de Urgencia Nº 014-2019, el artículo 14 de la Ley Nº 31084, el artículo 14 de la Ley Nº 31365, y el artículo 14 de la Ley Nº 31638, y las entidades del Gobierno Nacional que son responsables sectoriales de las inversiones financiadas mediante el Decreto de Urgencia Nº 070-2020, el Decreto de Urgencia Nº 114-2020, el Decreto Supremo Nº 117-2021-EF, el Decreto de Urgencia Nº 102-2021, el Decreto Supremo Nº 096-2022-EF, el Decreto Supremo Nº 159-2022-EF, el Decreto Supremo Nº 178-2022-EF, el Decreto Supremo Nº 139-2022-EF, el Decreto Supremo Nº 173-2022-EF, la Ley Nº 31436 y la Ley Nº 31538, registran la información sobre el avance físico y financiero de la ejecución de los proyectos de inversión y las IOARR bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones financiadas en el Módulo de recolección de datos mediante el Formato Nº 26: Formato de seguimiento de transferencias, que deberá ser actualizada trimestralmente, bajo responsabilidad del titular de la entidad pública. Las referidas entidades del Gobierno Nacional publican en su sede digital la información registrada en dicho Formato. Para tal efecto, los gobiernos regionales y los gobiernos locales que hayan recibido recursos en el marco de las normas mencionadas en el presente numeral, en cumplimiento de las acciones contenidas en el respectivo convenio, deben registrar y mantener actualizada, la información en el Formato 12-B: Seguimiento a la ejecución de inversiones, del Sistema Nacional de Programación Multianual y Gestión de Inversiones, así como remitir a las oficinas de programación multianual de inversiones y/o unidades ejecutoras de inversión (UEI) de los sectores, según corresponda. Asimismo, deben cumplir con esta disposición las entidades del Gobierno Nacional que solicitaron la transferencia de recursos en el marco del Decreto Supremo Nº 025-2023-EF y la Ley Nº 31728.

11.8 Las referidas entidades del Gobierno Nacional deben considerar en la programación de sus respectivos presupuestos institucionales, correspondientes a los años fiscales subsiguientes, bajo responsabilidad del titular, los recursos necesarios que garanticen la ejecución de los proyectos de inversión y las IOARR financiadas en los años fiscales 2018, 2019, 2020, 2021, 2022, 2023 y 2024, conforme a lo señalado en el numeral 11.5 del presente artículo, hasta su culminación, en el marco del cumplimiento de los convenios y/o adendas suscritos, a fin de orientar dichos recursos al presupuesto de los gobiernos regionales y gobiernos locales, de corresponder.

Las entidades del Gobierno Nacional deben remitir al Ministerio de Economía y Finanzas, hasta el 31 de marzo de 2025 el detalle de los recursos que se deben programar para el Año Fiscal 2026 que asegure el financiamiento de las inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones, consignando el monto ejecutable en dicho Año Fiscal.

11.9 Se dispone que, para las modificaciones presupuestarias en el nivel funcional programático con cargo a recursos de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales quedan exceptuadas de lo establecido en el literal a) del artículo 33 de la presente ley y del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con el Numeral 1 de la Décima Cuarta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, para efectos de las modificaciones presupuestarias a las que se refiere el numeral precedente e la citada disposición, el Ministerio de Educación, sujeto a su disponibilidad presupuestaria, queda exonerado de lo dispuesto por los numerales 9.1, 9.2 y 9.4 del artículo 9 y el presente artículo de la Ley 32185, así como de los incisos 3 y 4 del numeral 48.1 del artículo 48 y el numeral 49.1 del artículo 49 del Decreto Legislativo 1440, según corresponda.

(*) De conformidad con el Numeral 2 de la Décima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para la implementación de lo señalado en el numeral 1 de la citada disposición, se exceptúa al Ministerio de Vivienda, Construcción y Saneamiento de lo establecido en el presente artículo.

(*) De conformidad con la Décima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de la implementación de la Centésima Décima Segunda Disposición Complementaria Final de la Ley Nº 32185, se exonera al Gobierno Regional de Ayacucho de lo establecido en el presente artículo. Asimismo, se establece que la transferencia financiera para la ejecución de esta disposición se efectuará con cargo a los recursos del presupuesto institucional en la fuente de Financiamiento Recursos Ordinarios.

(*) De conformidad con la Trigésima Octava Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, al pliego Gobierno Regional de Loreto para efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional del año fiscal 2025 y sin demandar mayores recursos al Tesoro Público, hasta por la suma de S/ 27 000 000,00 (VEINTISIETE MILLONES Y 00/100 SOLES), para financiar la creación de 2,351 plazas de personal administrativo bajo la modalidad de Contrato Administrativa de Servicios (CAS), en las Instituciones Educativas de Educación Básica Regular, Institutos y Escuelas de Educación Superior Públicos, así como en las sedes administrativas de las Unidades de Gestión Educativa Local de la región. La Dirección de Gestión Fiscal de Recursos Humanos del Ministerio de Economía y Finanzas efectúa el registro de los códigos correspondientes en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público. El Gobierno Regional de Loreto queda exceptuado de lo dispuesto del presente artículo, según corresponda, para efectos de aprobar las modificaciones presupuestarias que resulten necesarias para la aplicación de lo dispuesto en la citada disposición. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del presente artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad.

(*) De conformidad con la Sexagésima Segunda Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional y/o en el nivel funcional programático hasta por la suma de S/ 2 442 912,00 (DOS MILLONES CUATROCIENTOS CUARENTA Y DOS MIL NOVECIENTOS DOCE SOLES CON 00/100) a favor de la Municipalidad Distrital de Chuquis, para financiar la inversión denominada MEJORAMIENTO DE LOS SERVICIOS DE EDUCACIÓN PRIMARIA EN LA LOCALIDAD DE HUANCAPAMPA, DISTRITO DE CHUQUIS - DOS DE MAYO - HUANUCO CON CUI 2282293. Las modificaciones presupuestarias en el nivel institucional autorizadas por la presente disposición se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y al Ministerio de Educación a propuesta de este último. El ministro de Educación priorizará su evaluación y ejecución, bajo responsabilidad. Posterior a ello, se realizará la suscripción del convenio pertinente para viabilizar la transferencia de partidas. El Ministerio de Educación en el marco de la presente disposición es responsable de la sostenibilidad y asignación de recursos en los siguientes ejercicios fiscales hasta la culminación de las inversiones, así como de la verificación y seguimiento de la ejecución física y financiera de los recursos asignados en el marco de su competencia. Para tal efecto, se exonera al Ministerio de Educación de lo establecido en el presente artículo y demás normas que limiten la aplicación de la citada disposición.

CAPÍTULO III

OTRAS DISPOSICIONES PARA EJECUCIÓN DEL GASTO PÚBLICO

Artículo 12. De la certificación del crédito presupuestario y de la previsión presupuestaria para inversiones de los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales

12.1 Se autoriza, durante el Año Fiscal 2025, a los gobiernos regionales y gobiernos locales que reciban recursos en el marco de la suscripción de convenios con pliegos del Gobierno Nacional, y que forman parte de las inversiones incluidas en el Anexo I de la presente ley, para otorgar de forma previa a la convocatoria del procedimiento de selección, en el caso de ejecuciones contractuales que superen el año fiscal en curso, una constancia respecto a la previsión presupuestaria correspondiente al valor referencial de dicha convocatoria. La citada previsión presupuestaria se efectúa conforme a lo establecido en el numeral 41.4 del artículo 41 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y debe señalar adicionalmente, el monto de los recursos previstos en el convenio y/o adendas vigentes en el año fiscal correspondiente, las metas previstas y la fuente de financiamiento con cargo a la cual se atiende su financiamiento.

12.2 Previamente al otorgamiento de la buena pro de las inversiones que forman parte del Anexo I de la presente ley, se debe contar con la certificación de crédito presupuestario emitida por la oficina de presupuesto, o la que haga sus veces, sobre la existencia de crédito presupuestario suficiente, orientado a la ejecución del gasto en el Año Fiscal en que se ejecuta el contrato, bajo responsabilidad del titular del pliego, conforme a lo dispuesto en los numerales 41.2 y 41.3 del artículo 41 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. Para tal efecto, el comité de selección o la oficina a cargo del procedimiento de selección, según corresponda, antes de otorgar la buena pro, debe solicitar a la oficina de presupuesto del pliego o a la que haga sus veces, la referida certificación.

12.3 Se autoriza, excepcionalmente para el Año Fiscal 2025, a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, para los procedimientos de selección cuya convocatoria se realice dentro de los últimos cuatro (04) meses del Año Fiscal 2025, a otorgar, de forma previa a la convocatoria del procedimiento de selección, la previsión presupuestaria respecto a los recursos correspondientes al valor referencial o valor estimado de dicha convocatoria, así como a otorgar la buena pro en dicho procedimiento de selección, dentro de los últimos cuatro (04) meses del Año Fiscal 2025. La citada previsión debe señalar el monto de los recursos que se encuentren previstos en el proyecto de Ley de Presupuesto del Sector Público correspondiente al Año Fiscal siguiente, que presenta el Poder Ejecutivo al Congreso de la República. La suscripción del contrato se efectúa en el siguiente Año Fiscal; excepcionalmente, los pliegos presupuestarios podrán suscribir el contrato en el Año Fiscal 2025 siempre que cuenten con los recursos para asumir las obligaciones contractuales, con cargo a su presupuesto institucional para el Año Fiscal 2025 y sin demandar recursos adicionales al Tesoro Público.

12.4 Se dispone que, para el Año Fiscal 2025, los pliegos presupuestarios deben contar con la opinión favorable de la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas respecto a la capacidad presupuestal del pliego previo al inicio de la procura relacionada a los proyectos de inversión y/o programa de inversión asociados a los contratos de gobierno a gobierno que se suscriban a partir de la vigencia de la presente norma; asimilismo, la procura relacionada a los proyectos de inversión y/o programa de inversión asociados a los contratos de gobierno a gobierno suscritos antes de la vigencia de la presente norma se sujetan al presupuesto institucional del pliego correspondiente sin demandar recursos adicionales al tesoro público.

Adicionalmente, los pliegos presupuestarios que cuenten con contratos de gobierno a gobierno deben cumplir con registrar en el Módulo de Recolección de Datos los recursos para la asistencia técnica y para el financiamiento de los proyectos de inversión y/o programa de inversión asociados a contratos de Gobierno a Gobierno, en consistencia con el costo actualizado en el Banco de Inversiones. Asimismo, los pliegos remiten trimestralmente a la Dirección General de Presupuesto Público las actualizaciones de las proyecciones de costos de la cartera de inversiones y/o intervenciones bajo la modalidad de Gobierno a Gobierno a su cargo.

Artículo 13. Transferencias financieras permitidas durante el Año Fiscal 2025

13.1 Se autoriza, en el presente Año Fiscal, la realización, de manera excepcional, de las siguientes transferencias financieras, conforme se detalla a continuación:

a) Las que realice el Ministerio de Trabajo y Promoción del Empleo para el Programa de Empleo Temporal “Llamkasun Perú”, a favor de los gobiernos locales.

b) Las que realice el Ministerio de Vivienda, Construcción y Saneamiento para el Fondo MIVIVIENDA S.A. que incluye gastos administrativos, y para las empresas prestadoras de servicios de agua potable y saneamiento.

c) Las que realice la Comisión Nacional para el Desarrollo y Vida sin Drogas (DEVIDA) en el marco de los Programas Presupuestales: “Programa de Desarrollo Alternativo Integral y Sostenible - PIRDAIS”, “Prevención y Tratamiento del Consumo de Drogas” y “Gestión Integrada y Efectiva del Control de Oferta de Drogas en el Perú”. Las transferencias financieras que se realicen en el marco de los Programas Presupuestales antes señalados solo pueden realizarse con cargo a los recursos de las Actividades: 5001253, 5001254, 5006187 y 5006190 del Programa Presupuestal 0072: Programa de Desarrollo Alternativo Integral y Sostenible—PIRDAIS; las Actividades 5001253, 5001254, 5005066, 5005067, 5004296 y 5004297 del Programa Presupuestal 0074: Gestión Integrada y Efectiva del Control de Oferta de Drogas en el Perú; y las Actividades 5006173, 5006177 y 5006178 del Programa Presupuestal 0051: Prevención y Tratamiento del Consumo de Drogas.

d) Las que realice el Ministerio de Salud para proteger, recuperar y mantener la salud de las personas y poblaciones afectadas por situaciones de epidemias y emergencias sanitarias que cumplan con los supuestos establecidos en el artículo 6 del Decreto Legislativo Nº 1156, Decreto Legislativo que dicta medidas destinadas a garantizar el servicio público de salud en los casos en que exista un riesgo elevado o daño a la salud y la vida de las poblaciones.

e) Las que realice el Organismo Técnico de la Administración de los Servicios de Saneamiento (OTASS), para las empresas prestadoras de servicios de agua potable y saneamiento.

f) Las que realicen los gobiernos locales provinciales a favor de las Sociedades de Beneficencia cuyas funciones y competencias han sido transferidas por el Ministerio de la Mujer y Poblaciones Vulnerables, en el marco del proceso de descentralización, para el pago de remuneraciones del personal bajo el régimen laboral del Decreto Legislativo Nº 276.

g) Las que se efectúen en aplicación de la Ley Nº 29768, Ley de Mancomunidad Regional, y modificatorias. Para la aplicación de lo dispuesto por el artículo 10 de la mencionada ley, las transferencias de recursos se efectúan previa suscripción de convenio con cada uno de los gobiernos regionales conformantes de la mancomunidad, sin demandar recursos adicionales al Tesoro Público.

Los recursos transferidos en el marco del presente literal se sujetan a lo establecido en la presente ley y a las normas del Sistema Nacional de Presupuesto Público.

h) Las que se realicen para el financiamiento y cofinanciamiento de las inversiones en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de los proyectos que no se encuentran bajo el ámbito de dicho Sistema Nacional, y el mantenimiento de carreteras y de infraestructura de saneamiento, así como para el desarrollo de capacidades productivas, entre los niveles de gobierno subnacional y de estos al Gobierno Nacional, previa suscripción del convenio respectivo. Las transferencias financieras se efectúan hasta el 30 de setiembre de 2025, debiéndose emitir el acuerdo de Consejo Regional o Concejo Municipal, según corresponda, dentro del plazo antes mencionado.

Asimismo, se autoriza, excepcionalmente, a los gobiernos regionales, a utilizar los recursos del Fondo de Compensación Regional (FONCOR) para realizar transferencias financieras en el marco del presente literal, a favor de los gobiernos locales para financiar inversiones en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de los proyectos que no se encuentran bajo el ámbito de dicho Sistema Nacional. Para tal efecto, el pliego que transfiere los recursos del FONCOR, debe garantizar que en su Presupuesto Institucional Modificado (PIM) cumple con lo dispuesto en el literal b) del artículo 2 del Decreto Supremo Nº 038-2022-EF, Modifican las

Normas Reglamentarias y Metodología de Distribución del Fondo de Compensación Regional (FONCOR). Para efectos del financiamiento y cofinanciamiento de las inversiones en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones se requiere que estas cuenten con expediente técnico o documento equivalente aprobado, para lo cual los pliegos quedan exceptuados del numeral 11.3 del artículo 11 de la presente ley.

i) Las que efectúen los gobiernos locales para las acciones siguientes:

i. Las acciones que se realicen en el marco de programas sociales, conforme a las disposiciones legales vigentes para dichos programas.

ii. Las acciones que se realicen en aplicación de la Ley Nº 29029, Ley de la Mancomunidad Municipal, y modificatorias. Los recursos transferidos en el marco del presente inciso se sujetan a lo establecido en la presente ley y a las normas del Sistema Nacional de Presupuesto Público.

iii. El pago de las dietas y la prestación de los servicios públicos delegados a las municipalidades de centros poblados, en el marco de los artículos 131 y 133 de la Ley Nº 27972, Ley Orgánica de Municipalidades, respectivamente.

iv. La prestación de servicios y el mantenimiento de la infraestructura vial de su competencia, a cargo de sus organismos públicos.

v. A favor del Ministerio del Interior por la imposición de papeletas por infracciones al Reglamento Nacional de Tránsito, conforme al artículo 13 de la Ley Nº 28750, Ley que autoriza Crédito Suplementario en el Presupuesto del Sector Público para el Año Fiscal 2006 y dicta otras medidas.

vi. A favor de las empresas prestadoras de servicios de agua potable y saneamiento (EPS), para financiar gastos de mantenimiento, equipamiento e infraestructura de saneamiento. Los recursos transferidos en el marco del presente inciso para financiar gastos de equipamiento e infraestructura de saneamiento pueden ser considerados aporte de capital, emitiéndose las acciones correspondientes en el marco del Decreto Legislativo Nº 1280, Decreto Legislativo que aprueba la Ley del Servicio Universal de Agua Potable y Saneamiento.

j) Las que realicen los gobiernos regionales y los gobiernos locales a favor de las empresas prestadoras de servicios de agua potable y saneamiento (EPS) de sus respectivos ámbitos, para el financiamiento o cofinanciamiento de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentran bajo el ámbito de dicho sistema, de saneamiento, así como para la supervisión de los proyectos e inversiones antes mencionadas que los gobiernos regionales y gobiernos locales ejecuten en el ámbito de prestación de dicha EPS. Los recursos transferidos en el marco del presente literal para el financiamiento o cofinanciamiento de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentran bajo el ámbito de dicho sistema, pueden ser considerados aporte de capital, emitiéndose las acciones correspondientes en el marco del Decreto Legislativo Nº 1280, Decreto Legislativo que aprueba la Ley del Servicio Universal de Agua Potable y Saneamiento.

k) Las que realice el Ministerio de Energía y Minas:

i. A favor de los gobiernos regionales, cuyos recursos son destinados a financiar exclusivamente, a las direcciones y/o gerencias regionales de Energía y Minas de dichos gobiernos regionales para financiar el fortalecimiento de la capacidad de gestión regional en el ejercicio de las funciones en materia minero energética, en el marco del proceso de descentralización, hasta por la suma de S/ 5 200 000,00 (CINCO MILLONES DOSCIENTOS MIL Y 00/100 SOLES).

ii. A favor de los gobiernos regionales con el objeto de fortalecer el proceso de formalización minera integral en las regiones, para realizar actividades de sensibilización y capacitación a los mineros en proceso de formalización, para la evaluación de los Instrumentos de Gestión Ambiental de Formalización, así como para la revisión del cumplimiento de los requisitos en el Expediente Técnico en el que se solicita la autorización de inicio/reinicio de las actividades mineras, hasta por la suma de S/ 14 000 000,00 (CATORCE MILLONES Y 00/100 SOLES).

iii. A favor de las empresas concesionarias de distribución eléctrica vinculadas al ámbito del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado (FONAFE), y de la empresa de Administración de Infraestructura Eléctrica S.A. (ADINELSA), en el marco de lo establecido en la Ley Nº 28749, Ley General de Electrificación Rural, y su reglamento, hasta por la suma de S/ 100 000 000,00 (CIEN MILLONES Y 00/100 SOLES).

iv. A favor de Activos Mineros S.A.C - AMSAC para financiar las acciones de remediación ambiental del subsector minería, hasta por la suma de S/ 47 000 000,00 (CUARENTA Y SIETE MILLONES Y 00/100 SOLES). El Ministerio de Energía y Minas aprueba, mediante resolución de su titular, y de forma previa a la aprobación de la transferencia financiera, una relación priorizada de pasivos ambientales mineros identificados y/o encargo efectuado para su remediación.

v. A favor de las empresas de distribución eléctrica vinculadas al ámbito del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado (FONAFE), hasta por la suma de S/ 142 998 019,00 (CIENTO CUARENTA Y DOS MILLONES NOVECIENTOS NOVENTA Y OCHO MIL DIECINUEVE Y 00/100 SOLES), para financiar el Programa “Plan de Inversiones en Transmisión (PIT) Recuperación Económica Post COVID-19 en Perú”.

vi. A favor de la Agencia de Promoción de la Inversión Privada (PROINVERSIÓN), hasta por la suma de S/ 23 000 000,00 (VEINTITRÉS MILLONES Y 00/100 SOLES), para financiar los gastos del desarrollo de la Etapa II del Estudio de preinversión, comprendido en la fase de formulación del Proyecto Sistema Integrado de Transporte de Gas (SITGAS).

Los recursos financieros no utilizados por PROINVERSIÓN al 31 de diciembre de 2025 deben ser revertidos a la Cuenta Única del Tesoro Público, conforme a la normatividad del Sistema Nacional de Tesorería.

vii. A favor de la empresa Petróleos del Perú (PETROPERÚ S.A.), hasta por la suma de S/ 21 653 000,00 (VEINTIÚN MILLONES SEISCIENTOS CINCUENTA Y TRES MIL Y 00/100 SOLES), para financiar la administración provisional de la Concesión del Sistema de Distribución de Gas Natural por Red de Ductos de la Concesión Sur Oeste, que comprende la operación y mantenimiento del Sistema de Distribución de la referida Concesión y la prestación del servicio público de distribución de gas natural por red de ductos en las regiones de Arequipa, Moquegua y Tacna, a cargo de la empresa Petróleos del Perú (PETROPERÚ S.A.), en atención a lo dispuesto en el Decreto Supremo Nº 019-2023-EM, Decreto Supremo que otorga encargo especial a la Empresa Petróleos del Perú (PETROPERÚ S.A.) para la administración provisional de la Concesión del Sistema de Distribución de Gas Natural por Red de Ductos de la Concesión Sur Oeste.

Los recursos públicos, bajo responsabilidad del Presidente del Directorio de la Empresa Petróleos del Perú (PETROPERÚ S.A.) deben ser destinados solo a los fines para los cuales se autoriza su transferencia financiera conforme al presente acápite.

Los recursos financieros, más intereses que hubieran generado, no utilizados al 31 de diciembre de 2025, son revertidos a la Cuenta Única del Tesoro Público (CUT) conforme a la normatividad del Sistema Nacional de Tesorería.

viii. A favor de la Agencia de Promoción de la Inversión Privada (PROINVERSIÓN), hasta por la suma de S/ 7 564 000,00 (SIETE MILLONES QUINIENTOS SESENTA Y CUATRO MIL Y 00/100 SOLES), para financiar los gastos del desarrollo del Proyecto Masificación del Uso del Gas Natural - Distribución de gas natural por red de ductos en las regiones de Arequipa, Moquegua y Tacna, de acuerdo a lo previsto en el convenio suscrito el 13 de noviembre de 2023.

Lo establecido en el presente literal se financia con cargo al presupuesto institucional del Ministerio de Energía y Minas, por la fuente de financiamiento Recursos Directamente Recaudados de la Unidad Ejecutora 001 Ministerio de Energía y Minas - Central para el caso de los acápites i, ii y viii, por la fuente de financiamiento Recursos Ordinarios de la Unidad Ejecutora 001 Ministerio de Energía y Minas - Central para el caso de los acápites iv, vi y vii, por la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito de la Unidad Ejecutora 005 Dirección General de Electrificación Rural (DGER) para el caso del acápite v; y para lo autorizado en el acápite iii. con los recursos de las fuentes de financiamiento Recursos Determinados y Recursos Directamente Recaudados correspondiente a la Unidad Ejecutora 005 Dirección General de Electrificación Rural (DGER), pudiendo incluir los saldos de balance por dichas fuentes de financiamiento que dicho ministerio previamente incorpora en su presupuesto institucional. Las transferencias financieras autorizadas por el presente literal se aprueban previa suscripción de convenio entre el Ministerio de Energía y Minas, y las entidades o empresas involucradas. Queda prohibido, bajo responsabilidad, destinar los recursos autorizados por el presente literal a fines distintos para los cuales son transferidos.

Los recursos transferidos en el marco de los incisos iii y iv del presente literal pueden ser considerados aporte de capital del Estado, emitiéndose las acciones correspondientes en el marco de la Ley Nº 27170, Ley del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado.

Las entidades y empresas que reciben las transferencias financieras en el marco de lo establecido en el presente literal informan al Ministerio de Energía y Minas los avances físicos y financieros de la ejecución de dichos recursos, con relación a su cronograma de ejecución y/o las disposiciones contenidas en los convenios y/o adendas correspondientes.

En el marco, de lo establecido en el acápite vii del presente literal, la empresa Petróleos del Perú (PETROPERÚ S.A.) informa al Ministerio de Energía y Minas los detalles de la ejecución de dichos recursos, en atención a lo dispuesto en el “Convenio Marco de Encargo Especial para la administración provisional de la conexión del sistema de distribución de gas natural por red de ductos de la Concesión Sur Oeste” suscrito con fecha 28 de diciembre de 2020, en cumplimiento de lo establecido en el artículo 3 del Decreto Supremo Nº 019-2023-EM.

En caso el Informe de Evaluación correspondiente a la fase de Formulación del Proyecto Masificación del Uso del Gas Natural - Distribución de gas natural por red de ductos en las regiones de Arequipa, Moquegua y Tacna determine que el Costo Total de Inversión (CTI) es superior a las cuarenta mil (40 000) UIT, conforme a lo establecido en el Decreto Supremo Nº 240-2018-EF, PROINVERSIÓN asume los gastos correspondientes a las fases de Estructuración y de Transacción, debiendo realizar el reembolso correspondiente de estos al Ministerio de Energía y Minas.

l) Las que realice el Ministerio de Cultura a favor del Organismo Internacional Centro Regional para la Salvaguardia del Patrimonio Inmaterial de América Latina (CRESPIAL) hasta por el monto de S/ 2 000 000,00 (DOS MILLONES Y 00/100 SOLES), como aportes del Gobierno de la República del Perú para sufragar gastos administrativos de funcionamiento del Centro, los gastos de organización del Consejo de Administración y del Comité Ejecutivo, y los gastos de organización de algunas actividades determinadas.

Los saldos no utilizados de los recursos transferidos por el Ministerio de Cultura, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, a favor de los organismos internacionales en el marco de lo establecido en el presente literal, deben ser devueltos al Tesoro Público una vez culminada la ejecución de los convenios mencionados, de conformidad con lo establecido por el numeral 8 del artículo 20 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería.

La aplicación de lo establecido en el presente literal se financia con cargo al presupuesto institucional del Ministerio de Cultura, sin demandar recursos adicionales al Tesoro Público.

m) Las que realice el Seguro Integral de Salud (SIS) para el financiamiento del costo de las prestaciones de salud brindadas a los asegurados al SIS.

n) Las que realice la Comisión Nacional para el Desarrollo y Vida sin Drogas (DEVIDA), durante el Año Fiscal 2025, a favor de la Oficina de las Naciones Unidas contra la Droga y el Delito (UNODC), para financiar las acciones en el marco del convenio de cooperación técnica suscrito o que suscriba con dicho organismo internacional, para la asistencia técnica al Estado Peruano en la implementación del sistema de monitoreo de control de la producción y productividad de cocaína, cultivos de coca, y comercio de drogas cocaínicas.

ñ) Las que realice la Presidencia del Consejo de Ministros, a favor del Programa de las Naciones Unidas para el Desarrollo (PNUD), para continuar con la ejecución del Programa de “Fortalecimiento del Proceso de Descentralización y Modernización del Estado”.

Los saldos no utilizados de los recursos transferidos por la Presidencia del Consejo de Ministros, a favor del Programa de las Naciones Unidas para el Desarrollo (PNUD) en el marco de lo establecido en el presente literal, deben ser devueltos al Tesoro Público una vez culminada la ejecución objeto de los convenios de administración de recursos, costos compartidos u otras modalidades similares, de conformidad con el numeral 8 del artículo 20 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería.

La aplicación del presente literal se financia con cargo al presupuesto institucional del pliego Presidencia del Consejo de Ministros, sin demandar recursos adicionales al Tesoro Público.

o) Las que realice la Autoridad de Transporte Urbano para Lima y Callao (ATU), a favor de las municipalidades distritales de la provincia de Lima y de la Provincia Constitucional del Callao, a fin de dar cumplimiento a los compromisos pactados en los convenios de cooperación interinstitucional para la fiscalización del servicio público de transporte terrestre de personas.

CONCORDANCIAS: R.Nº 203-2025-ATU/PE (Autorizan transferencia financiera a favor de las municipalidades distritales de la provincia de Lima y la Provincia Constitucional del Callao, con las cuales se celebraron convenios de cooperación interinstitucional para la fiscalización del servicio público de transporte terrestre de personas)

p) Las que realice el Ministerio de Educación a favor del Instituto Nacional de Estadística e Informática (INEI) y/o universidades públicas, previa suscripción de convenios y/o acuerdos de colaboración interinstitucional y/o adendas, para los procesos de formación, actualización, inducción, capacitación, innovación y evaluación en materia educativa, docente y directivos, hasta por la suma de S/ 148 976 499,00 (CIENTO CUARENTA Y OCHO MILLONES NOVECIENTOS SETENTA Y SEIS MIL CUATROCIENTOS NOVENTA Y NUEVE Y 00/100 SOLES).

La aplicación de lo establecido en el presente literal se financia con cargo al presupuesto institucional del Ministerio de Educación, sin demandar recursos adicionales al Tesoro Público.

Durante el Año Fiscal 2025, las entidades beneficiarias que hayan recibido recursos comprendidos en el presente literal, que presenten saldos no utilizados y que hayan culminado la ejecución del convenio antes de finalizar el citado año fiscal, deben proceder a su devolución al tesoro público, de conformidad con lo establecido por el numeral 8 del artículo 20 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería.

q) Las que realice el Ministerio de Transportes y Comunicaciones a favor de la Organización de Aviación Civil Internacional (OACI), en el marco de la Adenda Nº 01 del Acuerdo de Asistencia Técnica PER/17/801, suscrito con dicha Organización, para que le siga brindando el apoyo y sostenibilidad a la Dirección General de Aeronáutica Civil de dicho Ministerio, a fin de seguir cumpliendo adecuadamente con las actividades de su competencia.

Los recursos para la ejecución del Acuerdo de Asistencia Técnica son transferidos en el marco de la Adenda suscrita, conforme a lo establecido en la Décima Sexta Disposición Complementaria Final de la Ley Nº 31084, Ley de Presupuesto del Sector Público para el Año Fiscal 2021.

La aplicación de lo establecido en el presente literal se financia con cargo al presupuesto institucional del Ministerio de Transportes y Comunicaciones, sin demandar recursos adicionales al Tesoro Público.

Los saldos no utilizados de los recursos transferidos por el Ministerio de Transportes y Comunicaciones, a favor de la Organización de Aviación Civil Internacional en el marco de lo establecido en el presente literal, deben ser devueltos al Tesoro Público una vez culminada la ejecución objeto de los convenios de administración de recursos, costos compartidos u otras modalidades similares, de conformidad con lo establecido por el numeral 8 del artículo 20 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería.

r) Las que realice el Instituto Peruano del Deporte (IPD) a favor de la Organización Deportiva Panamericana, A.C. (Panam Sport), con el fin de atender las obligaciones derivadas de la realización de los XX Juegos Panamericanos del año 2027, en el marco del Contrato suscrito con dicha organización.

s) Las que realice el Ministerio de Desarrollo Agrario y Riego a favor del Instituto Interamericano de Cooperación para la Agricultura (IICA), en el marco del convenio de cooperación técnica suscrito o que se suscriba con dicho organismo internacional, para la asistencia técnica en la ejecución de estudios y eventos en apoyo a la formulación o actualización de políticas, programas y proyectos de desarrollo agrario y riego en el marco de la respuesta al cambio climático.

t) Las que realice el Ministerio de Justicia y Derechos Humanos con cargo a los recursos que custodia y administra el Programa Nacional de Bienes Incautados (PRONABI).

u) Las que realicen los gobiernos regionales, los gobiernos locales y las entidades del Gobierno Nacional a favor del Fondo de Cooperación para el Desarrollo Social (FONCODES), previa suscripción del convenio respectivo, en el marco de la Cuarta Disposición Complementaria Transitoria de la Ley Nº 31015, Ley que autoriza la ejecución de intervenciones de infraestructura social básica, productiva y natural, mediante núcleos ejecutores; para el financiamiento y cofinanciamiento de la formulación, elaboración y ejecución de las inversiones en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

v) Las que realice el Ministerio de la Producción, durante el Año Fiscal 2025, a favor del Instituto Nacional de Estadística e Informática (INEI), para el financiamiento de encuestas, previa suscripción del convenio específico de cooperación interinstitucional.

w) Las que realice el Ministerio de Trabajo y Promoción del Empleo para cubrir los costos realizados por las entidades públicas con las cuales el Programa Nacional de Empleo Jóvenes Productivos suscriba convenios de colaboración interinstitucional, en el marco de lo establecido en la Ley Nº 27444, Ley del Procedimiento Administrativo General, para los procesos de formación, capacitación y evaluación en materia educativa, y de capacitación en competencias básicas y transversales para el empleo.

x) Las que realicen los gobiernos regionales a favor de la Autoridad Nacional de Infraestructura (ANIN), por la fuente de financiamiento Recursos Determinados, con el objetivo de financiar las inversiones comprendidas en la cartera de proyectos o programas a cargo de dicha entidad a la que se refiere el artículo 7 de la Ley Nº 31841, Ley que crea la Autoridad Nacional de Infraestructura (ANIN).

y) Las que realice el Ministerio de Transportes y Comunicaciones a favor del Ministerio de Defensa—Unidad Ejecutora 004. Marina de Guerra del Perú, para financiar parcialmente el proyecto de inversión “Recuperación y Mejoramiento de la Capacidad Operativa y Logística de la Dirección General del Material de la Marina de Guerra del Perú en la Base Naval del Callao” (Código Único Nº 2333362), y estudios asociados al Plan Maestro de la Base Naval del Callao.

Lo establecido en el presente literal se financia con cargo al presupuesto institucional del Ministerio de Transportes y Comunicaciones, sin demandar recursos adicionales al Tesoro Público.

z) Las que realice el Ministerio de Comercio Exterior y Turismo (MINCETUR) a favor del Centro de Formación en Turismo (CENFOTUR), hasta por la suma de S/ 1 000 000,00 (UN MILLÓN Y 00/100 SOLES), por la fuente de financiamiento Recursos Directamente Recaudados, provenientes de la aplicación del literal d) del artículo 42 de la Ley Nº 27153, Ley que regula la explotación de los juegos de casino y máquinas tragamonedas y modificatorias, con la finalidad de implementar las acciones establecidas en el Plan de Fortalecimiento de Competencias Laborales y Certificación de Competencias Laborales.

aa) Las que realice el pliego Fondo Nacional de Desarrollo Pesquero (FONDEPES) a favor del fondo rotatorio que se encuentra a cargo del FONDEPES, para el financiamiento de la gestión de créditos.

bb) Las que realicen las entidades del Gobierno Nacional y los gobiernos regionales a favor de la Agencia de Promoción de la Inversión Privada (PROINVERSIÓN), previa suscripción de convenio, para la ejecución de estudios técnicos, así como para otras actividades que pudieran estar comprendidas en las diferentes fases del proceso de promoción de la inversión privada, cuya conducción le sean encargados.

CONCORDANCIAS:  R.M.N° 252-2025-MINEM/DM (Autorizan transferencia financiera a favor de la Agencia de Promoción de la Inversión Privada - PROINVERSION, con la finalidad de financiar la contratación de estudios para el proyecto “Gasoducto Regional de Cusco”)

cc) Las que realice la Autoridad Nacional de Infraestructura (ANIN) a favor de organismos internacionales para el financiamiento de los convenios de administración de recursos suscritos en el marco de lo establecido en el numeral 11.2 del artículo 11 de la Ley Nº 31841, Ley que crea la Autoridad Nacional de Infraestructura (ANIN); así como a favor de la Corporación Financiera de Desarrollo S.A. (COFIDE) en el marco de lo establecido en el artículo 14 de la Ley Nº 31841.

Lo establecido en el presente literal se financia con cargo al presupuesto institucional de la Autoridad Nacional de Infraestructura (ANIN), sin demandar recursos adicionales al Tesoro Público.

dd) Las que realicen los gobiernos regionales para la prestación de los servicios públicos delegados a las municipalidades de centros poblados, previa suscripción de convenio con la Municipalidad Provincial del ámbito geográfico de la Municipalidad de Centro Poblado.

ee) Las que realicen los gobiernos regionales y los gobiernos locales a favor del Organismo de Estudios y Diseño de Proyectos de Inversión (OEDI) para el financiamiento de los estudios de preinversión y/o expedientes técnicos, según corresponda, en el marco de los convenios suscritos con dicha entidad en el marco de lo establecido en el Decreto Legislativo 1615, Decreto Legislativo que crea el Organismo de Estudios y Diseño de Proyectos de Inversión (OEDI), debiendo garantizar el costo total de la elaboración, incluyendo las variaciones de costos correspondientes, de acuerdo a los convenios y/o adendas suscrito.

13.2 Las transferencias financieras autorizadas en el numeral 13.1 se realizan, en el caso de las entidades del Gobierno Nacional, mediante resolución del titular del pliego, y en el caso de los gobiernos regionales y los gobiernos locales, mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente, requiriéndose en ambos casos el informe previo favorable de la oficina de presupuesto o la que haga sus veces en la entidad. La resolución del titular del pliego y el acuerdo del Consejo Regional se publican en el diario oficial El Peruano, y el acuerdo del Concejo Municipal se publica en su sede digital.

13.3 La entidad pública que transfiere, con excepción del acápite v del literal i) del numeral 13.1 del presente artículo, es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales se transfirieron los recursos. Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme al presente artículo.

Para el caso del literal c) del numeral 13.1 del presente artículo la Comisión Nacional para el Desarrollo y Vida sin Drogas (DEVIDA), es la encargada de efectuar el monitoreo y verificación del cumplimiento de las metas programadas de los productos correspondientes a los programas presupuestales “Programa de Desarrollo Alternativo Integral y Sostenible - PIRDAIS”, “Prevención y Tratamiento del Consumo de Drogas”, y “Gestión Integrada y Efectiva del Control de Oferta de Drogas en el Perú” con cargo a los recursos aprobados en las leyes anuales de presupuesto.(*)

(*) De conformidad con el Numeral 2 de la Vigésima Tercera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente durante el año fiscal 2025, al Ministerio de Educación, a efectuar transferencias financieras a favor del Ministerio de Vivienda, Construcción y Saneamiento para financiar intervenciones necesarias para la provisión del servicio de agua y saneamiento en locales escolares priorizados de Lima Metropolitana, lo que incluye el mantenimiento y/o reparación de sus instalaciones sanitarias y los servicios colaterales que resulten necesarios. Las acciones para el cumplimiento de la presente disposición se realizan a través de la empresa Servicio de Agua Potable y Alcantarillado de Lima (SEDAPAL), para lo cual, el Ministerio de Vivienda, Construcción y Saneamiento queda facultado a emplear el mecanismo de transferencia y procedimiento establecido en el presente artículo.

Artículo 14. Montos para la determinación de los procedimientos de selección

14.1 Los procedimientos de selección por licitación pública, concurso público, adjudicación simplificada y selección de consultores individuales previsto en la Ley 30225, Ley de Contrataciones del Estado, se aplican de acuerdo a los siguientes márgenes:

a) Contratación de obras:

•	Licitación pública, si el valor referencial es igual o superior a S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES).

•	Adjudicación simplificada, si el valor referencial es inferior a S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES).

Cuando el valor referencial de una obra pública sea igual o mayor a S/ 4 300 000,00 (CUATRO MILLONES TRESCIENTOS MIL Y 00/100 SOLES), la entidad debe contratar obligatoriamente la supervisión de obra. Tratándose de contratos celebrados bajo modelos contractuales de ingeniería de uso estándar internacional rigen las reglas establecidas en dichos contratos.

b) Contratación de bienes:

•	Licitación pública, si el valor estimado es igual o superior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

•	Adjudicación simplificada, si el valor estimado es inferior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

c) Contratación de servicios:

•	Concurso público, si el valor estimado o referencial, según corresponda, es igual o superior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

•	Adjudicación simplificada, si el valor estimado o referencial, según corresponda, es inferior a S/ 485 000,00 (CUATROCIENTOS OCHENTA y CINCO MIL Y 00/100 SOLES).

•	Selección de consultores individuales, si el valor estimado es igual o inferior a S/ 60 000,00 (SESENTA MIL Y 00/100 SOLES).

14.2. Para los procedimientos de selección previstos en la Ley N° 32069, Ley General de Contrataciones Públicas, se consideran los siguientes márgenes:

a) En contratación de obras:

•	Licitación pública para obras, si la cuantía es igual o superior a S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES).

•	Licitación pública abreviada para obras, si la cuantía es inferior a S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES).

Cuando el monto de la cuantía de una obra pública sea igual o mayor a S/ 4 300 000,00 (CUATRO MILLONES TRESCIENTOS MIL Y 00/100 NUEVOS SOLES), la entidad debe contratar la supervisión de obra, salvo en el caso de contratos estandarizados de ingeniería y construcción de uso internacional en los que rigen las reglas establecidas en dichos contratos.

b) En contratación de bienes:

•	Licitación pública para bienes, si la cuantía es igual o superior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

•	Licitación pública abreviada para bienes, si la cuantía es inferior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

c) En contratación de servicios:

•	Concurso público, si la cuantía es igual o superior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

•	Concurso público abreviado, si la cuantía es inferior a S/ 485 000,00 (CUATROCIENTOS OCHENTA Y CINCO MIL Y 00/100 SOLES).

El presente numeral aplica a partir de la entrada en vigencia de la Ley N° 32069, Ley General de Contrataciones Públicas, y su reglamento.

Artículo 15. Fondo para la continuidad de inversiones de los gobiernos locales

15.1 Para garantizar, en el Año Fiscal 2025, la ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones, a cargo de los gobiernos locales, se crea el “Fondo para la continuidad de inversiones de los gobiernos locales” a cargo del Ministerio de Economía y Finanzas, para el financiamiento de lo establecido en el numeral 15.2 del presente artículo, hasta por la suma de S/ 1 000 000 000,00 (UN MIL MILLONES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios. Dicho Fondo se constituye en el pliego Ministerio de Economía y Finanzas.

15.2 El “Fondo para la continuidad de inversiones de los gobiernos locales” financia, en el Año Fiscal 2025, la ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones, a cargo de los gobiernos locales, que fueron financiadas en el Año Fiscal 2024 con la fuente de financiamiento Recursos Ordinarios, y cuyos créditos presupuestarios fueron comprometidos y no devengados al 31 de diciembre de 2024, para ejecutar dichas inversiones. Las modificaciones presupuestarias en el nivel institucional en el marco del presente numeral se realizan a favor de los gobiernos locales y se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas. Los decretos supremos que aprueban dichas modificaciones presupuestarias se publican hasta el 28 de febrero de 2025. Las solicitudes de financiamiento solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 31 de enero de 2025.

El compromiso se determina en función al registro en el Sistema Integrado de Administración Financiera del Sector Público (SIAF-SP) vinculados a objetos de contratación de obra, bien o consultoría de obra, derivados del procedimiento de selección en el ámbito de aplicación de la Ley de Contrataciones del Estado registrados por el pliego al 31 de diciembre de 2024, en el Sistema Electrónico de Contrataciones del Estado (SEACE), conforme a las validaciones de la interfaz SIAF-SEACE y a la información que remita formalmente el Organismo Supervisor de las Contrataciones del Estado (OSCE).

15.3 Lo dispuesto en el numeral 15.2 del presente artículo es aplicable siempre que dicho financiamiento no hubiera sido considerado en el presupuesto institucional del Año Fiscal 2025, por parte del respectivo pliego, para la misma inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones. Para la determinación del monto que se autorice a los gobiernos locales en el marco de los numerales antes mencionados se considera el costo total de la inversión, el monto que se encuentra autorizado en el presupuesto institucional modificado del Año Fiscal 2025 y el devengado acumulado al 31 de diciembre de 2024 para dicha inversión.

15.4 Lo establecido en el presente artículo no es aplicable a las inversiones financiadas con cargo al “Fondo para intervenciones ante la ocurrencia de desastres naturales” creado por el artículo 4 de la Ley Nº 30458, ni a las inversiones consideradas en el artículo 2 de la Ley Nº 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas.

Artículo 16. Continuidad de financiamiento de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional considerados en el artículo 2 de la Ley Nº 32103

16.1 Se autoriza, en el Año Fiscal 2025, al Ministerio de Economía y Finanzas a realizar modificaciones presupuestarias en el nivel institucional a favor de diversos gobiernos locales, con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. El monto máximo de los recursos a transferir es el que corresponda a los créditos presupuestarios de la fuente de financiamiento Recursos Ordinarios, certificados no devengados al 31 de diciembre de 2024, por dichos gobiernos locales, que fueron autorizados en el artículo 2 de la Ley Nº 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas, con la finalidad de garantizar la ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional consideradas en el artículo 2 de la Ley Nº 32103.

Los créditos presupuestarios certificados se determinan en función al registro en el Sistema Integrado de Administración Financiera del Sector Público (SIAF-SP) al 31 de diciembre de 2024.(*)

(*) Numeral modificado por la Séptima Disposición Complementaria Modificatoria de la Ley Nº 32394, publicada el 29 junio 2025, cuyo texto es el siguiente:

“16.1 Se autoriza, en el Año Fiscal 2025, al Ministerio de Economía y Finanzas a incorporar en los presupuestos institucionales de diversos gobiernos locales y gobiernos regionales, los créditos presupuestarios de la fuente de financiamiento Recursos Ordinarios, certificados no devengados, por dichos gobiernos locales y gobiernos regionales, que fueron autorizados en el artículo 2 de la Ley Nº 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas, con la finalidad de garantizar la ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional consideradas en el artículo 2 de la Ley Nº 32103, en la medida que exista la disponibilidad presupuestal. En caso no se cuente con dicha disponibilidad en el presente año fiscal, esta será considerada en el Año Fiscal 2026.

Los créditos presupuestarios certificados se determinan en función al registro en el Sistema Integrado de Administración Financiera del Sector Público (SIAF-SP).”

16.2 Las modificaciones presupuestarias a las que se refiere el numeral precedente, se aprueban utilizando sólo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, a solicitud del titular del gobierno local. Dicho decreto supremo se publica hasta el 28 de febrero de 2025. La solicitud de financiamiento debe ser presentada por el titular del gobierno local al Ministerio de Economía y Finanzas, hasta el 07 de febrero de 2025, adjuntando el informe con la opinión favorable previa del jefe de la oficina de presupuesto del gobierno local o la que haga sus veces.

16.3 Las modificaciones presupuestarias en el nivel institucional para la continuidad del financiamiento de las inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional consideradas en el artículo 2 de la Ley Nº 32103, sólo pueden ser solicitados por el gobierno local en el marco del presente artículo.

16.4 Los recursos transferidos en el marco del presente artículo, no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el referido artículo.

Artículo 17. Autorización para el financiamiento de los gastos asociados a reactivación económica, a la lucha contra la delincuencia y el crimen organizado, y a los procesos electorales

17.1. Se autoriza, de manera excepcional, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas a realizar modificaciones presupuestarias en el nivel institucional a favor de las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, por la fuente de financiamiento Recursos Ordinarios y Recursos por Operaciones Oficiales de Crédito, para financiar lo siguiente:

a) Gastos asociados a la reactivación de la economía a través de la ejecución de la inversión e intervenciones de mantenimiento.(*)

(*) Literal modificado por la Sexta Disposición Complementaria Modificatoria de la Ley Nº 32416, publicada el 01 agosto 2025, cuyo texto es el siguiente:

“a) Gastos asociados a la reactivación de la economía a través de la ejecución de la inversión, incluyendo proyectos que no se encuentre bajo el ámbito de dicho Sistema Nacional considerados en el artículo 2 de la Ley Nº 32103 en ejecución, e intervenciones de mantenimiento.”.

b) Gastos asociados a la lucha contra la delincuencia y el crimen organizado, que incluye además el control, investigación y sanción de dichas acciones.

c) Gastos asociados a los procesos electorales.

17.2 Las modificaciones presupuestarias a las que se refiere el numeral precedente, se aprueban utilizando sólo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, debiendo contar además con el refrendo del ministro del sector correspondiente en el caso de las entidades del Gobierno Nacional; con el refrendo del Presidente del Consejo de Ministros en el caso del gobierno regional y gobierno local, a propuesta del titular de la entidad solicitante. Para el caso de las entidades que conforman el Sistema Electoral, las modificaciones presupuestarias en el nivel institucional se aprueban utilizando sólo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, a solicitud del titular de la entidad.

17.3 Los recursos por la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito a los que se puede aplicar lo establecido en el presente artículo, corresponde a los recursos provenientes de las operaciones de endeudamiento a través de la emisión de bonos, y se transfieren para el financiamiento de inversiones o gastos de capital.

CONCORDANCIAS: D.S.Nº 081-2025-EF (Decreto Supremo que autoriza Transferencias de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor del Ministerio de Justicia y Derechos Humanos y el Instituto Nacional Penitenciario)

Artículo 18. Ampliación de los plazos señalados en el Decreto de Urgencia N° 010-2022 en el Decreto de Urgencia N° 023-2022 y en el Decreto de Urgencia N° 013-2024

18.1 Con el fin de financiar la implementación de las políticas públicas, se autoriza, excepcionalmente, en el Año Fiscal 2025, a los Ministerios y a las entidades que pertenezcan a su Sector, a efectuar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, entre el respectivo ministerio y las entidades de su sector o entre estas últimas. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el ministro del sector correspondiente, a propuesta de este último.

18.2. Ampliar hasta el 31 de diciembre de 2028, el plazo establecido en el artículo 3 del Decreto de Urgencia N° 023-2022, Decreto de Urgencia que establece medidas en materia económica y financiera destinadas a evitar el desabastecimiento de combustible a nivel nacional, y sus modificatorias y ampliatorias.

18.3. Se faculta a la Dirección General del Tesoro Público a suscribir los documentos que se requieran para la implementación de las referidas ampliaciones de plazos.

18.4 Ampliar hasta el 31 de diciembre de 2028, el plazo establecido en el artículo 5 del Decreto de Urgencia N° 013-2024, Decreto de Urgencia que establece medidas extraordinarias y urgentes en materia económica y financiera que permitan superar la coyuntura financiera de PETROPERU S.A., el aseguramiento de la comercialización de hidrocarburos a nivel nacional y la sostenibilidad de la empresa.(*)(**)

(*) De conformidad con el Numeral 18.4 del Artículo 18 de la Ley Nº 32187, publicada el 11 diciembre 2024, se dispone ampliar hasta el 31 de diciembre de 2028, el plazo establecido en el artículo 5 del Decreto de Urgencia N° 013-2024, Decreto de Urgencia que establece medidas extraordinarias y urgentes en materia económica y financiera que permitan superar la coyuntura financiera de PETROPERU S.A., el aseguramiento de la comercialización de hidrocarburos a nivel nacional y la sostenibilidad de la empresa. La citada ley entra en vigor desde el 1 de enero de 2025.

(**) Artículo modificado por la Segunda Disposición Complementaria Modificatoria de la Ley Nº 32313, publicada el 29 abril 2025, cuyo texto es el siguiente:

“Artículo 18. Medida para el financiamiento de la implementación de las políticas públicas

18.1 Con el fin de financiar la implementación de las políticas públicas, se autoriza, excepcionalmente, en el Año Fiscal 2025, a los Ministerios y a las entidades que pertenezcan a su Sector, a efectuar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, entre el respectivo ministerio y las entidades de su sector o entre estas últimas. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el ministro del sector correspondiente, a propuesta de este último.

18.2 El presente artículo se financia con cargo al presupuesto institucional del Ministerio respectivo y de las entidades que pertenezcan a su Sector, sin demandar recursos adicionales al Tesoro Público”.

CAPÍTULO IV

DISPOSICIONES ESPECIALES PARA EL GASTO EN PERSONAL, IMPLEMENTACIÓN DEL RÉGIMEN DEL

SERVICIO CIVIL E IMPLEMENTACIÓN DE LA NEGOCIACIÓN COLECTIVA EN

EL SECTOR ESTATAL

Artículo 19. Incorporación de mayores ingresos para el financiamiento de contratos bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057

Durante el Año Fiscal 2025, se prohíbe a las entidades del Gobierno Nacional y los gobiernos regionales incorporar recursos destinados a la Partida de Gasto 2.1.1 13.1 “Contrato Administrativo de Servicios”, provenientes de mayores ingresos por la fuente de financiamiento Recursos Directamente Recaudados y de los saldos de balance generados en dicha fuente de financiamiento.

Artículo 20. Gastos de contrataciones de personal bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 con cargo a los recursos asignados a la partida de gasto vinculada a inversiones y mantenimiento de infraestructura

La contratación bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 no es aplicable en la ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho sistema.(*)

(*) De conformidad con la Décima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, durante el año fiscal 2025, se exceptúa de manera excepcional a los gobiernos regionales de lo dispuesto en el inciso 3 y en los literales b) y c) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como del numeral 11.3 del artículo 11 de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, con el objetivo de habilitar la partida de gasto 2.1.41.17 “Gastos por las Vacaciones Truncas del Personal CAS”, en concordancia con la undécima Disposición Complementaria Final de la ley Nº 32260, Ley que reconoce y premia a los deportistas medallistas de las diversas competencias deportivas de nivel internacional y dicta excepcionalmente medidas de carácter presupuestal. Para tal efecto, también se exonera del presente párrafo. Las modificaciones presupuestarias correspondientes deberán aprobarse bajo responsabilidad y con previa opinión favorable de la oficina de presupuesto correspondiente, conforme a la normativa vigente.

Para tal efecto, se prohíben las contrataciones de personal bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 con cargo a los recursos asignados a la partida de gasto vinculada a inversiones.

Asimismo, no pueden efectuarse modificaciones presupuestarias en el nivel funcional programático con cargo a las partidas de gasto vinculadas al mantenimiento de infraestructura, con el objeto de habilitar recursos destinados al financiamiento de contratos bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 no vinculados a dicho fin.(*)

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se exceptúa de manera excepcional durante el Año Fiscal 2025 a los gobiernos regionales de lo establecido en el inciso 3 y los literales b) y c) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y del numeral 11.3 del artículo 11 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, para la habilitación de las partidas de gasto 2. 1. 1. 13. 1 2 “Contrato Administrativo de Servicios - Transitorio”; 2. 1. 3. 1. 1. 15 “Contribuciones a Essalud de Contrato Administrativo de Servicios” y 2.1.1.9.1.4 “Aguinaldos de Contrato Administrativo de Servicios” para la contratación de personal temporal bajo el régimen del Decreto Legislativo 1057 para la formulación y ejecución de inversiones bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones. Para tal fin, se exonera del numeral 9. 1 y 9.3 del artículo 9 y del primer párrafo del presente artículo de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, así como también del artículo 6 de la Ley 31069. Las referidas modificaciones presupuestarias se aprueban, bajo responsabilidad, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normativa vigente.

Artículo 21. Medidas en gasto de personal para garantizar la sostenibilidad fiscal

21.1 Se establece, en el Año Fiscal 2025, para los pliegos del Gobierno Nacional y los gobiernos regionales un límite máximo al número de puestos bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 con financiamiento anualizado conforme al Anexo II “Límite máximo de puestos para el Contrato Administrativo de Servicios - CAS” de la presente ley. Dicho límite máximo se aplica a nivel de pliego presupuestario.(*)

(*) De conformidad con el Numeral 3.2 del Artículo 3 de la Ley Nº 32313, publicada el 29 abril 2025, para efecto de lo señalado en el citado artículo, se exceptúa al Ministerio del Interior de lo establecido en el presente numeral.

21.2 No se encuentran sujetos al límite al que hace referencia el numeral precedente los puestos bajo el régimen laboral especial del Decreto Legislativo Nº 1057 que cumplan, de manera conjunta, con los siguientes requisitos:

a) Que se identifiquen en la fase de ejecución presupuestaria.

b) Que no requieran financiamiento anualizado, ni sostenibilidad para los siguientes años.

c) Que sean para labores de necesidad transitoria, conforme lo dispuesto en el artículo 5 del Decreto Legislativo Nº 1057 y modificatorias.

Los contratos que se efectúen en el marco del presente artículo son de carácter temporal; y, culminan indefectiblemente como máximo hasta el 31 de diciembre de 2025. La comunicación que la entidad pudiera realizar respecto a la conclusión del vínculo contractual tiene carácter meramente informativo y su omisión no genera la prórroga del contrato.

21.3 La Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas elimina de oficio en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) los registros CAS de los contratos cuya vigencia ha culminado.

21.4 Los pliegos presupuestarios identifican en el AIRHSP, hasta el 20 de diciembre de 2024, los registros CAS que pasan a tener vigencia sostenible hasta la cantidad establecida en el Anexo II “Límite máximo de puestos para el Contrato Administrativo de Servicios - CAS”. La referida identificación asegura los contratos administrativos de servicios a plazo indeterminado para su sostenibilidad. Aquellos puestos que no fueran identificados como sostenibles por el pliego son eliminados del AIRHSP por la Dirección General de Gestión Fiscal de los Recursos Humanos al 31 de diciembre de 2024.

21.5 El cumplimiento de lo dispuesto en el presente artículo se efectúa bajo responsabilidad del titular de la entidad y del jefe de la oficina de recursos humanos o el que haga sus veces.

21.6 El presente artículo entra en vigencia al día siguiente de la publicación de la presente ley.

Artículo 22. Autorizaciones para la implementación del régimen del servicio civil en las entidades que cuenten con CPE aprobado

Se dispone que para efectos de la implementación del régimen del servicio civil regulado por la Ley Nº 30057, Ley del Servicio Civil, lo establecido en el artículo 8 de la presente ley no es aplicable a las entidades que cuenten con el Cuadro de Puestos de la Entidad (CPE) aprobado por la Autoridad Nacional del Servicio Civil. Para dicho efecto las respectivas entidades quedan exceptuadas del numeral 9.1 del artículo 9 de la presente ley con el fin de habilitar la Partida de Gasto 2.1.1 “Retribuciones y Complementos en Efectivo” con cargo a la Específica del Gasto 2.3.2 9.1 1 “Locación de Servicios Realizados por Persona Natural”.

Artículo 23. Emisión del decreto supremo en el marco del artículo 52 de la Ley Nº 30057

Para la emisión del decreto supremo a que hace referencia el último párrafo del artículo 52 de la Ley Nº 30057, Ley del Servicio Civil, la entidad respectiva debe contar con el Cuadro de Puestos de la Entidad (CPE) aprobado por la Autoridad Nacional del Servicio Civil (SERVIR). Para dicho efecto y para la aprobación del CPE, las entidades quedan exoneradas de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente ley y en lo establecido en las prohibiciones contenidas en la Ley Nº 28212 y el Decreto de Urgencia Nº 038-2006. Esta exoneración es aplicable únicamente a puestos pertenecientes al régimen del servicio civil.

CONCORDANCIAS:  D.S.N° 136-2025-EF (Decreto Supremo que aprueba el monto de compensación económica en el marco del numeral 1, literal a) del artículo 52 de la Ley Nº 30057)

Artículo 24. Incorporación parcial del monto del Beneficio Extraordinario Transitorio Fijo (BET Fijo) al Monto Único Consolidado (MUC) e Incremento del Monto Único Consolidado para los servidores del régimen del Decreto Legislativo Nº 276 de las entidades del Gobierno Nacional y gobiernos regionales

24.1 Se autoriza la incorporación parcial del monto del Beneficio Extraordinario Transitorio Fijo (BET Fijo) al Monto Único Consolidado (MUC), hasta por el monto de S/ 200,00 (DOSCIENTOS Y 00/100 SOLES), para los servidores del régimen del Decreto Legislativo Nº 276 ubicados en los grupos ocupacionales Profesional, Técnico y Auxiliar, conforme lo establece el primer y segundo párrafo de la cláusula Décima Quinta del Convenio Colectivo a nivel Centralizado 2024-2025, suscrito en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; el artículo 28 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024 y el Decreto Supremo Nº 008-2022-PCM, Decreto Supremo que aprueba Lineamientos para la implementación de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; así como, las normas complementarias para su implementación.

24.2 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos y considerando lo dispuesto en el numeral precedente, apruebe el nuevo Monto Único Consolidado (MUC) de los servidores del régimen del Decreto Legislativo Nº 276 que pertenecen al grupo ocupacional Profesional, Técnico y Auxiliar, así como los criterios y otras disposiciones necesarias para la implementación del presente artículo, de acuerdo a la cláusula Décima Quinta del Convenio Colectivo a nivel Centralizado 2024-2025, suscrito en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; el artículo 28 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024 y el Decreto Supremo Nº 008-2022-PCM, Decreto Supremo que aprueba Lineamientos para la implementación de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

24.3 Se autoriza la incorporación parcial del monto del Beneficio Extraordinario Transitorio Fijo (BET Fijo) al Monto Único Consolidado (MUC), hasta por el monto de S/ 200,00 (DOSCIENTOS Y 00/100 SOLES) para los servidores del régimen del Decreto Legislativo Nº 276 ubicados en el grupo ocupacional Funcionario.

24.4 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos y considerando lo dispuesto en el numeral precedente, apruebe el nuevo Monto Único Consolidado de los servidores del régimen del Decreto Legislativo Nº 276 que pertenecen al grupo ocupacional Funcionario; así como los criterios y otras disposiciones necesarias para la implementación de lo establecido en el presente artículo.

24.5 Se autoriza a la Dirección General de Gestión Fiscal de los Recursos Humanos a emitir resoluciones directorales de oficio, en base a la información registrada en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) para determinar el nuevo monto del Beneficio Extraordinario Transitorio Fijo (BET fijo), con la reducción en el monto de hasta S/ 200,00 (DOSCIENTOS Y 00/100 SOLES) que se incorporan al MUC. Lo dispuesto en el presente párrafo no constituye una reducción de los ingresos totales que perciben los servidores, y no existe posibilidad de restitución en vía alguna.

24.6 El nuevo MUC aprobado, a que hacen referencia los numerales 24.2 y 24.4 del presente artículo, entra en vigencia a partir de 1 de enero de 2025.

24.7 El nuevo MUC es de naturaleza remunerativa, tiene carácter pensionable y se encuentra afecto a cargas sociales; asimismo, constituye base de cálculo para los beneficios laborales.

24.8 En el marco del Decreto de Urgencia Nº 038-2019, cuando el monto afecto a cargas sociales determinado sea mayor al nuevo MUC, se mantiene el referido monto afecto a cargas sociales; y, cuando el monto afecto a cargas sociales determinado sea menor o igual al nuevo MUC, el monto afecto a cargas sociales es el nuevo MUC.

24.9 Para efectos de la implementación del presente artículo, se exonera a las entidades del Gobierno Nacional y los gobiernos regionales de lo dispuesto en el artículo 6 de la Ley Nº 31953 y en el artículo 6 de la presente ley.

24.10 El presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

CONCORDANCIAS: D.S. Nº 282-2024-EF (Decreto Supremo que aprueba el nuevo Monto Único Consolidado (MUC) para los servidores administrativos y funcionarios sujetos al régimen del Decreto Legislativo N° 276 de las entidades del Gobierno Nacional y gobiernos regionales, así como los criterios y otras disposiciones para su implementación)

Artículo 25. Incremento de ingresos de personal de los servidores del régimen del Decreto Legislativo Nº 276 para las entidades de los gobiernos locales

25.1 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos, apruebe el incremento denominado “Negociación colectiva centralizada 2024-2025”, para los servidores del régimen del Decreto Legislativo Nº 276 que pertenecen al grupo ocupacional profesional, técnico y auxiliar, de los Gobiernos Locales, de acuerdo a la cláusula Décima Sexta del Convenio Colectivo a nivel Centralizado 2024-2025, suscrito en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; el artículo 28 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024 y el Decreto Supremo Nº 008-2022-PCM, Decreto Supremo que aprueba Lineamientos para la implementación de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

25.2 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos, apruebe el incremento con el concepto de “Negociación colectiva centralizada 2024-2025” de los servidores del régimen del Decreto Legislativo Nº 276 que pertenecen al grupo ocupacional funcionario.

25.3 El concepto “Negociación colectiva centralizada 2024-2025” es de naturaleza remunerativa, tiene carácter pensionable y constituye base de cálculo para los beneficios laborales que correspondan.

25.4 El concepto “Negociación colectiva centralizada 2024-2025” se aplica a partir del 1 de enero de 2025; y es abonado únicamente hasta que la municipalidad implemente la estructura de ingresos del personal de los servidores públicos bajo el régimen del Decreto Legislativo Nº 276, regulada en la normatividad vigente; y, se financia con cargo a los respectivos presupuestos institucionales de los Gobiernos Locales y sus Organismos Públicos Descentralizados, sin demandar recursos adicionales al Tesoro Público.

25.5 Para efectos de la implementación de la presente disposición, se exonera a las entidades de los gobiernos locales de lo dispuesto en el artículo 6 de la Ley Nº 31953 y en el artículo 6 de la presente ley.

25.6 El presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

Artículo 26. Incremento de los ingresos de los servidores de los regímenes de los Decretos Legislativos Nº 728, Nº 1057 y Leyes Nº 30057, Nº 29709 y Nº 28091

26.1 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos, apruebe el incremento de ingresos de los servidores de los regímenes de los Decretos Legislativos Nº 728, Nº 1057 y Leyes Nº 30057, Nº 29709 y Nº 28091, acordado en la cláusula Décima Séptima del Convenio Colectivo a nivel Centralizado 2024-2025, realizado en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; el artículo 28 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, y el Decreto Supremo Nº 008-2022-PCM, Decreto Supremo que aprueba Lineamientos para la implementación de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

26.2 Se autoriza al Ministerio de Economía y Finanzas para que, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Gestión Fiscal de los Recursos Humanos, apruebe el incremento de los ingresos de los directivos y funcionarios de los regímenes de los Decretos Legislativos Nº 728, Nº 1057 y Leyes Nº 30057, Nº 29709 y Nº 28091; así como los criterios y otras disposiciones necesarias para la implementación de lo establecido en el presente artículo.

26.3 El incremento de los servidores de los regímenes de los Decretos Legislativos Nº 728, Nº 1057 y Leyes Nº 30057, Nº 29709 y Nº 28091 a que hace referencia los numerales 26.1 y 26.2 del presente artículo, se efectúa a partir del 01 de enero de 2025. El incremento mensual es de naturaleza remunerativa, tiene carácter pensionable y forma parte de la base de cálculo de los beneficios laborales que correspondan.

26.4 Para efectos de la implementación del presente artículo, se exonera a las entidades del Gobierno Nacional, los gobiernos regionales y gobiernos locales de lo dispuesto en el artículo 6 de la Ley Nº 31953 y en el artículo 6 de la presente ley.

26.5 El presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

CONCORDANCIAS: D.S. N° 279-2024-EF (Decreto Supremo que aprueba el incremento mensual de los servidores, directivos y funcionarios de los regímenes de los Decretos Legislativos N° 728, N° 1057 y Leyes N° 30057, N° 29709 y N° 28091; y dicta criterios y disposiciones necesarias para su implementación)

Artículo 27. Excepciones para la aprobación de conceptos de ingresos en el marco de los convenios colectivos, actas de conciliación o laudos arbitrales aprobados de conformidad con la Ley Nº 31188

27.1 Se exceptúa de la prohibición de reajuste o incremento de remuneraciones, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas y concepto de cualquier naturaleza, cualquiera sea su forma, modalidad, periodicidad y fuentes de financiamiento; asimismo, de la prohibición de la aprobación de nuevas bonificaciones, beneficios, asignaciones, incentivos, estímulos, retribuciones, dietas, compensaciones económicas y conceptos de cualquier naturaleza con la misma características señaladas anteriormente, establecidas en el artículo 6 de la presente ley, para efectos de la aprobación de conceptos de ingresos en el marco de los convenios colectivos, actas de conciliación o laudos arbitrales aprobados de conformidad con la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

27.2 Para efecto de lo establecido en el numeral precedente, todo proceso de negociación colectiva o proceso de arbitraje laboral, se sujeta al cumplimiento de las normas de la administración financiera del sector público, respetando estrictamente los principios de equilibro y programación multianual, las reglas macrofiscales y las reglas para la estabilidad presupuestaria para cada año fiscal, bajo responsabilidad.

27.3 Los procesos de negociación colectiva y/o procesos de arbitraje laboral que se encuentren en trámite, se adecúan a lo establecido en la presente disposición.

Artículo 28. Modificaciones presupuestarias con cargo a los recursos asignados para la implementación de las negociaciones colectivas en el Nivel Descentralizado

28.1 Durante el Año Fiscal 2025, las específicas del gasto 2.5.6 1.1 1 “Gastos por implementación de la negociación colectiva - Nivel descentralizado por entidad pública” y 2.5.6 1.1 2 “Gastos por implementación de la negociación colectiva - Nivel descentralizado en el ámbito sectorial” del presupuesto institucional de los pliegos presupuestarios del Gobierno Nacional, gobiernos regionales y gobiernos locales, no pueden habilitar a otras partidas, genéricas o específicas del gasto de sus presupuestos institucionales ni ser habilitadas, prohibición que incluye ejecutar gasto en las referidas partidas. La citadas específicas del gasto prevén la totalidad de los recursos que financian los acuerdos asumidos en la Negociación Colectiva en el Nivel Descentralizado en el año 2024 de acuerdo con la normativa vigente y no están sujetos a modificaciones presupuestarias en el nivel funcional programático ni incorporaciones de mayores ingresos, bajo responsabilidad del titular del pliego.

28.2 Para el caso de la específica de gasto 2.5.6 1.1 1 “Gastos por implementación de la negociación colectiva - Nivel descentralizado por entidad pública”, solo se pueden habilitar a otras específicas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego, para el financiamiento de los convenios suscritos en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal en el Nivel Descentralizado en el Ámbito por Entidad Pública suscritos en el año 2024, previa opinión del Ministerio de Economía y Finanzas.

28.3 Para efectos de lo establecido en el presente artículo, los pliegos del Gobierno Nacional, los gobiernos regionales y gobiernos locales quedan exceptuados de lo dispuesto en el numeral 9.1 del artículo 9 de la presente ley.

28.4 La opinión del Ministerio de Economía y Finanzas a la que hace referencia el presente artículo, se efectúa previa solicitud de los pliegos involucrados, la cual solo puede ser presentada al Ministerio de Economía y Finanzas hasta el 28 de febrero de 2025.

(*) De conformidad con la Octava Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza a los Gobiernos Regionales, de manera excepcional, que la específica de gasto 2.5.6 1.1 1 “Gastos por implementación de la negociación colectiva - Nivel descentralizado por entidad pública” puede habilitar a otras específicas de gasto en la misma unidad ejecutora o entre unidades ejecutoras del mismo pliego, para el financiamiento de los convenios colectivos suscritos en el año 2023 en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal en el Nivel Descentralizado en el Ámbito por Entidad Pública para ser implementados en el año 2025, siempre que no cuenten con el financiamiento en la específica de gasto a habilitar y no se cuente con solicitudes pendientes de atención de convenios suscritos en el año 2024 en el marco del presente artículo. Para efectos de lo establecido en la citada disposición, los referidos pliegos quedan exceptuado de lo dispuesto en el numeral 9.1 del artículo 9 y del presente artículo de la Ley Nº 32185. La opinión del Ministerio de Economía y Finanzas a la que hace referencia la citada disposición, se efectúa previa solicitud, la cual solo puede ser presentada al Ministerio de Economía y Finanzas hasta el 29 de agosto de 2025.

Artículo 29. Cumplimiento de normas de orden fiscal para los procesos arbitrales y los laudos arbitrales de índole laboral

En los procesos arbitrales y los laudos arbitrales de índole laboral, en los que forma parte las entidades del Sector Público, los árbitros deben sujetarse al cumplimiento de las normas de la Administración Financiera del Sector Público, así como las medidas en gastos en ingresos del personal y las medidas de austeridad, disciplina y calidad en el gasto público reguladas en la Ley Anual de Presupuesto, respetando los principios de equilibro y programación multianual, las reglas macrofiscales y las reglas para la estabilidad presupuestaria para cada año fiscal, bajo responsabilidad.

Artículo 30. Otorgamiento de un bono excepcional por única vez

30.1 Se autoriza el otorgamiento de un bono excepcional y por única vez, de S/ 200,00 (DOSCIENTOS Y 00/100 SOLES) para los servidores de los regímenes de los Decretos Legislativos Nº 276, Nº 728 y Nº 1057 y Leyes Nº 30057, Nº 29709 y Nº 28091, del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, acordado en la cláusula Décima Octava del Convenio Colectivo a nivel Centralizado 2024-2025, suscrito en el marco de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal; el artículo 28 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024 y el Decreto Supremo Nº 008-2022-PCM, Decreto Supremo que aprueba Lineamientos para la implementación de la Ley Nº 31188, Ley de Negociación Colectiva en el Sector Estatal.

30.2 El bono excepcional se paga por única vez como máximo en el mes de enero de 2025, cuyo trámite inicia en diciembre del Año Fiscal 2024. El referido bono excepcional no tiene carácter remunerativo, no está afecto a cargas sociales, no es de naturaleza pensionable, y no forma parte de los beneficios laborales.

30.3 Los servidores en los niveles remunerativos de funcionarios y directivos del régimen laboral del Decreto Legislativo Nº 276, que no desempeñen cargos directivos ni de confianza ni reúnan las características propias de funcionario público o directivo, excepcionalmente perciben el bono a que se refiere el presente artículo, para lo cual la entidad presenta al Ministerio de Economía y Finanzas la relación de los funcionarios y directivos beneficiarios, con el sustento correspondiente, previa opinión de la Autoridad Nacional del Servicio Civil (SERVIR) sobre la naturaleza de las funciones del puesto, conforme al procedimiento aprobado por SERVIR.

30.4 Para el pago del bono excepcional, el personal beneficiario del bono excepcional autorizado en el presente artículo debe cumplir con las siguientes condiciones:

1. Para el caso de las entidades del Gobierno Nacional y los gobiernos regionales, el personal beneficiario debe cumplir de manera conjunta lo siguiente: encontrarse registrado en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) del Ministerio de Economía y Finanzas al 30 de junio de 2024; y, contar con vínculo laboral vigente a la fecha de pago del bono excepcional.

2. Para el caso de los gobiernos locales, el personal beneficiario debe cumplir de manera conjunta lo siguiente: encontrarse registrado en la Planilla Electrónica (PDT PLAME) que se encuentra a cargo del Ministerio de Trabajo y Promoción del Empleo en el mes de junio de 2024; y, contar con vínculo laboral a la fecha de pago del bono excepcional.

30.5 Para el financiamiento del bono excepcional que otorgan las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales autorizado en el presente artículo, se establece lo siguiente:

1. Se autoriza al Ministerio de Economía y Finanzas a realizar modificaciones presupuestarias en el nivel institucional y en el nivel funcional programático, según corresponda, hasta por la suma de S/ 129 329 600,00 (CIENTO VEINTINUEVE MILLONES TRESCIENTOS VEINTINUEVE MIL SEISCIENTOS Y 00/100 SOLES), a favor de diversos pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, por la fuente de financiamiento Recursos Ordinarios, con cargo a los recursos de la Reserva de Contingencia del Ministerio de Economía y Finanzas. Las referidas modificaciones presupuestarias en el nivel institucional se aprueban utilizando solo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

2. Excepcionalmente, en caso corresponda, y de forma complementaria a lo dispuesto en el numeral precedente, los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales pueden financiar el otorgamiento del referido bono, con cargo a los recursos de su presupuesto institucional, para lo cual quedan exceptuados de lo establecido en los numerales 9.1 y 9.3 del artículo 9 de la presente ley.

3. En el caso de las entidades a las que hace referencia el artículo 72 del Decreto Legislativo Nº 1440, el gasto que irrogue la aplicación del presente artículo se financia con cargo a sus respectivos presupuestos institucionales para lo cual quedan exceptuadas de lo establecido en el artículo 9 y el literal a) del artículo 33 de la presente ley y en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

30.6 Para la aplicación de lo establecido en el presente artículo, se exceptúa a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales de lo dispuesto en el artículo 6 de la presente ley.

30.7 El presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

CAPÍTULO V

GASTO PÚBLICO EN TEMAS PRIORITARIOS Y PRESUPUESTO POR RESULTADOS

Artículo 31. Implementación de acciones vinculadas al Programa Presupuestal orientado a Resultados para Reducción de la Violencia contra la Mujer

31.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025 se han asignado recursos, hasta por la suma de S/ 534 919 575,00 (QUINIENTOS TREINTA Y CUATRO MILLONES NOVECIENTOS DIECINUEVE MIL QUINIENTOS SETENTA Y CINCO Y 00/100 SOLES), para financiar acciones vinculadas al Programa Presupuestal orientado a Resultados para Reducción de la Violencia contra la Mujer (PPoR RVcM), conforme a lo siguiente:

a) Hasta por la suma de S/ 244 884 226,00 (DOSCIENTOS CUARENTA Y CUATRO MILLONES OCHOCIENTOS OCHENTA Y CUATRO MIL DOSCIENTOS VEINTISÉIS Y 00/100 SOLES) a favor del Ministerio de la Mujer y Poblaciones Vulnerables.

b) Hasta por la suma de S/ 118 965 260,00 (CIENTO DIECIOCHO MILLONES NOVECIENTOS SESENTA Y CINCO MIL DOSCIENTOS SESENTA Y 00/100 SOLES) a favor del Ministerio Público.

c) Hasta por la suma de S/ 108 231 679,00 (CIENTO OCHO MILLONES DOSCIENTOS TREINTA Y UN MIL SEISCIENTOS SETENTA Y NUEVE Y 00/100 SOLES) a favor del Poder Judicial.

d) Hasta por la suma de S/ 23 982 434,00 (VEINTITRÉS MILLONES NOVECIENTOS OCHENTA Y DOS MIL CUATROCIENTOS TREINTA Y CUATRO Y 00/100 SOLES) a favor del Ministerio de Salud.

e) Hasta por la suma de S/ 19 324 637,00 (DIECINUEVE MILLONES TRESCIENTOS VEINTICUATRO MIL SEISCIENTOS TREINTA Y SIETE Y 00/100 SOLES) a favor del Ministerio de Justicia y Derechos Humanos.

f) Hasta por la suma de S/ 2 581 285,00 (DOS MILLONES QUINIENTOS OCHENTA Y UN MIL DOSCIENTOS OCHENTA Y CINCO Y 00/100 SOLES) a favor del Ministerio del Interior.

g) Hasta por la suma de S/ 2 291 524,00 (DOS MILLONES DOSCIENTOS NOVENTA Y UN MIL QUINIENTOS VEINTICUATRO Y 00/100 SOLES) a favor del Ministerio de Educación.

h) Hasta por la suma de S/ 10 676 430,00 (DIEZ MILLONES SEISCIENTOS SETENTA Y SEIS MIL CUATROCIENTOS TREINTA Y 00/100 SOLES) a favor de los gobiernos regionales.

i) Hasta por la suma de S/ 3 982 100,00 (TRES MILLONES NOVECIENTOS OCHENTA Y DOS MIL CIEN Y 00/100 SOLES) a favor de los gobiernos locales.

31.2 De los recursos señalados en el numeral 31.1, se dispone hasta por la suma de S/ 249 102 861,00 (DOSCIENTOS CUARENTA Y NUEVE MILLONES CIENTO DOS MIL OCHOCIENTOS SESENTA Y UNO Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, para financiar el Sistema Nacional Especializado de Justicia para la Protección y Sanción de la Violencia contra las Mujeres e Integrantes del Grupo Familiar (SNEJ), conforme a lo siguiente:

a) Hasta por la suma de S/ 118 965 260,00 (CIENTO DIECIOCHO MILLONES NOVECIENTOS SESENTA Y CINCO MIL DOSCIENTOS SESENTA Y 00/100 SOLES) a favor del Ministerio Público.

b) Hasta por la suma de S/ 108 231 679,00 (CIENTO OCHO MILLONES DOSCIENTOS TREINTA Y UN MIL SEISCIENTOS SETENTA Y NUEVE Y 00/100 SOLES) a favor del Poder Judicial.

c) Hasta por la suma de S/ 19 324 637,00 (DIECINUEVE MILLONES TRESCIENTOS VEINTICUATRO MIL SEISCIENTOS TREINTA Y SIETE Y 00/100 SOLES) a favor del Ministerio de Justicia y Derechos Humanos.

d) Hasta por la suma de S/ 2 581 285,00 (DOS MILLONES QUINIENTOS OCHENTA Y UN MIL DOSCIENTOS OCHENTA Y CINCO Y 00/100 SOLES) a favor del Ministerio del Interior.

31.3 La implementación del SNEJ es progresiva en función del cronograma de implementación vigente aprobado por el Ministerio de la Mujer y Poblaciones Vulnerables, y se realiza con cargo a los presupuestos institucionales de los pliegos involucrados, sin demandar recursos adicionales al Tesoro Público.(*)

(*) De conformidad con el Numeral 2.4 del Artículo 2 del Decreto de Urgencia Nº 005-2025, publicado el 09 mayo 2025, para efecto de la implementación del Sistema Nacional Especializado de Justicia para la protección y sanción de la violencia contra las mujeres e integrantes del grupo familiar (SNEJ) en la provincia de Condorcanqui del Distrito Judicial de Amazonas, se exonera al Ministerio de la Mujer y Poblaciones Vulnerables, Ministerio de Justicia y Derechos Humanos, Ministerio Público, Poder Judicial y Ministerio del Interior, de lo establecido en el presente numeral, así como de lo señalado en el artículo 6 del Decreto Legislativo Nº 1368, Decreto Legislativo que crea el Sistema Nacional Especializado de Justicia para la protección y sanción de la violencia contra las mujeres e integrantes del grupo familiar. El citado Decreto de Urgencia tiene vigencia hasta el 31 de diciembre de 2025.

31.4 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos para los cuales son asignados.

Artículo 32. Implementación de acciones vinculadas al Desarrollo Infantil Temprano

32.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025 se han asignado recursos, hasta por la suma de S/ 3 750 500 913,00 (TRES MIL SETECIENTOS CINCUENTA MILLONES QUINIENTOS MIL NOVECIENTOS TRECE Y 00/100 SOLES) para financiar acciones vinculadas al Programa Presupuestal orientado a Resultados de Desarrollo Infantil Temprano (PPoR DIT), conforme al siguiente detalle:

a) Hasta por la suma de S/ 495 544 114,00 (CUATROCIENTOS NOVENTA Y CINCO MILLONES QUINIENTOS CUARENTA Y CUATRO MIL CIENTO CATORCE Y 00/100 SOLES) a favor del Ministerio de Salud.

b) Hasta por la suma de S/ 1 041 392 236,00 (UN MIL CUARENTA Y UN MILLONES TRESCIENTOS NOVENTA Y DOS MIL DOSCIENTOS TREINTA Y SEIS Y 00/100 SOLES) a favor del Ministerio de Desarrollo e Inclusión Social.

c) Hasta por la suma de S/ 49 970 778,00 (CUARENTA Y NUEVE MILLONES NOVECIENTOS SETENTA MIL SETECIENTOS SETENTA Y OCHO Y 00/100 SOLES) a favor del Seguro Integral de Salud.

d) Hasta por la suma de S/ 10 228 956,00 (DIEZ MILLONES DOSCIENTOS VEINTIOCHO MIL NOVECIENTOS CINCUENTA Y SEIS Y 00/100 SOLES) a favor del Instituto Nacional de Salud.

e) Hasta por la suma de S/ 27 977 376,00 (VEINTISIETE MILLONES NOVECIENTOS SETENTA Y SIETE MIL TRESCIENTOS SETENTA Y SEIS Y 00/100 SOLES) a favor del Ministerio de Educación.

f) Hasta por la suma de S/ 1 938 578 308,00 (UN MIL NOVECIENTOS TREINTA Y OCHO MILLONES QUINIENTOS SETENTA Y OCHO MIL TRESCIENTOS OCHO Y 00/100 SOLES) a favor de los gobiernos regionales.

g) Hasta por la suma de S/ 186 809 145,00 (CIENTO OCHENTA Y SEIS MILLONES OCHOCIENTOS NUEVE MIL CIENTO CUARENTA Y CINCO Y 00/100 SOLES) a favor de los gobiernos locales.

32.2 Se autoriza a los pliegos mencionados en el presente artículo a realizar modificaciones presupuestarias en el nivel funcional programático entre los productos de los programas presupuestales con los que cuente el pliego con cargo a su presupuesto institucional. Los pliegos señalados en el numeral precedente no se encuentran comprendidos dentro del alcance del literal a) del artículo 33 de la presente ley.

32.3 Se establece que la aprobación de la Norma Técnica del Producto “Niños y niñas entre 6 hasta 36 meses que requieren de cuidado extra familiar por ausencia de un adulto competente para su atención en el ámbito del hogar reciben servicios de cuidado y atención integral” del PPoR DIT, al que se refiere el segundo párrafo del numeral 33.4 del artículo 33 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, se efectúa hasta el 31 de marzo de 2025.

32.4 El numeral 32.3 del presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

32.5 Para sostener la cobertura integral en la atención a la primera infancia, se autoriza al Ministerio de Desarrollo e Inclusión Social, con cargo a los recursos señalados en el literal b) del numeral 32.1 del presente artículo, hasta por la suma de S/ 36 000 000,00 (TREINTA Y SEIS MILLONES Y 00/100 SOLES), para financiar la prestación del servicio alimentario a favor de los niños de 12 a 36 meses del Servicio de Educación y Cuidado Diurno, así como los gastos operativos, de monitoreo, administrativos y otros necesarios para garantizar el servicio.

Para tal efecto, se autoriza excepcionalmente al Programa Nacional de Alimentación Escolar Qali Warma a brindar el servicio alimentario para la atención de niños de 12 a 36 meses del Servicio de Educación y Cuidado Diurno, rigiéndose por sus procedimientos operativos de compra establecidos en el marco de lo dispuesto en la Octogésima Cuarta Disposición Complementaria Final de la Ley Nº 29951, Ley de Presupuesto del Sector Público para el Año Fiscal 2013.

De acuerdo a las condiciones de la infraestructura y equipamiento de las cunas y cunas-jardín, el Programa Nacional de Alimentación Escolar Qali Warma determinará la modalidad y/o modelos de la prestación del servicio.

32.6 Se autoriza al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional, sin demandar recursos al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional a favor del Instituto Nacional de Salud y los gobiernos regionales para la continuidad del Servicio de Cuidado Diurno, para la atención priorizada de niñas y niños de 12 a 36 meses de ámbito urbano en situación de vulnerabilidad, en el marco del PPoR DIT. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, para lo cual el Ministerio de Educación no se encuentra comprendido dentro del alcance del literal b) del artículo 33 de la presente ley.

32.7 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos para los cuales son destinados.(*)

(*) De conformidad con el Numeral 6.2 del Artículo 6 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo dispuesto en el numeral precedente, el Ministerio de Desarrollo e Inclusión Social queda exceptuado de lo establecido en el presente artículo. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del presente artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el citado numeral no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados en el marco del citado artículo no puedenser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

Artículo 33. Modificaciones presupuestarias para los Programas Presupuestales en el Año Fiscal 2025

Se dispone que, durante el Año Fiscal 2025, para el caso de los programas presupuestales se aplica lo siguiente:

a) Para las modificaciones presupuestarias en el nivel funcional programático, solo se permiten las habilitaciones con cargo a los recursos previstos en programas presupuestales, siempre que hayan alcanzado las metas programadas de los indicadores de producción física de producto, debiendo reasignarse estos créditos presupuestarios en otros productos dentro del programa o, en su defecto, en los productos de otros programas presupuestales con los que cuente el pliego. Para tal fin, se suspende el literal a del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con el Numeral 2.1 del Artículo 2 de la Ley Nº 32386, publicada el 14 junio 2025, se exonera, excepcional y temporalmente al Ministerio del Interior, de la aplicación del presente literal. Las modificaciones presupuestarias que se efectúen en el marco de lo dispuesto en el citado artículo solo se orientan al Programa Presupuestal 0030 “Reducción de delitos y faltas que afectan la seguridad ciudadana”, con la finalidad de optimizar la gestión del sector y enfrentar el estado de emergencia decretado por la inseguridad ciudadana. La citada ley tiene vigencia de ciento ochenta días calendario contados a partir de su entrada en vigor.

(*) De conformidad con el Artículo 10 de la Ley Nº 32394, publicada el 29 junio 2025, para implementar lo dispuesto en los artículos 4, 5 y 6 de la citada ley, el Ministerio de Comercio Exterior y Turismo queda exceptuado de lo dispuesto en el presente literal; así como del inciso 4 del numeral 48.1 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

(*) De conformidad con el Numeral 4.1 del Artículo 4 de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el Año Fiscal 2025, al Ministerio de Justicia y Derechos Humanos, a realizar modificaciones presupuestarias en el nivel funcional programático, hasta por la suma de S/ 17 452 979,00 (DIECISIETE MILLONES CUATROCIENTOS CINCUENTA Y DOS MIL NOVECIENTOS SETENTA Y NUEVE Y 00/100 SOLES), para financiar la gestión y fortalecimiento de la política criminológica, acceso a la justicia y los gastos asociados a la lucha contra la delincuencia y el crimen organizado. Para el caso del financiamiento de los gastos asociados a la lucha contra la delincuencia y el crimen organizado, el Ministerio de Justicia y Derechos Humanos también queda exceptuado del presente literal.

(*) De conformidad con el Numeral 5.2 del Artículo 5 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo dispuesto en el numeral precedente al citado numeral, el Instituto Nacional Penitenciario, la Superintendencia Nacional de los Registros Públicos y la Procuraduría General del Estado quedan exceptuados de lo dispuesto en el presente literal.

(*) De conformidad con el Numeral 6.2 del Artículo 6 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo dispuesto en el numeral precedente, el Ministerio de Desarrollo e Inclusión Social queda exceptuado de lo establecido en el presente literal. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del presente artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el citado numeral no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados en el marco del citado artículo no puedenser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

(*) De conformidad con el Numeral 7.2 del Artículo 7 de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de lo señalado en el numeral precedente del citado numeral, el Ministerio del Ambiente y el Instituto Geofísico del Perú quedan exceptuados de lo dispuesto en el presente literal. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias en el nivel funcional programático que se realicen en el marco del citado artículo, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el numeral precedente al citado numeral no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados en el marco del citado artículo no pueden ser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

(*) De conformidad con el Numeral 9.2 del Artículo 9 de la Ley Nº 32416, publicada el 01 agosto 2025, se exceptúa, para efectos de lo dispuesto en el numeral precedente al citado numeral, los gobiernos regionales y los gobiernos locales quedan exceptuados de lo establecido en el presente literal.

(*) De conformidad con el Numeral 15.2 del Artículo 12 de la Ley Nº 32416, publicada el 01 agosto 2025, las transferencias autorizadas en el numeral precedente al citado numeral se aprueban mediante resolución del titular, previo informe favorable de su oficina de presupuesto o la que haga de sus veces en el pliego, y se publica en el diario oficial El Peruano. En el marco de la implementación de lo dispuesto en el numeral precedente, el Ministerio de Comercio Exterior y Turismo queda exceptuado de lo dispuesto en el presente literal.

(*) De conformidad con el Numeral 1 de la Cuadragésima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente durante el año fiscal 2025, al Poder Judicial a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional, para financiar el gasto de la planilla del personal activo que cuente con registro en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a la fecha de publicación del presente artículo, previa opinión favorable del Ministerio de Economía y Finanzas. Para tal efecto, queda exonerado de lo dispuesto en el presente literal.

(*) De conformidad con la Cuadragésima Quinta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza a la Oficina Nacional de Procesos Electorales a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los saldos no utilizados de los recursos transferidos mediante el Decreto Supremo Nº 038-2025-EF, correspondiente a la genérica de gasto 2.6 “Adquisición de Activos No Financieros”, para financiar la emisión de la Franja Electoral, la habilitación de las ODPE y Centro de Cómputo, la capacitación electoral del personal de las ODPE, la difusión de la información electoral a la ciudadanía, y el ensamblaje de material electoral para el proceso de Elecciones Generales 2026. Para dicho efecto, la Oficina Nacional de Procesos Electorales queda exonerada de lo dispuesto en el presente literal, previa opinión favorable de la Oficina de Presupuesto o la que haga sus veces en el pliego. Los recursos de las partidas de gasto materia de anulación por las modificaciones presupuestarias que se realicen en el marco del presente artículo no serán materia de demandas adicionales en la fase de ejecución presupuestaria.

(*) De conformidad con la Cuadragésima Sexta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, al Ministerio Público a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de su presupuesto institucional por las partidas de gasto 2.1.1 “Retribuciones y complementos en efectivo” y 2.1.3 “Contribuciones a la seguridad social”, hasta por la suma de S/ 25 034 816,00 (VEINTICINCO MILLONES TREINTA Y CUATRO MIL OCHOCIENTOS DIECISÉIS Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios, destinados a financiar gastos asociados al control, investigación y sanción producto de las acciones desarrolladas contra la delincuencia y el crimen organizado. Para tal efecto, el Ministerio Público queda exonerado de lo dispuesto en el presente literal.

(*) De conformidad con la Cuadragésima Novena Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el año fiscal 2025, al Instituto Nacional de Defensa de la Competencia y de la Protección de la Propiedad Intelectual (INDECOPI) a efectuar modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos de las partidas de gasto 2.1.1 Retribuciones y complementos en efectivo, hasta por la suma de S/ 7 900 000,00 (SIETE MILLONES NOVECIENTOS MIL Y 00/100 SOLES), para financiar los gastos necesarios para las actividades de los órganos resolutivos, sedes desconcentradas a nivel nacional, y eliminación de barreras burocráticas. Para dicho fin, el INDECOPI queda exonerado de lo dispuesto en el presente literal. Los recursos de las partidas de gasto, materia de anulación en las modificaciones presupuestarias que se realicen en el marco de la citada disposición, no pueden ser objeto de demandas adicionales durante la fase de ejecución presupuestaria, ni en los Años Fiscales subsiguientes, bajo responsabilidad del titular de la entidad. Asimismo, la aplicación de lo establecido en el párrafo precedente no involucra el desfinanciamiento de los gastos de personal, bajo responsabilidad del titular de la entidad. Los recursos habilitados no pueden ser utilizados para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal.

b) Los pliegos que cuenten con programas presupuestales pueden realizar modificaciones presupuestarias en el nivel institucional con cargo a los recursos asignados a dichos programas, siempre que el pliego habilitado cuente con productos del mismo programa presupuestal; salvo para las modificaciones presupuestarias en el nivel institucional que se autoricen para la elaboración de encuestas, censos o estudios que se requieran para el diseño, seguimiento, evaluación del desempeño en el marco del Presupuesto por Resultados, y/o para los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y/o proyectos que no están bajo el ámbito de dicho Sistema Nacional.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el ministro del sector correspondiente, a propuesta de este último.

Cada pliego presupuestario que transfiera recursos en el marco del presente literal es responsable del monitoreo, seguimiento y verificación del cumplimiento de los fines y metas para los cuales fueron transferidos los recursos, lo que incluye el monitoreo financiero de los recursos.

Para tal fin, se suspende el artículo 49 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con el Numeral 16.2 del Artículo 16 de la Ley Nº 32416, publicada el 01 agosto 2025, para la aplicación de lo mencionado en el numeral anterior al citado numeral, se autoriza al Ministerio de Desarrollo e Inclusión Social (MIDIS) a realizar modificaciones en el nivel funcional programático, para lo cual queda exceptuado de lo establecido en el presente artículo.

(*) De conformidad con el Numeral 2 de la Décima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para la implementación de lo señalado en el numeral 1 de la citada disposición, se exceptúa al Ministerio de Vivienda, Construcción y Saneamiento de lo establecido en el presente artículo.

Artículo 34. Programa de Incentivos a la Mejora de la Gestión Municipal (PI)

34.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Economía y Finanzas, hasta por la suma de S/ 516 000 000,00 (QUINIENTOS DIECISÉIS MILLONES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para el financiamiento de los fines del Programa de Incentivos a la Mejora de la Gestión Municipal (PI) correspondiente al tramo I y tramo II del año 2024. La transferencia de los recursos autorizados por el presente numeral se aprueba mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, a propuesta de la Dirección General de Presupuesto Público, y se incorporan en los gobiernos locales, en la fuente de financiamiento Recursos Determinados. El decreto supremo que transfiere los recursos se publica hasta el 30 de abril de 2025.

34.2 Mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, se aprueban los procedimientos para el cumplimiento de metas y la asignación condicionada de recursos del Programa de Incentivos a la Mejora de la Gestión Municipal correspondiente al periodo junio-diciembre 2025.

Artículo 35. Impulso a la ejecución de inversiones en los gobiernos locales y gobiernos regionales

35.1 Se dispone que para la implementación de un incentivo presupuestario orientado a promover el incremento de la capacidad de ejecución de inversiones de los gobiernos regionales y gobiernos locales, la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas aprueba, mediante resolución directoral, los indicadores y procedimientos para la aplicación del referido incentivo presupuestario, en el marco de lo dispuesto por el artículo 67 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

35.2 La implementación del mencionado incentivo presupuestario se realiza durante el Año Fiscal 2025. La evaluación de los indicadores y metas, y la transferencia de recursos por el señalado incentivo presupuestario, se realizan en el Año Fiscal 2026.

CONCORDANCIAS: R.D.N° 0012-2025-EF/50.01 (Aprueban los indicadores y procedimientos para la implementación del incentivo presupuestario orientado a promover el incremento de la capacidad de ejecución de inversiones de los gobiernos regionales y gobiernos locales correspondiente al año 2025)

Artículo 36. Acciones para la mejora de la identidad en niños de 0-3

36.1 Se autoriza el financiamiento con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, hasta por la suma de S/ 6 500 000,00 (SEIS MILLONES QUINIENTOS MIL Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para el incentivo presupuestario al Programa Presupuestal 0079: Acceso de la Población a la Identidad a cargo del Registro Nacional de Identificación y Estado Civil (RENIEC), previo cumplimiento de indicadores y metas que debe efectuar el RENIEC. Las modificaciones presupuestarias en el nivel institucional con cargo a los recursos autorizados por el presente numeral se aprueban utilizando solo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, a propuesta de la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas, y se incorporan en el RENIEC en la fuente de financiamiento Recursos Ordinarios.

36.2 El Ministerio de Economía y Finanzas, a través de la Dirección General de Presupuesto Público, mediante Resolución Directoral, establece los indicadores, metas y procedimientos que se deben cumplir para el otorgamiento del incentivo presupuestario al Programa Presupuestal 0079: Acceso de la Población a la Identidad a cargo del RENIEC, a la que hace referencia el numeral precedente.

36.3 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, para fines distintos a los señalados en el referido artículo.

CONCORDANCIAS: R.D.Nº 0002-2025-EF/50.01 (Aprueban los Procedimientos para el Cumplimiento de Indicadores y Metas del Incentivo Presupuestario al Programa Presupuestal 0079: Acceso de la Población a la Identidad, los Indicadores y las Metas Correspondientes al Año Fiscal 2025)

Artículo 37. Fondo de Estímulo al Desempeño

37.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Desarrollo e Inclusión Social (MIDIS), hasta por la suma de S/ 77 000 000,00 (SETENTA Y SIETE MILLONES Y 00/100 SOLES), en la fuente de financiamiento Recursos Determinados, destinados, exclusivamente, para el financiamiento de los fines del Fondo de Estímulo al Desempeño y Logro de Resultados Sociales (FED), creado por la Octogésima Cuarta Disposición Complementaria Final de la Ley Nº 30114, Ley de Presupuesto del Sector Público para el Año Fiscal 2014, con la finalidad de mejorar los indicadores de resultados priorizados por la Política Nacional de Desarrollo e Inclusión Social (PNDIS) y/u otros indicadores que apruebe el Comité Directivo del FED.

Para tal fin, se autoriza al Ministerio de Desarrollo e Inclusión Social, durante el Año Fiscal 2025, para realizar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos a los que se refiere el párrafo precedente del presente numeral, a favor de las entidades del Gobierno Nacional y de los gobiernos regionales, las que se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Desarrollo e Inclusión Social, a propuesta de este último. Dichos decretos supremos se presentan al Ministerio de Economía y Finanzas hasta el 15 de octubre de 2025.

CONCORDANCIAS: D.S. Nº 001-2025-MIDIS (Decreto Supremo que aprueba los montos máximos de recursos que corresponde a cada gobierno regional por el cumplimiento de las metas establecidas en el marco del Fondo de Estímulo al Desempeño y logro de Resultados Sociales (FED) correspondiente al periodo 2024 - 2025)

37.2 Asimismo, se han asignado recursos en el presupuesto institucional del pliego MIDIS, hasta por la suma de S/ 4 496 814,00 (CUATRO MILLONES CUATROCIENTOS NOVENTA Y SEIS MIL OCHOCIENTOS CATORCE Y 00/100 SOLES), en la fuente de financiamiento Recursos Determinados, destinados exclusivamente para el financiamiento de los gastos operativos del FED.

37.3 Se autoriza, durante el Año Fiscal 2025, a los pliegos del Gobierno Nacional y a los gobiernos regionales, para realizar modificaciones presupuestarias en el nivel funcional programático, para habilitar recursos en la Actividad 5004429. “Desinfección y/o tratamiento del agua para consumo humano” en la categoría presupuestaria 9002 “Asignaciones presupuestarias que no resultan en productos” (APNOP), con cargo a los recursos autorizados en los decretos supremos mencionados en el numeral 37.1 del presente artículo. Solo para los fines contemplados en el presente numeral, las entidades del Gobierno Nacional y los gobiernos regionales quedan exceptuados del literal a) del artículo 33 de la presente ley y del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440.

37.4 Los recursos a los que se refieren los numerales 37.1 y 37.2 del presente artículo se ejecutan bajo las mismas formalidades, mecanismos y procedimientos aprobados en la normatividad vigente para el FED.

Artículo 38. Acciones para mejorar la vigilancia sanitaria de la calidad del agua para consumo humano

38.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional de los gobiernos regionales, hasta por la suma de S/ 31 313 282,00 (TREINTA Y UN MILLONES TRESCIENTOS TRECE MIL DOSCIENTOS OCHENTA Y DOS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, destinados exclusivamente para el financiamiento de la Actividad 5004428: “Vigilancia de la Calidad del Agua para consumo humano”, en centros poblados rurales con hogares concentrados. El Ministerio de Salud, a propuesta de la Dirección General de Salud Ambiental-DIGESA, aprueba mediante Resolución Ministerial, hasta el 10 de enero de 2025, la relación de centros poblados a intervenir y los lineamientos para la ejecución de los recursos a los que se refiere el presente numeral, los que deben ser publicados en su sede digital.

El Ministerio de Salud realiza el seguimiento del cumplimiento de las metas físicas y financieras de la mencionada actividad. El Ministerio de Salud, publica en su sede digital, en un plazo de veinte (20) días calendario posteriores al inicio de cada mes, la información actualizada del monitoreo de la vigilancia realizada por los gobiernos regionales.

38.2 Los resultados de las actividades de vigilancia de la calidad del agua para consumo humano en el año 2025, son registrados por los gobiernos regionales, bajo responsabilidad del titular de la entidad, hasta quince (15) días calendario posteriores al mes de realizada la actividad, en el Sistema de Vigilancia de la Calidad del Agua (SIVICA) del Ministerio de Salud y en el Sistema de Diagnóstico sobre Abastecimiento de Agua y Saneamiento en el Ámbito Rural (DATASS) del Ministerio de Vivienda, Construcción y Saneamiento, en las variables que correspondan en ambos sistemas. Durante el primer semestre del 2025, de ser necesario, el Ministerio de Salud y el Ministerio de Vivienda, Construcción y Saneamiento realizan las adecuaciones técnicas y/o normativas para la interoperabilidad que permita el registro y calidad de los datos en dichos sistemas de información a su cargo.

38.3 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, para fines distintos a los señalados en el referido artículo.

Artículo 39. Encuesta de Seguimiento a la Calidad del Gasto Público

39.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos, en el pliego Instituto Nacional de Estadística e Informática (INEI), hasta por la suma de S/ 40 672 251,00 (CUARENTA MILLONES SEISCIENTOS SETENTA Y DOS MIL DOSCIENTOS CINCUENTA Y UNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para el financiamiento de la Encuesta de Seguimiento a la Calidad del Gasto Público (ENCAL). La Dirección General de Presupuesto Público (DGPP) del Ministerio de Economía y Finanzas, determina las intervenciones públicas de interés y, en coordinación con el INEI, la cobertura y los periodos de ejecución de la mencionada encuesta.

39.2 Las entidades públicas, cuyas intervenciones se encuentren contenidas en el alcance de la ENCAL, remiten a la DGPP y al INEI la información complementaria que sea necesaria para llevar a cabo las correspondientes acciones de planificación e implementación de la ENCAL.

Artículo 40. Financiamiento de las actividades del Programa Presupuestal 0083. “Programa Nacional de Saneamiento Rural” a cargo de los gobiernos regionales

40.1 Se dispone que, en el Presupuesto del Sector Público para el año Fiscal 2025 se han asignado recursos en el presupuesto institucional de veinticuatro (24) gobiernos regionales, hasta por la suma de S/ 14 417 687,00 (CATORCE MILLONES CUATROCIENTOS DIECISIETE MIL SEISCIENTOS OCHENTA Y SIETE Y 00/100 SOLES), para financiar insumos de las actividades “5006299. Potabilización y otras formas de desinfección y tratamiento” y “5006302. Fortalecimiento de capacidades a prestadores, GL - ATM y GR - D/GRVCS” del producto “3000882 Hogares rurales concentrados con servicios de agua potable y disposición sanitaria de excretas de calidad y sostenibles”.

40.2 Los gobiernos regionales, a través de las Direcciones Regionales de Vivienda, Construcción y Saneamiento o quien haga sus veces, remiten, bajo responsabilidad, al Programa Nacional de Saneamiento Rural del Ministerio de Vivienda, Construcción y Saneamiento, los resultados del avance físico y financiero, en los plazos que este establezca.

40.3 El Programa Nacional de Saneamiento Rural, dentro de los treinta (30) días calendario contados a partir de la vigencia de la presente ley, publica las disposiciones para el desarrollo de las actividades financiadas con los recursos señalados en el numeral 40.1.

40.4 Los recursos a los que se refiere el presente artículo, bajo responsabilidad del titular del pliego, no pueden ser destinados para fines distintos para los cuales son asignados.

CONCORDANCIAS: R.D.N° 019-2025/VIVIENDA/VMCS/PNSR (Aprueban las “Herramientas de Estándar de Calidad para la Implementación del PPIS 0083 para las actividades: Actividad 5006299 Potabilización y otras formas de desinfección y Actividad 5006302 Fortalecimiento de capacidades a Prestadores, GL—ATM, y GR- G/DRVCS”)

CAPÍTULO VI

DISPOSICIONES ESPECIALES EN MATERIA DE SALUD

Artículo 41. Financiamiento de la asignación por cumplimiento de metas en el marco del Decreto Legislativo Nº 1153

41.1 Se autoriza al Ministerio de Salud a efectuar, durante el Año Fiscal 2025, modificaciones presupuestarias en el nivel institucional a favor del Instituto Nacional de Salud, del Instituto Nacional de Enfermedades Neoplásicas (INEN) y de los gobiernos regionales, según corresponda, hasta por la suma de S/ 110 964 606,00 (CIENTO DIEZ MILLONES NOVECIENTOS SESENTA Y CUATRO MIL SEISCIENTOS SEIS Y 00/100 SOLES), con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, para financiar el pago de la asignación por cumplimiento de las metas institucionales, indicadores de desempeño y compromisos de mejora de los servicios alcanzados en el Año Fiscal 2024 en el marco de lo dispuesto en el artículo 15 del Decreto Legislativo Nº 1153, Decreto Legislativo que regula la Política Integral de Compensaciones y Entregas Económicas del personal de la salud al servicio del Estado.

41.2 Para la aplicación de lo establecido en el numeral 41.1, es requisito que las plazas se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

41.3 Para tal efecto, el Ministerio de Salud, sus organismos públicos, los gobiernos regionales y las entidades comprendidas en el ámbito de aplicación del Decreto Legislativo Nº 1153, quedan exonerados de lo establecido en el artículo 6 de la presente ley.

41.4 Las modificaciones presupuestarias en el nivel institucional autorizadas por el presente artículo se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Salud, a propuesta de este último y se publican hasta el 12 de noviembre de 2025. Las propuestas de decreto supremo se presentan al Ministerio de Economía y Finanzas hasta el 01 de octubre de 2025.

41.5 Los recursos a los que se refiere el presente artículo no deben destinarse, bajo responsabilidad, a fines distintos de aquellos para los cuales fueron asignados, debiendo ejecutarse conforme a las condiciones o disposiciones que para tal efecto establece el Ministerio de Salud y a la normatividad de la materia.

41.6 Se dispone que para la asignación por cumplimiento de las metas institucionales, indicadores de desempeño y compromisos de mejora de los servicios alcanzados en el Año Fiscal 2025 en el marco de lo dispuesto en el artículo 15 del Decreto Legislativo Nº 1153, cuyo pago se realiza en el Año Fiscal 2026, el Ministerio de Salud aprueba, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Salud, a propuesta de este último, el listado de indicadores de desempeño y compromisos de mejora de los servicios, relacionados a los programas presupuestales asociados a dichos pagos, y otras prioridades sanitarias definidas por la autoridad sanitaria nacional, las fichas técnicas y los scripts para replicar y contrastar los indicadores de desempeño que se aprueben mediante el decreto supremo antes mencionado, asimismo dicho decreto deberá establecer los criterios técnicos para el fortalecimiento y uso de los sistemas de información establecidos por la autoridad sanitaria nacional que permitan el registro de los servicios prestados por el personal asistencial de los establecimientos de salud del Ministerio de Salud, del Instituto Nacional de Enfermedades Neoplásicas (INEN) y de los gobiernos regionales.

La propuesta de decreto supremo se presenta al Ministerio de Economía y Finanzas, en un plazo de hasta cinco (05) días hábiles contados a partir de la publicación de la presente ley. El decreto supremo se publica en concordancia con los plazos de publicación establecidos en el artículo 15 del Decreto Legislativo Nº 1153.

41.7 Lo dispuesto en el numeral 41.6 del presente artículo entra en vigencia al día siguiente de la publicación de la presente ley, solo para efecto de la presentación de la propuesta de decreto supremo al que se refiere dicho numeral.

Artículo 42. Operación y mantenimiento de nuevos establecimientos de salud a nivel nacional

42.1 Se autoriza, durante el Año Fiscal 2025, al Ministerio de Salud para realizar modificaciones presupuestarias en el nivel institucional, hasta por la suma de S/ 88 300 000,00 (OCHENTA Y OCHO MILLONES TRESCIENTOS MIL Y 00/100 SOLES), con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a favor de los gobiernos regionales, para financiar la operación y el mantenimiento de nuevos establecimientos de salud que entraron en funcionamiento a partir del segundo trimestre de 2024.

Las modificaciones presupuestarias autorizadas en el presente numeral se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Salud, a propuesta de este último. Para la aprobación de las referidas modificaciones presupuestarias, el Ministerio de Salud, mediante informe técnico del área correspondiente, debe validar previamente el Plan de Implementación Multianual del nuevo establecimiento de salud, aprobado por el gobierno regional, según corresponda, el cual debe encontrarse alineado a la gradualidad de la entrada en funcionamiento de los servicios. Dichos establecimientos de salud deben implementar la programación de turnos y citas en un aplicativo informático dispuesto para ello. Los gobiernos regionales a los que se les hayan transferido recursos en el marco del presente numeral deben garantizar el financiamiento correspondiente en los años fiscales siguientes. Asimismo, emiten un informe técnico sobre el avance físico y financiero en el marco de su Plan de Implementación Multianual, el cual se remite al Ministerio de Salud y se publica en las sedes digitales de dichas entidades hasta el 16 de febrero de 2026.(*)

(*) De conformidad con la Quinta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se autoriza, de manera excepcional, al Ministerio de Salud, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel institucional, por la fuente de financiamiento Recursos Ordinarios, con cargo a los recursos a los que se refiere el presente numeral, a favor de los gobiernos regionales, para financiar, durante el Año Fiscal 2025, la continuidad de la operación y mantenimiento de los nuevos establecimientos de salud que entraron en funcionamiento a partir del segundo semestre del año 2023 y que se le transfirieron recursos mediante decreto supremo en el año 2024.

CONCORDANCIAS: D.S. N° 016-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversos Gobiernos Regionales y dicta otra disposición)

D.S.N° 040-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversos Gobiernos Regionales)

Ley Nº 32260, Décima Octava Disp. Complement. Final (Financiamiento de la operación y mantenimiento de nuevos establecimientos de salud de los gobiernos regionales)

D.S. N° 068-2025-EF (Decreto Supremo que autoriza transferencia de partidas en el Presupuesto del Sector Público para el año fiscal 2025 a favor del Gobierno Regional de Apurímac y dicta otra disposición)

D.S.N° 142-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor del Gobierno Regional de Piura)

42.2 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

Artículo 43. Financiamiento de la sostenibilidad del personal nombrado en el marco del literal q) del numeral 8.1 del artículo 8 de la Ley Nº 31953

43.1 Se autoriza, de manera excepcional, durante el Año Fiscal 2025, al Ministerio de Salud, a efectuar modificaciones presupuestarias en el nivel institucional, con cargo a su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios y sin demandar recursos adicionales al Tesoro Público, a favor de las unidades ejecutoras de salud de los gobiernos regionales, para financiar la sostenibilidad del nombramiento del personal efectuado en el 2024 en el marco de lo establecido en el literal q) del numeral 8.1 del artículo 8 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024.

43.2 Dichas modificaciones presupuestarias se aprueban mediante decreto supremo, refrendado por el Ministro de Economía y Finanzas y el Ministro de Salud, a solicitud de este último. La propuesta de decreto supremo se presenta al Ministerio de Economía y Finanzas hasta el 31 de enero de 2025.

43.3 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el referido artículo.

Artículo 44. Financiamiento de inversiones orientadas al fortalecimiento del primer nivel de atención de salud

44.1 Se autoriza, durante el Año Fiscal 2025, al Ministerio de Salud, a efectuar modificaciones presupuestarias en el nivel institucional, hasta por la suma de S/ 173 817 395,00 (CIENTO SETENTA Y TRES MILLONES OCHOCIENTOS DIECISIETE MIL TRESCIENTOS NOVENTA Y CINCO Y 00/100 SOLES), con cargo a su presupuesto institucional, a favor de diversos gobiernos regionales y gobiernos locales para financiar la ejecución de las inversiones detalladas en el Anexo III “Inversiones priorizadas del primer nivel de atención” de la presente ley, que se encuentran bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

44.2 Dichas modificaciones presupuestarias se aprueban mediante decreto supremo, refrendado por el Ministro de Economía y Finanzas y el Ministro de Salud, a solicitud de este último, previa suscripción del convenio. Dicho convenio debe suscribirse por el costo total de la inversión actualizado o por el monto pendiente de financiar respecto al costo total de la inversión actualizado, y debe precisar: i) el presupuesto multianual requerido hasta la culminación de la inversión y, ii) los montos a financiar en cada año fiscal por parte de cada entidad involucrada, sin demandar recursos adicionales al Tesoro Público.

44.3 Las propuestas de decreto supremo en el marco del presente artículo se presentan al Ministerio de Economía y Finanzas hasta el 31 de enero de 2025.

44.4 Las inversiones financiadas en el marco del presente artículo deben contar con la opinión favorable de la Oficina de Programación Multianual de Inversiones del Ministerio de Salud sobre: i) el cumplimiento de la metodología general del Sistema Nacional de Programación Multianual y Gestión de Inversiones, las metodologías específicas, las normas técnicas que le sean aplicables y los criterios de priorización aprobados por el sector, ii) su registro en la Cartera de Inversiones del Programa Multianual de Inversiones del sector y iii) contribuya al fortalecimiento del primer nivel de atención a fin de verificar que se encuentren alineadas con los objetivos priorizados, metas e indicadores establecidos en la Programación Multianual de Inversiones, así como con lo dispuesto por el sector.(*)

(*) De conformidad con la Sexta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, se dispone que las propuestas de decreto supremo en el marco del presente artículo, se presentan al Ministerio de Economía y Finanzas hasta el 15 de mayo de 2025.

(*) De conformidad con el Numeral 1 de la Vigésima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se dispone que la aplicación del numeral 1 de la Quinta Disposición Complementaria Final de la Ley Nº 32340, Ley que autoriza al ministerio de energía y minas la transferencia financiera a favor del ministerio de vivienda, construcción y saneamiento, para la ejecución de actividades de mitigación de la actividad minera, en el marco de la Ley 30887 y dictan otras disposiciones de materia presupuestal, respecto a las modificaciones presupuestarias en el nivel funcional programático, es de alcance a las inversiones orientadas al fortalecimiento del primer, segundo y tercer nivel de atención de salud, bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentran bajo el ámbito de dicho Sistema Nacional; siempre y cuando dichas inversiones cuenten con expediente técnico y se encuentren financiadas con cargo a la Asignación Presupuestaria Multianual del Ministerio de Salud a nivel de código de inversión, lo cual se financia con cargo a su presupuesto institucional, sin demandar recursos adicionales al tesoro público durante la fase de ejecución presupuestaria, bajo responsabilidad del titular de la entidad. Para efectos de lo establecido en la presente disposición, en adición a la excepción prevista en el numeral 3 de la Quinta Disposición Complementaria Final de la Ley Nº 32340, el Ministerio de Salud queda exceptuado de lo dispuesto en el presente artículo.

Artículo 45. Implementación de acciones vinculadas a programas presupuestales a cargo del Ministerio de Salud

45.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 490 910 323,00 (CUATROCIENTOS NOVENTA MILLONES NOVECIENTOS DIEZ MIL TRESCIENTOS VEINTITRÉS Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, en el marco del Programa Presupuestal 0017. Enfermedades metaxénicas y zoonosis, de los cuales hasta por la suma de S/ 93 570 623,00 (NOVENTA Y TRES MILLONES QUINIENTOS SETENTA MIL SEISCIENTOS VEINTITRÉS Y 00/100 SOLES) ha sido asignada en el presupuesto institucional del Ministerio de Salud, y hasta por la suma de S/ 368 099 646,00 (TRESCIENTOS SESENTA Y OCHO MILLONES NOVENTA Y NUEVE MIL SEISCIENTOS CUARENTA Y SEIS Y 00/100 SOLES) ha sido asignada en el presupuesto institucional de los gobiernos regionales.

45.2 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 721 902 170,00 (SETECIENTOS VEINTIUN MILLONES NOVECIENTOS DOS MIL CIENTO SETENTA Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, en el marco del Programa Presupuestal 0018. Enfermedades No Transmisibles, de los cuales hasta por la suma de S/ 15 807 342,00 (QUINCE MILLONES OCHOCIENTOS SIETE MIL TRESCIENTOS CUARENTA Y DOS Y 00/100 SOLES) ha sido asignada en el presupuesto institucional del Ministerio de Salud, y hasta por la suma de S/ 38 667 415,00 (TREINTA Y OCHO MILLONES SEISCIENTOS SESENTA Y SIETE MIL CUATROCIENTOS QUINCE Y 00/100 SOLES) ha sido asignada en el presupuesto institucional de los gobiernos regionales, para financiar la implementación de las acciones orientadas a la atención de la población expuesta a metales pesados.

45.3 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 1 294 956 496,00 (UN MIL DOSCIENTOS NOVENTA Y CUATRO MILLONES NOVECIENTOS CINCUENTA Y SEIS MIL CUATROCIENTOS NOVENTA Y SEIS Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, en el marco del Programa Presupuestal 0024. Prevención y control del cáncer, de los cuales hasta por la suma de S/ 1 013 439 222,00 (UN MIL TRECE MILLONES CUATROCIENTOS TREINTA Y NUEVE MIL DOSCIENTOS VEINTIDÓS Y 00/100 SOLES) ha sido asignada en el presupuesto institucional de los pliegos del sector salud, y hasta por la suma de S/ 281 517 274,00 (DOSCIENTOS OCHENTA Y UN MILLONES QUINIENTOS DIECISIETE MIL DOSCIENTOS SETENTA Y CUATRO Y 00/100 SOLES) ha sido asignada en el presupuesto institucional de los gobiernos regionales, para financiar la implementación de las acciones para la prevención y control del cáncer del sistema de salud público. De dicho monto, hasta por la suma de S/ 408 680 378,00 (CUATROCIENTOS OCHO MILLONES SEISCIENTOS OCHENTA MIL TRESCIENTOS SETENTA Y OCHO Y 00/100 SOLES) ha sido asignada al Ministerio de Salud para financiar la compra centralizada de los recursos estratégicos en salud para la prevención y control del cáncer, y hasta por la suma de S/ 93 578 929,00 (NOVENTA Y TRES MILLONES QUINIENTOS SETENTA Y OCHO MIL NOVECIENTOS VEINTINUEVE Y 00/100 SOLES) ha sido asignada al Ministerio de Salud y a los gobiernos regionales para financiar la vacunación contra el Virus de Papiloma Humano a nivel nacional.

Asimismo, se autoriza, durante el Año Fiscal 2025, al Ministerio de Salud, para que, con cargo a su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a través de la Unidad Ejecutora 001. Administración Central—MINSA, continúe la compra centralizada de equipamiento médico y biomédico; y, su distribución a nivel nacional al que se refiere el literal c) del numeral 54.1 del artículo 54 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024. Adicionalmente, en el marco del fortalecimiento de la atención integral del cáncer, se autoriza a dicho pliego la compra centralizada y distribución de nuevo equipamiento médico y biomédico a nivel nacional.(*)

(*) De conformidad con el Numeral 3 de la Quinta Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, para efectos de lo dispuesto en la citada disposición, el Ministerio de Salud queda exceptuado de lo dispuesto en el presente numeral.

45.4 Para los fines establecidos en el numeral precedente, el Ministerio de Salud aprueba, mediante Resolución Ministerial, el Documento Técnico “Plan Nacional de vacunación contra el virus del papiloma humano para el Año Fiscal 2025”, el cual se publica en la sede digital del referido Ministerio hasta el 31 de enero de 2025. La ejecución de los recursos asignados en el numeral precedente se sujetan a lo establecido en el Plan aprobado por el Ministerio de Salud.

El Ministerio de Salud es responsable de efectuar el monitoreo y seguimiento periódico de la ejecución de los recursos transferidos para el cumplimiento del plan previamente señalado, así como de transparentar los criterios empleados para establecer sus metas de vacunación y su distribución a nivel nacional.

Asimismo, los gobiernos regionales deben informar al Ministerio de Salud los resultados de la implementación de dicho plan y deben publicar en sus sedes digitales un informe trimestral con dichos resultados.

45.5 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 638 356 647,00 (SEISCIENTOS TREINTA Y OCHO MILLONES TRESCIENTOS CINCUENTA Y SEIS MIL SEISCIENTOS CUARENTA Y SIETE Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, de los cuales hasta por la suma de S/ 165 308 491,00 (CIENTO SESENTA Y CINCO MILLONES TRESCIENTOS OCHO MIL CUATROCIENTOS NOVENTA Y UNO Y 00/100 SOLES) ha sido asignada en el presupuesto institucional del Ministerio de Salud, y hasta por la suma de S/ 412 248 510,00 (CUATROCIENTOS DOCE MILLONES DOSCIENTOS CUARENTA Y OCHO MIL QUINIENTOS DIEZ Y 00/100 SOLES), ha sido asignada en el presupuesto institucional de los gobiernos regionales, para financiar la implementación de las acciones vinculadas al Programa Presupuestal 0131. Control y prevención en salud mental.

Se autoriza a la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas a actualizar, de oficio, la vigencia de los registros a sostenibles que se encuentran vacantes y ocupados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) al 31 de diciembre de 2024, correspondientes a la modalidad del Régimen Especial de Contratación Administrativa de Servicios regulado en el Decreto Legislativo Nº 1057, que se crearon para realizar las acciones de monitoreo y seguimiento de los servicios de salud mental comunitaria, así como para la ampliación de la oferta de los servicios de salud mental comunitaria, en el marco de lo establecido en los literales a) y e) del numeral 46.2 del artículo 46 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024; así como de aquellos registros creados en el marco del Decreto Supremo Nº 108-2023-EF, Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2023 a favor del Ministerio de Salud y de diversos Gobiernos Regionales.(*)

(*) De conformidad con el Numeral 2 de la Séptima Disposición Complementaria Final de la Ley Nº 32394, publicada el 29 junio 2025, para efectos de la aplicación de lo dispuesto en el numeral 1 de la citada disposición, el Ministerio de Salud queda exceptuado de lo establecido en el numeral 45.1, 45.2, 45.3 y 45.5 del presente artículo; y, el numeral 49.1 del artículo 49 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

Artículo 46. Compra centralizada de productos farmacéuticos, dispositivos médicos y productos sanitarios a través del Centro Nacional de Abastecimiento de Recursos Estratégicos en Salud (CENARES) a favor de afiliados al Seguro Integral de Salud en el marco del aseguramiento universal en salud

46.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Salud, hasta por la suma de S/ 700 000 000,00 (SETECIENTOS MILLONES Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios, para que, a través del Centro Nacional de Abastecimiento de Recursos Estratégicos en Salud (CENARES), adquiera los productos farmacéuticos, los dispositivos médicos y los productos sanitarios en beneficio de los afiliados al Seguro Integral de Salud.

46.2 Para tal efecto, mediante resolución ministerial del Ministerio de Salud, en coordinación con el Seguro Integral de Salud, se aprueba, hasta el 17 de enero de 2025, los lineamientos para el abastecimiento de los recursos estratégicos en salud para los pacientes afiliados al Seguro Integral de Salud de los establecimientos de salud del Ministerio de Salud, sus organismos públicos adscritos y los establecimientos de salud de los gobiernos regionales. Dicha resolución ministerial debe contener un anexo con el detalle del monto valorizado de los Recursos Estratégicos en Salud para cada pliego y unidad ejecutora a ser abastecidos a través del CENARES.

CONCORDANCIAS: R.M.Nº 035-2025/MINSA (Aprueban la Directiva Administrativa N° 369-MINSA/CENARES-2025 “Directiva Administrativa que establece disposiciones para la solicitud de recursos estratégicos en salud y el uso de los recursos destinados a su adquisición y distribución, a favor de afiliados al Seguro Integral de Salud en el marco del Aseguramiento Universal en Salud”)

46.3 El CENARES mensualmente debe publicar en su sede digital el abastecimiento de los recursos estratégicos en salud de las compras centralizadas por unidad ejecutora.

46.4 El Seguro Integral de Salud, como parte del pago que efectúa a las unidades ejecutoras por las prestaciones otorgadas a sus asegurados, considera el gasto incurrido por el CENARES en las compras realizadas a favor de cada uno de los pliegos y unidades ejecutoras, según lo dispuesto en el presente artículo.

46.5 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el referido artículo.(*)

(*) De conformidad con el Numeral 3 de la Quinta Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, para efectos de lo dispuesto en la citada disposición, el Ministerio de Salud queda exceptuado de lo dispuesto en los numerales 46.1 y 46.5 del presente artículo.

(*) De conformidad con el Numeral 2 de la Séptima Disposición Complementaria Final de la Ley Nº 32394, publicada el 29 junio 2025, para efectos de la aplicación de lo dispuesto en el numeral 1 de la citada disposición, el Ministerio de Salud queda exceptuado de lo establecido en el presente artículo; y, el numeral 49.1 del artículo 49 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

Artículo 47. Transferencia de recursos para la adquisición de productos farmacéuticos, vacunas, y dispositivos médicos, a través de la Organización Panamericana de la Salud (OPS/OMS), el Fondo de las Naciones Unidas para la Infancia (UNICEF) y el Fondo de Población de las Naciones Unidas (UNFPA)

47.1 Se autoriza, durante el Año Fiscal 2025, al Seguro Social de Salud (EsSalud), para efectuar adquisiciones a través de la Organización Panamericana de la Salud (OPS/OMS), el Fondo de las Naciones Unidas para la Infancia (UNICEF) y el Fondo de Población de las Naciones Unidas (UNFPA), de productos farmacéuticos, vacunas y dispositivos médicos definidos por resolución del titular de la entidad.

Para dicho efecto, el titular de la entidad suscribe convenios de cooperación técnica u otros de naturaleza análoga, incluidas sus adendas y/o ampliaciones, con los citados organismos cooperantes, previo informe técnico del EsSalud, que demuestre las ventajas de los mismos, en términos de eficiencia económica, así como las garantías de una entrega oportuna. Dicho informe debe contar con el informe favorable de la oficina de planeamiento y presupuesto, o la que haga sus veces, el cual demuestre la disponibilidad de recursos para su financiamiento, así como con un informe legal de la oficina de asesoría jurídica o la que haga sus veces.

47.2 La adquisición de los recursos estratégicos de salud a través de organismos cooperantes que realice el Ministerio de Salud se regula por lo señalado en el artículo 7 del Decreto de Urgencia Nº 007-2019, Decreto de Urgencia que declara a los medicamentos, productos biológicos y dispositivos médicos como parte esencial del derecho a la salud y dispone medidas para garantizar su disponibilidad.

47.3 EsSalud queda autorizado para transferir financieramente, a favor del organismo cooperante respectivo, con cargo a su presupuesto institucional, los recursos correspondientes para la ejecución de los convenios de cooperación técnica u otras de naturaleza análoga celebrados en el marco de lo establecido en la presente disposición. Dichas transferencias financieras se autorizan mediante resolución del titular de la entidad y se publican en el diario oficial El Peruano. Quedando prohibido, bajo responsabilidad, destinar los recursos autorizados por la presente disposición a fines distintos para los cuales son transferidos.

47.4 EsSalud, bajo responsabilidad de su titular, debe proveer información a la Contraloría General de la República. La Contraloría General de la República efectúa control concurrente en las acciones de EsSalud orientadas a la celebración e implementación de los convenios u otros de naturaleza análoga celebrados en el marco de lo establecido en el presente artículo, de acuerdo a las disposiciones reglamentarias que para tal efecto emita dicho órgano superior de control. EsSalud informa trimestralmente a la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República sobre el avance o ejecución de las compras autorizadas en la presente disposición.

Artículo 48. Continuidad de políticas del Aseguramiento Universal en Salud

48.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Seguro Integral de Salud, hasta por la suma de S/ 579 033 893,00 (QUINIENTOS SETENTA Y NUEVE MILLONES TREINTA Y TRES MIL OCHOCIENTOS NOVENTA Y TRES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar la continuidad de las políticas de Aseguramiento Universal en Salud dispuestas por los numerales 2.1 y 2.2 del artículo 2 y los numerales 3.1, 3.2, 3.3 y 3.7 del artículo 3 del Decreto de Urgencia Nº 046-2021, Decreto de Urgencia que dicta medidas extraordinarias y urgentes en materia económica y financiera para fortalecer el aseguramiento universal en salud en el marco de la Emergencia Nacional por la COVID-19, modificado mediante Decreto de Urgencia Nº 078-2021; para lo cual los numerales antes mencionados del referido Decreto de Urgencia mantienen su vigencia hasta el 31 de diciembre de 2025.

48.2 Con el fin de contar con información actualizada a tiempo real del Registro Nacional de Identificación y Estado Civil (RENIEC), de la Superintendencia Nacional de Salud y del Seguro Integral de Salud para la implementación del numeral 48.1 del presente artículo, los numerales 2.6, 2.7 y 2.8 del artículo 2 del Decreto de Urgencia Nº 046-2021, mantienen su vigencia hasta el 31 de diciembre de 2025.

48.3 El Seguro Integral de Salud, en el marco de lo establecido en el Decreto Supremo Nº 006-2020-SA, durante el Año Fiscal 2025, debe remitir mensualmente a la Dirección General de Presupuesto Público, las bases de datos de la información registrada de las prestaciones y transferencias realizadas en los aplicativos informáticos utilizados para tales fines, con la finalidad de reforzar las evaluaciones relacionadas a mejorar la calidad del gasto público y contribuir a un financiamiento sostenible de las medidas para la Cobertura Universal de la Salud.

48.4 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el referido artículo.

Artículo 49. Financiamiento del nombramiento del personal de la salud contratado e identificado al 31 de julio de 2022 bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057

49.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 36 484 535,00 (TREINTA Y SEIS MILLONES CUATROCIENTOS OCHENTA Y CUATRO MIL QUINIENTOS TREINTA Y CINCO Y 00/100 SOLES) en el pliego Ministerio de Salud, para financiar el costo diferencial del nombramiento autorizado en el literal n) del numeral 8.1 del artículo 8 de la presente ley. Para dicho fin, en el Año Fiscal 2025, se autoriza al Ministerio de Salud a efectuar modificaciones presupuestarias en el nivel institucional, con cargo a los referidos recursos y sin demandar recursos adicionales al Tesoro Público, a favor de sus organismos públicos y de las unidades ejecutoras de salud de los gobiernos regionales, las que se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Salud, a propuesta de este último. La propuesta de decreto supremo se remite al Ministerio de Economía y Finanzas hasta el 05 de mayo de 2025.

49.2 Se dispone que, la Dirección General de Gestión Fiscal de los Recursos Humanos elimine de oficio en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) los registros y/o los puestos del personal bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 cuando el personal se registre como nombrado en el marco de lo dispuesto en el literal n) de numeral 8.1 del artículo 8 de la presente ley.

49.3 Los recursos autorizados en el presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son asignados.

Artículo 50. Acciones de los gobiernos locales para promover la adecuada alimentación, la prevención y reducción de la anemia

50.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Salud y en los gobiernos locales priorizados, hasta por la suma de S/ 131 828 717,00 (CIENTO TREINTA Y UN MILLONES OCHOCIENTOS VEINTIOCHO MIL SETECIENTOS DIECISIETE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para la organización, desarrollo y monitoreo del servicio de visitas domiciliarias con la finalidad de lograr adherencia en el uso y consumo oportuno del suplemento de hierro para la prevención y reducción de la anemia, conforme al siguiente detalle:

a) Hasta por la suma de S/ 98 185 058,00 (NOVENTA Y OCHO MILLONES CIENTO OCHENTA Y CINCO MIL CINCUENTA Y OCHO Y 00/100 SOLES), en el presupuesto institucional de gobiernos locales priorizados, en el Producto 3033251: Familias saludables con conocimientos para el cuidado infantil, lactancia materna exclusiva y la adecuada alimentación y protección del menor de 36 meses del Programa Presupuestal 1001: Productos Específicos para Desarrollo Infantil Temprano y hasta por la suma de S/ 28 642 949,00 (VEINTIOCHO MILLONES SEISCIENTOS CUARENTA Y DOS MIL NOVECIENTOS CUARENTA Y NUEVE Y 00/100 SOLES), en el presupuesto institucional de gobiernos locales priorizados, en el Producto 3033412: Familias saludables informadas respecto de su salud sexual y reproductiva del Programa Presupuestal 0002: Salud Materno Neonatal, en el presupuesto institucional de los gobiernos locales, para financiar el desarrollo del servicio de visitas domiciliarias en sus jurisdicciones, según corresponda, a familias con niños y niñas hasta los doce (12) meses de edad y madres gestantes.

b) Hasta por la suma de S/ 5 000 710,00 (CINCO MILLONES SETECIENTOS DIEZ Y 00/100 SOLES), en el presupuesto institucional del Ministerio de Salud para las acciones: i) Organización y monitoreo oportuno mediante tablero del servicio de visitas domiciliarias, ii) Capacitación certificada de competencias de actores sociales focalizados que realiza las visitas domiciliarias a niños y gestantes, así como la capacitación del personal de salud, priorizando ámbito de mayor concentración, iii) Fortalecer la capacidad funcional del aplicativo informático para el registro y procesamiento de las visitas domiciliarias, poniéndola a disposición del total de municipalidades; acorde a los lineamientos establecidos en la Resolución Ministerial Nº 241-2024-MINSA.

50.2 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el referido artículo.

Artículo 51. Ascenso progresivo del personal de la salud

51.1 Autorizar, excepcionalmente, al Ministerio de Salud, sus organismos públicos, los gobiernos regionales y entidades comprendidas en el ámbito de aplicación del Decreto Legislativo Nº 1153, a realizar el ascenso, hasta 2 niveles, mediante concurso interno, de los profesionales de la salud y de los técnicos y auxiliares asistenciales de la salud al que se refiere el numeral 3.2 del artículo 3 de la citada norma, registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) al 31 de julio de 2024 y cuenten, como mínimo, con cinco (5) años de servicios asistenciales en la plaza actual.

Asimismo, se considera como servicio efectivamente realizado, los siguientes supuestos: Licencia por enfermedad, Licencia por paternidad, Licencia y/o permiso por función sindical; Licencia por capacitación, cuando es otorgada con goce de haber; Licencia por fallecimiento de familiar: padres, madres, hijos, hijas, cónyuge o conviviente, hermanos y hermanas; Licencia de descanso pre y post natal y por partos múltiples; el permiso por lactancia materna y otros supuestos de licencias establecidos expresamente por la ley y de otra indoles, en los tres niveles de gobierno podrá ser sumado al tiempo de servicio efectivamente realizado.

51.2 El ascenso a que hace referencia el numeral precedente, se efectúa en el mes de diciembre de 2025.

51.3 Para tal efecto, dichas entidades quedan exoneradas de lo establecido en el artículo 6 de la presente Ley.

51.4 Para la implementación de lo establecido en el párrafo 51.1, es requisito que las plazas a ocupar se encuentren aprobadas en el Cuadro de Asignación de Personal (CAP), en el Cuadro para Asignación de Personal Provisional (CAP Provisional) o en el Cuadro de Puestos de la Entidad (CPE) y en el Presupuesto Analítico de Personal (PAP), según corresponda, así como que las plazas se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

51.5 Mediante decreto supremo propuesto por el Ministerio de Salud, con opinión favorable de la Autoridad Nacional del Servicio Civil y del Ministerio de Economía y Finanzas se aprueban los lineamientos para la implementación de lo dispuesto en el numeral 51.1.

51.6 Para el financiamiento de lo establecido en el presente artículo, se autoriza, de manera excepcional durante el Año Fiscal 2025, al Ministerio de Salud, a efectuar modificaciones presupuestarias en el nivel institucional, por la fuente de financiamiento Recursos Ordinarios, con cargo a su Presupuesto Institucional y sin demandar recursos adicionales al Tesoro Público, a favor del Instituto Nacional de Salud, del Instituto Nacional de Enfermedades Neoplásicas, del Ministerio de Defensa, del Ministerio del Interior, del Ministerio Público, del Ministerio de Educación, de los gobiernos regionales y sus organismos públicos, y del Instituto Nacional Penitenciario.

51.7 Dichas modificaciones presupuestarias se aprueban mediante decreto supremo, refrendado por el Ministro de Economía y Finanzas y el Ministro de Salud, a solicitud de este último. La propuesta de decreto supremo se presenta al Ministerio de Economía y Finanzas hasta el 11 de abril de 2025.

51.8 Los recursos autorizados en el presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son asignados.

CONCORDANCIAS: D.S.N° 013-2025-SA (Decreto Supremo que aprueba los Lineamientos para el proceso de ascenso mediante concurso interno de los profesionales de la salud y técnicos y auxiliares asistenciales de la salud, en el marco del artículo 51 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

Artículo 52. Modificaciones presupuestarias con cargo a los recursos asignados para la implementación de las negociaciones colectivas en el Nivel Descentralizado Sectorial de Salud

52.1 Se autoriza al Ministerio de Salud, con cargo a los recursos de su presupuesto institucional asignado a la específica del gasto 2.5.6 1.1 2 “Gastos por implementación de la negociación colectiva—Nivel descentralizado en el ámbito sectorial”, a efectuar modificaciones presupuestarias en el nivel funcional programático, y en los casos que corresponda, en el nivel institucional a favor del Instituto Nacional de Salud, del Seguro Integral de Salud, del Instituto Nacional de Enfermedades Neoplásicas, de la Superintendencia Nacional de Salud, del Ministerio de Defensa, del Ministerio del Interior, del Ministerio Público, del Ministerio de Educación, del Instituto Nacional Penitenciario y de los gobiernos regionales. Las modificaciones presupuestarias en el nivel institucional se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el ministro del sector correspondiente, a solicitud de este último, el cual se publica hasta el 14 de marzo de 2025.

52.2 La propuesta de decreto supremo al que hace referencia el numeral precedente, se presenta al Ministerio de Economía y Finanzas hasta el 28 de febrero de 2025.

52.3 Para la aplicación de lo establecido en el presente artículo, en los casos que corresponda, se exceptúa al Ministerio de Salud y a los organismos públicos que se encuentran bajo su rectoría, Ministerio de Defensa, Ministerio del Interior, Ministerio Público, Ministerio de Educación, Instituto Nacional Penitenciario y a los gobiernos regionales, de lo dispuesto en el artículo 6, el numeral 9.1 del artículo 9 y el numeral 28.1 del artículo 28 de la presente ley.

CAPÍTULO VII

DISPOSICIONES ESPECIALES EN MATERIA DE GESTIÓN DEL RIESGO DE DESASTRES

Artículo 53. Autorización para efectuar modificaciones presupuestarias para la atención del peligro inminente y de desastres e información sobre bienes de ayuda humanitaria

53.1 Se autoriza, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, para efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos de su presupuesto institucional por las fuentes de financiamiento Recursos Ordinarios, Recursos Determinados en el rubro canon y sobrecanon, regalías, rentas de aduanas y participaciones, en el rubro Fondo de Compensación Regional (FONCOR), en los rubros Fondo de Compensación Municipal (FONCOMUN), e Impuestos Municipales, y Recursos Directamente Recaudados, así como para incorporar los saldos de balance provenientes del canon y sobrecanon, regalías, rentas de aduanas y participaciones, FONCOR, FONCOMUN e Impuestos Municipales, a fin de financiar intervenciones ante el peligro inminente o la atención oportuna e inmediata y/o la rehabilitación en las zonas en desastre producto del impacto de peligros generados por fenómenos de origen natural o inducidos por acción humana, de los niveles 4

y 5 a los que se refiere el artículo 43 del Reglamento de la Ley Nº 29664, Ley que crea el Sistema Nacional de Gestión del Riesgo de Desastres (SINAGERD), aprobado por Decreto Supremo Nº 048-2011-PCM, y que cuenten con declaratoria de estado de emergencia por desastre o peligro inminente por la autoridad competente.

Dichas modificaciones presupuestarias financian la Actividad “5006144. Atención de Actividades de Emergencia” del Programa Presupuestal 0068: Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres.

53.2 Para los fines señalados en el numeral precedente, las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales quedan exceptuados de lo establecido en el artículo 11 y en el literal a) del artículo 33 de la presente ley, así como en los incisos 3 y 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

53.3 Dentro de los quince (15) días calendario siguientes de terminado cada trimestre de 2025, las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales deben remitir al Instituto Nacional de Defensa Civil (INDECI) un informe sobre las acciones realizadas y resultados obtenidos en el marco de lo establecido en los numerales precedentes, de acuerdo a los lineamientos que para dicho efecto establezca el INDECI. Dicha entidad elabora un informe consolidado que contenga los resultados obtenidos por la aplicación de esta disposición, el mismo que debe publicar en su sede digital.

CONCORDANCIAS: R.J. Nº 000139-2025-INDECI/JEF (Aprueban “Lineamiento para la formulación de Informe de acciones realizadas y resultados obtenidos de intervenciones en niveles de emergencia 4 y 5, que presentan las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales al Instituto Nacional de Defensa Civil, en el marco de lo dispuesto en el numeral 53.3, del artículo 53, de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025”, y sus Anexos)

53.4 En virtud a las asignaciones de recursos otorgados a los gobiernos regionales en el Programa Presupuestal 0068 “Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres” en la actividad presupuestal 5005611. Administración y almacenamiento de kits para la asistencia frente a emergencias y desastres, los gobiernos regionales deben remitir al INDECI, dentro de los quince (15) días calendarios siguientes de terminado cada trimestre del Año Fiscal 2025, un informe que incluya las adquisiciones de bienes de ayuda humanitaria efectuadas con los recursos asignados en la Sub Genérica de Gastos 2.2.2 “Prestaciones y asistencia social”, en el Programa Presupuestal 0068 “Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres”, así como el stock de bienes de ayuda humanitaria con que cuentan en sus almacenes regionales y almacenes adelantados de su jurisdicción, la distribución y atención en marco de las emergencias registradas en el Sistema de Información Nacional para la Respuesta y Rehabilitación (SINPAD), entre otras acciones relacionadas, de acuerdo a los lineamientos que para tal efecto apruebe el ente rector del SINAGERD, mediante Resolución Ministerial, hasta el 31 de enero de 2025. Teniendo en cuenta estos informes, el INDECI elabora un informe consolidado que contenga el estado situacional de los almacenes, el mismo que debe publicar en su sede digital.

CONCORDANCIAS: R.M. Nº 157-2025-PCM (Aprueban “Lineamientos para que los Gobiernos Regionales informen sobre la adquisición, stock en sus almacenes, distribución y atención de Bienes de Ayuda Humanitaria—BAH, en el marco de las emergencias registradas en el Sistema de Información Nacional para la Respuesta y Rehabilitación (SINPAD)”)

53.5 Es responsabilidad del titular de la entidad la ejecución de las actividades en el marco del numeral 55.1 del presente artículo. Dichas actividades se deben ejecutar tomando en cuenta la información recogida en todas las etapas de la Evaluación de Daños y Análisis de Necesidades (EDAN) o Ficha de peligro inminente, según corresponda, y debe estar registrada en el SINPAD.

53.6 Las acciones que se ejecutan con cargo a los recursos autorizados en el presente artículo se sujetan al Sistema Nacional de Control.

Artículo 54. Recursos para contribuir a la reducción del riesgo de desastres

54.1 Se autoriza, en forma excepcional, en el Año Fiscal 2025, a los gobiernos regionales y a los gobiernos locales, para utilizar hasta el veinte por ciento (20%) de los recursos provenientes del canon, sobrecanon y regalía minera, y hasta el veinte por ciento (20%) de los recursos efectivamente transferidos por concepto del Fondo de Compensación Regional (FONCOR), así como para incorporar los saldos de balance generados por dicho Fondo, para ser destinado al financiamiento de las siguientes actividades: i) la limpieza y/o descolmatación del cauce de ríos y quebradas, canales y drenes; ii) la protección de márgenes de ríos y quebradas con rocas al volteo; iii) control de zonas críticas y fajas marginales en cauces de ríos; iv) revegetación y mantenimiento de especies nativas; v) tratamiento de cabeceras de cuencas en Gestión del Riesgo de Desastres; vi) diques para el control de cárcavas; y, vii) las actividades comprendidas en el Plan de Prevención y Reducción del Riesgo de Desastres aprobado por la instancia correspondiente, el cual debe contar con la opinión técnica favorable del Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED) y publicarse en el Sistema de Información para la Gestión del Riesgo de Desastres (SIGRID). Dichas actividades se ejecutan en los puntos críticos identificados y/o ámbitos geográficos determinados con niveles de peligro y/o riesgo de nivel alto y muy alto ante inundaciones, aluviones, deslizamientos de tierras, flujo de detritos (huaycos), sismos, bajas temperaturas, sequías e incendios forestales, identificados y georreferenciados por la Autoridad Nacional del Agua (ANA), el Instituto Nacional de Investigación en Glaciares y Ecosistemas de Montaña (INAIGEM), el Instituto Geológico, Minero y Metalúrgico (INGEMMET), el Instituto Geofísico del Perú (IGP), el Servicio Nacional de Meteorología e Hidrología del Perú (SENAMHI), la Comisión Nacional de Investigación y Desarrollo Aeroespacial (CONIDA) del pliego Ministerio de Defensa, y el Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED), según corresponda y publicados en el visor de mapas del SIGRID. Esta autorización no alcanza a los gobiernos regionales y a los gobiernos locales si las actividades a las que se refiere el presente artículo han recibido financiamiento con cargo a los recursos del Fondo para Intervenciones ante la Ocurrencia de Desastres Naturales (FONDES) y/o han recibido financiamiento en el marco de las declaratorias de Estado de Emergencia por peligro inminente o desastre en los años 2024-2025, para las mismas actividades. Los recursos autorizados por el presente artículo se ejecutan en el Programa Presupuestal 0068 “Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres”.

Para tal efecto, las entidades quedan exoneradas de lo dispuesto en el artículo 11 y en el literal a) del artículo 33 de la presente ley, así como en los incisos 3 y 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

54.2 Dentro de los quince (15) días calendario siguientes de terminado cada semestre de 2025, los gobiernos regionales y los gobiernos locales deben remitir al CENEPRED, un informe sobre las acciones realizadas en ámbitos georreferenciados, así como los resultados obtenidos en el marco del presente artículo para su consolidación respectiva, registro en la plataforma del SIGRID, y publicación en su sede digital.

Artículo 55. Recursos para financiar estudios e investigaciones para la prevención del riesgo de desastres

55.1 Se autoriza, durante el Año Fiscal 2025, a los gobiernos regionales, gobiernos locales y universidades públicas, para realizar transferencias financieras a favor del Instituto Geofísico del Perú (IGP), del Servicio Nacional de Meteorología e Hidrología del Perú (SENAMHI), del Instituto Nacional de Investigación en Glaciares y Ecosistemas de Montaña (INAIGEM), del Instituto Geológico, Minero y Metalúrgico (INGEMMET), Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED), de la Dirección de Hidrografía y Navegación (DHN) y la Comisión Nacional de Investigación y Desarrollo Aeroespacial (CONIDA) del pliego Ministerio de Defensa, del Instituto Geográfico Nacional (IGN), del Servicio Nacional de Capacitación para la Industria de la Construcción (SENCICO) y del Servicio Nacional Forestal y de Fauna Silvestre (SERFOR), según sus competencias, con cargo a los recursos de su presupuesto institucional por las fuentes de financiamiento Recursos Ordinarios, Recursos Determinados en el rubro canon y sobrecanon, regalías, rentas de aduanas y participaciones, y Recursos Directamente Recaudados, para financiar la elaboración de estudios y proyectos de investigación en campos relacionados a peligros generados por fenómenos de origen natural e inducidos por la acción humana, comportamiento de los glaciares y ecosistemas de montaña, análisis de vulnerabilidad y riesgo, así como medidas de prevención y reducción del riesgo de desastres, así como para la implementación de sistemas de observación y alerta temprana; en relación con sus circunscripciones territoriales.

Todos los estudios e investigaciones que sean desarrollados en el marco del párrafo precedente deben ser remitidos al Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED) para su registro y visualización respectiva en la plataforma del Sistema de Información para la Gestión del Riesgo de Desastres (SIGRID) y en caso de investigaciones además su publicación en la sede digital del Consejo Nacional de Ciencia, Tecnología e Innovación Tecnológica—CONCYTEC y demás entidades competentes.

Los recursos autorizados por el presente artículo se ejecutan en el Programa Presupuestal 0068: Reducción de la Vulnerabilidad y Atención de Emergencias por Desastres.

55.2 Las referidas transferencias financieras se aprueban, en el caso de las universidades públicas, mediante resolución del titular y, para el caso de los gobiernos regionales y los gobiernos locales, mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente. La resolución del titular y el acuerdo del Consejo Regional se publican en el diario oficial El Peruano, y el acuerdo del Concejo Municipal se publica en su sede digital.

55.3 Las transferencias financieras autorizadas por el presente artículo se aprueban previa suscripción de convenio, requiriéndose el informe favorable previo de la oficina de presupuesto, o la que haga sus veces, del pliego que transfiere el recurso. Cada pliego presupuestario que efectúa las transferencias financieras es responsable de la verificación, seguimiento, lo que incluye el monitoreo financiero de los recursos transferidos, y del cumplimiento de las acciones contenidas en el convenio, para lo cual realiza el monitoreo correspondiente.

55.4 La autorización otorgada en el presente artículo se financia con cargo al presupuesto institucional de las universidades públicas, gobiernos regionales y gobiernos locales, según corresponda, sin demandar recursos adicionales al Tesoro Público.

55.5 Dentro de los quince (15) días calendario siguientes de terminado cada semestre de 2025, el IGP, el SENAMHI, el INAIGEM, el INGEMMET, el CENEPRED, la DHN, la CONIDA, el IGN, el SENCICO y el SERFOR elaboran un informe sobre las acciones realizadas y los resultados obtenidos por la aplicación del presente artículo, el mismo que debe publicarse en sus respectivas sedes digitales y en la plataforma del Sistema de Información para la Gestión del Riesgo de Desastres (SIGRID).

Artículo 56. Transferencia financiera a favor del Instituto Geográfico Nacional (IGN) para financiar la elaboración de cartografía de precisión para fines de desarrollo, la gestión del riesgo de desastres y la actualización de la base de datos cartográfica del país

56.1 Se autoriza, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, para realizar transferencias financieras a favor del Instituto Geográfico Nacional (IGN), con cargo a los recursos de su presupuesto institucional por las fuentes de financiamiento Recursos Ordinarios, Recursos Determinados en el rubro canon y sobrecanon, regalías, rentas de aduanas y participaciones, y Recursos Directamente Recaudados, para financiar la elaboración de cartografía de precisión en escalas desde 1/500 hasta 1/25,000, para fines de planificación y desarrollo urbano, formulación y ejecución de proyectos de inversión, así como de información fundamental base para la ejecución de los procesos de estimación, prevención y reducción del riesgo de desastres. La información cartográfica de precisión generada se publica en el Sistema de Información para la Gestión del Riesgo de Desastres (SIGRID) del Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED) y en el Geoportal del IGN, siendo de acceso libre y gratuito. Los recursos autorizados por el presente artículo se ejecutan en la categoría presupuestal: Asignaciones Presupuestarias que no resultan en Productos (APNOP).

56.2 Las transferencias financieras autorizadas por el numeral precedente se aprueban, en el caso de las entidades del Gobierno Nacional mediante resolución del titular y, para el caso de los gobiernos regionales y los gobiernos locales mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente. La resolución del titular y el acuerdo del Consejo Regional se publican en el diario oficial El Peruano y el acuerdo del Concejo Municipal se publica en la sede digital del gobierno local respectivo.

56.3 Las transferencias financieras autorizadas por el presente artículo se aprueban previa suscripción de convenio, requiriéndose el informe favorable previo de la oficina de presupuesto, o la que haga sus veces, del pliego que transfiere el recurso. Cada pliego presupuestario que efectúa las transferencias financieras es responsable de la verificación, seguimiento, lo que incluye el monitoreo financiero de los recursos transferidos, y del cumplimiento de las acciones contenidas en el convenio, para lo cual realiza el monitoreo correspondiente.

56.4 Lo establecido en el presente artículo se financia con cargo al presupuesto institucional de las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, según corresponda, sin demandar recursos adicionales al Tesoro Público.

56.5 Durante el Año Fiscal 2025, con la finalidad de consolidar, sistematizar, resguardar y mantener actualizada la base de datos cartográfico del país y brindar acceso libre a la información cartográfica de precisión en las escalas desde 1/500 hasta 1/25,000, las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, que mediante el uso de recursos públicos generen y/o contraten los servicios de elaboración de cartografía de precisión en las escalas definidas y/u obtengan imágenes por medios de sensores, deben remitir y/o cargar, bajo responsabilidad, dicha información en el Geoportal del IGN. Para tal efecto, el IGN publica, en su sede digital, los procedimientos, instrumentos geoespaciales y adecuaciones técnicas hasta el 31 de enero de 2025.

56.6 Dentro de los quince (15) días calendario siguientes de terminado cada semestre de 2025, el IGN elabora un informe sobre las acciones realizadas y los resultados obtenidos por la aplicación del presente artículo, el mismo que debe publicarse en su respectiva sede digital.

Artículo 57. Financiamiento para la operación y mantenimiento de maquinarias, vehículos y equipos adquiridos en el marco del Decreto de Urgencia Nº 015-2023

57.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se ha asignado recursos a la Autoridad Nacional del Agua, hasta por la suma de S/ 32 000 000,00 (TREINTA Y DOS MILLONES Y 00/100 SOLES) por la fuente de financiamiento Recursos Directamente Recaudados, para financiar la operación y mantenimiento de maquinarias, vehículos y equipos adquiridos en el marco del Decreto de Urgencia Nº 015-2023, con la finalidad de ejecutar actividades de limpieza, descolmatación y protección con roca al volteo de los cauces de ríos y/o quebradas identificadas como puntos críticos ante inundaciones y/o movimientos en masa por el ente técnico competente y/o que cuenten con una Evaluación de Riesgo validada por el Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED). Para lo cual, la Autoridad Nacional del Agua queda autorizada a utilizar los recursos establecidos en el artículo 90 de la Ley Nº 29338, exclusivamente para lo señalado en el presente artículo.

57.2 Para tal fin, la Autoridad Nacional del Agua, durante el Año Fiscal 2025, queda facultada a realizar acciones e intervenciones señaladas en el numeral precedente y aprueba el Plan correspondiente, mediante resolución del titular del pliego, hasta el 16 de enero de 2025, el cual se publica en la sede digital de la Autoridad Nacional del Agua; dicho Plan puede ser actualizado, utilizando el mismo mecanismo establecido en el presente numeral.

57.3 Los recursos a los que se refiere el numeral 57.1 no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los establecidos en el presente artículo.

57.4 En caso la maquinaria se transferida a otra Unidad Ejecutora del MIDAGRI, la Autoridad Nacional de Agua transferirá los recursos para su operación y mantenimiento referidos en el artículo 57.1.

Para la implementación de lo dispuesto en el presente artículo la Autoridad Nacional del Agua, queda exonerada de lo dispuesto en la Ley de Recursos Hídricos.

Artículo 58. Financiamiento de intervenciones priorizadas por la Comisión Multisectorial del FONDES

58.1 Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado hasta por la suma de S/ 352 087 132,00 (TRESCIENTOS CINCUENTA Y DOS MILLONES OCHENTA Y SIETE MIL CIENTO TREINTA Y DOS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, en el pliego Instituto Nacional de Defensa Civil (INDECI), para el financiamiento de actividades e inversiones para la mitigación, capacidad de respuesta, rehabilitación, y reconstrucción ante la ocurrencia de fenómenos naturales y/o inducidos por la acción humana, priorizados por la Comisión Multisectorial del “Fondo para intervenciones ante la ocurrencia de desastres naturales” (FONDES), de acuerdo a lo siguiente:

a) Hasta por la suma de S/ 347 168 191,00 (TRESCIENTOS CUARENTA Y SIETE MILLONES CIENTO SESENTA Y OCHO MIL CIENTO NOVENTA Y UNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, en el pliego Instituto Nacional de Defensa Civil (INDECI), para el financiamiento de actividades e inversiones para la mitigación, capacidad de respuesta, rehabilitación, y reconstrucción ante la ocurrencia de fenómenos naturales y/o inducidos por la acción humana, priorizados por la Comisión Multisectorial del “Fondo para intervenciones ante la ocurrencia de desastres naturales” (FONDES), y que se ejecutan en el Año Fiscal 2025, conforme a lo establecido en el numeral 4.5 del artículo 4 de la Ley Nº 30458, Ley que regula diversas medidas para financiar la ejecución de Proyectos de Inversión Pública en apoyo de gobiernos regionales y locales, los Juegos

Panamericanos y Parapanamericanos y la ocurrencia de desastres naturales; el numeral 13.4 del artículo 13 de la Ley Nº 30624, Ley que dispone medidas presupuestarias para el impulso del gasto en el Año Fiscal 2017; el Decreto Supremo Nº 132-2017-EF, el Decreto Supremo Nº 095-2024-EF y sus modificatorias y/o actualizaciones. Adicionalmente, los recursos previstos en el presente párrafo financian las intervenciones priorizadas en el marco de la Cuarta Disposición Complementaria Final y la Primera Disposición Complementaria Transitoria del Decreto Supremo Nº 095-2024-EF.

Asimismo, los recursos previstos en el párrafo precedente financian la continuidad de la ejecución de las intervenciones priorizadas en el año 2024 por la Comisión Multisectorial del FONDES, los cuales al 31 de diciembre de 2024 cuenten con los créditos presupuestarios por la fuente de financiamiento Recursos Ordinarios, en la etapa de compromiso y no devengados y los devengados no girados en dicha fuente de financiamiento. Los citados créditos presupuestarios corresponden a aquellos que fueron transferidos o incorporados, según corresponda, en el presupuesto institucional de los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, con cargo a recursos del FONDES, creado mediante el artículo 4 de la Ley Nº 30458, en el marco del numeral 4.5 del mismo artículo, del numeral 13.4 del artículo 13 de la Ley Nº 30624, de los numerales 69.1 y 69.3 del artículo 69 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024. Las propuestas de decretos supremos para financiar lo establecido en el presente párrafo solo pueden ser presentadas por el Instituto Nacional de Defensa Civil ante el Ministerio de Economía y Finanzas hasta el 04 de abril de 2024.(*)

(*) Segundo párrafo modificado por la Décima Tercera Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, cuyo texto es el siguiente:

“Asimismo, los recursos previstos en el párrafo precedente financian la continuidad de la ejecución de las intervenciones priorizadas en el año 2024 por la Comisión Multisectorial del FONDES, los cuales al 31 de diciembre de 2024 cuenten con los créditos presupuestarios por la fuente de financiamiento Recursos Ordinarios, en la etapa de compromiso y no devengados y los devengados no girados en dicha fuente de financiamiento. Los citados créditos presupuestarios corresponden a aquellos que fueron transferidos o incorporados, según corresponda, en el presupuesto institucional de los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, con cargo a recursos del FONDES, creado mediante el artículo 4 de la Ley No 30458, en el marco del numeral 4.5 del mismo artículo, del numeral 13.4 del artículo 13 de la Ley No 30624, de los numerales 69.1 y 69.3 del artículo 69 de la Ley No 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024. Las propuestas de decretos supremos para financiar lo establecido en el presente párrafo solo pueden ser presentadas por el Instituto Nacional de Defensa Civil ante el Ministerio de Economía y Finanzas hasta el 15 de mayo de 2025”.

b) Hasta por la suma de S/ 4 918 941,00 (CUATRO MILLONES NOVECIENTOS DIECIOCHO MIL NOVECIENTOS CUARENTA Y UNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, en diversos gobiernos locales, para financiar la ejecución de las inversiones priorizadas en el Acta 39 por la Comisión Multisectorial del FONDES, cuyos recursos fueron previstos para el Año Fiscal 2025, según el cronograma de ejecución financiera y los componentes que fueron evaluados por la Secretaría Técnica de la citada comisión, de acuerdo con el Anexo IV “Inversiones priorizadas en el Acta 39 por la Comisión Multisectorial del FONDES” de la presente ley.

58.2 Los recursos a los que se refiere el literal a) del numeral 58.1 y los recursos que fueran habilitados al INDECI para los fines de la Comisión antes mencionada, se transfieren a través de modificaciones presupuestarias en el nivel institucional, las que se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Defensa, a solicitud del INDECI.

58.3 Los recursos a los que se refieren el numeral 58.1, así como los recursos que fueran habilitados durante el Año Fiscal 2025 a favor del pliego INDECI, para los fines de la Comisión Multisectorial del FONDES, se ejecutan bajo las mismas formalidades, mecanismos y procedimientos aprobados en la normatividad vigente para las intervenciones mencionadas en dicho numeral, en lo que les fuera aplicable.

En caso de la continuidad de la ejecución de las intervenciones al que hace referencia el segundo párrafo del literal a) del numeral 58.1, de manera excepcional, la Comisión Multisectorial del FONDES puede priorizar y/o determinar, según corresponda, las solicitudes de financiamiento de las intervenciones, previo sustento de la Secretaría Técnica de la citada Comisión y de acuerdo con las disposiciones que imparta la referida Comisión Multisectorial del FONDES.

58.4 Se dispone que la Presidencia del Consejo de Ministros (PCM) como ente rector del Sistema Nacional de Gestión del Riesgo de Desastres (SINAGERD), elabora una propuesta de modificación de la conformación y funciones de la Comisión Multisectorial del FONDES aprobadas mediante el Decreto Supremo Nº 132-2017-EF, así como elabora una propuesta de modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del “Fondo para intervenciones ante la ocurrencia de desastres naturales” (FONDES) aprobadas mediante el artículo 1 del Decreto Supremo Nº 095-2024-EF, en coordinación con el Ministerio de Economía y Finanzas, el INDECI y el Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED) según corresponda, la cual comprende (i) la alineación de las tipologías, criterios de evaluación y priorización, entre otros en cuanto corresponda, de las citadas Disposiciones Reglamentarias a la Ley Nº 29664, que crea el Sistema Nacional de Gestión del Riesgo de Desastres (SINAGERD) y modificatoria, así como su reglamento, aprobado mediante Decreto Supremo Nº 048-2011-PCM y modificatorias, (ii) la inclusión del procedimiento simplificado para la atención extraordinaria de solicitudes de financiamiento de intervenciones del proceso de respuesta en el marco de declaratorias de estado de emergencia, (iii) la inclusión del procedimiento para la priorización de intervenciones cuyo plazo excede el año fiscal vigente, y (iv) la incorporación del procedimiento para la atención de solicitudes de financiamiento de prestaciones adicionales de las intervenciones priorizadas por la Comisión Multisectorial. Dicha propuesta de modificación de la conformación y funciones de la Comisión Multisectorial, y de modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del FONDES se presenta al Ministerio de Economía y Finanzas, mediante oficio del Presidente del Consejo de Ministros, hasta el 30 de mayo de 2025. La modificación de la conformación y funciones de la Comisión Multisectorial, y la modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del FONDES, se aprueban mediante decreto supremo refrendado por el Presidente del Consejo de Ministros, el Ministro de Defensa, el Ministro del Ambiente y el Ministro de Economía y Finanzas, y se publica hasta el 31 de julio de 2025.(*)

(*) Numeral modificado por la Primera Disposición Complementaria Modificatoria de la Ley Nº 32416, publicada el 01 agosto 2025, cuyo texto es el siguiente:

“58.4 Se dispone que la Presidencia del Consejo de Ministros (PCM) como ente rector del Sistema Nacional de Gestión del Riesgo de Desastres (SINAGERD), elabora una propuesta de modificación de la conformación y funciones de la Comisión Multisectorial del FONDES aprobadas mediante el Decreto Supremo Nº 132-2017-EF, así como elabora una propuesta de modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del “Fondo para intervenciones ante la ocurrencia de desastres naturales” (FONDES) aprobadas mediante el artículo 1 del Decreto Supremo Nº 095-2024-EF, en coordinación con el Ministerio de Economía y Finanzas, el INDECI y el Centro Nacional de Estimación, Prevención y Reducción del Riesgo de Desastres (CENEPRED) según corresponda, la cual comprende (i) la alineación de las tipologías, criterios de evaluación y priorización, entre otros en cuanto corresponda, de las citadas Disposiciones Reglamentarias a la Ley Nº 29664, que crea el Sistema Nacional de Gestión del Riesgo de Desastres (SINAGERD) y modificatoria, así como su reglamento, aprobado mediante Decreto Supremo Nº 048-2011-PCM y modificatorias, (ii) la inclusión del procedimiento simplificado para la atención extraordinaria de solicitudes de financiamiento de intervenciones del proceso de respuesta en el marco de declaratorias de estado de emergencia, (iii) la inclusión del procedimiento para la priorización de intervenciones cuyo plazo excede el año fiscal vigente, y (iv) la incorporación del procedimiento para la atención de solicitudes de financiamiento de prestaciones adicionales de las intervenciones priorizadas por la Comisión Multisectorial. Dicha propuesta de modificación de la conformación y funciones de la Comisión Multisectorial, y de modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del FONDES se presenta al Ministerio de Economía y Finanzas, mediante oficio del Presidente del Consejo de Ministros, hasta el 30 de mayo de 2025. La modificación de la conformación y funciones de la Comisión Multisectorial, y la modificación y/o actualización de las Disposiciones Reglamentarias para la gestión de los recursos del FONDES, se aprueban mediante decreto supremo refrendado por el Presidente del Consejo de Ministros, el Ministro de Defensa, el Ministro del Ambiente y el Ministro de Economía y Finanzas, y se publica hasta el 31 de octubre de 2025.”

58.5 Los recursos a los que se refiere el numeral 58.1 no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

Artículo 59. Medida excepcional en materia de modificaciones presupuestarias en el nivel funcional programático para la aplicación del artículo 5 de la Ley Nº 31952

59.1 Se autoriza, durante el Año Fiscal 2025, a los gobiernos regionales y a los gobiernos locales a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Determinados, en el rubro Fondo de Compensación Regional (FONCOR) y Fondo de Compensación Municipal (FONCOMUN), hasta por los porcentajes máximos señalados para la utilización de los recursos del FONCOR y FONCOMUN a los que se refiere el numeral 5.1 del artículo 5 de la Ley Nº 31952, Ley que establece medidas extraordinarias para la adquisición de maquinaria y equipo por parte de los gobiernos locales y gobiernos regionales para la gestión del riesgo de desastres, a fin de financiar la adquisición de maquinaria y equipo para una adecuada gestión del riesgo de desastres dentro de su jurisdicción, de acuerdo a lo dispuesto en el artículo 5 de la mencionada ley.

59.2 Para los fines señalados en el numeral precedente, los gobiernos regionales y los gobiernos locales quedan exceptuados de lo establecido en el numeral 11.3 del artículo 11 y en el literal a) del artículo 33 de la presente ley, así como del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CAPÍTULO VIII

DISPOSICIONES ESPECIALES EN CIENCIA, TECNOLOGÍA E INNOVACIÓN

Artículo 60. Autorización para efectuar gastos para el apoyo técnico en la implementación de políticas nacionales y sectoriales, actividades de promoción de ciencia, tecnología e innovación (CTI)

60.1 Se autoriza, durante el Año Fiscal 2025, al Consejo Nacional de Ciencia, Tecnología e Innovación Tecnológica (CONCYTEC) y al Programa Nacional de Investigación Científica y Estudios Avanzados (PROCIENCIA), al Instituto Geológico Minero y Metalúrgico (INGEMMET), al Programa Nacional de Desarrollo Tecnológico e Innovación (PROINNOVATE) del Ministerio de la Producción, al Instituto Tecnológico de la Producción (ITP), Instituto Geofísico del Perú (IGP), a las entidades públicas beneficiarias del PROCIENCIA y PROINNOVATE, al Instituto Nacional de Calidad (INACAL), al Servicio Nacional de Meteorología e Hidrología del Perú (SENAMHI), al Instituto de Investigaciones de la Amazonía Peruana (IIAP), al Instituto Nacional de Investigación en Glaciares y Ecosistemas de Montaña (INAIGEM), al Instituto Nacional de Defensa de la Competencia y de la Protección de la Propiedad Intelectual (INDECOPI), al Instituto Nacional de Salud (INS), al Ministerio de la Producción, a la Comisión Nacional de Investigación y Desarrollo Aeroespacial (CONIDA), al Instituto Geográfico Nacional (IGN), al Instituto del Mar del Perú (IMARPE), al Instituto Nacional de Estadística e Informática (INEI), al Instituto Nacional de Enfermedades Neoplásicas (INEN), al Instituto Nacional de Innovación Agraria (INIA), al Servicio Nacional Forestal y de Fauna Silvestre (SERFOR), al Instituto Peruano de Energía Nuclear (IPEN), Servicio Nacional de Capacitación para la Industria de la Construcción (SENCICO) y a las Universidades Públicas, para que en el marco de sus competencias, puedan pagar gastos relacionados a pasajes, alimentación y hospedaje a profesionales científicos y técnicos calificados externos a la institución, domiciliados y no domiciliados en el país, dentro y fuera del territorio nacional, con el fin de brindar apoyo técnico en la implementación de políticas nacionales y sectoriales, actividades de promoción de ciencia, tecnología e innovación (CTI), contribuir como evaluadores y/o actuar como jurados en procesos de selección y evaluación relacionados con ciencia, tecnología e innovación.

60.2 Lo autorizado en el numeral precedente se financia con cargo a los recursos del PROCIENCIA, a los recursos que las entidades reciben del PROCIENCIA y PROINNOVATE y a los presupuestos institucionales de los pliegos CONCYTEC, INGEMMET, ITP, IGP, INACAL, SENAMHI, IIAP, INAIGEM, INDECOPI, INS, Ministerio de la Producción, CONIDA, IGN, IMARPE, INEI, INEN, INIA, SERFOR, IPEN, SENCICO y universidades públicas, según corresponda, sin demandar recursos adicionales al Tesoro Público.

Artículo 61. Autorización al Ministerio de la Producción para efectuar transferencias financieras y otorgar subvenciones en el marco del Programa Nacional de Desarrollo Tecnológico e Innovación (PROINNOVATE)

61.1 Con la finalidad de contribuir al incremento de la productividad, a través del impulso al desarrollo productivo y del emprendimiento y la innovación, se autoriza, durante el Año Fiscal 2025, al Ministerio de la Producción, a través del Programa Nacional de Desarrollo Tecnológico e Innovación (PROINNOVATE), para efectuar transferencias financieras a favor de entidades públicas del Gobierno Nacional, gobiernos regionales y gobiernos locales, y a otorgar subvenciones a favor de los beneficiarios definidos en el marco de los concursos que se desarrollan a través de PROINNOVATE.

61.2 Las transferencias financieras y las subvenciones a las que se refiere el numeral precedente se aprueban mediante resolución del titular del pliego Ministerio de la Producción, previa suscripción de convenio o contrato de recursos no reembolsables, según corresponda, y requiriéndose el informe favorable previo de su oficina de presupuesto o la que haga sus veces. Dicha resolución del titular del pliego se publica en el diario oficial El Peruano. La facultad para la aprobación de las subvenciones a que se refiere la presente disposición, referidas al ámbito del mencionado Programa Nacional, puede ser delegada en el funcionario a cargo del respectivo Programa.

61.3 El Ministerio de la Producción, a través del PROINNOVATE, es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales fueron entregados los recursos públicos. Dichos recursos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia u otorgamiento, según corresponda, conforme al presente artículo. El Ministerio de la Producción, mediante resolución de su titular, debe establecer los mecanismos para la rendición de cuentas de los recursos otorgados mediante subvenciones a las personas naturales y personas jurídicas privadas, así como para la evaluación por parte del Ministerio de la Producción de los resultados alcanzados y los beneficios generados por el otorgamiento de las subvenciones autorizadas en el marco de lo establecido por la presente disposición. Asimismo, el Ministerio de la Producción publica, semestralmente, en su sede digital, la relación de los beneficiarios de las subvenciones otorgadas conforme al presente artículo.

CONCORDANCIAS: R.N° 086-2025-PRODUCE/PROINNOVATE (Aprueban otorgamiento de subvenciones a favor de los beneficiarios con cargo al Presupuesto del Programa Nacional de Innovación para la Competitividad y Productividad)

Artículo 62. Incentivo económico a investigadores que participan en programas y proyectos ejecutados por entidades públicas

62.1 Se dispone que, durante el Año Fiscal 2025, las entidades públicas que resulten beneficiarias, como entidades ejecutoras y/o entidades asociadas, de las transferencias efectuadas por el Programa Nacional de Investigación Científica y Estudios Avanzados (PROCIENCIA) para el cofinanciamiento de programas y proyectos en materia de ciencia, tecnología e innovación, quedan autorizadas a otorgar un incentivo económico a los investigadores que participan en el desarrollo de estos programas y proyectos de ciencia, tecnología e innovación.

62.2 Se dispone que, durante el Año Fiscal 2025, aquellas entidades públicas que resulten beneficiarias de los concursos convocados por el Programa Nacional de Desarrollo Tecnológico e Innovación (PROINNOVATE), y por el Instituto Tecnológico de la Producción (ITP), de recursos del Fondo MIPYME Emprendedor o de la fuente de financiamiento Recursos Ordinarios, quedan autorizadas a otorgar un incentivo económico a los investigadores que participan en un proyecto de investigación, innovación u otro similar.

62.3 Se dispone que, durante el Año Fiscal 2025, las universidades públicas, que resulten beneficiarias de fondos concursables internacionales, quedan autorizadas a otorgar un incentivo económico a los docentes universitarios que participan en la ejecución de dichos proyectos de investigación y a los gestores de dichas investigaciones. Dichos incentivos se otorgan de acuerdo con la estructura de costos del presupuesto del proyecto de investigación con cargo a la fuente de financiamiento Donaciones y Transferencias, y previa conformidad del Vicerrectorado de Investigación o el que haga sus veces.

La participación de los docentes universitarios en la ejecución de estos proyectos de investigación se realiza sin afectar la asignación de sus horas lectivas.

62.4 Dicho incentivo, no tiene carácter remunerativo ni pensionable, no forma parte de la base de cálculo para la asignación o compensación por tiempo de servicios o cualquier otro tipo de bonificaciones, asignaciones o entregas, ni está afecto a cargas sociales. La ejecución de dicho gasto se efectúa en la Partida de Gasto 2.1.1 1.2 99 Otras retribuciones y complementos y 2.1.1 13 1 Contrato Administrativo de Servicios, según corresponda; y en la Partida de Gasto 2.6.7 Inversiones Intangibles.(*) NOTA SPIJ2

62.5 Para efectos de la implementación de lo dispuesto en el presente artículo, las respectivas entidades quedan exoneradas de lo dispuesto en el artículo 6 de la presente ley.

62.6 La implementación de lo dispuesto en el presente artículo, se sujeta a la restricción establecida en el Decreto de Urgencia Nº 038-2006.

Artículo 63. Autorización para el financiamiento de acciones para el fortalecimiento de capacidades de generación y asimilación de conocimientos tecnológicos, capacidades productivas y de gestión empresarial, y promoción del incremento de la productividad y competitividad

63.1 Se autoriza, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional a realizar modificaciones presupuestarias en el nivel institucional a favor del Instituto Tecnológico de la Producción (ITP), para el desarrollo de los fines que por ley les corresponde en materia de investigación, desarrollo, transferencia tecnológica e innovación, adopción y absorción tecnológica, aseguramiento de la calidad (certificaciones y reglamentos técnicos), fortalecimiento de capacidades de generación y asimilación de conocimientos tecnológicos, o promoción del incremento de la productividad y competitividad. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de la Producción, a propuesta del titular del pliego que transfiere los recursos. Para el caso de las entidades del Poder Ejecutivo, dicho decreto supremo debe ser refrendado, además, por el ministro del sector al que pertenezca la entidad que transfiere los recursos.

63.2 Las transferencias financieras a las que se refieren el artículo 7-A y 7-B del Decreto Legislativo Nº 1228, Decreto Legislativo de Centros de Innovación Productiva y Transferencia Tecnológica—CITE, se aprueban mediante acuerdo de Consejo Regional o Concejo Municipal y en el caso de las universidades públicas, mediante resolución del titular. El acuerdo del Consejo Regional, del Concejo Municipal y la resolución del titular se publica la sede digital del gobierno regional, gobierno local o universidad pública correspondiente.

63.3 Las modificaciones presupuestarias en el nivel institucional autorizadas por el presente artículo, así como las transferencias financieras a las que se refiere el numeral precedente, se aprueban previa suscripción de convenio y requiriéndose el informe previo favorable de la oficina de presupuesto o la que haga sus veces en el pliego que transfiere el recurso. Los convenios deben considerar el presupuesto requerido para la operación y mantenimiento de los Centros de Innovación Productiva y Transferencia Tecnológica (CITE).

63.4 Cada pliego presupuestario que efectúa modificaciones presupuestarias en el nivel institucional o transferencias financieras, según corresponda, es responsable de la verificación y seguimiento, lo que incluye el monitoreo financiero de los recursos transferidos; y del cumplimiento de las acciones contenidas en el convenio, para lo cual realiza el monitoreo correspondiente.

63.5 La aplicación de lo establecido en el presente artículo se financia con cargo al presupuesto institucional de las entidades del Gobierno Nacional, las universidades públicas, los gobiernos regionales y los gobiernos locales, sin demandar recursos adicionales al Tesoro Público, conforme a sus competencias y sujetándose a la normatividad vigente.

CAPÍTULO IX

DISPOSICIONES EN MATERIA DE DESARROLLO E INCLUSIÓN SOCIAL

Artículo 64. Financiamiento de la Estrategia de Acción Social con Sostenibilidad - EASS

64.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 53 318 097,00 (CINCUENTA Y TRES MILLONES TRESCIENTOS DIECIOCHO MIL NOVENTA Y SIETE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del Ministerio de Desarrollo e Inclusión Social (MIDIS), del Ministerio de Defensa, del Ministerio de la Mujer y Poblaciones Vulnerables, del Ministerio de Cultura, del Registro Nacional de Identificación y Estado Civil, del Gobierno Regional del departamento de Loreto, del Gobierno Regional del departamento de Puno y del Gobierno Regional del departamento de Ucayali, exclusivamente, para financiar la Estrategia de Acción Social con Sostenibilidad—EASS, la cual incluye, entre otras intervenciones, la operación y mantenimiento de las Plataformas Itinerantes de Acción Social—PIAS, según el siguiente detalle:

a) Para el Ministerio de Desarrollo e Inclusión Social, hasta por la suma de S/ 1 578 906,00 (UN MILLÓN QUINIENTOS SETENTA Y OCHO MIL NOVECIENTOS SEIS Y 00/100 SOLES).

b) Para el Ministerio de Defensa, hasta por la suma de S/ 33 793 003,00 (TREINTA Y TRES MILLONES SETECIENTOS NOVENTA Y TRES MIL TRES Y 00/100 SOLES).

c) Para el Ministerio de la Mujer y Poblaciones Vulnerables, hasta por la suma de S/ 1 285 920,00 (UN MILLÓN DOSCIENTOS OCHENTA Y CINCO MIL NOVECIENTOS VEINTE Y 00/100 SOLES).

d) Para el Ministerio de Cultura, hasta por la suma de S/ 4 668 972,00 (CUATRO MILLONES SEISCIENTOS SESENTA Y OCHO MIL NOVECIENTOS SETENTA Y DOS Y 00/100 SOLES).

e) Para el Registro Nacional de Identificación y Estado Civil, hasta por la suma de S/ 743 242,00 (SETECIENTOS CUARENTA Y TRES MIL DOSCIENTOS CUARENTA Y DOS Y 00/100 SOLES).

f) Para el Gobierno Regional del departamento de Loreto, hasta por la suma de S/ 8 676 293,00 (OCHO MILLONES SEISCIENTOS SETENTA Y SEIS MIL DOSCIENTOS NOVENTA Y TRES Y 00/100 SOLES).

g) Para el Gobierno Regional del departamento de Puno, hasta por la suma de S/ 1 659 336,00 (UN MILLÓN SEISCIENTOS CINCUENTA Y NUEVE MIL TRESCIENTOS TREINTA Y SEIS Y 00/100 SOLES).

h) Para el Gobierno Regional del departamento de Ucayali, hasta por la suma de S/ 912 425,00 (NOVECIENTOS DOCE MIL CUATROCIENTOS VEINTICINCO Y 00/100 SOLES).

64.2 Mediante decreto supremo del MIDIS, se aprueban las disposiciones complementarias para la aplicación del presente artículo, las que incluyen las acciones que deben realizar el citado Ministerio, el Ministerio de Defensa, el Ministerio de la Mujer y Poblaciones Vulnerables, el Ministerio de Cultura, el Registro Nacional de Identificación y Estado Civil, el Gobierno Regional del departamento de Loreto, el Gobierno Regional del departamento de Puno y el Gobierno Regional del departamento de Ucayali en el marco del presente artículo.

64.3 Los recursos a los que se refiere el numeral 64.1 no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

CONCORDANCIAS: D.S.Nº 003-2025-MIDIS (Decreto Supremo que aprueba disposiciones complementarias para la implementación de la Estrategia de Acción Social con Sostenibilidad - EASS, la cual incluye la operación y mantenimiento de las Plataformas Itinerantes de Acción Social - PIAS, en el marco de lo dispuesto en el artículo 64 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

Artículo 65. Financiamiento para la continuidad de la implementación del Piloto “Esquemas Alternativos de Transferencias a Primera Infancia en Zonas Urbanas

65.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego del Ministerio de Desarrollo e Inclusión Social (MIDIS), hasta por la suma de S/ 39 678 555,00 (TREINTA Y NUEVE MILLONES SEISCIENTOS SETENTA Y OCHO MIL QUINIENTOS CINCUENTA Y CINCO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar la continuidad de la implementación del Piloto “Esquemas Alternativos de Transferencias a Primera Infancia en Zonas Urbanas”, el cual tiene como objeto de evaluar el costo—efectividad de distintos esquemas de transferencias condicionadas a las gestantes, niños y niñas de 0 a 12 meses de edad en ámbitos urbanos, pertenecientes a hogares calificados como pobres o pobres extremos en el Padrón General de Hogares (PGH) del MIDIS.

65.2 Los recursos a los que se refiere el numeral precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

65.3 El MIDIS, elabora un informe al cierre del Año Fiscal 2025 que contenga la actualización del total de hogares usuarios considerando a los nuevos afiliados, reincorporados y permanentes; así como el total de hogares abonados y el presupuesto devengado, el cual debe ser publicado en su sede digital hasta el 31 de enero de 2026.

Artículo 66. Subvención económica adicional a favor de las personas usuarias del Programa Nacional de Asistencia Solidaria “Pensión 65”

66.1 Se autoriza, durante el Año Fiscal 2025, a partir del periodo mayo-junio de dicho año fiscal, al Ministerio de Desarrollo e Inclusión Social a través del Programa Nacional de Asistencia Solidaria Pensión 65, a otorgar una subvención económica adicional de S/ 100,00 (CIEN Y 00/100 SOLES) a favor de las personas usuarias de dicho Programa, la misma que se entrega de manera bimestral conjuntamente con la subvención que otorga el Programa Pensión 65. Dicha subvención adicional es inembargable, no es heredable y no está sujeta al pago de devengados.

66.2 La aplicación de lo establecido en la presente disposición se financia con cargo al presupuesto institucional del Ministerio de Desarrollo e Inclusión Social, sin demandar recursos adicionales al Tesoro Público.

Artículo 67.- Atención alimentaria complementaria en favor del Programa de Complementación Alimentaria

67.1. Disponer que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 641 640 865,00 (SEISCIENTOS CUARENTA Y UN MILLONES SEISCIENTOS CUARENTA MIL OCHOCIENTOS SESENTA Y CINCO Y 00/100 SOLES) en la fuente de financiamiento Recursos Ordinarios, destinados a financiar las intervenciones alimentarias en el marco del Programa de Complementación Alimentaria—PCA, conforme al siguiente detalle:

a) Hasta por la suma de S/ 378 258 372,00 (TRESCIENTOS SETENTA Y OCHO MILLONES DOSCIENTOS CINCUENTA Y OCHO MIL TRESCIENTOS SETENTA Y DOS Y 00/100 SOLES), en los gobiernos locales provinciales en el interior del país y el Callao, y en los gobiernos locales distritales de Lima Metropolitana, para financiar la atención alimentaria en las modalidades Comedores, Hogares Albergues, Personas en riesgo, y Trabajo comunal del PCA, de los cuales S/ 45 333 632,00 (CUARENTA Y CINCO MILLONES TRESCIENTOS TREINTA Y TRES MIL SEISCIENTOS TREINTA Y DOS Y 00/100 SOLES) corresponden al mecanismo de entrega de subsidios económicos para la atención alimentaria en los Comedores del PCA.

b) Hasta por la suma de S/ 146 404 718,00 (CIENTO CUARENTA Y SEIS MILLONES CUATROCIENTOS CUATRO MIL SETECIENTOS DIECIOCHO Y 00/100 SOLES), en los gobiernos locales provinciales al interior del país y el Callao y en los gobiernos locales distritales de Lima Metropolitana, para financiar la atención alimentaria de las ollas comunes reconocidas como centros de atención del PCA mediante Resolución Municipal y registradas en el sistema informático dispuesto por el MIDIS, de los cuales S/ 19 692 540,00 (DIECINUEVE MILLONES SEISCIENTOS NOVENTA Y DOS MIL QUINIENTOS CUARENTA Y 00/100 SOLES) corresponden al mecanismo de entrega de subsidios económicos para la atención alimentaria en las ollas comunes del PCA.

c) Hasta por la suma de S/ 109 386 622,00 (CIENTO NUEVE MILLONES TRESCIENTOS OCHENTA Y SEIS MIL SEISCIENTOS VEINTIDÓS Y 00/100 SOLES), en los gobiernos locales provinciales al interior del país y el Callao, y para los gobiernos locales distritales a nivel de Lima Metropolitana, para financiar la adquisición y distribución de canastas de alimentos para la modalidad del Programa de Alimentación y nutrición al Paciente con Tuberculosis y Familia—PANTBC.

d) Hasta por la suma de S/ 7 591 153,00 (SIETE MILLONES QUINIENTOS NOVENTA Y UN MIL CIENTO CINCUENTA Y TRES Y 00/100 SOLES), en el pliego del Ministerio de Desarrollo e Inclusión Social, para financiar la implementación del mecanismo de tarjetas alimentarias para personas afectadas por tuberculosis del Programa de Alimentación y Nutrición al Paciente con Tuberculosis y Familia—PANTBC, en los distritos de San Juan de Lurigancho, Lima, Ate, Jesús María, y Santa Anita de Lima Metropolitana, en coordinación con el Ministerio de Salud, en el marco de sus competencias.

67.2. Para la implementación de lo dispuesto en los literales a) y b) del numeral 67.1 del presente artículo, se autoriza durante el año 2025 a los gobiernos locales a realizar la entrega de subsidios económicos, a los Comedores y Ollas Comunes del PCA, para ser utilizados exclusivamente en la atención alimentaria, conforme a las disposiciones establecidas en la Resolución Ministerial N° 041-2022-MIDIS que aprueba el Reglamento de las Modalidades del Programa de Complementación Alimentaria—PCA.

67.3. Para la implementación de lo dispuesto en el literal d) del numeral 67.1 del presente artículo, se autoriza, durante el Año Fiscal 2025, al Ministerio de Desarrollo e Inclusión Social, a implementar el mecanismo de tarjetas alimentarias para personas afectadas por tuberculosis del Programa de Alimentación y Nutrición al Paciente con Tuberculosis y Familia—PANTBC, en los distritos de San Juan de Lurigancho, Lima, Ate, Jesús María, y Santa Anita de Lima Metropolitana, en coordinación con el Ministerio de Salud.

67.4. Para la implementación del mecanismo de tarjetas alimentarias para personas afectadas por tuberculosis del Programa de Alimentación y Nutrición al Paciente con Tuberculosis—PANTBC, se autoriza al Ministerio de Desarrollo e Inclusión Social, a celebrar convenios de cooperación técnica u otros de naturaleza análoga, incluidas sus adendas y/o ampliaciones con organismos internacionales, previo informe técnico que demuestre las ventajas y beneficios del convenio, a cargo de la Oficina General de Administración en coordinación con el área usuaria correspondiente, e informe favorable de la Oficina General de Planeamiento, Presupuesto y Modernización, o la que haga sus veces, mediante el cual se demuestre la disponibilidad de recursos para su financiamiento, así como un informe legal de la Oficina General de Asesoría Jurídica, o la que haga sus veces. Asimismo, se autoriza al Ministerio de Desarrollo e Inclusión Social a efectuar transferencias financieras, con cargo a los recursos a que hace referencia el literal d) del numeral 67.1 del presente artículo, a favor de dichos organismos internacionales, para financiar lo establecido en los respectivos convenios de cooperación técnica u otros de naturaleza análoga. Dichas transferencias financieras se aprueban mediante resolución del titular del Ministerio de Desarrollo e Inclusión Social, previo informe favorable de la Oficina de Presupuesto o la que haga sus veces en la entidad, y se publican en el diario oficial El Peruano.

67.5 Los saldos no utilizados al 31 de diciembre del año fiscal 2025 de los recursos transferidos por el del Ministerio de Desarrollo e Inclusión Social, a favor del organismo internacional en el marco de lo establecido en el numeral 67.4 del presente artículo, deben ser devueltos al Tesoro Público, conforme a la normatividad del Sistema Nacional de Tesorería.

67.6 Autorizar al Ministerio de Desarrollo e Inclusión Social, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional hasta por la suma de S/ 141 629 777,00 (CIENTO CUARENTA Y UN MILLONES SEISCIENTOS VEINTINUEVE MIL SETECIENTOS SETENTA Y SIETE Y 00/100 SOLES) a favor de los gobiernos locales, con la finalidad de financiar la atención alimentaria en las modalidades Comedores, Hogares Albergues, Personas en riesgo y Trabajo comunal del PCA, así como la atención alimentaria de las ollas comunes reconocidas como centros de atención del PCA mediante Resolución Municipal y registradas en el sistema informático dispuesto por el MIDIS. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de Desarrollo e Inclusión Social, a propuesta de este último.

Para tal fin, se autoriza al Ministerio de Desarrollo e Inclusión Social a realizar modificaciones presupuestarias en el nivel funcional programático, hasta por la suma establecida en el párrafo precedente y sin afectar las metas de producción física de los programas presupuestales.

Para efecto de lo establecido en el presente numeral, el Ministerio de Desarrollo e Inclusión Social queda exceptuado del artículo 33 de la presente ley, así como de lo dispuesto en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CAPÍTULO X

DISPOSICIONES ESPECIALES EN MATERIA DE SEGURIDAD, ORDEN INTERNO Y DEFENSA

Artículo 68. Financiamiento para pago de obligaciones previsionales a cargo de la Caja de Pensiones Militar Policial

68.1 Se autoriza, de manera excepcional, al Ministerio de Economía y Finanzas, para realizar modificaciones presupuestarias en el nivel institucional, en el mes de diciembre del Año Fiscal 2024, a favor de los pliegos Ministerio de Defensa y Ministerio del Interior con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y a los saldos disponibles según proyección al cierre del Año Fiscal 2024 del Presupuesto del Sector Público. Dichas modificaciones presupuestarias no se encuentran comprendidas dentro del límite del monto a que se refiere el numeral 36.5 del artículo 36 del Decreto Legislativo Nº 1440.

Las modificaciones presupuestarias en el nivel institucional, autorizadas en el párrafo precedente, se aprueban utilizando solo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, a solicitud de los titulares del Ministerio de Defensa y del Ministerio del Interior, según corresponda. El decreto supremo debe ser refrendado, adicionalmente, por el Ministro de Defensa y el Ministro del Interior.

Las propuestas de decreto supremo deben ser presentadas al Ministerio de Economía y Finanzas a más tardar hasta el 16 de diciembre de 2024. Dichos recursos se incorporan en los presupuestos institucionales de los mencionados pliegos en la fuente de financiamiento Recursos Ordinarios.

Luego de que se incorporen los recursos a los que se refiere el presente numeral, y hasta el 26 de diciembre de 2024, los pliegos Ministerio de Defensa y Ministerio del Interior, mediante resolución de su titular, que se publica en el diario oficial El Peruano, deben autorizar una transferencia financiera por el monto total de los recursos que les han sido transferidos en virtud de lo establecido en los párrafos precedentes del presente numeral, a favor de la Caja de Pensiones Militar Policial (CPMP), para ser destinados exclusivamente al financiamiento del pago de las obligaciones previsionales a cargo de la CPMP.

68.2 Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, para realizar modificaciones presupuestarias en el nivel institucional, a favor de los pliegos Ministerio de Defensa y Ministerio del Interior con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. Las modificaciones presupuestarias en el nivel institucional, autorizadas en el presente numeral, se aprueban utilizando solo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440, debiendo contar además con el refrendo del Ministro de Defensa y el Ministro del Interior, a solicitud de estos últimos.

Dichos recursos se destinan, únicamente para financiar las transferencias financieras que dichos pliegos deben efectuar a la CPMP para ser destinados exclusivamente al financiamiento del pago de las obligaciones previsionales a cargo de la CPMP. Dichos recursos no pueden utilizarse para fines distintos a los establecidos en el presente numeral. Las referidas transferencias financieras se aprueban mediante resolución del titular del Ministerio de Defensa y del Ministerio del Interior, según corresponda, y se publican en el diario oficial El Peruano.

68.3. Las transferencias financieras que, en el marco de lo dispuesto por la presente disposición, efectúen los pliegos Ministerio de Defensa y Ministerio del Interior a favor de la Caja de Pensiones Militar Policial (CPMP), son otorgadas en las cuentas que determine la Dirección General del Tesoro Público, para su asignación financiera conforme a los procedimientos del Sistema Nacional de Tesorería, de manera que los recursos de las citadas transferencias no utilizados en el cumplimiento de las indicadas obligaciones previsionales por parte de la CPMP, son devueltos por esta última a los pliegos Ministerio de Defensa y Ministerio del Interior, para que dichos pliegos efectúen la reversión de los citados recursos al Tesoro Público, hasta el mes de marzo de 2026. Los pliegos Ministerio de Defensa y Ministerio del Interior son responsables de la verificación y seguimiento del cumplimiento de la finalidad para la cual son transferidos los recursos.

68.4. Lo establecido en el numeral 68.1 del presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente ley.

Artículo 69. Financiamiento de los Documentos Cancelatorios -Tesoro Público emitidos al amparo de la Ley Nº 29266

Se dispone que para el Año Fiscal 2025, los Documentos Cancelatorios—Tesoro Público emitidos al amparo de la Ley Nº 29266, Ley que autoriza la emisión de Documentos Cancelatorios—Tesoro Público para el pago del Impuesto General a las Ventas y del Impuesto a la Renta generado por contrataciones del pliego Ministerio de Defensa, son financiados con cargo a los recursos de la Reserva de Contingencia hasta por la suma de S/ 150 000 000,00 (CIENTO CINCUENTA MILLONES Y 00/100 SOLES), los cuales, para efectos de lo establecido en el presente artículo, se transfieren al pliego Ministerio de Defensa mediante decreto supremo, con el voto aprobatorio del Consejo de Ministros, hasta por el monto que sea requerido en dicho periodo, sin exceder el límite establecido en el artículo 3 de la Ley Nº 29266, y se incorporan en el presupuesto institucional del mencionado pliego en la fuente de financiamiento Recursos Ordinarios.

Artículo 70. Medidas en materia del gasto en altas de las escuelas de las Fuerzas Armadas y de la Policía Nacional del Perú

70.1 Se dispone que las altas de las escuelas de las Fuerzas Armadas y de la Policía Nacional del Perú correspondiente al Año Fiscal 2025 se autorizan en el primer trimestre del año.

La Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas registra de oficio las plazas del personal militar y policial del primer año de servicio con cargo al presupuesto asignado en el numeral 70.2 del presente artículo.

Asimismo, las instituciones armadas y la Policía Nacional del Perú deben informar al Ministerio de Defensa y al Ministerio del Interior, respectivamente, en el mes de febrero, la cantidad de altas estimadas que se proyectan para el primer trimestre de los siguientes tres años, así como los códigos de las plazas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) correspondientes a los estudiantes de dichas escuelas que son dados de alta en el siguiente año fiscal, a efectos de que dichos ministerios consideren la referida información para las fases de programación multianual y formulación presupuestaria.

70.2 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto del Ministerio del Interior hasta por la suma de S/ 29 567 840,00 (VEINTINUEVE MILLONES QUINIENTOS SESENTA Y SIETE MIL OCHOCIENTOS CUARENTA Y 00/100 SOLES), y en el presupuesto institucional del Ministerio de Defensa hasta la suma de S/ 90 747 081,00 (NOVENTA MILLONES SETECIENTOS CUARENTA Y SIETE MIL OCHENTA Y UNO Y 00/100 SOLES), en la Específica del Gasto 2.1.1.7.1 4 “Personal Militar y Policial del primer año de servicio”, por la fuente de financiamiento Recursos Ordinarios, exclusivamente, para el financiamiento de las remuneraciones, las bonificaciones, la escolaridad y los aguinaldos del personal policial y militar egresado de las escuelas del Ejército del Perú, de la Marina de Guerra del Perú, la Fuerza Aérea del Perú y la Policía Nacional del Perú que se incorpora en el primer año de servicio, respectivamente. Los recursos de la Específica del Gasto 2.1.1.7.1 4 “Personal Militar y Policial del primer año de servicio” no puede habilitar a otras partidas, genéricas o específicas del gasto de su presupuesto institucional.

70.3 De ser necesario, la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas, puede establecer lineamientos para la aplicación de lo establecido en el presente artículo.

70.4 El cumplimiento de lo dispuesto en el presente artículo se efectúa bajo responsabilidad del titular de las entidades señaladas.

Artículo 71. Medidas para el financiamiento de acciones de apoyo de las Fuerzas Armadas (FFAA) y/o de la Policía Nacional del Perú (PNP)

71.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Defensa, hasta por la suma de S/ 45 691 752,00 (CUARENTA Y CINCO MILLONES SEISCIENTOS NOVENTA Y UN MIL SETECIENTOS CINCUENTA Y DOS Y 00/100 SOLES), en las Actividades 5005261 “Servicio de Apoyo a Otras Entidades” y 5005262 Servicios de Apoyo Cívico, por la fuente de financiamiento Recursos Ordinarios, para lo siguiente:

a) Hasta por la suma de S/ 11 066 511,00 (ONCE MILLONES SESENTA Y SEIS MIL QUINIENTOS ONCE Y 00/100 SOLES), para financiar el apoyo que brindan las Fuerzas Armadas (FFAA) al Ministerio de Desarrollo e Inclusión Social, para el traslado de alimentos en el marco del Programa Nacional de Alimentación Escolar Qali Warma, y para la ejecución de operativos de pago de las subvenciones a cargo del Programa Nacional de Apoyo Directo a los Más Pobres—JUNTOS y del Programa Nacional de Asistencia Solidaria—PENSIÓN 65.

b) Hasta por la suma de S/ 34 625 241,00 (TREINTA Y CUATRO MILLONES SEISCIENTOS VEINTICINCO MIL DOSCIENTOS CUARENTA Y UNO Y 00/100 SOLES), para financiar el apoyo que brinden las Fuerzas Armadas (FFAA) a los pliegos presupuestarios del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, para transporte aéreo, terrestre, acuático (incluye mar, ríos y lagos), de pasajeros y/o de bienes, valores y/o suministros, que permitan un mejor cumplimiento de sus funciones, y que cuenten con convenios suscritos para dicho fin, con excepción del apoyo que brinden las Fuerzas Armadas (FFAA) a otras entidades para la atención de emergencias por desastres naturales, emergencias sanitarias o vuelos de ayuda humanitaria, para lo cual no se requiere convenio.

71.2 Las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales que soliciten el apoyo de las Fuerzas Armadas (FFAA) y/o de la Policía Nacional del Perú (PNP) para el transporte aéreo, terrestre, y/o acuático (incluye mar, ríos y lagos), de pasajeros y/o de bienes, valores y/o suministros y equipos, entre otros, que permitan un mejor cumplimiento de sus funciones, quedan autorizadas para realizar transferencias financieras a favor del pliego Ministerio de Defensa y/o Ministerio del Interior, según corresponda, para financiar los gastos asociados al apoyo prestado, y en el caso del apoyo prestado por el Ministerio de Defensa, solo si el gasto certificado por el apoyo que brinden supera los montos asignados en los literales a) y b) del numeral precedente, de corresponder. Previamente a la realización de las referidas transferencias, el Ministerio de Defensa, a través de su oficina de presupuesto o la que haga sus veces, informa al Ministerio de Economía y Finanzas que los recursos asignados en el presente artículo son destinados a servicios de apoyo realizados y/o por realizar, asociando los costos operativos con dichos servicios.

71.3 Las transferencias financieras autorizadas en el numeral precedente se realizan, en el caso de las entidades del Gobierno Nacional mediante resolución del titular del pliego, y en el caso de los gobiernos regionales y los gobiernos locales, mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente, requiriéndose en ambos casos el informe previo favorable de la oficina de presupuesto o la que haga sus veces en la entidad. La resolución del titular del pliego y el acuerdo del Consejo Regional se publican en el diario oficial El Peruano, y el acuerdo del Concejo Municipal se publica en su sede digital.

71.4 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el mismo.

71.5 Los gastos que irroguen los servicios de apoyo que brinden las Fuerzas Armadas (FFAA) y la Policía Nacional del Perú (PNP) a otras entidades, se financian con cargo al presupuesto institucional del Ministerio de Defensa, del Ministerio del Interior, y de las entidades receptoras de los servicios de apoyo, según corresponda, sin demandar recursos adicionales al Tesoro Público. La entidad pública que transfiere es responsable del monitoreo, seguimiento y cumplimiento de los fines para los cuales fueron entregados los recursos.

Artículo 72. Financiamiento de inversiones en materia de seguridad ciudadana

72.1 Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos para lo siguiente:

a) En el presupuesto institucional del pliego Ministerio del Interior, hasta por la suma de S/ 39 733 447,00 (TREINTA Y NUEVE MILLONES SETECIENTOS TREINTA Y TRES MIL CUATROCIENTOS CUARENTA Y SIETE Y 00/100 SOLES) en la fuente de financiamiento Recursos Ordinarios, para financiar la continuidad de la ejecución de proyectos de inversión previamente priorizados conforme a los fines del Fondo Especial para la Seguridad Ciudadana, creado por el Decreto de Urgencia Nº 052-2011.

b) En el presupuesto institucional de los gobiernos locales, hasta por la suma de S/ 15 133 409,00 (QUINCE MILLONES CIENTO TREINTA Y TRES MIL CUATROCIENTOS NUEVE Y 00/100 SOLES) en la fuente de financiamiento Recursos Ordinarios, para financiar la continuidad de la ejecución de proyectos de inversión en materia de seguridad ciudadana, conforme al Anexo V “Financiamiento para las inversiones en materia de seguridad ciudadana en gobiernos locales—Año Fiscal 2025”.

72.2 Los recursos a los que se refieren el literal b) del numeral 72.1 no pueden ser destinados a fines distintos a los establecidos en el presente artículo.

Artículo 73. Financiamiento para la reducción de delitos y faltas que afectan la seguridad ciudadana en gobiernos locales desastres

73.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional de cuarenta y siete (47) gobiernos locales en gasto corriente, hasta por la suma de S/ 245 555 844,00 (DOSCIENTOS CUARENTA Y CINCO MILLONES QUINIENTOS CINCUENTA Y CINCO MIL OCHOCIENTOS CUARENTA Y CUATRO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para el fortalecimiento de los servicios de seguridad ciudadana, conforme el Anexo VI “Financiamiento para actividades en materia de seguridad ciudadana en gobiernos locales—Año Fiscal 2025”.

73.2 Para efectos de lo establecido en el numeral precedente, los cuarenta y siete (47) gobiernos locales deben sujetarse a los lineamientos que apruebe el Ministerio del Interior, previa opinión de la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas, los que incluyen, entre otros, las condiciones y mecanismos de seguimiento. La propuesta de lineamientos del Ministerio del Interior se presenta al Ministerio de Economía y Finanzas hasta el 06 de enero de 2025. Los lineamientos aprobados se publican en la sede digital del Ministerio del Interior hasta el 17 de enero de 2025.

73.3 El financiamiento otorgado para la ejecución del Programa Presupuestal “Reducción de delitos y faltas que afectan la seguridad ciudadana” no debe afectar la recaudación ni los servicios municipales que los gobiernos locales implementan con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Directamente Recaudados.

73.4 Los recursos a los que se refiere el presente artículo no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos para los cuales son asignados.

Artículo 74. Autorización al Ministerio del Interior para destinar los recursos generados por la imposición de papeletas por infracciones al Reglamento Nacional de Tránsito para financiar la adquisición de bienes y/o servicios, adquisición de activos no financieros y la ejecución de inversiones

74.1 Se autoriza, durante el Año Fiscal 2025, al Ministerio del Interior para que los recursos generados por la imposición de papeletas por infracciones al Reglamento Nacional de Tránsito provenientes de los convenios suscritos o de los que se suscriban en adelante entre las municipalidades y la Policía Nacional del Perú, puedan ser destinados a la adquisición de bienes y/o servicios y adquisición de activos no financieros, así como a la ejecución de inversiones en el marco del Decreto Legislativo Nº 1252, a fin de contribuir a la operatividad de la función policial a nivel nacional.

74.2 Dichos recursos públicos, bajo responsabilidad del titular de la entidad, deben ser destinados sólo a los fines para los cuales se autoriza en el presente artículo.

Artículo 75. Autorización para continuar otorgando la entrega económica por servicios extraordinarios al personal policial

75.1 Se autoriza al Ministerio del Interior, durante el Año Fiscal 2025, para continuar otorgando la entrega económica por servicios extraordinarios al personal policial que encontrándose de vacaciones, permiso o franco preste servicios de manera voluntaria en las entidades del sector público y/o del sector privado, previa celebración de convenio, en el marco de lo dispuesto en la Sexta Disposición Complementaria Final del Decreto Legislativo Nº 1267, Ley de la Policía Nacional del Perú, y conforme a lo establecido en el Decreto Supremo Nº 152-2017-EF.

75.2 Para tal efecto, el Ministerio del Interior queda exceptuado de las restricciones establecidas en el artículo 6 de la presente ley.

Artículo 76. Adquisición de Indumentaria Bomberil y Equipos de Protección Respiratoria Autocontenido para la Intendencia Nacional de Bomberos del Perú

76.1 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 7 210 615,00 (SIETE MILLONES DOSCIENTOS DIEZ MIL SEISCIENTOS QUINCE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del pliego Intendencia Nacional de Bomberos del Perú, exclusivamente, para financiar el mantenimiento preventivo y correctivo de las unidades vehiculares.

76.2 Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 17 522 061,00 (DIECISIETE MILLONES QUINIENTOS VEINTIDÓS MIL SESENTA Y UNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del pliego Intendencia Nacional de Bomberos del Perú, exclusivamente, para financiar la adquisición de Equipos de Protección Respiratoria Autocontenido (EPRA).

De existir saldos de libre disponibilidad de la adquisición de Equipos de Protección Respiratoria Autocontenido (EPRA), se autoriza a la Intendencia Nacional de Bomberos del Perú a realizar modificaciones presupuestarias en el nivel funcional programático con cargo a dichos saldos, únicamente para financiar la adquisición de Equipos de Protección Personal para combate de incendio estructural y forestal.

76.3 Los recursos a los que se refiere el numeral precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en el presente artículo.

CAPÍTULO XI

DISPOSICIONES ESPECIALES EN MATERIA DE EDUCACIÓN

Artículo 77. Compromisos de desempeño en materia de educación

77.1 Se autoriza al pliego Ministerio de Educación para efectuar modificaciones presupuestarias en el nivel institucional en el presupuesto del Año Fiscal 2025, a favor de las unidades ejecutoras de educación de los gobiernos regionales, hasta por la suma de S/ 100 700 000,00 (CIEN MILLONES SETECIENTOS MIL Y 00/100 SOLES), para el financiamiento de las intervenciones priorizadas por el Ministerio de Educación, así como para el financiamiento de los bienes, servicios, equipamiento, acondicionamiento y mantenimiento de infraestructura de los Programas Presupuestales “Logros de Aprendizaje de Estudiantes de la Educación Básica Regular”, “Incremento en el acceso de la población a los servicios educativos públicos de la Educación Básica”, “Inclusión de niños, niñas y jóvenes con discapacidad en la educación básica y técnico productiva”, “Mejora de la formación en carreras docentes en institutos de educación superior no universitaria”, “Fortalecimiento de la educación superior tecnológica” y “Reducción de la vulnerabilidad y atención de emergencias por desastres”, así como acciones centrales y asignaciones presupuestarias que no resultan en productos. Lo establecido en el presente párrafo no incluye financiamiento de contratación de personal.

CONCORDANCIAS: R.M. N° 035-2025-MINEDU (Aprueban la “Norma Técnica para la Implementación del mecanismo denominado Compromisos de Desempeño 2025”)

77.2 Los compromisos, metas y lineamientos son aprobados mediante resolución ministerial del Ministerio de Educación, previa opinión favorable de la Dirección General de Presupuesto Público (DGPP) del Ministerio de Economía y Finanzas. La propuesta de resolución ministerial se presenta al Ministerio de Economía y Finanzas, para opinión de la DGPP hasta el 13 de enero de 2025. La resolución ministerial debe ser aprobada hasta el 31 de enero de 2025.

77.3 Las modificaciones presupuestarias en el nivel institucional autorizadas por el presente artículo se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último. Dicho decreto supremo se presenta al Ministerio de Economía y Finanzas hasta el 15 de julio de 2025.

Artículo 78. Modificaciones presupuestarias en el nivel institucional para financiamiento de intervenciones y acciones pedagógicas

78.1 Se autoriza al Ministerio de Educación a efectuar modificaciones presupuestarias en el nivel institucional a favor de los gobiernos regionales y gobiernos locales, para el financiamiento de las intervenciones y acciones pedagógicas, hasta por el monto de S/ 624 481 197,00 (SEISCIENTOS VEINTICUATRO MILLONES CUATROCIENTOS OCHENTA Y UN MIL CIENTO NOVENTA Y SIETE Y 00/100 SOLES), mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último.

78.2 El financiamiento al que se hace referencia en el numeral precedente se efectúa progresivamente y en etapas a través de transferencias. Cada transferencia se efectúa en base a los resultados de la ejecución de los recursos asignados en el presupuesto institucional de los gobiernos regionales y los gobiernos locales, y en base a la ejecución de la transferencia previamente efectuada, salvo la primera transferencia.

78.3 El Ministerio de Educación aprueba mediante Resolución Ministerial, hasta el 28 de febrero de 2025, la relación de intervenciones y acciones pedagógicas, condiciones y/o disposiciones complementarias que se deberán cumplir para la transferencia y ejecución de los recursos a que hace referencia el presente artículo en el marco de la normatividad de la materia.

78.4 Los recursos a los que se refiere el presente artículo no deben destinarse a fines distintos de aquellos para los cuales fueron asignados, bajo responsabilidad.

78.5 Para la aplicación de lo establecido en el presente artículo, el Ministerio de Educación puede realizar modificaciones presupuestarias en el nivel institucional con cargo a recursos asignados en sus Programas Presupuestales, para habilitarlos en los mismos u otros programas presupuestales, o en las categorías presupuestarias Acciones Centrales y Asignaciones Presupuestarias que no resultan en Productos de los gobiernos regionales o gobiernos locales. Para tal fin, el Ministerio de Educación queda exceptuado de lo establecido en el literal b) del artículo 33 de la presente ley.

CONCORDANCIAS: R.M. N° 003-2025-MINEDU (Aprueban relación de intervenciones y acciones pedagógicas, y la Norma Técnica denominada “Disposiciones para la implementación de las intervenciones y acciones pedagógicas del Ministerio de Educación en los Gobiernos Regionales, Gobiernos Locales y Lima Metropolitana en el Año Fiscal 2025”)

D.S. Nº 211-2025-EF (Decreto Supremo que autoriza una Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de los gobiernos regionales)

Artículo 79. Mantenimiento y acondicionamiento de locales educativos

79.1 Se autoriza al Ministerio de Educación para financiar, durante el Año Fiscal 2025, con cargo a los recursos de su presupuesto institucional, bajo el mecanismo previsto en el numeral 79.2 del presente artículo, lo siguiente:

a) El Programa de Mantenimiento de los Locales Educativos 2025, que incluye el mantenimiento preventivo y/o correctivo de locales educativos públicos, mantenimiento preventivo y/o correctivo de bicicletas y la implementación del equipamiento de ciclista en el marco de la intervención Rutas Solidarias, hasta por la suma de S/ 301 699 720,00 (TRESCIENTOS UN MILLONES SEISCIENTOS NOVENTA Y NUEVE MIL SETECIENTOS VEINTE Y 00/100 SOLES), los que consideran hasta S/ 3 000 000,00 (TRES MILLONES Y 00/100 SOLES) para el mantenimiento preventivo y/o correctivo de bicicletas y la implementación del equipamiento de seguridad del ciclista en el marco de la intervención Rutas Solidarias, y hasta por la suma de S/ 1 602 800,00 (UN MILLÓN SEISCIENTOS DOS MIL OCHOCIENTOS Y 00/100 SOLES) para la contratación de servicios de seguimiento, monitoreo, evaluación y asistencia técnica de las actividades previstas en el citado Programa.

b) El acondicionamiento de locales educativos para la mejora de condiciones de accesibilidad y para la atención de estudiantes con necesidades educativas especiales asociadas a discapacidad, hasta por la suma de S/ 5 096 920,00 (CINCO MILLONES NOVENTA Y SEIS MIL NOVECIENTOS VEINTE Y 00/100 SOLES), los que consideran hasta por la suma de S/ 96 920,00 (NOVENTA Y SEIS MIL NOVECIENTOS VEINTE Y 00/100 SOLES) para la contratación de servicios de seguimiento, monitoreo, evaluación y asistencia técnica, conforme a la focalización que apruebe el Ministerio de Educación.

CONCORDANCIAS: R.D.Nº 000044-2025-MINEDU-VMGI-PRONIED-DE (Aprueban el “Listado de locales educativos beneficiarios del acondicionamiento para la mejora de condiciones de accesibilidad y para la atención de estudiantes con necesidades educativas especiales asociadas a discapacidad para el año 2025”)

79.2 Los montos para los fines señalados en el numeral 79.1, son desembolsados de manera directa, bajo la modalidad de subvenciones, mediante el abono en una cuenta abierta en el Banco de la Nación a nombre del personal de la institución educativa pública, según corresponda, de acuerdo con las disposiciones establecidas mediante resolución ministerial del Ministerio de Educación. Dichos montos son desembolsados de manera directa, a excepción de los montos destinados para la contratación de servicios de seguimiento, monitoreo, evaluación y asistencia técnica.

79.3 El Ministerio de Educación, mediante resolución del titular del pliego, hasta el 31 de enero de 2025, aprueba las disposiciones que resulten necesarias para la aplicación de lo establecido en el presente artículo, las cuales incluyen los mecanismos para la apertura de cuentas, utilización de los recursos, y de devolución ante la no utilización de los recursos, así como el plazo hasta el cual se ejecuta lo dispuesto en los numerales 79.1 y 79.2 del presente artículo.

79.4 El Ministerio de Educación, a través del Programa Nacional de Infraestructura Educativa, dentro del primer trimestre del 2026, elabora un informe sobre los resultados de las acciones desarrolladas y el seguimiento de los gastos efectuados en el marco de lo establecido en el presente artículo. Dicho informe se debe publicar en la sede digital del Ministerio de Educación.

79.5 Los recursos desembolsados de manera directa bajo la modalidad de subvenciones, transferidos o habilitados en el marco del presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son autorizados.

CONCORDANCIAS: R.M.N° 049-2025-MINEDU (Aprueban la Norma Técnica “Disposiciones para la Ejecución del Acondicionamiento de Locales Educativos para la Mejora de Condiciones de Accesibilidad y para la Atención de Estudiantes con Necesidades Educativas Especiales Asociadas a Discapacidad para el Año 2025”)

Artículo 80. Autorización para financiamiento de subvenciones para la implementación de propuestas de servicio educativo en el ámbito rural

80.1 Se autoriza, excepcionalmente, al Ministerio de Educación con cargo a los recursos de su presupuesto institucional del Año Fiscal 2025, para otorgar subvenciones, hasta por el monto de S/ 5 715 293,00 (CINCO MILLONES SETECIENTOS QUINCE MIL DOSCIENTOS NOVENTA Y TRES Y 00/100 SOLES) a favor de entidades privadas sin fines de lucro e instituciones comprendidas en el Acuerdo Internacional aprobado por Decreto Ley Nº 23211, en el marco de lo dispuesto en la Ley Nº 28044, Ley General de Educación y su Reglamento, aprobado por Decreto Supremo Nº 011-2012-ED, para la implementación de propuestas de servicio educativo en el ámbito rural en instituciones educativas públicas que brindan el servicio educativo bajo los Modelos de Servicio Educativo de Secundaria con Residencia Estudiantil, Secundaria en Alternancia y Secundaria Tutorial, del ámbito rural.

CONCORDANCIAS: R.M. N° 025-2025-MINEDU (Aprueban la Norma Técnica denominada “Disposiciones para el otorgamiento, ejecución y rendición de cuentas de los recursos financieros otorgados mediante subvenciones a favor de entidades privadas sin fines de lucro e instituciones comprendidas en el Acuerdo Internacional aprobado por Decreto Ley N° 23211, para la implementación de propuestas de servicios educativos en el ámbito rural en instituciones educativas públicas que brindan el servicio educativo en los modelos de secundaria con residencia estudiantil, secundaria en alternancia y secundaria tutorial, del ámbito rural”)

80.2 Las subvenciones a las que se refiere el numeral precedente se aprueban mediante resolución del titular del pliego Ministerio de Educación, previa suscripción de convenio, para lo cual se requiere el informe favorable de la oficina de presupuesto o la que haga sus veces. La resolución del titular del pliego se publica en el diario oficial El Peruano.

80.3 El Ministerio de Educación es responsable de evaluar la implementación de las propuestas de servicio educativo, así como de efectuar el monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales fueron entregados los recursos públicos y asegurar la rendición de cuentas de los recursos financieros otorgados en la subvención.

80.4 El Ministerio de Educación, mediante resolución de su titular, establece los requisitos, disposiciones, objetivos, financiamiento, responsabilidades y compromisos para el otorgamiento, ejecución y rendición de cuentas de los recursos financieros otorgados mediante subvenciones. La referida resolución debe emitirse hasta 23 de enero de 2025. Dichos recursos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su otorgamiento conforme al presente artículo.

80.5 La aplicación de lo establecido en el presente artículo se financia con cargo al presupuesto institucional del Ministerio de Educación, sin demandar recursos adicionales al Tesoro Público.

Artículo 81. Subvenciones a Federaciones Deportivas

81.1 Se autoriza, en el Año Fiscal 2025, al Instituto Peruano del Deporte (IPD), según los resultados alcanzados en la evaluación de los indicadores de desempeño establecidos en la normativa interna que regula el otorgamiento de subvenciones a favor de las Federaciones Deportivas Nacionales y la Asociación Nacional Paraolímpica del Perú, para modificar el Anexo A de la presente ley, mediante decreto supremo refrendado por el Ministerio de Educación, el cual se publica en los portales institucionales del IPD y del Ministerio de Educación, dentro de los tres (03) días hábiles contados a partir de la publicación del citado decreto supremo en el diario oficial El Peruano. Dependiendo de la fecha de presentación de la solicitud de modificación del Anexo A, se consideran los resultados alcanzados en la evaluación de los indicadores de desempeño del 2024.

81.2 Para el otorgamiento de las subvenciones, las instituciones antes señaladas suscriben Convenios de Asignación por Desempeño con el IPD, según los criterios técnicos que este último establezca respecto de su otorgamiento, en los cuales se establecen los requisitos y condiciones para su otorgamiento, total o parcial, y se incluyen los indicadores de desempeño aprobados previamente por el IPD conforme a la normativa que para tal efecto haya establecido dicha entidad. Los convenios se publican en la sede digital del IPD.

81.3 El IPD remite a la Dirección General de Presupuesto Público, en el mes de enero de 2026, informes conteniendo la evaluación del cumplimiento y de los resultados alcanzados en los indicadores de desempeño establecidos en los Convenios de Asignación por Desempeño.

Artículo 82. Subvenciones económicas a favor de graduados y estudiantes de pregrado

82.1 Se autoriza, excepcionalmente, durante el Año Fiscal 2025, a las universidades públicas, con cargo a los recursos de su presupuesto institucional por toda fuente de financiamiento, para otorgar subvenciones económicas a favor de graduados y estudiantes de pregrado para el financiamiento de actividades académicas y de investigación formativa, a través de pasantías, participación en congresos, intercambios estudiantiles nacionales e internacionales, entre otros tipos de movilidad estudiantil; así como concursos de investigación e innovación, entre otros fines, vinculados a lo señalado en el artículo 48 de la Ley Nº 30220, Ley Universitaria. Asimismo, se autoriza el otorgamiento de subvenciones económicas a favor de graduados para obtener el título profesional a nivel de pregrado. El Ministerio de Educación aprueba los lineamientos para el presente artículo en un plazo máximo de treinta (30) días calendario de la entrada en vigencia de la presente ley.

Dichas subvenciones se aprueban mediante resolución del titular del pliego, o a quien éste delegue, requiriéndose el informe favorable previo de su oficina de presupuesto o la que haga sus veces.

CONCORDANCIAS: R.VM. N° 004-2025-MINEDU (Aprueban “Lineamientos aplicables para el otorgamiento de subvenciones económicas a graduados y estudiantes de pregrado de las universidades públicas, para el desarrollo de actividades académicas, investigación formativa de pregrado, concursos de investigación e innovación, entre otros fines vinculados al artículo 48 de la Ley N° 30220, Ley Universitaria; así como subvenciones a favor de estudiantes de pregrado y graduados para obtener el título profesional a nivel de pregrado , en el marco del artículo 82 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025”)

82.2 Cada universidad pública es responsable del monitoreo y seguimiento de la subvención, lo que incluye el monitoreo financiero de los recursos otorgados, y del cumplimiento de los fines y metas para los cuales fueron entregados los recursos públicos. Dichos recursos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su otorgamiento conforme al presente artículo.

82.3 Mediante resolución del titular, cada universidad pública debe establecer los mecanismos para la rendición de cuentas de los recursos otorgados mediante subvenciones en el marco del presente artículo.

Artículo 83. Financiamiento de la implementación progresiva de la bonificación especial para el docente investigador de las universidades públicas

83.1 Se autoriza al Ministerio de Educación, durante el Año Fiscal 2025, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, para efectuar modificaciones presupuestarias en el nivel institucional a favor de las universidades públicas, hasta por la suma de S/ 33 772 196,00 (TREINTA Y TRES MILLONES SETECIENTOS SETENTA Y DOS MIL CIENTO NOVENTA Y SEIS Y 00/100 SOLES), para el financiamiento de la implementación progresiva de lo dispuesto en el artículo 86 de la Ley Nº 30220, Ley Universitaria, respecto a los docentes ordinarios investigadores, de acuerdo a los montos, criterios y condiciones que se aprueben mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último. La propuesta de decreto supremo se presenta ante el Ministerio de Economía y Finanzas, a más tardar hasta el 31 de enero de 2025, debiendo publicarse el decreto supremo hasta el 28 de febrero de 2025.

83.2 Las modificaciones presupuestarias autorizadas por el presente artículo se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, el mismo que se publica hasta el 25 de abril de 2025.

83.3 Para la aplicación de lo dispuesto en el presente artículo, se exceptúa a las universidades públicas de lo establecido en el artículo 6 de la presente ley.

CONCORDANCIAS: D.S. Nº 023-2025-EF (Decreto Supremo que establece montos, criterios y condiciones de la Bonificación Especial para el Docente Investigador)

D.S.N° 074-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversas universidades públicas)

Artículo 84. Financiamiento de Proyectos de Innovación y Desarrollo Educativo

84.1 Se autoriza al Ministerio de Educación, durante el Año Fiscal 2025, a otorgar subvenciones, para el financiamiento de proyectos de innovación y desarrollo educativo. Dichas subvenciones se financian con cargo a los recursos del presupuesto institucional de dicho Ministerio, hasta por la suma de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES), y se aprueban mediante resolución del titular del pliego Ministerio de Educación.

84.2 Los montos para los fines señalados en el numeral 84.1 son desembolsados de manera directa, bajo la modalidad de subvenciones, mediante el abono en una cuenta abierta en el Banco de la Nación, a nombre del personal de la institución educativa pública, según corresponda, de acuerdo con las disposiciones que se establezcan mediante Resolución Ministerial del Ministerio de Educación. Dichos montos son desembolsados de manera directa.

84.3 El Ministerio de Educación, mediante resolución del titular del pliego, en un plazo no mayor de treinta (30) días calendario contados a partir de la vigencia de la presente ley, aprueba las disposiciones que resulten necesarias para la aplicación de lo establecido en el presente artículo, las cuales incluyen los plazos para la apertura de cuentas, utilización de los recursos, rendición de cuentas y devolución ante la no utilización de los recursos dispuestos en los numerales 84.1 y 84.2 del presente artículo.

84.4 El Ministerio de Educación, dentro del primer trimestre del 2026, elabora un informe sobre los resultados de las acciones desarrolladas y el seguimiento de los gastos efectuados en el marco de lo establecido en el presente artículo. Dicho informe se debe publicar en la sede digital del Ministerio de Educación.

84.5 Los recursos otorgados en el marco del presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son autorizados.(*)

(*) De conformidad con el Numeral 1 de la Vigésima Tercera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el año fiscal 2025, al Ministerio de Educación para otorgar subvenciones adicionales a lo dispuesto por el numeral 81.4 del presente artículo para el financiamiento de proyectos de innovación y desarrollo educativo para los Centros de Educación Técnico—Productiva (CETPRO), hasta por el monto de S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES). Dichas subvenciones se financian con cargo a modificaciones presupuestarias en el nivel funcional programático, con cargo a los recursos del presupuesto institucional de dicho Ministerio. Las citadas subvenciones se aprueban mediante resolución del titular del pliego Ministerio de Educación y se sujetan a las disposiciones establecidas en los numerales 84.2, 84.3, 84.4 y 84.5 del presente artículo.

CONCORDANCIAS: R.M. N° 045-2025-MINEDU (Aprueban Norma Técnica denominada “Disposiciones generales para el financiamiento, monitoreo y rendición de cuentas de proyectos de innovación y desarrollo educativo—2025, bajo la modalidad de subvenciones”)

Artículo 85. Autorización para el otorgamiento de subvenciones a los ganadores del Premio Nacional de Narrativa y Ensayo “José María Arguedas”

85.1 Se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación, a otorgar subvenciones a favor de los ganadores del primer puesto, de cada categoría en la etapa nacional, del Premio Nacional de Narrativa y Ensayo “José María Arguedas”, creado mediante Ley Nº 28898, realizado en el 2024, hasta por el monto de S/ 30 000,00 (TREINTA MIL Y 00/100 SOLES).

85.2 Dichas subvenciones se aprueban mediante resolución del titular del pliego Ministerio de Educación, previo informe favorable de la oficina de presupuesto o la que haga sus veces en dicho pliego y se publican en el diario oficial El Peruano y en la sede digital del referido Ministerio.

85.3 Lo establecido en el presente artículo se financia con cargo al presupuesto institucional del Ministerio de Educación, sin demandar recursos adicionales del Tesoro Público.

Artículo 86. Autorización para el uso de los recursos provenientes del canon, sobrecanon, regalías mineras, FOCAM y participación en renta de aduanas a las universidades públicas

86.1 Se autoriza, excepcionalmente, durante el Año Fiscal 2025, a las universidades públicas a destinar los recursos provenientes del canon, sobrecanon, regalías mineras, Fondo de Desarrollo Socioeconómico de Camisea (FOCAM) y participación en renta de aduanas, así como de saldos de balance generados por dichos conceptos, para:

a) Hasta el cincuenta por ciento (50%), de dichos recursos en proyectos de inversión, inversiones de optimización, de ampliación marginal, de reposición y de rehabilitación, en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones, los cuales deben contar con expediente técnico o estudio definitivo según corresponda.

b) Hasta el cinco por ciento (5%), para la elaboración de estudios de preinversión, bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

c) Hasta el veinte por ciento (20%), en componentes de gasto corriente vinculados a la gestión y ejecución de proyectos de investigación, así como acciones de mantenimiento relacionadas a infraestructura, mobiliario, equipos y unidades vehiculares que realizan movilidad estudiantil.

d) Hasta el diez por ciento (10%), para software, licencias y patentes, así como para el cumplimiento de las condiciones básicas de calidad educativa no consideradas en los literales anteriores del presente numeral.

Dichos recursos no pueden utilizarse, en ningún caso, para el pago de remuneraciones o retribuciones de cualquier índole.

El saldo restante se ejecuta en el marco de lo establecido en la Ley Nº 27506, Ley del Canon y sus modificatorias, la Ley Nº 28258, Ley de Regalía Minera y modificatorias, la Ley Nº 28451, Ley que crea el Fondo de Desarrollo Socioeconómico del Proyecto Camisea—FOCAM y sus modificatorias, y la Ley Nº 27613, Ley de Participación en Renta de Aduanas y modificatorias.

86.2 Se autoriza, excepcionalmente, durante el Año Fiscal 2025, a las universidades públicas, que cuentan con saldos de balance provenientes de las transferencias de canon efectuadas por los gobiernos regionales que se incorporaron en la fuente de financiamiento Donaciones y Transferencias, para destinar:

a) Hasta el cincuenta por ciento (50%), de dichos recursos en proyectos de inversión, inversiones de optimización, de ampliación marginal, de reposición y de rehabilitación, en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones, los cuales deben contar con expediente técnico o estudio definitivo según corresponda.

b) Hasta el cinco por ciento (5%), para la elaboración de estudios de preinversión, bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

c) Hasta el veinte por ciento (20%), en componentes de gasto corriente vinculados a proyectos de investigación, así como acciones de mantenimiento relacionadas a infraestructura, mobiliario, equipos y unidades vehiculares que realizan movilidad estudiantil.

d) Hasta el diez por ciento (10%), para software, licencias y patentes, así como para el cumplimiento de las condiciones básicas de calidad educativa no consideradas en literales anteriores del presente numeral.

Dichos recursos no pueden utilizarse, en ningún caso, para el pago de remuneraciones o retribuciones de cualquier índole.

El saldo restante se ejecuta en el marco de lo establecido en la Ley Nº 27506, Ley del Canon y sus modificatorias, la Ley Nº 28258, Ley de Regalía Minera y modificatorias, la Ley Nº 28451, Ley que crea el Fondo de Desarrollo Socioeconómico del Proyecto Camisea - FOCAM y sus modificatorias, y la Ley Nº 27613, Ley de Participación en Renta de Aduanas y modificatorias.

86.3 Exceptuar, sólo para los fines del presente artículo, a las universidades públicas de lo establecido en el numeral 11.3 del artículo 11 y del literal a) del artículo 33 de la presente ley y en los incisos 3 y 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con la Vigésima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se autoriza, excepcionalmente, durante el año fiscal 2025, a las universidades públicas a destinar los recursos a que se refiere los numerales 86.1 y 86.2 del presente artículo, en el marco de lo dispuesto en el literal a) de los referidos numerales, para elaborar y/o continuar con la elaboración de expedientes técnicos o documentos equivalente, según corresponda, de proyectos de inversión, inversiones de optimización, de ampliación marginal, de reposición y de rehabilitación a su cargo.

Artículo 87. Modificaciones presupuestarias con cargo a los recursos asignados para la implementación de las negociaciones colectivas en el Nivel Descentralizado Sectorial de Educación

87.1 Se autoriza al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional asignado a la Específica del Gasto 2.5.6 1.1 2 “Gastos por implementación de la negociación colectiva—Nivel descentralizado en el ámbito sectorial”, a efectuar modificaciones presupuestarias en el nivel funcional programático, así como en los casos que corresponda, en el nivel institucional a favor del Ministerio de Defensa, del Ministerio del Interior y de los gobiernos regionales. Las modificaciones presupuestarias en el nivel institucional se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, el cual se publica hasta el 14 de marzo de 2025.

87.2 La propuesta de decreto supremo al que hace referencia el numeral precedente, se presenta al Ministerio de Economía y Finanzas hasta el 28 de febrero de 2025.

87.3 Para la aplicación de lo establecido en el presente artículo, en los casos que corresponda, se exceptúa al Ministerio de Educación, al Ministerio de Defensa, al Ministerio del Interior y a los gobiernos regionales de lo dispuesto por el artículo 6, el numeral 9.1 del artículo 9 y el numeral 28.1 del artículo 28 de la presente ley.

Artículo 88. Financiamiento para el saneamiento físico legal de inmuebles ocupados por instituciones educativas públicas ubicadas en Lima Metropolitana y la Provincia Constitucional del Callao

88.1 Se autoriza, en el Año Fiscal 2025, al Ministerio de Educación a realizar modificaciones presupuestarias en el nivel institucional, previa suscripción de convenio, a favor del Organismo de Formalización de la Propiedad Informal (COFOPRI), hasta por la suma de S/ 2 000 000,00 (DOS MILLONES Y 00/100 SOLES) para financiar las acciones para el saneamiento físico legal de las instituciones educativas públicas ubicadas en Lima Metropolitana y la Provincia Constitucional del Callao. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último.

88.2 El Ministerio de Educación elabora un informe sobre los resultados de las acciones desarrolladas y el seguimiento de los gastos efectuados en el marco de lo establecido en el presente artículo. Dicho informe se debe publicar en la sede digital del Ministerio de Educación.

88.3 Los recursos transferidos en el marco del presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son autorizados.

Artículo 89. Autorización al Ministerio de Educación para financiar acciones en los gobiernos regionales

89.1 Se autoriza al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional del Año Fiscal 2025, para efectuar modificaciones presupuestarias en el nivel institucional a favor de los gobiernos regionales, hasta por la suma de S/ 1 437 280 222,00 (UN MIL CUATROCIENTOS TREINTA Y SIETE MILLONES DOSCIENTOS OCHENTA MIL DOSCIENTOS VEINTIDÓS Y 00/100 SOLES), para las siguientes finalidades:

a) El pago de las asignaciones temporales y demás derechos, beneficios y conceptos remunerativos correspondientes a los profesores en el marco de la Ley Nº 29944, Ley de Reforma Magisterial; el pago de la diferencia de la remuneración íntegra mensual de los profesores que ascienden en el marco del Concurso de Ascenso de Escala Magisterial establecido en la Ley Nº 29944, Ley de Reforma Magisterial.

b) El financiamiento del pago de encargaturas correspondiente a la asignación por jornada de trabajo adicional y asignación por cargo en el marco de la Ley Nº 29944, Ley de Reforma Magisterial, para los profesores que temporalmente asuman cargos de responsabilidad previstos en las Áreas de Desempeño Laboral establecidas en el artículo 12 de la referida ley.

CONCORDANCIAS:  D.S.N° 155-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de los gobiernos regionales)

c) El pago de la asignación especial por prestar servicios en instituciones educativas en el Valle de los Ríos Apurímac, Ene y Mantaro (VRAEM) en el marco de lo dispuesto por la Octava Disposición Complementaria, Transitoria y Final de la Ley Nº 29944; el literal c) del artículo 2 de la Ley Nº 30328, Ley que establece medidas en materia educativa y dicta otras disposiciones, y los artículos 1 y 2 de la Ley Nº 30202, Ley que otorga asignación especial por laborar en el Valle de los Ríos Apurímac, Ene y Mantaro (VRAEM) a los profesores contratados y dicta otras disposiciones.

d) El pago de los derechos y beneficios correspondientes de los profesores contratados en el marco del Contrato de Servicio Docente al que se refiere la Ley Nº 30328 y la normatividad complementaria.

e) El pago de los derechos y beneficios de los auxiliares de educación nombrados y contratados en el marco de la Ley Nº 30493, Ley que regula la política remunerativa del Auxiliar de Educación en las instituciones educativas públicas, en el marco de la Ley Nº29944, Ley de Reforma Magisterial.

f) El pago de la entrega económica y bonificación por otorgamiento correspondiente a los condecorados con las Palmas Magisteriales, en el marco de lo establecido en la Tercera Disposición Complementaria Final de la Ley Nº 30328.

CONCORDANCIAS: D.S. N° 140-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversos gobiernos regionales y dicta otra disposición)

g) Pago del incentivo por ingreso de profesores a la Carrera Pública Magisterial

h) El financiamiento de las plazas y bolsa de horas creadas en el marco de la norma que rige el proceso de racionalización 2024, establecido en el artículo 74 de la Ley Nº 29944, Ley de Reforma Magisterial, o la norma que la modifique y/o sustituya.

i) La creación de nuevas plazas docentes para garantizar la mejora del servicio educativo en instituciones educativas de educación básica regular que funcionan como unidocentes, a fin de convertirlas en instituciones educativas multigrado.

j) La creación de nuevas plazas de Especialistas en Educación en el marco de la Ley Nº 29944, Ley de Reforma Magisterial; que permita garantizar la calidad de la prestación del servicio educativo en las instituciones educativas públicas de Educación Básica y Educación Técnico-Productiva, fortaleciendo la gestión pedagógica de las UGEL y DRE a nivel nacional.

CONCORDANCIAS: D.S. Nº 212-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de los gobiernos regionales)

89.2 Las modificaciones presupuestarias en el nivel institucional autorizadas por el presente artículo se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, y de conformidad con las disposiciones establecidas por el Ministerio de Educación, en el marco de la normatividad de la materia. Los decretos supremos correspondientes se publican hasta el 07 de noviembre de 2025. Las propuestas de decreto supremo se presentan al Ministerio de Economía y Finanzas hasta el 15 de octubre de 2025.

CONCORDANCIAS: D.S. Nº 140-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversos gobiernos regionales y dicta otra disposición)

89.3 Los recursos a los que se refiere el presente artículo no deben destinarse a fines distintos de aquellos para los cuales fueron asignados, bajo responsabilidad, debiendo ejecutarse conforme a las condiciones o disposiciones que para tal efecto establece el Ministerio de Educación y a la normatividad de la materia.

89.4 Para la aplicación de lo establecido en el presente artículo, en los casos que corresponda, se exceptúa al Ministerio de Educación y a los gobiernos regionales de lo dispuesto por el artículo 6 de la presente ley, y para el caso de los literales h), i) y j) del numeral 89.1 de lo dispuesto por el artículo 8 de la presente ley.

CONCORDANCIAS:  D.S.N° 039-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de diversos Gobiernos Regionales)

Artículo 90. Acuerdos entre el Ministerio de Educación, organismos internacionales y organizaciones no domiciliadas sin fines de lucro

90.1 Se autoriza al Ministerio de Educación, durante el Año Fiscal 2025, para aprobar transferencias financieras hasta por la suma de S/ 650 000,00 (SEISCIENTOS CINCUENTA MIL Y 00/100 SOLES), a favor de organizaciones no domiciliadas sin fines de lucro con las que suscriba convenios y/o adendas para la participación de evaluaciones estandarizadas, comparativas e internacionales de logros de aprendizaje, que se desarrollen en el marco del Proyecto Educativo Nacional al 2036 y/o los planes estratégicos del sector.

90.2 Los acuerdos son suscritos por el titular de la entidad, y previo a su celebración se requiere contar con un informe técnico que demuestre las ventajas y beneficios del acuerdo, como mejor alternativa; un informe favorable de la oficina de planeamiento y presupuesto o la que haga sus veces, en el cual se demuestre la disponibilidad de recursos para su financiamiento; y un informe legal. El Ministerio de Educación, bajo responsabilidad de su titular, debe proveer información a la Contraloría General de la República y al Organismo Supervisor de las Contrataciones del Estado (OSCE), de ser solicitados por estos.

90.3 Las transferencias financieras autorizadas en el presente artículo se aprueban mediante resolución del titular del pliego Ministerio de Educación, previo informe favorable de la oficina de presupuesto o la que haga sus veces en dicho pliego, y se publica en el diario oficial El Peruano.

90.4 Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme al presente artículo.

90.5 La aplicación de lo establecido en el presente artículo se financia con cargo al presupuesto institucional del Ministerio de Educación, sin demandar recursos adicionales al Tesoro Público.

90.6 Los saldos no utilizados de los recursos transferidos por el Ministerio de Educación, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, a favor de los organismos internacionales y organizaciones no domiciliadas sin fines de lucro en el marco de lo establecido en el presente artículo, deben ser devueltos al Tesoro Público una vez culminada la ejecución objeto de los convenios y/o adendas, de conformidad con lo establecido por el numeral 8 del artículo 20 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería.

Artículo 91. Autorización para financiar el pago de pasajes y/o viáticos de los participantes en los eventos y competencias internacionales

Se autoriza al Ministerio de Educación, en el Año Fiscal 2025, con cargo a su presupuesto institucional, a financiar el pago de pasajes y/o viáticos de los participantes en los eventos y competencias internacionales para la medición de los aprendizajes, además de concursos, eventos y actividades de representación, formación y capacitación internacionales, los mismos que deben ser autorizados mediante resolución del titular del pliego que establezca los eventos, competencias internacionales y actividades de representación a realizarse durante el 2025, así como la condición y cantidad de participantes a los que se financiará pasajes y/o viáticos, el cronograma, según corresponda, por cada evento, competencia y actividad. La referida resolución se aprueba hasta el 31 de marzo de 2025.

Artículo 92. Financiamiento para la creación de plazas de autoridades universitarias en universidades públicas recientemente institucionalizadas

92.1 Se autoriza al Ministerio de Educación, durante el Año Fiscal 2025, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, para efectuar modificaciones presupuestarias en el nivel institucional a favor de los pliegos U.N. de Moquegua, U.N. de Cañete, U.N. Autónoma de Chota, U.N. de Juliaca y la U.N. Autónoma Altoandina de Tarma, hasta por la suma de S/ 2 004 800,00 (DOS MILLONES CUATRO MIL OCHOCIENTOS Y 00/100 SOLES), para el financiamiento de la compensación económica y aguinaldos correspondientes a las nuevas plazas de rectores y vicerrectores, de acuerdo a lo establecido en el Decreto Supremo Nº 313-2019-EF.

92.2 Las modificaciones presupuestarias autorizadas por el presente artículo se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último.

92.3 A partir del día siguiente de la publicación de los decretos supremos a los que se refiere el numeral precedente, las universidades públicas realizan el proceso de creación de las plazas de las autoridades (rector, vicerrector académico y vicerrector de investigación), recientemente elegidas, ante la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas.

CAPÍTULO XII

DISPOSICIONES ESPECIALES EN MATERIA DE DESARROLLO AGRARIO Y RIEGO

Artículo 93. Recursos para el Fondo Sierra Azul

93.1 Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Desarrollo Agrario y Riego, hasta por la suma de S/ 120 000 000,00 (CIENTO VEINTE MILLONES Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios, destinados, exclusivamente, para el financiamiento de los fines del Fondo Sierra Azul, de acuerdo a lo siguiente:

a) Hasta por la suma de S/ 15 000 00,00 (QUINCE MILLONES Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios para el rubro de seguimiento y monitoreo de las inversiones a ser financiadas

b) Hasta por la suma de S/ 105 000 000,00 (CIENTO CINCO MILLONES Y 00/100 SOLES), en la fuente de financiamiento Recursos ordinarios para el financiamiento de inversiones en el marco del Sistema de Programación Multianual y Gestión de Inversiones.

93.2 Se dispone que, durante el Año Fiscal 2025, el Fondo Sierra Azul financia y/o cofinancia inversiones en materia de riego, apoyo al desarrollo productivo, siembra y cosecha de agua y/o riego tecnificado en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones que se encuentren viables o aprobadas, presentadas por los tres niveles de gobierno y cuya ejecución está a cargo del Ministerio de Desarrollo Agrario y Riego, gobiernos regionales y gobiernos locales. Para ello, las inversiones deben contar con expediente técnico o documento equivalente aprobado y registrado en el Banco de Inversiones, estar registradas en la cartera de inversiones del Programa Multianual de Inversiones del Sector Agrario y Riego y contar con la opinión favorable respecto al expediente técnico o documento equivalente por parte de la unidad orgánica correspondiente en el Ministerio de Desarrollo Agrario y Riego.

Las inversiones a financiar deben contar con la opinión favorable de la oficina de programación multianual de inversiones del Ministerio de Desarrollo Agrario y Riego con relación a lo establecido en el inciso 10 del numeral 10.3 del artículo 10 del Decreto Supremo Nº 284-2018-EF, Reglamento del Decreto Legislativo Nº 1252, Decreto Legislativo que crea el Sistema Nacional de Programación Multianual y Gestión de Inversiones.

93.3 Para tal fin, se autoriza al Ministerio de Desarrollo Agrario y Riego, durante el Año Fiscal 2025, para realizar modificaciones presupuestarias en el nivel institucional con cargo a los recursos señalados en el presente artículo, a favor de los gobiernos regionales y gobiernos locales, previa suscripción del convenio respectivo, las que se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Desarrollo Agrario y Riego, a propuesta de este último. Las propuestas de decreto supremo son presentadas al Ministerio de Economía y Finanzas hasta el 31 de marzo de 2025.

93.4 El Ministerio de Desarrollo Agrario y Riego, los gobiernos regionales y los gobiernos locales, según corresponda, son responsables de garantizar la sostenibilidad de dichas inversiones, hasta su culminación, con cargo a su presupuesto institucional, de acuerdo a lo establecido en el convenio respectivo, sin demandar recursos adicionales al Tesoro Público.

93.5 Los recursos a los que se refiere el presente artículo se ejecutan bajo las mismas formalidades, mecanismos y procedimientos aprobados en la normatividad vigente para el Fondo Sierra Azul, en lo que le fuera aplicable.

Artículo 94. Autorización al Servicio Nacional Forestal y de Fauna Silvestre (SERFOR) para otorgar subvenciones en el marco del Programa de Fomento y Gestión Sostenible de la Producción Forestal en el Perú

94.1 Con la finalidad de contribuir al incremento de la productividad, a través del impulso al desarrollo productivo forestal, se autoriza, durante el Año Fiscal 2025, al Servicio Nacional Forestal y de Fauna Silvestre (SERFOR), a través del Programa de Fomento y Gestión Sostenible de la Producción Forestal en el Perú, a otorgar subvenciones a favor de los beneficiarios definidos en el marco de los procedimientos del Fondo Concursable del citado Programa, con cargo al presupuesto institucional del Servicio Nacional Forestal y de Fauna Silvestre (SERFOR), con la finalidad de contribuir al desarrollo productivo, y del emprendimiento forestal en el país.

94.2 Las subvenciones a las que se refiere el numeral precedente se aprueban mediante resolución del titular del pliego Servicio Nacional Forestal y de Fauna Silvestre (SERFOR), previa suscripción de convenio, y requiriéndose el informe previo favorable de la oficina de presupuesto o la que haga sus veces en el pliego. Dicha resolución del titular del pliego se publica en el diario oficial El Peruano.

94.3 El SERFOR es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales fueron entregados los recursos públicos. Dichos recursos, bajo responsabilidad, deben ser destinados sólo a los fines para los cuales se autoriza su otorgamiento, según corresponda, conforme a la presente disposición. Mediante resolución del titular de SERFOR se debe establecer los mecanismos para la rendición de cuentas de los recursos otorgados mediante subvenciones a los beneficiarios definidos a los que se refiere el numeral 95.1 del presente artículo, así como para la evaluación por parte del SERFOR de los resultados alcanzados y los beneficios generados por el otorgamiento de las subvenciones autorizadas en el marco de lo establecido por el presente artículo. Asimismo, el SERFOR publica, semestralmente, en su sede digital, la relación de los beneficiarios de las subvenciones otorgadas conforme al presente artículo.

Artículo 95. Autorización al Ministerio de Desarrollo Agrario y Riego para otorgar subvenciones a través de la Estrategia de “Emprendimiento de la Mujer Rural e Indígena para el Año 2025

95.1 Se autoriza al Ministerio de Desarrollo Agrario y Riego (MIDAGRI), durante el Año Fiscal 2025, hasta por la suma de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES), para otorgar subvenciones, a través de la Estrategia de “Emprendimiento de la Mujer Rural e Indígena para el Año 2025”, con cargo a los recursos de su presupuesto institucional, a favor de las mujeres productoras rurales e indígenas organizadas, para financiar emprendimientos. Dichas subvenciones se aprueban mediante resolución del titular del MIDAGRI, para lo cual se requiere el informe previo favorable de su oficina de presupuesto o la que haga sus veces. La resolución del titular del pliego se publica en el diario oficial El Peruano.

95.2 El MIDAGRI, en el plazo de quince (15) días calendario contados a partir de la vigencia de la presente ley, aprueba mediante resolución ministerial la Estrategia denominada ‘Emprendimiento de la Mujer Rural e Indígena para el Año 2025”, el alcance de la estrategia, las disposiciones operativas, los criterios de priorización o focalización y la oportunidad de entrega de las subvenciones, así como los mecanismos para la rendición de cuentas de los recursos otorgados mediante subvenciones en la presente disposición.

95.3 El MIDAGRI es responsable de efectuar el monitoreo y supervisión del cumplimiento de las metas para los cuales fueron entregados los recursos públicos. Dichos recursos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su otorgamiento conforme a la presente disposición.

CONCORDANCIAS: R.M. N° 0029-2025-MIDAGRI (Aprueban la Estrategia denominada “Emprendimiento de la Mujer Rural e Indígena para el año 2025”)

DISPOSICIONES COMPLEMENTARIAS FINALES

PRIMERA.

Se establece como límite para que el Banco Central de Reserva del Perú (BCRP) requiera autorización por ley para efectuar operaciones y celebrar convenios de crédito para cubrir desequilibrios transitorios en la posición de las reservas internacionales, cuando el monto de tales operaciones y convenios supere una suma equivalente a diez veces el valor de la cuota del Perú en el Fondo Monetario Internacional (FMI), de conformidad con el artículo 85 de la Constitución Política del Perú.

CONCORDANCIAS: R. N° 024-2025-ATU/PE (Aprueban la reducción del marco de ingresos y gastos del Presupuesto Institucional del Pliego 203: Autoridad de Transporte Urbano para Lima y Callao—ATU, aprobado por la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

SEGUNDA.

Los créditos presupuestarios correspondientes a las competencias y funciones transferidas en el año 2024 en el marco del proceso de descentralización y que no hayan sido consideradas en la fase de programación multianual presupuestaria y formulación presupuestaria del Presupuesto del Sector Público para el Año Fiscal 2025 en el pliego correspondiente, se transfieren durante el presente Año Fiscal, con cargo al presupuesto del pliego que ha transferido la competencia, conforme a lo establecido en la Quinta Disposición Transitoria de la Ley Nº 27783, Ley de Bases de la Descentralización. Dichas transferencias se realizan en enero del año 2025 a propuesta del pliego respectivo y detallan el monto que corresponde a cada pliego a ser habilitado. La propuesta antes mencionada se remite al Ministerio de Economía y Finanzas para los fines respectivos.

TERCERA.

Se autoriza, excepcionalmente, la realización de transferencias de recursos de las entidades del Gobierno Nacional, gobiernos regionales y gobiernos locales, a favor del pliego Autoridad Nacional del Servicio Civil (SERVIR), con la finalidad de otorgar financiamiento y cofinanciamiento del complemento remunerativo a cargo de dicha entidad, para la asignación de los gerentes públicos de acuerdo con la normatividad de la materia.

Asimismo, se autoriza a SERVIR, durante el Año Fiscal 2025, para pagar el total de la remuneración de los gerentes públicos asignados a entidades públicas, lo que comprende las entidades públicas, programas y proyectos que no cuenten con plazas presupuestadas.

Para el financiamiento de la remuneración a la que se refiere el párrafo precedente, se autoriza de manera excepcional a las entidades receptoras de gerentes públicos a efectuar transferencias de recursos a favor de SERVIR, de los recursos destinados a la contratación bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 de profesionales para los cargos que sean cubiertos con gerentes públicos. El pago del complemento remunerativo a cargo de SERVIR, en los casos que dicho complemento resulte necesario, se financia con cargo al presupuesto institucional del pliego SERVIR, sin demandar recursos adicionales al Tesoro Público.

Las transferencias de recursos a las que se refieren los párrafos precedentes se efectúan, en el caso de las entidades del Gobierno Nacional, mediante modificaciones presupuestarias en el nivel institucional aprobadas por decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro del sector habilitador, a propuesta de este último; en el caso de los gobiernos regionales, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Presidente del Consejo de Ministros, a propuesta del gobierno regional; y, en el caso de los gobiernos locales, los recursos se transfieren a través de transferencias financieras que se aprueban mediante acuerdo de Concejo Municipal, requiriéndose el informe previo favorable de la oficina de presupuesto o la que haga sus veces en la entidad.

Únicamente para la aplicación de la presente disposición, se exonera a las entidades receptoras de gerentes públicos de las restricciones señaladas en el artículo 49 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. El pliego SERVIR, únicamente para la aplicación de la presente disposición, queda exonerado de lo establecido en el numeral 9.1 del artículo 9 de la presente ley.

CUARTA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas a realizar los aportes que se requieran para los fines de implementación y cumplimiento de las actividades relacionadas con la participación y el proceso de adhesión del Perú a la Organización para la Cooperación y el Desarrollo Económicos (OCDE), incluida la participación en el Programa Regional para América Latina y el Caribe, tomando en cuenta que Perú se encuentra en el proceso de acceso a la Organización para la Cooperación y el Desarrollo Económicos (OCDE), hasta por la suma de € 5 100 000,00 (CINCO MILLONES CIEN MIL Y 00/100 EUROS).

Asimismo, se autoriza, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, a realizar aportes de similar naturaleza a los señalados en el párrafo precedente, para lo cual debe contar previamente con la opinión favorable a través de la Dirección General de Asuntos de Economía Internacional, Competencia y Productividad.

Lo establecido en la presente disposición se financia con cargo al presupuesto institucional de las entidades respectivas, sin demandar recursos adicionales al Tesoro Público.

QUINTA. Respecto a la continuación de proceso de atención de pago de sentencias judiciales con calidad de cosa juzgada

1. Se dispone la reactivación de la Comisión Evaluadora de las deudas del Estado generadas por sentencias judiciales emitidas, creada mediante la Sexagésima Novena Disposición Complementaria Final de la Ley Nº 29812, conformada por Resolución Suprema Nº 100-2012-PCM, a fin de que apruebe el listado complementario de las deudas del Estado generadas por sentencias judiciales en calidad de cosa juzgada y en ejecución al 31 de diciembre de 2024, para la cancelación y/o amortización de montos hasta por la suma de S/ 30 000,00 (TREINTA MIL Y 00/100 SOLES) por acreedor, en un plazo de 60 (sesenta) días hábiles contados a partir de la fecha de instalación de la Comisión, para continuar con el proceso del pago de sentencias judiciales en calidad de cosa juzgada y en ejecución, iniciado por la Ley Nº 30137, Ley que establece criterios de priorización para la atención del pago de sentencias judiciales.

CONCORDANCIAS:  R.M.N° 030-2025-EF/10 (Designan representantes del Ministerio de Economía y Finanzas ante la Comisión Evaluadora de las deudas del Estado generadas por sentencias judiciales emitidas, a la que hace referencia la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

2. El listado complementario a ser elaborado por la Comisión Evaluadora a que se refiere el numeral precedente, se realiza sobre la base de la información registrada en el Aplicativo Informático “Demandas Judiciales y Arbitrales en contra del Estado”, por el Comité permanente a que hace mención el artículo 9 del Reglamento de la Ley Nº 30137, aprobado por Decreto Supremo Nº 003-2020-JUS, de cada pliego del Gobierno Nacional y de los gobiernos regionales, que se financian con Recursos Ordinarios.

Los titulares de las referidas entidades presentan a través del citado Aplicativo Informático, la información elaborada y aprobada por los referidos Comités, conforme a los procedimientos y plazos que se establecen en las normas reglamentarias de la presente disposición.

3. La implementación de la presente disposición, por ser de carácter extraordinario, adicional y complementario, se financia con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, hasta por la suma de S/ 200 000 000,00 (DOSCIENTOS MILLONES Y 00/100 SOLES).

Dichos recursos se transfieren a los pliegos del Gobierno Nacional y los gobiernos regionales, en la fuente de financiamiento Recursos Ordinarios, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Justicia y Derechos Humanos, a propuesta de este último, y con sujeción a la información contenida en el listado complementario a que se refiere el numeral 2 de la presente disposición, según los anexos emitidos del Aplicativo Informático en mención.

4. Los pliegos a los que se asignen recursos en virtud del decreto supremo a que se refiere el numeral 3 de la presente disposición, tienen la obligación de verificar los montos que, a la fecha de la transferencia, mantienen por concepto de sentencias judiciales en calidad de cosa juzgada y en ejecución al 31 de diciembre de 2024, para evitar duplicidad de pagos. Asimismo, deben reportar los pagos realizados de acuerdo al artículo 3 de Ley Nº 30137.

5. Mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Justicia y Derechos Humanos, se aprueban las normas reglamentarias para la mejor aplicación de lo establecido en la presente disposición, dentro de los treinta (30) días calendario siguientes a la entrada en vigencia de la presente ley.

6. Adicionalmente a lo establecido en el primer párrafo del numeral 3, la atención del pago de sentencias judiciales en calidad de cosa juzgada del sector Educación, se financia con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, hasta por la suma de S/ 200 000 000,00 (DOSCIENTOS MILLONES Y 00/100 SOLES).

Dichos recursos se transfieren a los pliegos del Gobierno Nacional y los gobiernos regionales, en la fuente de financiamiento Recursos Ordinarios, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Justicia y Derechos Humanos, a propuesta de este último, y con sujeción a la información contenida en el listado complementario a que se refiere el numeral 2 de la presente disposición, según los anexos emitidos del Aplicativo Informático en mención.

7. Para efecto de lo establecido en el numeral 6, mediante decreto supremo refrendado por el Ministro de Justicia y Derechos Humanos y por el Ministro de Educación, a propuesta de este último, se aprueban los criterios que deben observar las entidades respectivas para la elaboración de la información a que se refiere el numeral 2 de la presente disposición, y demás normas complementarias. Dicho decreto supremo debe ser aprobado dentro de los treinta (30) días calendario siguientes a la entrada en vigencia de la presente ley.

CONCORDANCIAS: D. S.Nº 001-2025-MINEDU (Decreto Supremo que aprueba los criterios de priorización para la atención del pago de sentencias judiciales en calidad de cosa juzgada y en ejecución del sector Educación)

D.S. N° 012-2025-EF (Decreto Supremo que aprueba las Normas Reglamentarias para la aplicación de la Quinta Disposición Complementaria Final de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

SEXTA.

Facultar al Poder Ejecutivo para que, durante el primer semestre del Año Fiscal 2025, mediante decreto supremo, con el voto aprobatorio del Consejo de Ministros y refrendado por el Presidente del Consejo de Ministros, el Ministro de Economía y Finanzas, y el ministro del sector correspondiente, apruebe las incorporaciones presupuestarias en el pliego respectivo, en la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito, de los recursos provenientes de las operaciones de endeudamiento, cuyo decreto supremo de aprobación esté publicado durante el segundo semestre del año 2024 y hasta el 31 de marzo de 2025, para las finalidades establecidas en el contrato o convenio respectivo. Los decretos supremos se publican dentro del plazo establecido por la presente disposición.(*)

(*) De conformidad con la Duodécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, se dispone que las incorporaciones presupuestarias a que se refiere la presente disposición, se aprueban hasta el 30 de junio de 2025.

SÉPTIMA.

Suspender durante el Año Fiscal 2025, la transferencia de recursos a los gobiernos locales provinciales, prevista en el Decreto Supremo Nº 010-2011-MIMDES respecto del servicio Wawa Wasi, encargándose al Programa Nacional Cuna Más, en el marco de lo estipulado en el Decreto Supremo Nº 003-2012-MIDIS, la ejecución de tales servicios a nivel nacional durante el Año Fiscal 2025.

OCTAVA.

Se autoriza a las entidades del Gobierno Nacional, para que en el marco de sus competencias compartidas con los gobiernos regionales y gobiernos locales, puedan pagar los viáticos y pasajes de los funcionarios y servidores contratados bajo el régimen del Decreto Legislativo Nº 276 y Decreto Legislativo Nº 728; el personal contratado bajo el régimen laboral especial del Decreto Legislativo Nº 1057, así como al personal que se encuentre bajo el régimen de la Ley del Servicio Civil regulado por la Ley Nº 30057, de los gobiernos regionales y/o gobiernos locales y/o de las Zonas Económicas Especiales entidades adscritas a los gobiernos regionales, con el fin de brindar apoyo técnico en la implementación de las políticas nacionales y sectoriales y evaluar el cumplimiento de las funciones descentralizadas.

Asimismo, se autoriza al Ministerio de Educación y a los gobiernos regionales, con cargo a su presupuesto institucional, a financiar el pago de pasajes y viáticos de los participantes en los concursos, eventos y actividades de formación y capacitación que el sector Educación organice y ejecute, según corresponda, los mismos que deben ser autorizados mediante resolución del titular del pliego que establezca los eventos a realizarse durante el 2025, así como la condición y cantidad de participantes por cada evento.

Los viáticos que se otorguen en el marco de lo establecido en la presente disposición se sujetan a los montos aprobados para los viáticos por viajes a nivel nacional en comisiones de servicios mediante Decreto Supremo Nº 007-2013-EF.

NOVENA. Autorización para el pago de pasajes, alimentación, viáticos y otros conceptos

1. Se autoriza, durante el Año Fiscal 2025, al Instituto Nacional de Calidad (INACAL), con cargo a su presupuesto institucional, a financiar el pago de pasajes, alimentación, movilidad local, hospedaje y viáticos de profesionales y técnicos calificados externos a la institución y de los participantes y finalistas de la Olimpiada Nacional de Normalización organizada por el INACAL, con el objetivo de fomentar las competencias en los estudiantes de nivel de educación secundaria de los Colegios de Alto Rendimiento (COAR). Dichos pagos son autorizados mediante resolución del titular del pliego.

2. Se autoriza, durante el Año Fiscal 2025, al pliego Ministerio de Comercio Exterior y Turismo (MINCETUR), para que en el marco de sus competencias, pueda financiar gastos relacionados a pasajes, transporte, alimentación y hospedaje a profesionales expertos calificados de organismos o asociaciones nacionales o internacionales vinculados a las materias de competencia del citado Ministerio, domiciliados y no domiciliados en el país, dentro y fuera del territorio nacional, con el fin de fortalecer las capacidades técnicas de los actores relacionados al sector comercio exterior, y así puedan contribuir a la implementación de acciones estratégicas que aumenten la competitividad del comercio internacional del país.

3. Se autoriza, durante el Año Fiscal 2025, al pliego Ministerio de Cultura, para que en el marco de sus competencias, pueda financiar gastos relacionados a transporte de pasajeros, transporte de bienes y/o suministros, pasajes, alimentación y hospedaje, de las poblaciones indígenas, comunidades campesinas y población afroperuano o grupos de individuos que crean, mantienen, protegen y transmiten el patrimonio de diversas expresiones culturales e industrias artísticas y creativas del país en eventos nacionales e internacionales y/o en caso de emergencias con dichas poblaciones.

4. Lo autorizado en la presente disposición se financia con cargo al presupuesto institucional del INACAL, MINCETUR y Ministerio de Cultura, según corresponda, sin demandar recursos adicionales al Tesoro Público.

DÉCIMA.

Se dispone, durante el Año Fiscal 2025, que la transferencia de la totalidad de los fondos a que se hace referencia en la Tercera Disposición Transitoria de la Ley Nº 28094, Ley de Organizaciones Políticas, y normas modificatorias, se efectúe con cargo al presupuesto institucional de la Oficina Nacional de Procesos Electorales (ONPE). Para tal efecto, la ONPE queda autorizada a otorgar, a partir de enero de 2025, en forma mensual y proporcional, la subvención que le corresponde a cada partido político beneficiario comprendido en el marco de la citada Ley Nº 28094, cuyos representantes fueron elegidos en el proceso electoral de las Elecciones Generales 2021. Dichas subvenciones se aprueban mediante resolución del titular de la Oficina Nacional de Procesos Electorales (ONPE) o de quién éste último haya delegado, la que se publica en el diario oficial El Peruano.

La Oficina Nacional de Procesos Electorales (ONPE) mediante resolución de su titular dicta las normas reglamentarias de lo dispuesto en la presente disposición, que regulen, entre otros aspectos, la distribución, los mecanismos de ejecución y rendición de cuentas de los recursos entregados, a los partidos políticos y alianzas de partidos políticos beneficiarios. La resolución a la que se refiere el presente párrafo se publica en el diario oficial El Peruano.

UNDÉCIMA

Se autoriza a los organismos del Sistema Electoral para exonerarse de lo dispuesto por la Ley Nº 30225, Ley de Contrataciones del Estado, su reglamento y modificatorias, y la Ley Nº 32069, Ley General de Contrataciones Públicas, según corresponda, así como la aplicación del Decreto Legislativo Nº 1057 y modificatorias, que regulan el Régimen Laboral Especial del Decreto Legislativo Nº 1057; a efectos de realizar la contratación de servicios necesarios a través de locación de servicios, en el marco de lo establecido en el Código Civil, para los procesos electorales a realizarse en el Año Fiscal 2025. Los organismos quedan facultados a brindar a los locadores talleres informativos para el desarrollo de la prestación del servicio, conforme a las necesidades propias de cada organismo electoral.

“Se autoriza a los organismos del Sistema Electoral a exonerarse de la aplicación de la Ley 32069, Ley General de Contrataciones Públicas y su reglamento, así como la aplicación del Decreto Legislativo 1057 y modificatorias, que regulan el Régimen Laboral Especial del Decreto Legislativo 1057, a fin de contratar el personal, para la adquisición de bienes y servicios durante el año 2025, necesarios para realizar el proceso electoral establecido en el Decreto Supremo 039-2025-PCM y en cumplimiento del cronograma electoral aprobado mediante Resolución 0126-2025-JNE.

Todas las contrataciones realizadas en aplicación de este artículo son publicadas por los organismos del Sistema Electoral en sus respectivos portales institucionales. Cada organismo del Sistema Electoral remite un informe de las contrataciones efectuadas a la Contraloría General de la República y las registra en el PLADICOP, dentro de los treinta (30) días hábiles de concluidas las elecciones generales 2026.

Se dispone que, para efectos de la contratación de bienes y servicios necesarios para la realización de las Elecciones Generales, las Oficinas de Presupuesto de los Organismos del Sistema Electoral quedan autorizadas a otorgar una previsión presupuestaria respecto de los recursos correspondientes al costo total del servicio y/o bienes a adquirir, en cuyo caso la citada previsión debe señalar el monto de recursos previstos en el proyecto de Ley de Presupuesto del Sector Público para el Año Fiscal 2026, que presenta el Poder Ejecutivo al Congreso de la República, el cual será aprobado en el marco de la normativa correspondiente”.(*)

(*) Párrafos incorporados por la Cuarta Disposición Complementaria Modificatoria de la Ley Nº 32394, publicada el 29 junio 2025.

(*) Disposición modificada por la Séptima Disposición Complementaria Modificatoria de la Ley Nº 32416, publicada el 01 agosto 2025, cuyo texto es el siguiente:

“UNDÉCIMA.- Autorización a organismos del Sistema Electoral

1. Se autoriza a los organismos del Sistema Electoral para exonerarse de lo dispuesto por la Ley Nº 32069, Ley General de Contrataciones Públicas, así como la aplicación del Decreto Legislativo Nº 1057 y modificatorias, que regulan el Régimen Laboral Especial del Decreto Legislativo Nº 1057; a efectos de realizar la contratación de servicios necesarios a través de locación de servicios, en el marco de lo establecido en el Código Civil, para los procesos electorales a realizarse en el Año Fiscal 2025. Los organismos quedan facultados a brindar a los locadores talleres informativos para el desarrollo de la prestación del servicio, conforme a las necesidades propias de cada organismo electoral.

2. Se autoriza a los organismos del Sistema Electoral a contratar bienes y servicios para realizar el proceso electoral establecido en el Decreto Supremo Nº 039-2025-PCM conforme al cronograma electoral aprobado mediante Resolución Nº 0126-2025-JNE, inaplicando lo dispuesto en la Ley Nº 32069, Ley General de Contrataciones Públicas. Para tal efecto, debe considerar lo siguiente:

a. Mediante Resolución del Titular de la Entidad se aprueban los procedimientos y lineamientos para la contratación, en un plazo de cinco (5) días hábiles, de publicada la presente Ley, observando los principios establecidos en el artículo 5 de la Ley Nº 32069. Dicha facultad es indelegable.

b. Los proveedores deben contar con inscripción vigente en el RNP.

c. Las infracciones, sanciones y procedimiento sancionador regulados en la Ley Nº 32069, y su Reglamento, son aplicables a dichas contrataciones, siendo competente para resolverlos el Tribunal de Contrataciones Públicas del Organismo Especializado para las Contrataciones Públicas Eficientes (OECE), según corresponda.

d. La solución de controversias en la etapa de ejecución contractual se rige por el Código Civil.

e. Las contrataciones realizadas en aplicación de este artículo son publicadas por los organismos del Sistema Electoral en sus respectivas sedes digitales. Asimismo, realizan el registro en el SEACE de la PLADICOP, cuando este aplicativo sea habilitado por el Organismo Especializado para las Contrataciones Públicas Eficientes (OECE).

3. Cada organismo del Sistema Electoral remite un informe de las contrataciones efectuadas a la Contraloría General de la República, dentro de los treinta (30) días hábiles de concluidas las elecciones generales 2026.

4. Se exonera a los organismos del Sistema Electoral de lo dispuesto en el artículo 8 del Decreto Legislativo Nº 1057 Decreto Legislativo que regula el régimen especial de contratación administrativa de servicios, con la finalidad de realizar la contratación de personal bajo la modalidad del régimen especial del Decreto Legislativo Nº 1057, a fin de contar con el personal necesario, en el marco de la realización del proceso electoral establecido en el Decreto Supremo Nº 039-2025-PCM conforme a lo establecido en el cronograma electoral aprobado mediante Resolución Nº 0126-2025-JNE.

Dispóngase que, para efectos de la contratación de bienes y servicios necesarios para la realización de las Elecciones Generales, las Oficinas de Presupuesto de los Organismos del Sistema Electoral quedan autorizadas a otorgar una previsión presupuestaria respecto de los recursos correspondientes al costo total del servicio y/o bienes a adquirir, en cuyo caso la citada previsión debe señalar el monto de recursos previstos en el proyecto de Ley de Presupuesto del Sector Público para el Año Fiscal 2026, que presenta el Poder Ejecutivo al Congreso de la República, el cual será aprobado en el marco de la normativa correspondiente.”

CONCORDANCIAS: R.J. N° 000138-2025/JNAC/RENIEC (Aprueban Lineamientos y Procedimientos para la Contratación de Bienes y Servicios mayores a 8 UIT para el Proceso de Elecciones Generales 2026)

DUODÉCIMA. Respecto a las transferencias con cargo a los recursos de la Superintendencia Nacional de Fiscalización Laboral (SUNAFIL)

1. Se autoriza a la SUNAFIL, durante el Año Fiscal 2025, a realizar transferencias financieras, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, a favor de los gobiernos regionales y del Ministerio de Trabajo y Promoción del Empleo, conforme a lo establecido en el artículo 7 de la Ley Nº 30814, Ley de Fortalecimiento del Sistema de Inspección del Trabajo.

Dichas transferencias financieras se realizan mediante resolución del titular del pliego SUNAFIL, previo informe favorable de la oficina de presupuesto o la que haga sus veces en la entidad, y se publica en el diario oficial El Peruano.

2. Precisar que toda mención a los gobiernos regionales contenida en la Ley Nº 29981, Ley que crea la Superintendencia Nacional de Fiscalización Laboral, y en la Ley Nº 30814, Ley de Fortalecimiento del Sistema de Inspección del Trabajo, se entiende referida, asimismo, a la Dirección Regional de Trabajo y Promoción del Empleo de Lima Metropolitana, órgano desconcentrado del Ministerio de Trabajo y Promoción del Empleo, en tanto dure el proceso de transferencia de competencias sectoriales en el marco de la Ley Nº 27867, Ley Orgánica de gobiernos regionales y demás normativa conexa.

3. Se autoriza a la SUNAFIL, durante el Año Fiscal 2025, a realizar transferencias financieras, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Ordinarios, a favor de los gobiernos regionales y del Ministerio de Trabajo y Promoción del Empleo, para ser destinados al fortalecimiento de las actividades inspectivas, al desarrollo de la infraestructura necesaria y el óptimo desempeño de las funciones, conforme al último párrafo del artículo 21 de la Ley Nº 29981, Ley que crea la Superintendencia Nacional de Fiscalización Laboral (SUNAFIL), modificada por la Ley Nº 28806, Ley General de Inspección del Trabajo, y la Ley Nº 27867, Ley Orgánica de gobiernos regionales.

Dichas transferencias financieras se realizan mediante resolución del titular del pliego SUNAFIL, previo informe favorable de la oficina de presupuesto o la que haga sus veces en la entidad, y se publica en el diario oficial El Peruano.

4. Lo establecido en la presente disposición se financia con cargo al presupuesto institucional de la SUNAFIL, sin demandar recursos adicionales al Tesoro Público.

DÉCIMA TERCERA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, en el pliego Gobierno Regional del departamento de Lambayeque, se han asignado recursos hasta por la suma de S/ 180 425 275,00 (CIENTO OCHENTA MILLONES CUATROCIENTOS VEINTICINCO MIL DOSCIENTOS SETENTA Y CINCO Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, exclusivamente, para financiar el pago de la retribución por la prestación del servicio de trasvase de agua en el marco de lo establecido en el contrato de concesión del Proyecto 2022232. Construcción, operación y mantenimiento del Túnel Trasandino y la Primera Etapa de la Presa Limón.

Los recursos a los que se refiere el párrafo precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

DÉCIMA CUARTA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 58 086 625,00 (CINCUENTA Y OCHO MILLONES OCHENTA Y SEIS MIL SEISCIENTOS VEINTICINCO Y 00/100 SOLES) en el pliego Superintendencia Nacional de Servicios de Saneamiento (SUNASS), por la fuente de financiamiento Recursos Ordinarios, destinados, exclusivamente, al financiamiento de las Acciones de Política de Saneamiento y Plan Nacional de Saneamiento, así como para la continuidad de las funciones otorgadas a dicho organismo regulador por el Decreto Legislativo Nº 1280, Decreto Legislativo que aprueba la Ley Marco de la Gestión y Prestación de los Servicios de Saneamiento, lo que incluye el financiamiento de las funciones de la SUNASS cuyo cumplimiento se requiera para lograr la continuidad, objetivos, ejes y acciones antes mencionados.

Los recursos a los que se refiere el párrafo precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

DÉCIMA QUINTA.

Se autoriza a los gobiernos regionales y gobiernos locales, durante el Año Fiscal 2025, para utilizar hasta un veinte por ciento (20%) de los recursos provenientes del canon, sobrecanon y regalía minera, así como de los saldos de balance generados por dichos conceptos, para ser destinados a acciones de mantenimiento de infraestructura y/o para acciones en materia de seguridad ciudadana y lucha contra la criminalidad a cargo de las referidas entidades en sus respectivas circunscripciones. Para tal efecto, los gobiernos regionales o gobiernos locales involucrados quedan exonerados de lo dispuesto en el inciso 3 y los literales c) y d) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, y de lo dispuesto en el numeral 11.3 del artículo 11 de la presente ley.

Los recursos autorizados en el marco de la presente disposición no pueden ser utilizados en gasto corriente para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal de cualquier índole.(*)

(*) Segundo párrafo modificado por la Única Disposicóin Complementaria Modificatoria de la Ley Nº 32197, publicada el 16 diciembre 2024, cuyo texto es el siguiente:

“Los recursos autorizados en el marco de la presente disposición no pueden ser utilizados en gasto corriente para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal de cualquier índole; solo es aplicable en lo que respecta a las acciones de materia de seguridad ciudadana; quedando habilitado dicho uso para las otras actividades previstas en la referida disposición.”

Para las acciones en materia de seguridad ciudadana, los gobiernos regionales y gobiernos locales deben sujetarse a los lineamientos que apruebe el Ministerio del Interior los que incluyen, entre otros, las condiciones y mecanismos de seguimiento. Los lineamientos aprobados se publican en la sede digital del Ministerio del Interior hasta el 17 de enero de 2025.

Los gobiernos regionales o los gobiernos locales que tengan autorización legal expresa respecto al uso de los recursos provenientes del canon, sobrecanon y regalía minera, en porcentaje mayor a lo establecido en la presente disposición, se rigen por lo establecido en dicha autorización.

DÉCIMA SEXTA.

Se dispone que, durante el Año Fiscal 2025, las modificaciones presupuestarias en el nivel institucional que se requieran realizar, en los pliegos involucrados, como consecuencia de los mecanismos de reforma de la estructura del Estado a los que se refiere el Título III de los “Lineamientos de Organización del Estado”, aprobados mediante el Decreto Supremo Nº 054-2018-PCM, se realizan conforme al mecanismo establecido en el artículo 78 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

DÉCIMA SÉPTIMA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Comercio Exterior y Turismo, hasta por la suma de S/ 5 207 000,00 (CINCO MILLONES DOSCIENTOS SIETE MIL Y 00/100 SOLES), correspondiendo hasta por la suma de S/ 3 691 600,00 (TRES MILLONES SEISCIENTOS NOVENTA Y UN MIL SEISCIENTOS Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, y hasta por la suma de S/ 1 515 400,00 (UN MILLÓN QUINIENTOS QUINCE MIL CUATROCIENTOS Y 00/100 SOLES) por la fuente de financiamiento Recursos Directamente Recaudados provenientes de la aplicación del literal d) del artículo 42 de la Ley Nº 27153, Ley que regula la explotación de los juegos de casino y máquinas tragamonedas y modificatorias, para financiar el otorgamiento de subvenciones a favor de los ganadores beneficiarios del concurso público llevado a cabo en el marco de la Estrategia para Reactivar y Promover la Actividad Artesanal con el fin de promover la producción, promoción, comercialización y/o articulación comercial de artesanías, así como impulsar la articulación de la artesanía con la oferta turística del país.

Las subvenciones a las que se refiere la presente disposición se aprueban mediante resolución del titular del pliego Ministerio de Comercio Exterior y Turismo, previo informe favorable de su oficina de presupuesto o la que haga sus veces en el pliego y se publica en el diario oficial El Peruano.

Para tal efecto, el Ministerio de Comercio Exterior y Turismo, mediante resolución ministerial, aprueba la “Estrategia para Reactivar y Promover la Actividad Artesanal”; y es responsable del monitoreo, seguimiento y cumplimiento de las metas para los cuales fueron entregados los recursos públicos.

Los recursos a los que se refiere la presente disposición, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su otorgamiento conforme a la presente disposición.

CONCORDANCIAS: R.M. Nº 055-2025-MINCETUR (Aprueban la Estrategia para Reactivar y Promover la Actividad Artesanal “SOMOS ARTESANÍA - 2025”)

DÉCIMA OCTAVA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Comercio Exterior y Turismo, hasta por la suma de S/ 5 493 854,00 (CINCO MILLONES CUATROCIENTOS NOVENTA Y TRES MIL OCHOCIENTOS CINCUENTA Y CUATRO Y 00/100 SOLES), para financiar el otorgamiento de subvenciones a favor de los beneficiarios ganadores de los concursos públicos llevados a cabo en el marco del Reglamento del Programa Turismo Emprende, aprobado mediante Decreto Supremo Nº 002-2019-MINCETUR y modificatorias.

Se dispone que el Ministerio de Comercio Exterior y Turismo, con cargo a los recursos de su presupuesto institucional para el Año Fiscal 2025, asigne los recursos necesarios para garantizar los gastos de gestión, seguimiento y monitoreo del Programa Turismo Emprende correspondiente a los concursos públicos que se ejecuten en el presente Año Fiscal, a fin de cumplir su objetivo y fines.

Las subvenciones que se otorguen en el marco de la presente disposición se autorizan conforme a lo establecido en el Decreto Legislativo Nº 1329, Decreto Legislativo que crea el Fondo “Turismo Emprende” y modificatorias.

Los recursos a los que se refiere la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, para fines distintos a los señalados en la misma.(*)

(*) Disposición modificada por la Segunda Disposición Complementaria Modificatoria de la Ley Nº 32394, publicada el 29 junio 2025, cuyo texto es el siguiente:

“DÉCIMA OCTAVA

Se autoriza al Ministerio de Comercio Exterior y Turismo, durante el año fiscal 2025, al otorgamiento de subvenciones, hasta por la suma de S/ 8 993 854,00 (OCHO MILLONES NOVECIENTOS NOVENTA Y TRES MIL OCHOCIENTOS CINCUENTA Y CUATRO Y 00/100 SOLES), a favor de los beneficiarios ganadores de los concursos públicos llevados a cabo en el marco del Reglamento del Decreto Legislativo 1329, Decreto Legislativo que crea el Programa Turismo Emprende, aprobado mediante el Decreto Supremo 002-2019-MINCETUR.

La subvención autorizada en el párrafo precedente se financia con cargo a: i) los recursos asignados en el presupuesto institucional del Ministerio de Comercio Exterior y Turismo, hasta por la suma de S/ 5 493 854,00 (CINCO MILLONES CUATROCIENTOS NOVENTA Y TRES MIL OCHOCIENTOS CINCUENTA Y CUATRO Y 00/100 SOLES), y ii) la incorporación de mayores recursos en el presupuesto institucional del Ministerio de Comercio Exterior y Turismo, hasta por la suma de S/ 3 500 000,00 (TRES MILLONES QUINIENTOS MIL Y 00/100 SOLES), en la fuente de Financiamiento Recursos Directamente Recaudados, proveniente de los saldos de balance de la recaudación por aplicación del literal d) del artículo 42 de la Ley 27153, Ley que regula la explotación de los juegos de casino y máquinas tragamonedas, y modificatorias.

Se dispone que el Ministerio de Comercio Exterior y Turismo, con cargo a los recursos de su presupuesto institucional para el año fiscal 2025 y sin demandar recursos adicionales al tesoro público, asigne los recursos necesarios para garantizar los gastos de gestión, seguimiento y monitoreo del Programa Turismo Emprende correspondiente a los concursos públicos que se ejecuten en el presente Año Fiscal, a fin de cumplir su objetivo y fines.

Las subvenciones que se otorguen en el marco de la presente disposición se autorizan conforme a lo establecido en el Decreto Legislativo 1329, Decreto Legislativo que crea el Fondo “Turismo Emprende” y modificatorias.

Los recursos a los que se refiere la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, para fines distintos a los señalados en la misma”.

DÉCIMA NOVENA.

Durante el Año Fiscal 2025, para la aplicación de lo establecido en la Ley N° 32139, Ley que establece un porcentaje del presupuesto institucional de los gobiernos regionales y de los gobiernos locales para actividades y proyectos orientados a la atención de personas con discapacidad, los Gobiernos Regionales y los Gobiernos Locales consideran lo siguiente:

1. El cálculo del monto sobre el cual se aplican los porcentajes establecidos en el artículo 2 de la Ley N° 32139 se realiza considerando el Presupuesto Institucional de Apertura (PIA) en las genéricas del gasto 2.6 Adquisición de Activos No Financiero y 2.3 Bienes y Servicios, y conforme a lo siguiente:

a) En el caso de la genérica del gasto 2.3 Bienes y Servicios, se exceptúa del cálculo al que se refiere el presente numeral a los recursos asignados en las partidas de gasto 2.1.3 “Contribuciones a la seguridad social”, 2.3.1.6 “Repuestos y accesorios”, 2.3.1.11 “Suministros para mantenimiento y reparación” y 2.3.2.4 “Servicio de mantenimiento, acondicionamiento y reparaciones”, 2.3.2 2.1 “Servicios de energía eléctrica, agua y gas” y 2.3.2 2.2 “Servicios de telefonía e internet”.

b) Para los gobiernos locales, se exceptúa del cálculo al que se refiere el presente numeral los recursos habilitados en la fuente de financiamiento Recursos Ordinarios destinados a Programas y Proyectos Sociales de Lucha Contra la Pobreza.

2. Para efectos de la aplicación de lo establecido en el numeral 1 del artículo 2 de la Ley N° 32139, los Gobiernos Regionales y los Gobiernos Locales, excepcionalmente, quedan exonerados de lo dispuesto en el numeral 11.3 del artículo 11 de la presente Ley.

3. Los recursos autorizados en el marco de la presente disposición no pueden ser utilizados en gasto corriente para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal de cualquier índole.

4. Para la habilitación de los porcentajes establecidos en el artículo 2 de la Ley N° 32139, los gobiernos regionales y gobiernos locales realizan las modificaciones presupuestarias en el nivel funcional programático correspondientes de acuerdo con la normatividad vigente.(*)

(*) De conformidad con la Única Disposición Complementaria Transitoria del Decreto Supremo N° 264-2024-EF, publicado el 19 diciembre 2024, excepcionalmente, para la aplicación del reglamento respecto a la fase de ejecución en el Año Fiscal 2025, se considera lo establecido en la presente disposición.

VIGÉSIMA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 186 385 896,00 (CIENTO OCHENTA Y SEIS MILLONES TRESCIENTOS OCHENTA Y CINCO MIL OCHOCIENTOS NOVENTA Y SEIS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, con cargo a los saldos no utilizados del Fondo para la Promoción y Desarrollo Turístico Nacional, creado por la Ley Nº 27889, Ley que crea el Fondo y el Impuesto Extraordinario para la Promoción y Desarrollo Turístico Nacional, exclusivamente, para los fines de dicho Fondo que comprende el financiamiento de actividades y proyectos destinados a la promoción y desarrollo del turismo a nivel nacional e internacional, según el siguiente detalle:

a) A favor del Ministerio de Comercio Exterior y Turismo (MINCETUR) hasta por la suma de S/ 36 385 896,00 (TREINTA Y SEIS MILLONES TRESCIENTOS OCHENTA Y CINCO MIL OCHOCIENTOS NOVENTA Y SEIS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar inversiones destinadas al desarrollo del turismo a nivel nacional e internacional a cargo de la Unidad Ejecutora 004 Plan COPESCO Nacional.

b) A favor de la Comisión de Promoción del Perú para la Exportación y el Turismo (PROMPERU), hasta por la suma de S/ 150 000 000,00 (CIENTO CINCUENTA MILLONES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar actividades de promoción del turismo a nivel nacional e internacional.

Los recursos a los que se refiere el primer párrafo de la presente disposición se ejecutan bajo las mismas formalidades, mecanismos y procedimientos aprobados en la normatividad vigente del referido Fondo, en lo que les fuera aplicable.

Los recursos a los que se refiere la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la misma.(*)

(*) De conformidad con el Numeral 3.3 del Artículo 3 de la Ley Nº 32394, publicada el 29 junio 2025, para la aplicación del párrafo 3.1 de la citada norma, se exceptúa al Ministerio de Comercio Exterior y Turismo de lo establecido en el literal a) de la presente disposición.

VIGÉSIMA PRIMERA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Transportes y Comunicaciones, Ministerio de Salud, Ministerio de Comercio Exterior y Turismo, Ministerio de Defensa y Ministerio de la Producción, a realizar modificaciones presupuestarias en el nivel institucional a favor del Servicio Nacional de Certificación Ambiental para las Inversiones Sostenibles (SENACE), para continuar con las transferencias de funciones dispuestas en la Ley Nº 29968, Ley que crea el Servicio Nacional de Certificación Ambiental para las Inversiones Sostenibles (SENACE) y el Decreto Supremo Nº 025-2021-MINAM.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, y por el ministro del sector respectivo, a propuesta de este último.

La autorización otorgada en la presente disposición se financia con cargo al presupuesto institucional de los ministerios mencionados en el primer párrafo de la presente disposición, sin demandar recursos adicionales al Tesoro Público.

VIGÉSIMA SEGUNDA.

Se autoriza, durante el Año Fiscal 2025, a las entidades cuyas funciones de evaluación, supervisión, fiscalización, control y sanción en materia ambiental deben ser asumidas por el Organismo de Evaluación y Fiscalización Ambiental (OEFA), conforme a lo establecido en la Primera Disposición Complementaria Final de la Ley Nº 29325, Ley del Sistema Nacional de Evaluación y Fiscalización Ambiental, a realizar modificaciones presupuestarias en el nivel institucional a favor del OEFA, con la finalidad de garantizar el financiamiento de las funciones transferidas de acuerdo a lo establecido en la Ley Nº 29325 y el Decreto Supremo Nº 006-2023-MINAM, Decreto Supremo que aprueba el cronograma de transferencia de funciones en materia de fiscalización ambiental de los subsectores, Vivienda y Construcción, Saneamiento, Comunicaciones, Salud, Defensa, Justicia, Educación y Cultura al Organismo de Evaluación y Fiscalización Ambiental.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, y por el ministro del sector respectivo, a propuesta de este último.

La autorización otorgada en la presente disposición se financia con cargo al presupuesto institucional de las entidades respectivas comprendidas en los subsectores mencionados en el primer párrafo de la presente disposición, sin demandar recursos adicionales al Tesoro Público.

VIGÉSIMA TERCERA.

Autorizar al Ministerio de Economía y Finanzas, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos del presupuesto institucional de las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, por las fuentes de financiamiento Recursos Ordinarios y Recursos por Operaciones Oficiales de Crédito, lo que comprende los recursos que se autoricen mediante modificaciones presupuestarias en el nivel institucional mediante una norma con rango de ley y los recursos que se asignen o transfieran para el financiamiento de los fines de los Fondos en el Presupuesto del Sector Público para el Año Fiscal 2025, a favor de la Reserva de Contingencia a la que se refiere el artículo 53 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. Las modificaciones presupuestarias en el nivel institucional se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas. Para tal fin, se exceptúa a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales de lo establecido en el literal b) del artículo 33 de la presente ley.

Los recursos por la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito a los que se puede aplicar lo establecido en el párrafo precedente, corresponde a los recursos previstos en el presupuesto de las entidades provenientes de las operaciones de endeudamiento a través de la emisión de bonos.

CONCORDANCIAS: D.S.Nº 165-2025-EF (Decreto Supremo que autoriza Transferencias de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de la Reserva de Contingencia y de la Municipalidad Provincial de Carabaya)

VIGÉSIMA CUARTA.

Se dispone que para aquellos actos administrativos, actos de administración, resoluciones que determinen o autoricen gastos, así como medidas contenidas en normas con rango de ley que se hubieran aprobado y que en el Año Fiscal 2025 no cuenten con financiamiento para su aplicación, además de sujetarse a lo establecido en el numeral 4.2 del artículo 4 de la presente ley, corresponde a las oficinas de presupuesto o las que hagan sus veces en los pliegos presupuestarios realizar las evaluaciones y acciones correspondientes con la finalidad de programar progresivamente el financiamiento de dichas medidas en las fases de Programación Multianual Presupuestaria y Formulación Presupuestaria correspondientes.

VIGÉSIMA QUINTA.

Se autoriza a las entidades del Gobierno Nacional, universidades públicas, gobiernos regionales y gobiernos locales, durante el Año Fiscal 2025, a efectuar transferencias financieras a favor del Ministerio de Defensa—Marina de Guerra del Perú, con la finalidad de financiar las actividades de investigación científica a cargo del B.A.P. “CARRASCO”, cuyo objeto es promover la conservación y protección del medio ambiente acuático y nuestros recursos naturales; así como la sostenibilidad de la biodiversidad y la evaluación ambiental de las actividades económicas que se desarrollan en el ámbito marítimo, previa suscripción de convenio.

Las referidas transferencias financieras se aprueban, en el caso de las entidades del Gobierno Nacional y las universidades públicas, mediante resolución del titular del pliego y, para el caso de los gobiernos regionales y los gobiernos locales, mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente. La resolución del titular y el acuerdo del Consejo Regional se publican el diario oficial El Peruano, y el acuerdo del Concejo Municipal se publica en su sede digital.

Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme a la presente disposición.

VIGÉSIMA SEXTA.

Se dispone que, durante el Año Fiscal 2025, las empresas públicas bajo el ámbito del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado (FONAFE), las empresas prestadoras de servicio de saneamiento, y otras entidades sujetas al Sistema Nacional de Control distintas a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, se encuentran comprendidas en lo dispuesto en el artículo 20 de la Ley Nº 27785, Ley Orgánica del Sistema Nacional de Control y de la Contraloría General de la República.

Se autoriza a las empresas públicas bajo el ámbito del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado (FONAFE) y otras entidades sujetas al Sistema Nacional de Control distintas a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales y que no se encuentren bajo el ámbito del Sistema Nacional de Presupuesto Público, a efectuar transferencias a favor de la Contraloría General de la República, para cubrir los gastos que se deriven de la contratación de las sociedades de auditoría en el marco de lo establecido en el párrafo precedente, para el financiamiento de los órganos de control institucional a cargo de la Contraloría General de la República y para el desarrollo de programas de capacitación por medio de la Escuela Nacional de Control.

Las empresas prestadoras de servicio de saneamiento que se constituyan como empresas de los gobiernos regionales o gobiernos locales, así como otras entidades sujetas al Sistema Nacional de Control distintas a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales y que se encuentren bajo el ámbito del Sistema Nacional de Presupuesto Público, quedan autorizadas para realizar transferencias financieras con cargo a su presupuesto institucional a favor de la Contraloría General de la República, para cubrir los gastos que se deriven de la contratación de las sociedades de auditoría, previa solicitud de la Contraloría General de la República, así como para el financiamiento de los órganos de control institucional a cargo de la Contraloría General de la República y para el desarrollo de programas de capacitación por medio de la Escuela Nacional de Control, bajo exclusiva responsabilidad del titular del pliego así como del jefe de la oficina de administración y del jefe de la oficina de presupuesto o las que hagan sus veces en el pliego.

Las transferencias financieras autorizadas en la presente disposición se aprueban mediante resolución del titular de la empresa o entidad, según corresponda, requiriéndose el informe previo favorable de la oficina de presupuesto o la que haga sus veces en la empresa o entidad. La resolución del titular de la empresa o entidad se publica el diario oficial El Peruano.

La Contraloría General de la República incorpora los recursos transferidos mediante resolución de su titular, en la fuente de financiamiento Donaciones y Transferencias.

VIGÉSIMA SÉPTIMA.

Se autoriza a las entidades del Gobierno Nacional, gobiernos regionales y gobiernos locales, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel funcional programático para financiar las transferencias financieras que efectúen a favor de la Contraloría General de la República, en el marco de la Tercera Disposición Complementaria Final de la Ley Nº 30742, Ley de fortalecimiento de la Contraloría General de la República y del Sistema Nacional de Control. Para tal efecto, las entidades del Gobierno Nacional, gobiernos regionales y gobiernos locales quedan exceptuadas de las restricciones previstas en el numeral 9.1 del artículo 9 de la presente ley.

VIGÉSIMA OCTAVA.

Se dispone que en el Presupuesto del Sector Público para el Año 2025, se han asignado recursos hasta por la suma de S/ 24 113 231,00 (VEINTICUATRO MILLONES CIENTO TRECE MIL DOSCIENTOS TREINTA Y UNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del pliego Poder Judicial, según el siguiente detalle:

a) Hasta por la suma de S/ 11 174 511,00 (ONCE MILLONES CIENTO SETENTA Y CUATRO MIL QUINIENTOS ONCE Y 00/100 SOLES) para el fortalecimiento de ocho (08) Órganos Jurisdiccionales y la Comisión Nacional del Subsistema de Extinción de Dominio.

b) Hasta por la suma de S/ 12 938 720,00 (DOCE MILLONES NOVECIENTOS TREINTA Y OCHO MIL SETECIENTOS VEINTE Y 00/100 SOLES) para el fortalecimiento de la Sala Superior Contencioso Administrativo de la Especialidad Tributaria y Aduanera, así como siete (7) Juzgados Contencioso Administrativos Tributarios Aduaneros en la Corte Superior de Justicia de Lima.

VIGÉSIMA NOVENA. Financiamiento actividades relacionadas a los eventos internacionales y conexos que se desarrollarán en el Perú durante el año 2025

1. Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Relaciones Exteriores, hasta por la suma de S/ 15 991 858,00 (QUINCE MILLONES NOVECIENTOS NOVENTA Y UN MIL OCHOCIENTOS CINCUENTA Y OCHO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar las actividades de gestión y organización, la adquisición de pasajes internacionales y nacionales, seguros, pago de honorarios y de viáticos que permita el desplazamiento, dentro y fuera del territorio peruano, de participantes nacionales y extranjeros, domiciliados y no domiciliados en el país, destinados al desarrollo y organización de los eventos internacionales y eventos conexos que se desarrollarán en el Perú durante el año 2025, en su condición de país anfitrión y con agenda programada, en el marco de la política exterior del Perú para la defensa y promoción de los intereses nacionales en el contexto internacional.

2. Los recursos a los que se refiere el párrafo precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

3. Se autoriza, en el Año Fiscal 2025, al Ministerio de Relaciones Exteriores a financiar las actividades relacionadas a los eventos internacionales y conexos mencionados en el numeral 1 de la presente disposición.

TRIGÉSIMA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Relaciones Exteriores, hasta por la suma de S/ 38 744 707,00 (TREINTA Y OCHO MILLONES SETECIENTOS CUARENTA Y CUATRO MIL SETECIENTOS SIETE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar las actividades de mantenimiento y reestructuración del Sistema de Emisión de Pasaportes del Ministerio de Relaciones Exteriores.

Los recursos a los que se refiere el párrafo precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

TRIGÉSIMA PRIMERA. Autorización para financiar el pago correspondiente al régimen de sinceramiento de deudas por aportaciones a EsSalud, ONP y REPRO- AFP

Se autoriza a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, durante el Año Fiscal 2025, para realizar modificaciones presupuestarias en el nivel funcional programático, para financiar el pago correspondiente al Régimen de Sinceramiento de Deudas por Aportaciones al Essalud y a la ONP, y al Régimen de Reprogramación de pago de Aportes Previsionales al Fondo de Pensiones (REPRO-AFP), establecidos por el Decreto Legislativo Nº 1275, Decreto Legislativo que aprueba el Marco de la Responsabilidad y Transparencia Fiscal de los gobiernos regionales y gobiernos locales, al Régimen de Reprogramación de Pago de Aportes Previsionales a los Fondos de Pensiones del Sistema Privado de Administración de Fondos de Pensiones adeudados por las Entidades Públicas (REPRO AFP II) establecido en el Decreto de Urgencia Nº 030-2019 y al Régimen de Reprogramación de Pago de Aportes Previsionales a los Fondos de Pensiones del Sistema Privado de Administración de Fondos de Pensiones Adeudados por Entidades Públicas (REPRO AFP III) conforme lo establece la Ley Nº 31888.

Para tal efecto, los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales quedan exceptuados de lo establecido en el numeral 9.1 del artículo 9 de la presente ley. En el caso de los pliegos del Gobierno Nacional y los gobiernos regionales, la excepción a lo establecido en el numeral 9.1 del artículo 9 de la presente ley no exime a dichas entidades del requisito de contar con la opinión favorable de la Dirección General de Gestión Fiscal de los Recursos Humanos y de la Dirección General de Presupuesto Público del Ministerio de Economía y Finanzas, establecido en dicho numeral. Las solicitudes de informe favorable de la Dirección General de Presupuesto Público solo pueden ser presentadas al Ministerio de Economía y Finanzas hasta el 24 de octubre de 2025.

Asimismo, se prohíbe a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales a efectuar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos asignados en su presupuesto institucional en la categoría presupuestaria 9001. Acciones Centrales, actividad 5000003, y las finalidades “Pago de cuotas del REPRO- AFP”, “Pago de cuotas del sinceramiento de deudas por aportaciones al EsSalud” y “Pago de cuotas del sinceramiento de deudas por aportaciones a la ONP”, con el fin de habilitar a otras partidas, genéricas o especificas del gasto de sus presupuestos institucionales, salvo las habilitaciones que se realicen entre las finalidades señaladas en el presente párrafo en la indicada categoría presupuestaria y actividad del mismo pliego.

TRIGÉSIMA SEGUNDA.

Se autoriza, en el Año Fiscal 2025, a los gobiernos regionales y gobiernos locales para realizar modificaciones presupuestarias en el nivel funcional programático para el pago del servicio de la deuda, con cargo a los recursos de su presupuesto institucional por la fuente de financiamiento Recursos Determinados, destinado a inversiones que se encuentran bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentran bajo el ámbito de dicho Sistema Nacional.

Para tal efecto, y únicamente para el pago del servicio de la deuda, se exceptúa a las referidas entidades de lo establecido en el artículo 11 de la presente ley.

TRIGÉSIMA TERCERA.

Se autoriza, durante el Año Fiscal 2025, a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales para realizar transferencias financieras a favor de la Comisión Nacional de Investigación y Desarrollo Aeroespacial (CONIDA), con cargo a los recursos de su presupuesto institucional por las fuentes de financiamiento Recursos Ordinarios, Recursos Directamente Recaudados y Recursos Determinados en el rubro canon y sobrecanon, regalías, rentas de aduanas y participaciones, para financiar la elaboración de estudios y proyectos de investigación en campos relacionados a las aplicaciones con imágenes satelitales, en relación con sus circunscripciones territoriales con la finalidad de fortalecer el seguimiento y evaluación de intervenciones financiadas con presupuesto público.

Las referidas transferencias financieras se aprueban, para el caso de las entidades del Gobierno Nacional mediante resolución del titular de la entidad y, para el caso de los gobiernos regionales y los gobiernos locales, mediante acuerdo de Consejo Regional o Concejo Municipal, respectivamente, requiriéndose en ambos casos el informe previo favorable de la oficina de presupuesto o la que haga sus veces en la entidad. La resolución del titular y el acuerdo del Consejo Regional se publican en el diario oficial El Peruano, y el acuerdo del Concejo Municipal se publica en la sede digital del gobierno local correspondiente.

La entidad pública que realiza transferencias financieras en el marco de lo autorizado en la presente disposición es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales transfirieron los recursos. Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme a la presente disposición.

TRIGÉSIMA CUARTA.

Se dispone que en el Presupuesto del Sector Publico para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 100 000 000,00 (CIEN MILLONES Y 00/100 SOLES), en el pliego Organismo Supervisor de la Inversión en Energía y Minería (OSINERGMIN), por la fuente de financiamiento Recursos Ordinarios, destinados, exclusivamente, para financiar los gastos producto de la contratación de la administración de los bienes de la concesión del exproyecto “Mejoras a la Seguridad Energética del País y Desarrollo del Gasoducto Sur Peruano”, en el marco del encargo a dicho pliego establecido en el Decreto de Urgencia Nº 001-2017. Para tal fin, se exceptúa al OSINERGMIN de lo establecido en el artículo 72 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto.

Los recursos a los que se refiere el párrafo precedente no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

El OSINERGMIN, en el marco de lo establecido en la presente disposición, informa al Ministerio de Energía y Minas los avances físicos y financieros de la ejecución de dichos recursos con relación a su cronograma de ejecución o disposiciones contenidas en los convenios o adendas correspondientes.

TRIGÉSIMA QUINTA.

1. Se autoriza, excepcionalmente, a los gobiernos regionales a utilizar hasta un máximo de 40% (cuarenta por ciento) de los recursos provenientes del Fondo de Compensación Regional (FONCOR), al que se refiere el numeral 6.2 del artículo 6 de la Ley Nº 31069, Ley que fortalece los ingresos y las inversiones de los gobiernos regionales a través del Fondo de Compensación Regional (FONCOR), para financiar gasto corriente y equipamiento, cuya ejecución sea realizada en el marco de Programas Presupuestales vinculados a la función salud, educación, agricultura y saneamiento.

2. Autorizar, excepcionalmente, a los gobiernos regionales a destinar, hasta el monto máximo que resulte de la diferencia entre el 40% de los recursos del FONCOR y lo dispuesto en el numeral precedente de la presente disposición, para financiar gasto corriente y equipamiento, asociados a los servicios básicos relacionados con la seguridad ciudadana durante el Año Fiscal 2025. El Ministerio del Interior dictará las medidas para la mejor aplicación de la presente disposición.

3. Los gobiernos regionales deben sujetarse a los lineamientos que apruebe el Ministerio del Interior para la aplicación de la presente disposición. Los lineamientos aprobados se publican en la sede digital del Ministerio del Interior hasta el 15 de febrero de 2025.

4. Los recursos autorizados en el marco de la presente disposición no pueden utilizarse en gasto corriente para el pago de remuneraciones, ingresos, bonificaciones, beneficios, dietas, asignaciones, retribuciones, estímulos, incentivos, compensaciones económicas, pensiones y conceptos de cualquier naturaleza destinados a gasto de personal de cualquier índole; excepcionalmente se autoriza el gasto en la partida de gasto 2.3.29.1.1., para las funciones señaladas en el numeral 1 de la presente disposición.

5. Para efectos de la presente disposición, los gobiernos regionales quedan exonerados de lo dispuesto en el inciso 3 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como del numeral 11.3 del artículo 11 de la presente ley.

6. Los gobiernos regionales presentan un informe de manera trimestral a la Comisión de Presupuesto y Cuenta General de la República del Congreso de la República, sobre el cumplimiento de lo establecido en la presente disposición, bajo responsabilidad del titular del pliego.

TRIGÉSIMA SEXTA.

Se autoriza, hasta el 31 de diciembre de 2025, a los gobiernos regionales y los gobiernos locales a utilizar los recursos que reciban por conceptos de canon, sobrecanon, regalía minera y Fondo de Desarrollo Socioeconómico de Camisea (FOCAM), una vez descontado el monto total acumulado de las obligaciones o compromisos de pago previamente contraídos y que deban ser atendidos con dichos recursos, para el financiamiento o cofinanciamiento de la ejecución de inversiones de optimización, de ampliación marginal, de reposición y de rehabilitación (IOARR), en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

TRIGÉSIMA SÉPTIMA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto del Ministerio de Economía y Finanzas hasta por la suma de S/ 100 000 000,00 (CIEN MILLONES Y 00/100 SOLES) para los fines a los que se refiere el artículo 3 del Decreto Legislativo Nº 1435, Decreto Legislativo que establece la implementación y funcionamiento del Fondo Invierte para el Desarrollo Territorial (FIDT).

El Ministerio de Economía y Finanzas queda autorizado a realizar una transferencia financiera hasta por la suma de S/ 100 000 000,00 (CIEN MILLONES Y 00/100 SOLES) de los recursos que le han sido asignados en virtud de lo establecido en el párrafo precedente, a favor del Fondo Invierte para el Desarrollo Territorial (FIDT) cuyos recursos son depositados por la Dirección General del Tesoro Público en la Cuenta Única del Tesoro Público (CUT) a favor del FIDT, en el Año Fiscal 2025. Dicha transferencia financiera se aprueba, hasta el 10 de enero de 2025, mediante resolución del titular, previo informe favorable de la oficina de presupuesto o la que haga sus veces en el pliego, y se publica en el diario oficial El Peruano.

El Ministerio de Economía y Finanzas queda autorizado al uso de hasta el 5% (cinco por ciento) de la suma autorizada en el primer párrafo de la presente disposición, para financiar la asistencia técnica a cargo del FIDT, que brindará a los gobiernos regionales y gobiernos locales ganadores de los concursos FIDT respectivos; dichos recursos se sujetan a lo establecido en el numeral 6.4 del artículo 6 del Decreto Legislativo Nº 1435, Decreto Legislativo que establece la implementación y funcionamiento del Fondo Invierte para el Desarrollo Territorial (FIDT).

TRIGÉSIMA OCTAVA. Distribución de agua potable mediante camiones cisterna en zonas que no cuentan con el servicio de agua potable

1. Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del Ministerio de Vivienda Construcción y Saneamiento hasta por la suma de S/ 116 194 203,00 (CIENTO DIECISÉIS MILLONES CIENTO NOVENTA Y CUATRO MIL DOSCIENTOS TRES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, exclusivamente para financiar actividades relacionadas con la distribución gratuita de agua potable mediante camiones cisterna a la población del ámbito urbano que no cuente con acceso al servicio de agua potable y que se encuentre en condición de pobreza y pobreza extrema, así como para el seguimiento y monitoreo de los recursos transferidos en el marco de la Ley Nº 32065, Ley que establece medidas para el acceso universal al agua potable. Para tal fin, el Ministerio de Vivienda, Construcción y Saneamiento, durante el Año Fiscal 2025, queda facultado a realizar las acciones mencionadas en el presente numeral.

2. Se autoriza al Ministerio de Vivienda Construcción y Saneamiento, durante el Año Fiscal 2025, a efectuar transferencias financieras a favor de la empresa Servicio de Agua Potable y Alcantarillado de Lima (SEDAPAL) y las empresas prestadoras de servicios de agua potable y saneamiento (EPS), previa suscripción del convenio correspondiente, con cargo a los recursos asignados en el numeral precedente, las mismas que se aprueban mediante resolución del titular del pliego, previo informe favorable de su oficina de presupuesto o la que haga sus veces en la entidad. Las referidas resoluciones se publican en el diario oficial El Peruano.

3. Los recursos a los que se refiere el numeral 1 de la presente disposición, se destinan exclusivamente para las transferencias financieras a favor de la empresa Servicio de Agua Potable y Alcantarillado de Lima (SEDAPAL) y de las empresas prestadoras de servicios de agua potable y saneamiento (EPS) a nivel nacional hasta por la suma de S/ 115 032 261,00 (CIENTO QUINCE MILLONES TREINTA Y DOS MIL DOSCIENTOS SESENTA Y UNO Y 00/100 SOLES), y para garantizar el seguimiento y monitoreo de los recursos transferidos en el marco de la Ley Nº 32065 por parte del Ministerio de Vivienda, Construcción y Saneamiento hasta por la suma de S/ 1 161 942,00 (UN MILLÓN CIENTO SESENTA Y UN MIL NOVECIENTOS CUARENTA Y DOS Y 00/100 SOLES).

4. El Ministerio de Vivienda, Construcción y Saneamiento, aprueba, mediante resolución ministerial, los criterios de priorización a nivel nacional y las zonas focalizadas en el marco de la presente disposición, la cual se publica en su sede digital.

CONCORDANCIAS: R.M. N° 485-2024-VIVIENDA (Aprueban los criterios de priorización a nivel nacional y las zonas focalizadas, de acuerdo a lo establecido por la Trigésima Octava Disposición Complementaria Final de la Ley N° 32185, Ley del Presupuesto del Sector Público para el Año Fiscal 2025)

TRIGÉSIMA NOVENA. Implementación de la Ley Nº 31657 del pliego Instituto Nacional Penitenciario

1. Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Instituto Nacional Penitenciario hasta por la suma de S/ 28 015 155,00 (VEINTIOCHO MILLONES QUINCE MIL CIENTO CINCUENTA Y CINCO Y 00/100 SOLES), para financiar (i) el costo diferencial anualizado de la remuneración, carga social y aguinaldo del personal que se haya incorporado al régimen laboral de la Ley Nº 29709 como resultado de los concursos internos de méritos iniciados en el Año Fiscal 2024; y (ii) el costo diferencial de la remuneración, carga social y aguinaldo del personal que se incorpore a la Ley Nº 29709 durante el Año Fiscal 2025, previo concursos internos de méritos, de postulación exclusiva para el personal penitenciario de los Decretos Legislativos Nº 276 y 1057, como parte de la implementación de la Ley Nº 31657, Ley que incorpora, previo concurso de méritos, al personal penitenciario de los Decretos Legislativos Nº 276 y 1057 al régimen laboral de la Ley Nº 29709.

2. Exonerar al pliego Instituto Nacional Penitenciario del numeral 8.1 del artículo 8 de la presente ley, para la implementación de la Ley Nº 31657, Ley que incorpora previo concurso de méritos al personal penitenciario de los Decretos Legislativos Nº 276 y 1057 al régimen laboral de la Ley Nº 29709, Ley de la Carrera Especial Pública Penitenciaria, a efectos que dicho pliego realice, durante el Año Fiscal 2025, el proceso de incorporación regulada en la citada ley.

3. A efectos de la aplicación de lo dispuesto en el numeral 1, se autoriza al Instituto Nacional Penitenciario a efectuar los referidos concursos de méritos con cargo al presupuesto institucional previsto en las partidas de gastos vinculadas a los regímenes de los Decretos Legislativos Nº 276 y 1057, según corresponda, cuyos puestos están siendo sujetos a la incorporación a la Ley de la Carrera Especial Pública Penitenciaria y, de corresponder, con cargo a la disponibilidad presupuestaria de la partida de gasto 2.1 “Personal y Obligaciones Sociales” del presupuesto institucional de la entidad. Asimismo, se les exceptúa de lo dispuesto en el numeral 3.8 del artículo 3 del Decreto de Urgencia Nº 044-2021, Decreto de Urgencia que establece medidas extraordinarias y urgentes en materia de gestión fiscal de los recursos humanos del Sector Público, solo para los fines establecidos en el artículo 2 de la Ley Nº 31657.

Culminado el proceso de concurso de méritos al que hace referencia la presente disposición, el pliego Instituto Nacional Penitenciario remite la documentación correspondiente a la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH) para la creación de los registros respectivos en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), conforme a la normatividad vigente, de corresponder, previa opinión favorable de la Dirección General de Presupuesto Público. Asimismo, la DGGFRH elimina, de oficio, los registros y/o plazas vacantes como resultado del tránsito al régimen de la Ley de la Carrera Especial Pública Penitenciaria.

4. Los recursos a los que se refiere la presente disposición, no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

CUADRAGÉSIMA. Financiamiento de sostenibilidad de inversiones con cargo a Fondos

Los Fondos que financian inversiones, en los tres niveles de gobierno, deben garantizar la sostenibilidad de dichas inversiones hasta su culminación, lo que incluye la atención del financiamiento de prestaciones adicionales de las inversiones, con cargo a los recursos del respectivo Fondo, sin demandar recursos adicionales al Tesoro Público.

El Fondo creado mediante el artículo 15 de la presente ley no se encuentra bajo los alcances de la presente disposición.

CUADRAGÉSIMA PRIMERA. Autorización de transferencias financieras del Ministerio de la Producción al Ministerio de Defensa

Se autoriza al Ministerio de la Producción a efectuar transferencias financieras a favor del Ministerio de Defensa - Unidad Ejecutora 004 Marina de Guerra del Perú, previa suscripción de convenio, para el financiamiento del proyecto de inversión “Creación de los Servicios de Interdicción marítima en el dominio Marítimo Nacional - Callao del distrito de Callao - provincia de Callao - departamento de Callao” con CUI Nº 2194213 y su equipamiento, con el fin de contribuir al fortalecimiento de la supervisión y fiscalización de embarcaciones pesqueras, en el marco de la lucha contra la pesca ilegal; promoviendo el desarrollo de la actividad pesquera nacional.

1. Las transferencias financieras autorizadas en la presente disposición se aprueban mediante resolución del titular del pliego, contando con el informe previo favorable de la oficina de presupuesto del pliego. La resolución del titular del pliego se publica en el diario oficial El Peruano.

2. El Ministerio de la Producción es responsable del monitoreo y seguimiento del cumplimiento de los fines y metas para los cuales se transfirieron los recursos. Los recursos públicos, bajo responsabilidad, deben ser destinados sólo a los fines para los cuales se autoriza su transferencia en el presente artículo.

3. La presente disposición entra en vigencia al día siguiente de la publicación de la presente ley.

CUADRAGÉSIMA SEGUNDA. Financiamiento de la ejecución de acciones orientadas a la reposición, restauración, reparación, recuperación, rehabilitación u otras que sean necesarias para asegurar la operatividad y funcionalidad en los bienes muebles e inmuebles de las Torres de la Villa Panamericana afectadas en uso y entregadas temporalmente a favor de EsSalud

1. Se autoriza, excepcionalmente, durante el Año Fiscal 2025, al Ministerio de Trabajo y Promoción del Empleo a efectuar transferencias financieras hasta por el monto de S/ 44 577 541,00 (CUARENTA Y CUATRO MILLONES QUINIENTOS SETENTA Y SIETE MIL QUINIENTOS CUARENTA Y UNO Y 00/100 SOLES) a favor de la Presidencia de Consejo de Ministros, Unidad Ejecutora 021: Proyecto Especial Legado, con cargo a los saldos no ejecutados por el Seguro Social de Salud (EsSalud) de los recursos transferidos en el marco del literal f) del numeral 43.3 del artículo 43 de la Ley Nº 31365, Ley de Presupuesto del Sector Público para el Año Fiscal 2022, para financiar la ejecución de acciones orientadas a la reposición, restauración, reparación, recuperación, rehabilitación u otras que sean necesarias para asegurar la operatividad y funcionalidad en los bienes muebles e inmuebles de las Torres de la Villa Panamericana afectadas en uso y entregadas temporalmente a favor de EsSalud, en el marco del Decreto de Urgencia Nº 030-2020 - Dictan Medidas Complementarias y Temporales para la autorización a EsSalud para el uso de inmuebles para la prevención y atención de la emergencia producida por el COVID-19, y de acuerdo a lo estipulado en las actas de entrega - recepción suscritas entre el Ministerio de Transportes y Comunicaciones (MTC) y EsSalud, provenientes de los recursos transferidos en virtud del literal f) del numeral 43.3 del artículo 43 de la Ley Nº 31365.

2. EsSalud procede a devolver los referidos saldos no ejecutados al Ministerio de Trabajo y Promoción del Empleo, conforme a los procedimientos del Sistema Nacional de Tesorería, los cuales deben ser incorporados por dicho ministerio, en la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito, mediante resolución ministerial, de forma previa a la aprobación de las transferencias financieras que se autorizan en el presente numeral.

3. Las transferencias financieras referidas en el numeral 1 se aprueban mediante resolución del titular del pliego del Ministerio de Trabajo y Promoción del Empleo, previo informe favorable de su oficina de presupuesto o la que haga sus veces y se publica en el diario oficial El Peruano.

4. El Proyecto Especial Legado es responsable de la adecuada implementación, así como del uso y destino de los recursos transferidos en aplicación del presente artículo, conforme a la normatividad vigente.

5. Los recursos que se transfieren en el marco de la presente ley no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos para los cuales son transferidos.

6. Dentro del plazo de cuarenta y cinco (45) días calendario, contados a partir del día siguiente de la vigencia de la presente norma, el Seguro Social de Salud (EsSalud) realiza la devolución de los bienes muebles e inmuebles afectados en uso y entregados temporalmente, en el marco del Decreto de Urgencia Nº 030-2020, en las condiciones en las que se encuentre. Para tal efecto, la Presidencia del Consejo de Ministros a través del Proyecto Especial Legado suscribe con EsSalud el Acta de Entrega -Recepción correspondiente.

7. Exonerar del cumplimiento de lo establecido en la Octava Disposición Complementaria Final del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería, en lo que se refiere a la devolución de los montos no utilizados de las transferencias financieras, una vez culminado el objeto establecido en el respectivo convenio o norma legal autoritativa.

CUADRAGÉSIMA TERCERA.

Se autoriza, durante el Año Fiscal 2025, al Seguro Social de Salud (EsSalud), a efectuar transferencias a favor del Ministerio de Defensa y del Ministerio del Interior, para financiar los gastos incurridos en el traslado por vía aérea de órganos y tejidos procedentes de donantes fallecidos multiorgánicos en territorio nacional.

Las transferencias autorizadas en el párrafo precedente se aprueban mediante resolución de Presidencia Ejecutiva, requiriéndose el informe favorable de la oficina de presupuesto o la que haga sus veces en la entidad. La resolución se publica en el diario oficial El Peruano.

El Ministerio de Defensa y el Ministerio del Interior, según corresponda, incorporan los recursos transferidos mediante resolución del titular del pliego, en la fuente de financiamiento Donaciones y Transferencias.

CUADRAGÉSIMA CUARTA.

Se dispone que en el Presupuesto del Sector Público para el Año 2025, se han asignado recursos hasta por la suma de S/ 150 944 323,00 (CIENTO CINCUENTA MILLONES NOVECIENTOS CUARENTA Y CUATRO MIL TRESCIENTOS VEINTITRÉS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor de los pliegos Poder Judicial, Ministerio de Justicia y Derechos Humanos, Ministerio Público y Ministerio del Interior, para financiar los gastos asociados a fortalecer los procesos inmediatos de delitos en flagrancia y lucha contra la criminalidad, conforme al siguiente detalle:

a) Hasta por la suma de S/ 73 341 837,00 (SETENTA Y TRES MILLONES TRESCIENTOS CUARENTA Y UN MIL OCHOCIENTOS TREINTA Y SIETE Y 00/100 SOLES) a favor del Poder Judicial,

b) Hasta por la suma de S/ 10 064 845,00 (DIEZ MILLONES SESENTA Y CUATRO MIL OCHOCIENTOS CUARENTA Y CINCO Y 00/100 SOLES) a favor del Ministerio de Justicia y Derechos Humanos.

c) Hasta por la suma de S/ 35 909 781,00 (TREINTA Y CINCO MILLONES NOVECIENTOS NUEVE MIL SETECIENTOS OCHENTA Y UNO Y 00/100 SOLES) a favor del Ministerio Público.

d) Hasta por la suma de S/ 31 627 860,00 (TREINTA Y UN MILLONES SEISCIENTOS VEINTISIETE MIL OCHOCIENTOS SESENTA Y 00/100 SOLES) a favor del Ministerio del Interior.

CUADRAGÉSIMA QUINTA.

Se dispone que, durante el Año Fiscal 2025, las disposiciones de austeridad, disciplina y calidad en el gasto público y de ingresos del personal previstas en la presente Ley no son aplicables para la implementación de lo establecido en la Ley Nº 29816, Ley de Fortalecimiento de la SUNAT.

CUADRAGÉSIMA SEXTA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Defensa - Unidad Ejecutora 004: Marina de Guerra del Perú, hasta por la suma de S/ 22 500 000,00 (VEINTIDOS MILLONES QUINIENTOS MIL Y 00/100 SOLES), en la fuente de financiamiento Recursos Ordinarios, con cargo al porcentaje de las retribuciones económicas que recibe la Autoridad Marítima Nacional producto de las concesiones portuarias de la Autoridad Portuaria Nacional y que es depositado en la cuenta del Tesoro Público, de acuerdo a lo dispuesto en la Décimo Quinta Disposición Transitoria y Final de la Ley Nº 27943, Ley del Sistema Portuario Nacional, y en el artículo 3 del Decreto Supremo Nº 016-2006-MTC y sus modificatorias; exclusivamente, para financiar el cumplimiento de las competencias de la Autoridad Marítima, orientadas a la defensa, seguridad y protección ambiental en las aguas jurisdiccionales del país.

Los recursos a los que se refiere la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la misma.

CUADRAGÉSIMA SÉPTIMA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Vivienda, Construcción y Saneamiento, hasta por la suma de S/ 4 328 552,00 (CUATRO MILLONES TRESCIENTOS VEINTIOCHO MIL QUINIENTOS CINCUENTA Y DOS Y 00/100 SOLES), para financiar, a través del Programa Nacional de Saneamiento Rural, el abastecimiento de agua apta para consumo humano mediante camiones cisternas, en zonas rurales pobres y de extrema pobreza de los distritos de Coata, Huata y Capachica de la provincia de Puno y en el distrito de Caracoto de la provincia de San Román, del departamento de Puno, en beneficio de la población afectada por la contaminación de agua para consumo humano que pone en riesgo la salud y medios de vida de la referida población; así como, para las acciones de monitoreo, verificación y seguimiento de la intervención.

Para tal fin, el Ministerio de Vivienda, Construcción y Saneamiento, durante el Año Fiscal 2025, queda facultado a realizar las acciones mencionadas en el párrafo precedente.

Las intervenciones del Ministerio de Vivienda, Construcción y Saneamiento se realizan a solicitud de la municipalidad distrital y previa suscripción de convenio con la municipalidad distrital respectiva, a fin de garantizar la ejecución de las acciones referidas en la presente disposición.

CUADRAGÉSIMA OCTAVA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Vivienda, Construcción y Saneamiento, hasta por la suma de S/ 24 344 196.00 (VEINTICUATRO MILLONES TRESCIENTOS CUARENTA Y CUATRO MIL CIENTO NOVENTA Y SEIS Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, para financiar las acciones de operación y mantenimiento de plantas temporales de tratamiento de agua para consumo humano en zonas rurales pobres y de extrema pobreza implementados en el marco de declaratorias de emergencia, continuar con la implementación de módulos de captación de agua de lluvia en zonas de selva; así como el acompañamiento social a través de promotores sociales y supervisores sanitarios para efectos de mantener una participación activa de las comunidades nativas involucradas en la supervisión del buen funcionamiento de los mencionados sistemas, operación y uso de las plantas de tratamiento de agua, higiene y lavado de manos.

Para tal fin, el Ministerio de Vivienda, Construcción y Saneamiento, durante el Año Fiscal 2025, queda facultado a realizar las acciones e intervenciones señaladas en el párrafo precedente.

El Ministerio de Vivienda, Construcción y Saneamiento debe suscribir los convenios que correspondan para garantizar la ejecución de las acciones e intervenciones a las que se refiere la presente disposición.

CUADRAGÉSIMA NOVENA. Adquisición de una supra computadora por parte de la Universidad Nacional Mayor de San Marcos

1. Se dispone que, en el Año Fiscal 2025, la Universidad Nacional Mayor de San Marcos bajo la asistencia técnica del Ministerio de Educación, en el marco de sus competencias, evalúa e implementa la adquisición de una supra computadora en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones, con el fin de que estudiantes, docentes e investigadores desarrollen en adecuadas condiciones la investigación científica en la Educación Superior Universitaria.

2. Se autoriza, de manera excepcional, al Ministerio de Economía y Finanzas, para realizar modificaciones presupuestarias en el nivel institucional, a favor del pliego Universidad Nacional Mayor de San Marcos, con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público. Dichas modificaciones presupuestarias se aprueban utilizando solo el mecanismo del artículo 54 del Decreto Legislativo Nº 1440, debiendo contar además con el refrendo del Ministro de Educación, a propuesta de este último.

QUINCUAGÉSIMA.

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 13 279 682,00 (TRECE MILLONES DOSCIENTOS SETENTA Y NUEVE MIL SEISCIENTOS OCHENTA Y DOS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar el pago de los servicios públicos de telecomunicaciones de las instituciones abonadas obligatorias de los Proyectos de Instalación de Banda Ancha para la Conectividad Integral y Desarrollo Social, conforme al siguiente detalle:

a) Gobierno Regional del departamento de Apurímac, hasta por la suma de S/ 682 555,00 (SEISCIENTOS OCHENTA Y DOS MIL QUINIENTOS CINCUENTA Y CINCO Y 00/100 SOLES).

b) Gobierno Regional del departamento de Ayacucho, hasta por la suma de S/ 764 375,00 (SETECIENTOS SESENTA Y CUATRO MIL TRESCIENTOS SETENTA Y CINCO Y 00/100 SOLES).

c) Gobierno Regional del departamento de Huancavelica, hasta por la suma de S/ 739 614,00 (SETECIENTOS TREINTA Y NUEVE MIL SEISCIENTOS CATORCE Y 00/100 SOLES).

d) Gobierno Regional del departamento de Lambayeque, hasta por la suma de S/ 784 894,00 (SETECIENTOS OCHENTA Y CUATRO MIL OCHOCIENTOS NOVENTA Y CUATRO Y 00/100 SOLES).

e) Gobierno Regional del departamento de Cusco, hasta por la suma de S/ 614 730,00 (SEISCIENTOS CATORCE MIL SETECIENTOS TREINTA Y 00/100 SOLES).

f) Gobierno Regional del departamento de Lima, hasta por la suma de S/ 736 543,00 (SETECIENTOS TREINTA Y SEIS MIL QUINIENTOS CUARENTA Y TRES Y 00/100 SOLES).

g) Gobierno Regional del departamento de Ica, hasta por la suma de S/ 174 063,00 (CIENTO SETENTA Y CUATRO MIL SESENTA Y TRES Y 00/100 SOLES).

h) Gobierno Regional del departamento de Amazonas, hasta por la suma de S/ 834 856,00 (OCHOCIENTOS TREINTA Y CUATRO MIL OCHOCIENTOS CINCUENTA Y SEIS 00/100 SOLES).

i) Gobierno Regional del departamento de Junín, hasta por la suma de S/ 879 983,00 (OCHOCIENTOS SETENTA Y NUEVE MIL NOVECIENTOS OCHENTA Y TRES Y 00/100 SOLES).

j) Gobierno Regional del departamento de Puno, hasta por la suma de S/ 1 489 203,00 (UN MILLÓN CUATROCIENTOS OCHENTA Y NUEVE MIL DOSCIENTOS TRES Y 00/100 SOLES).

k) Gobierno Regional del departamento de Tacna, hasta por la suma de S/ 148 278,00 (CIENTO CUARENTA Y OCHO MIL DOSCIENTOS SETENTA Y OCHO Y 00/100 SOLES).

l) Gobierno Regional del departamento de Moquegua, hasta por la suma de S/ 157 949,00 (CIENTO CINCUENTA Y SIETE MIL NOVECIENTOS CUARENTA Y NUEVE Y 00/100 SOLES).

m) Gobierno Regional del departamento de Huánuco, hasta por la suma de S/ 809 069,00 (OCHOCIENTOS NUEVE MIL SESENTA Y NUEVE Y 00/100 SOLES).

n) Gobierno Regional del departamento de Pasco, hasta por la suma de S/ 855 808,00 (OCHOCIENTOS CINCUENTA Y CINCO MIL OCHOCIENTOS OCHO y 00/100 SOLES).

o) Gobierno Regional del departamento de Ancash, hasta por la suma de S/ 741 781,00 (SETECIENTOS CUARENTA Y UN MIL SETECIENTOS OCHENTA Y UNO Y 00/100 SOLES).

p) Gobierno Regional del departamento de Arequipa, hasta por la suma de S/ 365 720,00 (TRESCIENTOS SESENTA Y CINCO MIL SETECIENTOS VEINTE Y 00/100 SOLES).

q) Gobierno Regional del departamento de La Libertad, hasta por la suma de S/ 1 122 946,00 (UN MILLON CIENTO VEINTIDOS MIL NOVECIENTOS CUARENTA Y SEIS Y 00/100 SOLES).

r) Gobierno Regional del departamento de San Martín, hasta por la suma de S/ 570 539,00 (QUINIENTOS SETENTA MIL QUINIENTOS TREINTA Y NUEVE Y 00/100 SOLES).

s) Ministerio del Interior, hasta por la suma de S/ 806 776,00 (OCHOCIENTOS SEIS MIL SETECIENTOS SETENTA Y SEIS Y 00/100 SOLES).

Los recursos a los que se refiere el párrafo precedente no podrán ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición, prohibiéndose realizar modificaciones presupuestarias en el nivel funcional programático con cargo a la Partida de Gasto 2. 3.2 2.2 3 “Servicio de Internet”.

El Ministerio de Transportes y Comunicaciones es responsable de la verificación y seguimiento de la ejecución de los recursos asignados, en el ámbito de sus competencias. Para tal fin, los gobiernos regionales bajo los alcances de la presente disposición deben informar trimestralmente al referido Ministerio sobre los avances físicos y financieros de la ejecución de dichos recursos.

QUINCUAGÉSIMA PRIMERA.

Se autoriza al Ministerio de Transportes y Comunicaciones, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional, por la fuente de financiamiento Recursos Ordinarios, a favor del Organismo Supervisor de la Inversión Privada en Telecomunicaciones (OSIPTEL), hasta por la suma de S/ 2 309 802,00 (DOS MILLONES TRESCIENTOS NUEVE MIL OCHOCIENTOS DOS Y 00/100 SOLES), para el financiamiento de la operatividad del Registro Nacional de Equipos Terminales Móviles para la Seguridad - RENTESEG, creado mediante Decreto Legislativo Nº 1338, Decreto Legislativo que crea el Registro Nacional de Equipos Terminales Móviles para la Seguridad, orientado a la prevención y combate del comercio ilegal de equipos terminales móviles y al fortalecimiento de la seguridad ciudadana.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Transportes y Comunicaciones, a propuesta de este último. La propuesta de decreto supremo se presenta al Ministerio de Economía y Finanzas hasta el 03 de marzo de 2025. El decreto supremo se publica hasta el 31 de marzo de 2025.

Para efectos de lo establecido en la presente disposición, se exceptúa al OSIPTEL de lo establecido en el artículo 72 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

La aplicación de la presente disposición se financia con cargo al presupuesto institucional del Ministerio de Transportes y Comunicaciones, sin demandar recursos adicionales al Tesoro Público.

QUINCUAGÉSIMA SEGUNDA.

1. Se autoriza a la Presidencia del Consejo de Ministros a realizar la contratación del seguro de asistencia médica y accidentes personales a favor del Presidente de la República del Perú y de los Ministros de Estado, para el Año Fiscal 2025, a fin de estandarizar las coberturas, beneficios y condiciones de los planes de asistencia médica y de accidentes personales, que actualmente tienen, para un adecuado cumplimiento de sus funciones.

2. La Presidencia del Consejo de Ministros realiza los actos preparatorios y el procedimiento de selección, consolidando y homogenizando los requerimientos de las Entidades participantes. Una vez consentido o administrativamente firme el otorgamiento de la buena pro, se remite el expediente a cada Entidad para el perfeccionamiento y ejecución del contrato respectivo.

3. Para fines de la contratación a que se refiere el numeral 1, en el plazo máximo de diez (10) días hábiles contados desde el día siguiente de la publicación de la presente ley, la máxima autoridad administrativa del Despacho Presidencial y de los Ministerios, remiten a la Presidencia del Consejo de Ministros, los respectivos requerimientos con la certificación y/o previsión presupuestal; sin perjuicio de remitir la información complementaria que requiera la Presidencia del Consejo de Ministros para el cumplimiento de sus funciones.

4. Los gastos que se generen para el cumplimiento de lo establecido en la presente disposición se financian con cargo al presupuesto institucional de cada pliego presupuestario, sin irrogar mayores gastos al Tesoro Público. Para tales efectos, las respectivas Entidades quedan exoneradas de las restricciones establecidas en los artículos 6 y 9 de la presente ley, según corresponda.

5. Los funcionarios comprendidos en la presente disposición no pueden ser beneficiarios de seguros de asistencia médica y accidentes personales y otros de similar naturaleza a cargo de la Entidad, en forma simultánea a aquellos autorizados en el numeral 1, de acuerdo con su respectivo régimen laboral.

6. La presente disposición entra en vigencia al día siguiente de la publicación de la presente ley.

QUINCUAGÉSIMA TERCERA.

1. Se exceptúa al Ministerio de Educación, a los gobiernos regionales, el Ministerio de Defensa y el Ministerio del Interior, durante el Año Fiscal 2025, de lo establecido en el artículo 6 y solo al Ministerio de Educación de lo dispuesto en el numeral 9.1 del artículo 9 de la presente ley, a efectos de incrementar, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, lo siguiente:

a) La Remuneración Íntegra Mensual (RIM) de los profesores nombrados de la Carrera Pública Magisterial de la Ley Nº 29944, Ley de Reforma Magisterial, así como la remuneración mensual de profesor contratado en el marco de la Ley Nº 30328, Ley que establece medidas en materia educativa y dicta otras disposiciones. El incremento a que hace referencia el presente literal se efectúa en dos oportunidades, en los meses de marzo y noviembre del Año Fiscal 2025.

b) La asignación por jornada de trabajo adicional según la escala magisterial en que se encuentra el profesor encargado en cargo directivo o jerárquico de institución educativa o de especialista en educación, en el marco de lo dispuesto en el Decreto Supremo Nº 306-2017-EF. El incremento de esta asignación se efectúa en dos oportunidades en los mismos periodos en que se incrementa la Remuneración Íntegra Mensual (RIM) de los profesores de la Carrera Pública Magisterial de la Ley Nº 29944, conforme a lo dispuesto en el literal precedente.

2. Para efectos de lo dispuesto en el numeral precedente, se autoriza al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a efectuar modificaciones presupuestarias en el nivel institucional a favor de los gobiernos regionales, el Ministerio de Defensa y el Ministerio del Interior, hasta por la suma de S/ 599 342 983,00 (QUINIENTOS NOVENTA Y NUEVE MILLONES TRESCIENTOS CUARENTA Y DOS MIL NOVECIENTOS OCHENTA Y TRES Y 00/100 SOLES) para financiar lo dispuesto en los literales a) y b) del numeral 1 de la presente disposición. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, el Ministro de Defensa, el Ministro del Interior y por el Ministro de Educación, a solicitud de este último.(*)

(*) Extremo modificado por la Décima Quinta Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, cuyo texto es el siguiente:

“1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación, el Ministerio de Defensa, el Ministerio del Interior y los gobiernos regionales a incrementar, mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y por el Ministro de Educación, a propuesta de este último, lo siguiente:

a) La Remuneración Íntegra Mensual (RIM) de los profesores nombrados de la Carrera Pública Magisterial de la Ley Nº 29944, Ley de Reforma Magisterial, así como la remuneración mensual de profesor contratado en el marco de la Ley Nº 30328, Ley que establece medidas en materia educativa y dicta otras disposiciones. El incremento a que hace referencia el presente literal se efectúa en dos oportunidades, en los meses de marzo y noviembre del Año Fiscal 2025.

b) La asignación por jornada de trabajo adicional según la escala magisterial en que se encuentra el profesor encargado en cargo directivo o jerárquico de institución educativa o de especialista en educación, en el marco de lo dispuesto en el Decreto Supremo Nº 306-2017-EF. El incremento de esta asignación se efectúa en dos oportunidades en los mismos periodos en que se incrementa la Remuneración Íntegra Mensual (RIM) de los profesores de la Carrera Pública Magisterial de la Ley Nº 29944, conforme a lo dispuesto en el literal precedente.

2. Para efectos de la implementación de lo dispuesto en el numeral precedente, el Ministerio de Educación, el Ministerio de Defensa, el Ministerio del Interior y los gobiernos regionales quedan exceptuados de lo establecido en el artículo 6 y solo al Ministerio de Educación de lo dispuesto en los numerales 9.1, 9.2 y 9.4 del artículo 9, del artículo 11 de la presente Ley, así como de los incisos 3 y 4 del numeral 48.1 del artículo 48 y el artículo 49 del Decreto Legislativo No 1440.

3. Asimismo, se autoriza al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al tesoro público, a efectuar modificaciones presupuestarias en el nivel institucional a favor del Ministerio de Defensa, el Ministerio del Interior y los gobiernos regionales, hasta por la suma de S/ 1 087 167 513,00 (MIL OCHENTA Y SIETE MILLONES CIENTO SESENTA Y SIETE MIL QUINIENTOS TRECE Y 00/100 SOLES) para financiar lo dispuesto en los literales a) y b) del numeral 1 de la presente disposición. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, el Ministro de Defensa, el Ministro del Interior y por el Ministro de Educación, según corresponda, a solicitud de este último.”

QUINCUAGÉSIMA CUARTA. Financiamiento extraordinario en inversiones para el desarrollo local

1. Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos hasta por la suma de S/ 4 224 745 821,00 (CUATRO MIL DOSCIENTOS VEINTICUATRO MILLONES SETECIENTOS CUARENTA Y CINCO MIL OCHOCIENTOS VEINTIUNO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor de diversos gobiernos locales, para el financiamiento de proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional, así como para estudios de pre inversión. Asimismo, se autoriza a los referidos gobiernos locales a utilizar hasta el veinte por ciento (20%) de los recursos asignados en el presente numeral, para ser destinados a acciones de mantenimiento de infraestructura en sus respectivas circunscripciones; quedando exonerados de lo dispuesto en el inciso 3 y los literales c) y d) del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como del numeral 11.3 del artículo 11 de la presente ley.

2. La medida considera montos mínimos para el financiamiento de proyectos, por toda fuente de financiamiento, según las siguientes condiciones por tipología y rango de habitantes, según la población proyectada por el Instituto Nacional de Estadística e Informática (INEI) para el Año Fiscal 2024, de acuerdo a lo siguiente:

i. Municipalidades provinciales que son capitales de región, como mínimo la suma de S/ 12 000 000,00 (DOCE MILLONES Y 00/100 SOLES);

ii. Municipalidades provinciales que no son capitales de región, como mínimo la suma de S/ 8 000 000,00 (OCHO MILLONES Y 00/100 SOLES);

iii. Municipalidades de distritos con más de 14 240 habitantes, como mínimo la suma de S/ 4 000 000,00 (CUATRO MILLONES Y 00/100 SOLES);

iv. Municipalidades de distritos con 2 607 - 14 240 habitantes, como mínimo la suma de S/ 2 000 000,00 (DOS MILLONES Y 00/100 SOLES);

v. Municipalidades de distritos con menos de 2 607 habitantes, como mínimo la suma de S/ 1 000 000,00 (UN MILLÓN Y 00/100 SOLES); y,

3. Los recursos señalados en el numeral 1 se encuentran asignados en la finalidad “0433765 Proyectos para el desarrollo local”, la cual no puede ser habilitada, quedando prohibida cualquier ejecución de gasto en la referida finalidad y solo puede habilitar a otras finalidades para el financiamiento de lo establecido en el presente artículo vinculadas al cierre de brechas en infraestructura vial, de salud, de educación, de agua y saneamiento, de gestión de residuos sólidos, y agraria y de riego; y comercio. El detalle de las Municipalidades clasificadas según tipología y rango de habitantes, con el monto correspondiente para el año fiscal 2025 que incluye los recursos a los que se refiere el numeral 1, se encuentra en el Anexo VII “Financiamiento extraordinario en inversiones para el desarrollo local”.

4. En un plazo de hasta veinte (20) días calendario, posteriores a la entrada en vigencia de la presente ley, la Dirección General de Programación Multianual de Inversiones del Ministerio de Economía y Finanzas (MEF), mediante Resolución Directoral y con opinión previa de la Dirección General de Presupuesto Público, en el ámbito de sus competencias, establece disposiciones, para la aplicación del presente artículo, lo que incluye criterios de priorización de los proyectos de inversión, las IOARR y los programas de inversión bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones y de proyectos que no se encuentren bajo el ámbito de dicho Sistema Nacional comprendidas en el presente artículo, quedando dicha Dirección General facultada para establecer las referidas disposiciones para estos últimos proyectos.

5. Los recursos a los que se refiere el numeral 1, no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

CONCORDANCIAS: R.D. Nº 0001-2025-EF/63.01 (Establecen disposiciones para la aplicación de la Quincuagésima Cuarta Disposición Complementaria Final de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

QUINCUAGÉSIMA QUINTA. Mantenimiento de escaleras a través del Fondo de Cooperación para el Desarrollo Social (FONCODES)

1. Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego Ministerio de Desarrollo e Inclusión Social (MIDIS), hasta por la suma de S/ 45 000 000,00 (CUARENTA Y CINCO MILLONES Y 00/100 SOLES), para financiar la ejecución de actividades de mantenimiento de escaleras para mejorar la accesibilidad peatonal de los usuarios de ollas comunes y comedores populares (Organizaciones de Base), en el ámbito urbano de Lima Metropolitana y Callao.

2. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Desarrollo e Inclusión Social (MIDIS), a través del Fondo de Cooperación para el Desarrollo Social (FONCODES), a ejecutar actividades de mantenimiento de escaleras para mejorar la accesibilidad peatonal de los usuarios de ollas comunes y comedores populares (Organizaciones de Base), en el ámbito urbano de Lima Metropolitana y Callao.

3. Las actividades de mantenimiento de escaleras a que se refiere el numeral precedente se ejecutan a través de la modalidad de núcleo ejecutor.

4. El MIDIS, a través del FONCODES, emite las disposiciones normativas de carácter operativo, para la implementación de lo establecido en la presente disposición.

5. Los recursos a los que se refiere el numeral 1 no pueden ser destinados, bajo responsabilidad del Titular de la entidad, a fines distintos a los señalados en la presente disposición.

QUINCUAGÉSIMA SEXTA.

Se exceptúa al Pliego 028 de lo dispuesto en los artículos 6 y 8 de la presente ley para continuar con la implementación de lo establecido en el Acuerdo 057-2023-2024/MESA-CR y, además, fortalecer sus funciones y desarrollo institucional, en el marco de lo previsto en la Constitución Política del Perú, el Reglamento del Congreso y la Ley 30647. Asimismo, de los artículos 9, 11 y el numeral 4 del artículo 10 de la presente ley; del artículo 2 del Decreto de Urgencia 038-2006; del artículo 48 del Decreto Legislativo 1440; de los artículos 7 y 9 del Decreto Supremo 003-2020-JUS; de los numerales 73.2 y 73.5 del artículo 73 del Decreto Legislativo 1440 y de informar los saldos de libre disponibilidad por la fuente de financiamiento Recursos Ordinarios a partir del último trimestre del 2025. Así también, se autoriza al Pliego 028 para diseñar y ejecutar los lineamientos de compensación, gestión de empleo y rendimiento, reclutamiento de personal, organización interna, proceso de tránsito del personal a plazo indeterminado al congreso bicameral conformado por las cámaras legislativas en el marco de la Ley 31988 y programa de incentivos por retiro voluntario, a fin de optimizar su política de gestión de recursos humanos y otras acciones afines, de acuerdo con sus documentos de gestión y demás disposiciones que emita para tal fin, a través de acuerdos de Mesa Directiva y se financian con cargo a su presupuesto institucional. De la misma manera, se autoriza al Pliego 028 a adquirir vehículos automotrices y a realizar las transferencias financieras a favor de la Municipalidad Metropolitana de Lima, con la finalidad de desarrollar intervenciones en conservación, restauración y puesta en valor de los bienes que forman parte del Patrimonio Cultural de la Nación que administra o mantiene en posesión en el marco del convenio interinstitucional firmado. Para tal efecto, el Ministerio de Economía y Finanzas incorpora, hasta el 31 de marzo de 2025, el cien por ciento (100%) de los créditos presupuestarios de la fuente de financiamiento de recursos ordinarios del Pliego 028, asignados para el año 2024 y no devengados al 31 de diciembre de dicho año, exceptuándose, para ello, de lo dispuesto en los artículos 18 y 20 del Decreto Legislativo 1276, Decreto Legislativo que Aprueba el Marco de la Responsabilidad y Transparencia Fiscal del Sector Público no Financiero, y sus modificatorias. El titular del pliego remite la solicitud de incorporación con el informe del jefe de la Oficina de Planeamiento, Presupuesto y Modernización.

Además, se crean las unidades ejecutoras “Senado” y “Cámara de Diputados”, que se sujetan al presupuesto del Pliego 028, quedando exceptuado de lo dispuesto en el artículo 68 del Decreto Legislativo 1440. El Ministerio de Economía y Finanzas, dentro de un plazo de sesenta (60) días hábiles a partir de la vigencia de la presente ley, habilitará los sistemas administrativos correspondientes para el funcionamiento de dichas unidades ejecutoras. Asimismo, la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas debe actualizar y mantener el total de las plazas vacantes que no hayan sido ocupadas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público correspondiente al Pliego 028.

Asimismo, la unidad ejecutora creada por Ley 32172 podrá ejecutar modelos de ejecución de inversiones públicas e intervenciones a través de proyectos especiales de inversiones públicas dentro del marco de la autonomía económica, administrativa y política establecida en el artículo 94 de la Constitución y el artículo 3 del Reglamento del Congreso que tiene fuerza de ley.(*)

(*) De conformidad con la Sexta Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, se dispone que los recursos, a que se refiere el primer párrafo de la presente disposición, se incorporan hasta el 30 de junio de 2025, bajo responsabilidad del titular del ministerio señalado.

QUINCUAGÉSIMA SÉPTIMA.

La presente ley, por la naturaleza especial de la materia que regula, tiene prevalencia en su aplicación sobre cualquier otra norma jurídica de rango legal o infralegal que se oponga a lo establecido por la presente ley o limite su aplicación.

QUINCUAGÉSIMA OCTAVA. Pago de pasajes y viáticos para el personal que brinde el servicio de seguridad

Se dispone, durante el Año Fiscal 2025, que el pago de los pasajes y viáticos necesarios para que la Policía Nacional del Perú brinde el servicio de seguridad a que se refiere el inciso 7 del artículo 2 del Decreto Legislativo 1267, Ley de la Policía Nacional del Perú, o norma que la sustituya; puede ser efectuado también por los pliegos a los que se asigne el resguardo policial, con cargo a su respectivo presupuesto institucional. De resultar necesario, mediante decreto supremo refrendado por el ministro del Interior se aprueban las disposiciones que resulten pertinentes para la mejor aplicación de la presente medida. Los viáticos que se otorgan en el marco de lo establecido en la presente disposición se sujetan a los montos aprobados mediante el Decreto Supremo 007-2013-EF, Decreto Supremo que regula el otorgamiento de viáticos para viajes en comisión de servicios en el territorio nacional, y sus modificatorias.

QUINCUAGESIMA NOVENA. Provisión de alimentos para el personal Militar Policial

Se dispone, durante el Año Fiscal 2025, que las acciones de provisión de alimentos a que se refiere la disposición complementaria final décima del Decreto Legislativo 1132, Decreto Legislativo que aprueba la nueva estructura de ingresos aplicable al personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú, se encuentran a cargo también del pliego Despacho Presidencial.

SEXAGÉSIMA.

Para el cumplimiento de lo previsto en la Sexagésima Octava Disposición Complementaria Final de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, exceptúese de lo dispuesto en Numeral 9.3, del Artículo 9º, de la Ley de Presupuesto del Sector Público para el Año Fiscal 2025, a los Pliegos Presupuestarios involucrados, a realizar modificaciones presupuestarias en el nivel funcional programático para habilitar la Partida de Gasto 2. 1. 1 13 “ Contrato Administrativo de Servicios”.

SEXAGÉSIMA PRIMERA.

Se exceptúa al Pliego 020 Defensoría del Pueblo de lo establecido en el artículo 8º de la Ley de Presupuesto del Sector Público para el Año Fiscal 2025”, para la contratación de 130 plazas, bajo el régimen laboral del Decreto Legislativo Nº 728, que se encuentran en calidad de previstas (sin financiamiento) en el Cuadro de Asignación de Personal Provisional, las cuales podrían ser cubiertas por el personal calificado con mayor antigüedad y experiencia de la institución, las mismas que serán cubiertas paulatinamente con cargo a modificaciones presupuestales dentro del Pliego 020 Defensoría del Pueblo.

SEXAGÉSIMA SEGUNDA.

Se dispone la creación de la unidad ejecutora del Hospital “Simón Bolívar”, toda vez que no genera costo adicional para el erario nacional, para la mejora de la administración de los servicios de salud en el ámbito de la provincia de Cajamarca, priorizando el mejoramiento de infraestructura, equipamiento, recursos humanos y abastecimiento oportuno de medicamentos e insumos.

SEXAGÉSIMA TERCERA.

Se autoriza a los Gobiernos Regionales para ejecutar inversiones correspondientes a los servicios de Educación Superior Universitaria en universidades públicas

1. Se autoriza a los Gobiernos Regionales para que excepcionalmente ejecuten inversiones, relacionadas a los servicios de Educación Superior Universitaria, con cargo a los recursos transferidos en virtud de la Ley de presupuesto del sector público para el año fiscal 2025, previa suscripción de convenio entre el Gobierno Regional y la universidad pública de su región, que establezca la inversión o inversiones a ejecutar, en el marco de la autonomía universitaria prevista en el artículo 18 de la Constitución Política del Perú.

2. Los Gobiernos Regionales que implementen lo dispuesto en el numeral precedente, presentarán la actualización de la Ficha para la proyección de gasto multianual de proyectos prioritarios y estratégicos GRL 2024 - 2033, en los Ca5OS que corresponda, a través de un oficio firmado por el Titular del Pliego dirigido a la Dirección General de Presupuesto Público adjuntando dicha Ficha, en un plazo no mayor de treinta (30) días calendario posteriores a la vigencia de la presente norma.(*) (*) De conformidad con la Cuadragésima Cuarta Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de continuar con la ejecución de inversiones correspondientes a los servicios de Educación Superior Universitaria en universidades públicas, se exonera, de manera excepcional a los Gobiernos Regionales de lo dispuesto en el presente numeral.

3. Los Gobiernos Regionales asumen la responsabilidad de ejecutar o co-ejecutar las inversiones a las que se refiere el numeral 1 de la presente disposición, hasta su culminación, liquidación y cierre en el Banco de Inversiones.

4. Una vez suscrito el convenio entre el Gobierno Regional y la universidad pública de su región, en el marco de su autonomía, y asignados los recursos a las inversiones relacionadas a los servicios de Educación Superior Universitaria, que serán ejecutadas o coejecutadas por los Gobiernos Regionales en el marco de la presente disposición, dichas inversiones se incorporan en la cartera de inversiones del Programa Multianual de Inversiones del Gobierno Regional.

5. Asimismo, los Gobiernos Regionales asumen la condición de Unidad Formuladora y Unidad Ejecutora de Inversiones de las inversiones relacionadas a los servicios de Educación Superior Universitaria que formen parte del convenio a suscribirse entre la Universidad y el Gobierno Regional, en el marco de la presente disposición.

6. La Contraloría General de la República en el marco del Sistema Nacional de Control, verifica el cumplimiento de lo establecido en la presente disposición.

SEXAGÉSIMA CUARTA. Modificaciones presupuestarias en el nivel funcional programático para financiar el gasto en planilla

1. Se autoriza a las entidades del gobierno nacional y gobiernos regionales de manera excepcional, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel funcional programático, para financiar el gasto de la planilla del personal activo y/o pensionista que cumpla de manera conjunta con los siguientes requisitos:

a) Que al 31 de marzo de 2025, cuente con el registro en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) o sea un requerimiento pendiente de registro en dicho aplicativo informático que cuente con opinión técnica favorable de la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas respecto a la viabilidad y/o legalidad del otorgamiento, ejecución y/o implementación de los referidos registros; y,

b) Que el gasto de dichos registros o requerimientos pendientes de registro se hayan ejecutado al 30 de junio de 2024.

2. Para tal fin se exonera de lo dispuesto en el numeral 9.1 del artículo 9 de la presente Ley, previa opinión favorable de la Dirección General de Presupuesto Público, con opinión técnica de la Dirección General de Gestión Fiscal de los Recursos Humanos. Las solicitudes de opinión favorable en atención en la presente disposición solo pueden ser presentadas al Ministerio de Economía y Finanzas hasta el 30 de junio de 2025.

SEXAGÉSIMA QUINTA. Aprobación del monto y la escala del Incentivo Único - CAFAE para las Unidades Ejecutoras 404-1116 Hospital de Apoyo I Chulucanas y 406-1306 Hospital de Apoyo Santa Rosa Región Piura del Pliego 457: Gobierno Regional del Departamento de Piura

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de las Unidades Ejecutoras 404-1116 Hospital de Apoyo I Chulucanas y 406-1306 Hospital de Apoyo Santa Rosa Región Piura del Pliego 457: Gobierno Regional del Departamento de Piura.

2. Para ello, el titular del Pliego Pliego(*) NOTA SPIJ3 457: Gobierno Regional del Departamento de Piura remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Pliego 457: Gobierno Regional del Departamento de Piura, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*) (*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

SEXAGÉSIMA SEXTA. Financiamiento del nombramiento q que(*) NOTA SPIJ4 hace referencia el literal r) del numeral 8.1 del artículo 8 de la presente Ley.

Para el financiamiento de lo dispuesto en el literal r) del numeral 8.1 del artículo 8 de la presente Ley, se autoriza al Ministerio de Economía y Finanzas, con cargo a los recursos de la reserva de contingencia, a efectuar modificaciones presupuestarias en el nivel institucional por la suma de S/ 6 902 594. 00 (SEIS MILLONES NOVECIENTOS DOS MIL QUINIENTOS NOVENTA Y CUATRO Y 00/100 SOLES) a favor del Ministerio de Salud, sus organismos públicos y las unidades ejecutoras de salud de los gobiernos regionales, las cuales se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de Salud, a solicitud de este último.

SEXAGÉSIMA SEPTIMA.

Aprobación del monto y la escala del Incentivo Único - CAFAE para la Unidad Ejecutora 001 Sede Central Región Ayacucho del Pliego 444: Gobierno Regional del Departamento de Ayacucho.

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de la Unidad Ejecutora 001 Sede Central Región Ayacucho del Pliego 444: Gobierno Regional del Departamento de Ayacucho.

2. Para ello, el titular del Pliego 444: Gobierno Regional del Departamento de Ayacucho remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único - CAFAE se financia con cargo al presupuesto institucional del Pliego 444: Gobierno Regional del Departamento de Ayacucho, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*)

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

SEXAGÉSIMA OCTAVA. Otorgamiento excepcional y por única vez de una bonificación para el personal de los Decretos Legislativos Nº 276, Nº 728 y Nº 1057, el personal médico y otros profesionales de la salud del Ministerio Público

1. Se autoriza el financiamiento con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, hasta por la suma de S/ 18 152 000,00 soles (DIECIOCHO MILLONES CIENTO CINCUENTA Y DOS MIL y 00/100 SOLES), de la fuente de financiamiento Recursos Ordinarios para que le sean asignados al pliego 22: Ministerio Público, para financiar el otorgamiento extraordinario y por única vez, en el mes de diciembre de 2024, de una bonificación extraordinaria de hasta S/ 1 000,00 (MIL Y 00/100 SOLES), a favor de los servidores de los regímenes laborales de los Decretos Legislativos N° 276, N° 728 y N° 1057, con excepción de los fiscales y cargos directivos.

2. Las modificaciones presupuestarias en el nivel institucional con cargo a los recursos autorizados por el presente numeral se aprueban utilizando solo el mecanismo establecido en el artículo 54 del Decreto Legislativo Nº 1440.

3. La bonificación extraordinaria a la que hace referencia el numeral precedente se abonará en el mes de diciembre del Año Fiscal 2024, no tiene naturaleza remunerativa, ni carácter pensionable, no se encuentra sujeta a cargas sociales, ni forma parte de los beneficios laborales y se encuentra afecta al impuesto a la renta. Asimismo, no constituye base de cálculo para la compensación por tiempo de servicios o cualquier otro tipo de bonificaciones, asignaciones o entregas económicas.

4. Para percibir la bonificación extraordinaria, los servidores del Ministerio Público deben cumplir de manera conjunta lo siguiente:

i) Encontrarse registrado en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) al 31 de agosto del 2024; y,

ii) Contar con vínculo laboral vigente al 30 de noviembre de 2024.

5. Para la aplicación de lo establecido en el presente artículo, el Ministerio Púbico queda exceptuado de lo establecido en el artículo 6 y de los numerales 9.1 y 9.5 del artículo 9 de la Ley N° 31953.

6. La presente disposición entra en vigencia al día siguiente de la publicación de la presente ley.

SEXAGÉSIMA NOVENA. Financiamiento a proyecto inversión de la superintendencia nacional de migraciones

Se autoriza, de manera excepcional, al Ministerio de Economía y Finanzas, para realizar modificaciones presupuestarias en el nivel institucional, a favor del pliego Superintendencia Nacional de Migraciones, con cargo a los recursos a los que se refiere el artículo 53 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, para otorgar el financiamiento del proyecto de inversión con el CUI 2303466: MEJORAMIENTO DE LOS SERVICIOS MIGRATORIOS BRINDADOS EN EL LOCAL DE LA AV. ESPAÑA N 734 DE LA SUPERINTENDENCIA NACIONAL DE MIGRACIONES DISTRITO DE BREÑA-LIMA -LIMA. Dichas modificaciones presupuestarias se aprueban utilizando solo el mecanismo del artículo 54 del Decreto Legislativo Nº 1440, debiendo contar además con el refrendo del ministro de Interior, a propuesta de este último.

SEPTUAGÉSIMA. Creación de la Unidad Ejecutora MINSA MÓVIL

1. Se autoriza la creación de la Unidad Ejecutora MINSA MÓVIL, para lo cual el MINSA es responsable de la ejecución de las acciones correspondientes para la implementación de la nueva Unidad Ejecutora.

2. Para este fin, se exceptúa al Ministerio de Salud de lo dispuesto en el numeral 68.4 del articulo 68 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

3. Para la implementación, exonérese del artículo 19 y 21 de la presente Ley.

4. El presente artículo entra en vigencia a partir del día siguiente de la publicación de la presente Ley.

SEPTUAGÉSIMA PRIMERA. Medidas en materia de modificaciones presupuestarias en el nivel funcional programático

Se autoriza de manera excepcional durante el primer trimestre del año 2025, al Gobierno Regional La Libertad a realizar modificaciones presupuestarias en el nivel funcional programático, con cargo a su presupuesto institucional incorporado en la específica de gasto 2. 3. 2. 9. 1. 1 LOCACIÓN DE SERVICIOS REALIZADOS POR PERSONA NATURAL, para financiar la contratación de personal bajo el Régimen Laboral Especial del Decreto Legislativo 1057 del sector salud, teniendo la necesidad de un cierre progresivo de la brecha de recursos humanos en los establecimientos de salud de los Gobiernos Regionales; con el fin de ampliar la oferta de los servicios de salud a la demanda excedente a la capacidad resolutiva actual.

Para la creación de los registros en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP); el Gobierno Regional La Libertad remite mediante oficio a la DGGFRH hasta el 20 de diciembre 2024, el detalle de los puestos y montos correspondientes del personal bajo el Régimen Laboral Especial del Decreto Legislativo Nº 1057 de las entidades involucradas en el presente artículo, para la creación de los registros en el AIRHSP hasta el 05 de enero de 2025.

Las habilitaciones de las Específicas del Gasto 2. 1. 1. 13 1. 1.CONTRATO ADMINISTRATIVO DE SERVICIOS - INDETERMINADO, 2. 1. 3. 1. 1. 15. CONTRIBUCIONES A ESSALUD DE CONTRATO ADMINISTRATIVO DE SERVICIOS y 2. 1. 1. 9. 1. 4. Los AGUINALDOS DE CONTRATO ADMINISTRATIVO DE SERVICIOS requieren del informe previo favorable de la DGPP emitido hasta el 20 de febrero de 2025.(*)

(*) De conformidad con el Numeral 1.1 de la Décima Disposición Complementaria Final de la Ley Nº 32260, publicada el 15 marzo 2025, para fines de la aplicación de la presente disposición, se exceptúa a los gobiernos regionales de lo dispuesto en los numerales 9.1 y 9.3 del artículo 9 de la presente norma, para la habilitación de las partidas del gasto 2. 1. 1. 13. 1 “Contrato Administrativo de Servicios”; 2.1.3.1.1.15 “Contribuciones a Essalud de Contrato Administrativo de Servicios” y 2.1.3.1.1.15 4 “Aguinaldos de Contrato Administrativo de Servicios”.

SEPTUAGÉSIMA SEGUNDA. Acciones e inversiones para el financiamiento de implementación, operación, mantenimiento de las plantas temporales de tratamiento y abastecimiento de agua para consumo humano.

Se autoriza, excepcionalmente durante el Año Fiscal 2025, a los Gobiernos Regionales, a ejecutar actividades e inversiones, para financiar las acciones de implementación, operación y mantenimiento de las plantas temporales de tratamiento, distribución y abastecimiento de agua apta para consumo humano en zonas rurales pobres y de extrema pobreza; para efectos de la presente disposición, los gobiernos regionales quedan exonerados de lo dispuesto en el inciso 3 del numeral 48.1 del artículo 48 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como del numeral 11.3 del artículo 11 de la presente ley.

Los gobiernos regionales presentan un informe de manera trimestral a la Comisión de Presupuesto y Cuenta General de la República y a la Contraloría General de la República, sobre el cumplimiento de lo establecido en la presente disposición, bajo responsabilidad del titular del pliego.

SEPTUAGÉSIMA TERCERA. En contratación por la modalidad de diseño y construcción

Para los casos de contratación por la modalidad de diseño y construcción, en sus variables de concurso oferta, llave en mano y aprobaciones parciales del expediente técnico y ejecución, en las condiciones señaladas de dichos literales; siempre que el procedimiento de selección corresponda a una Licitación Pública; se aplicará el siguiente párrafo:

El contratista formula el expediente técnico y la Entidad lo aprueba según el monto contratado. Cuando sea necesario, y siempre por razones no imputables al contratista, el expediente técnico puede ser aprobado con un presupuesto de obra mayor al inicialmente ofertado, conforme al tope que disponga La Ley N° 30225, Ley de Contrataciones del Estado y su y Reglamento, aprobado por Decreto Supremo N° 344-2018-EF. Excepcionalmente, durante el año 2025 y, en tanto entra en vigencia la Ley N° 32069, Ley General de Contrataciones Públicas, cuando dicho tope supere el 15%, debe contar con la autorización previa de la Contraloría General de la República. Lo establecido en el presente no constituye prestaciones adicionales de obra. La Contraloría realizará el servicio de control que corresponda, debiendo efectuar las verificaciones pertinentes. Los responsables de las comisiones de servicio de control, deben tener experiencia evidenciada en el tipo de inversión sobre el que realiza el servicio de control.

SEPTUAGÉSIMA CUARTA. Sobre Adelantos por Contratación de Fideicomiso

Excepcionalmente, durante el ejercicio del año 2025, las entidades pueden incorporar en las bases la obligación de constituir un fideicomiso para la administración de los adelantos destinados a la ejecución de inversiones, con el fin de garantizar que dichos recursos durante dicha ejecución, se apliquen exclusivamente en la inversión contratada.

SEPTUAGÉSIMA QUINTA.

Autorícese al Ministerio de Desarrollo Agrario y Riego a efectuar una transferencia financiera hasta por un monto de S/ 53 740 557,00 (CINCUENTA Y TRES MILLONES SETECIENTOS CUARENTA MIL QUINIENTOS CINCUENTA Y SIETE Y 00/100 SOLES) a favor de diversos Gobiernos Subnacionales, para financiar la ejecución de los proyectos de inversión, conforme al siguiente detalle:

a) Hasta por la suma de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, a favor de la Municipalidad Distrital del Bajo Biavo, para financiar el proyecto con CUI 2329165: “CREACION DE LA INFRAESTRUCTURA DE RIEGO MEDIANTE EL SISTEMA DE BOMBEO CON ENERGIA DE PANELES SOLARES EN LAS LOCALIDADES DE VALPARAISO Y LA UNION, DISTRITO DE BAJO BIAVO - BELLAVISTA - SAN MARTIN”.

b) Hasta por la suma de S/ 3 803 058,00 (TRES MILLONES OCHOCIENTOS TRES MIL CINCUENTA Y OCHO Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, a favor de la Municipalidad Distrital de Yanama, para financiar el Proyecto con CUI 2364392: “MEJORAMIENTO Y CREACION DEL CANAL DE IRRIGACION Y RESERVORIOS EN 9 LOCALIDADES DEL DISTRITO DE YANAMA - PROVINCIA DE YUNGAY - DEPARTAMENTO DE ANCASH”.

c) Hasta por la suma de S/ 15 938 495,00 (QUINCE MILLONES NOVECIENTOS TREINTA Y OCHO MIL CUATROSCIENTOS NOVENTA Y CINCO CON 00/100 SOLES) por la fuente de financiamiento Recurso Ordinarios, a favor de la Municipalidad Distrital de Sondor, para financiar el Proyecto con CUI 2487573: “MEJORAMIENTO DEL SERVIVIO(*) NOTA SPIJ5 DE AGUA PARA RIEGO EN EL CANAL DE CHANTACO Y HUARICHANCHA, DISTRITO DE SONDOR—PROVINCIA DE HUANCABAMBA - DEPARTAMENTO DE PIURA”.

d) Hasta por la suma de S/ 7 536 650,00 (SIETE MILLONES QUINIENTOS TREINTA Y SEIS MIL SEISCIENTOS CINCUENTA Y 00/100 SOLES) por la fuente financiamiento Recursos Ordinarios, a favor de la Municipalidad Provincial de Morropón, para financiar el Proyecto con CUI 2666081: “MEJORAMIENTO DEL SERVIVIO(*) NOTA SPIJ6 DE PROVISION DE AGUA PARA RIEGO EN CANAL CELESTINO (SECTOR CANAL ADUCTOR, SECTOR EL MANGO Y SECTOR LA SESENTA) DE CENTRO POBLADO PACCHA DISTRITO DE CHULUCANAS DE LA PROVINCIA DE MORROPON DEL DEPARTAMENTO DE PIURA”

e) Hasta por la suma de S/ 15 000 000,00 (QUINCE MILLONES Y 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, a favor de la Municipalidad Distrital de Paccha, para financiar el Proyecto con CUI 2495421: “CREACION DEL CHONTABAMBA, HUACHAC, MATIBAMBA, PLAYA HERMOSA, POLLOQUITO, QUIDEN, SAN MARTIN, SIMON MAYO, VISTA ALEGRE, DISTRITO DE PACCHA—PROVINCIA DE CHOTA—DEPARTAMENTO DE CAJAMARCA”.(*) (*) De conformidad con la Décima Octava Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, la transferencia financiera autorizada en la presente disposición, se aprueban mediante Resolución Ministerial, previa suscripción de convenio, dicho convenio debe suscribirse por el costo total de la inversión actualizado o por el monto pendiente de cofinanciar respecto al costo total de la inversión actualizado, y debe precisar: I) el presupuesto multianual requerido hasta la culminación de la inversión y II) los montos a financiar en cada año fiscal por parte de cada entidad involucrada, sin demandar recursos adicionales al tesoro público. La Resolución Ministerial se aprueban hasta el 30 de setiembre del presente año fiscal. CONCORDANCIAS: Ley Nº 32260, Ocatva Disp. Comp. Final (Autorizan aprobar mediante decreto supremo transferencia financiera y la transferencia de partidas autorizadas respectivamente en la septuagésima quinta y la centésima septuagésima séptima disposición complementaria final de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

SEPTUAGÉSIMA SEXTA. Saneamiento legal de terrenos donde se ejecutarán inversiones

Se autoriza durante el año 2025 y, en tanto entra en vigencia la Ley N° 32069, Ley General de Contrataciones Públicas, para todo tipo de contratación por convocarse de inversiones de tipo lineal, indicadas en la normativa del Sistema Nacional de Programación Multianual y Gestión de Inversiones: (inversiones de plataformas de rodadura, trochas, obras de arte, carreteras u otros símil; así como en líneas de conducción, líneas de aducción, emisor y similares, plantas de tratamiento u otros en obras de saneamiento; y, canales, bocatomas, reservorios, u otros en sistemas de riego) y, siempre que en las bases de los procedimientos de selección se incluya como obligación del contratista el saneamiento técnico, físico y legal de aquellos terrenos pendientes o en proceso; y que adicionalmente sean convocados mediante Licitación Pública bajo la modalidad de concurso oferta o llave en mano; puede ser ejecutado por el contratista.

SEPTUAGÉSIMA SEPTIMA. Incorporación de funciones y competencias en el Sistema Nacional de Programación Multianual y Gestión de Inversiones (SNPMGI).

Se incorpora excepcionalmente durante el ejercicio del año 2025, las funciones y competencias de los Gobiernos Regionales, del Sistema Nacional de Programación Multianual y Gestión de Inversiones, las siguientes: Orden Interno y Seguridad Ciudadana, y Saneamiento Urbano y Rural; a efectos de formular, elaborar y ejecutar proyectos de inversión; debiéndose ajustar en lo correspondiente, a los procedimientos establecidos en el SNPMGI, ley y reglamento de contrataciones, directiva de ejecución de obras por administración directa, y demás normativa vigente.

SEPTUAGÉSIMA OCTAVA. Autorización al FONDEPES realizar modificaciones presupuestarlas a nivel funcional programática

1. Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el pliego 059: Fondo Nacional de Desarrollo Pesquero - FONDEPES hasta por el monto de S/. 1 215 548,00 (UN MILLÓN DOSCIENTOS QUINCE MIL QUINIENTOS CUARENTA Y OCHO Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar la nueva escala remunerativa unificada para los trabajadores de la entidad del régimen Decreto Legislativo 728, Ley de Productividad y Competitividad laboral.

2. Se autoriza al Pliego 059: Fondo Nacional de Desarrollo Pesquero - FONDEPES, durante el año fiscal 2025, efectuar modificaciones presupuestarias en el nivel funcional programático para la implementación progresiva de la homologación de la remuneración de sus trabajadores del régimen del Decreto Legislativo 728, de acuerdo a los montos, criterios y condiciones que se aprueben mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de la Producción, a propuesta de este último, a más tardar el 08 de febrero de 2025.

3. Para la aplicación de lo dispuesto en el presente artículo, se exceptúa artículo 6 y del párrafo 9.1 del artículo 9º de la presente ley, al Pliego 059: Fondo Nacional de Desarrollo Pesquero FONDEPES.

4. La implementación del presente artículo se financia con cargo a los recursos del presupuesto institucional de FONDEPES, sin demandar recursos adicionales al tesoro público, salvo lo dispuesto en el párrafo 1 de la presente disposición.

SEPTUAGÉSIMA NOVENA. Incorporación excepcional de personal al régimen laboral del Decreto Legislativo N° 728

Autorizar, excepcionalmente, durante el Año Fiscal 2025, al Registro Nacional de Identificación y Estado Civil (Reniec) la incorporación, a partir del mes de julio de 2025, mediante concurso interno, de los servidores con contrato indeterminado bajo el régimen del Decreto Legislativo N° 1057, Decreto Legislativo que regula el Régimen Especial de Contratación Administrativa de Servicios, al régimen laboral del Decreto Legislativo N° 728, Ley de Productividad y Competitividad laboral, para este efecto, el RENIEC se encuentra exonerado de lo establecido en el numeral 8.1 del artículo 8 y el numeral 9.1 del artículo 9 de la presente ley.

Para efectos de la incorporación de personal, a que hace referencia la presente disposición, es requisito que los cargos estructurales se encuentren contemplados en el Cuadro para Asignación de Personal Provisional (CAP Provisional) y las Plazas se encuentren consignadas en el Presupuesto Analítico de Personal (PAP), así como que las plazas o puestos a ocupar se encuentren registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) a cargo de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH) del Ministerio de Economía y Finanzas, y que cuenten con la respectiva certificación del crédito presupuestario. La DGGFRH elimina, de oficio, los registros y/o plazas vacantes como resultado del concurso interno.

La presente disposición se financia con cargo a los recursos del RENIEC, y de ser el caso con cargo a las modificaciones presupuestarias en el nivel institucional que se aprueben a favor de dicha entidad en el marco de la Centésima Vigésima Primera Disposición Complementaria Final de la presente ley, pudiendo solicitar la transferencia de dichos recursos para financiar la aplicación de lo establecido en la presente disposición

OCTOGÉSIMA. Aprobación del monto y la escala del Incentivo Único - CAFAE para las Sedes de las Unidades Ejecutoras del Sector Educación y Colegio Militar Francisco Bolognesi del Pliego 443: Gobierno Regional de Arequipa

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de las Sedes de las Unidades Ejecutoras del Sector Educación y Colegio Militar Francisco Bolognesi del Pliego 443: Gobierno Regional de Arequipa.

2. Para ello, el titular del Pliego 443: Gobierno Regional de Arequipa remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Pliego 443: Gobierno Regional de Arequipa, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*)

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

OCTOGÉSIMA PRIMERA.

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a efectuar modificaciones presupuestarias en el nivel institucional a favor de las Universidades para implementar procesos que garanticen el cumplimiento de las Condiciones Básicas de Calidad (CBC) definidas por la Superintendencia Nacional de Educación Superior Universitaria (SUNEDU), esenciales para su licenciamiento institucional y el inicio formal de sus actividades académicas, de acuerdo a lo siguiente:

a) Para la Universidad Nacional Santiago Antunez de Mayolo, hasta por la suma de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES).

b) la Universidad Nacional Mayor de San Marcos, hasta por la suma de S/ 40 000 000,00 (CUARENTA MILLONES Y 00/100 SOLES).

c) Para la Universidad Nacional de Frontera, hasta por la suma de S/ 20 793 296,00 (VEINTE MILLONES SETECIENTOS NOVENTA Y TRES MIL DOSCIENTOS NOVENTA Y SEIS Y 00/100 SOLES).

d) Para la Universidad Nacional Autónoma de Cutervo, el monto requerido para el inicio de su implementación, hasta por la suma de S/ 6 000 000,00 (SEIS MILLONES Y 00/100 SOLES).

e) Para la Universidad Nacional Tecnológica de San Juan de Lurigancho, el monto requerido para el inicio de su implementación, hasta por la suma de S/ 6 000 000,00 (SEIS MILLONES Y 00/100 SOLES).

2. Para los fines de la presente disposición, se exceptúa al Ministerio de Educación de lo establecido en el literal b) del artículo 33 de la presente ley, así como a la Universidad Nacional Santiago Antunez de Mayolo, la Universidad Nacional Autónoma de Cutervo, la Universidad Nacional Tecnológica de San Juan de Lurigancho, la Universidad Nacional Mayor de San Marcos y la Universidad Nacional de Frontera de lo dispuesto en el numeral 8.1 del artículo 8 de la presente ley.

3. Las modificaciones presupuestarias en el nivel institucional autorizadas en la presente disposición se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Educación, a propuesta de este último. CONCORDANCIAS: D.S.Nº 113-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de la Universidad Nacional Mayor de San Marcos y dicta otra disposición)

OCTOGÉSIMA SEGUNDA._ Establecer medidas para la sostenibilidad fiscal y eficiencia del gasto en materias de la gestión fiscal de los recursos humanos

Se dispone que el Ministerio de Economía y Finanzas, durante el Año Fiscal 2025 y durante el proceso Programación Multianual de Fondos Públicos para los Recursos Humanos del Sector Público, a través de la Dirección General de Gestión Fiscal de los Recursos Humanos se encarga de la evaluación optimización y estimación de la cantidad de recursos humanos que requieren las entidades del Gobierno Nacional y Gobiernos Regionales, de manera progresiva y en función de la disponibilidad presupuestal, a fin de contribuir con la sostenibilidad fiscal, la eficiencia del gasto, la programación y utilización eficiente de los fondos públicos.

Para efectos de la implementación de lo establecido en el párrafo precedente, la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas, tiene competencia exclusiva y excluyente para emitir opinión vinculante, establecer el marco normativo pertinente y elaborar los instrumentos sobre esta materia”.

OCTOGÉSIMA TERCERA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Vivienda, Construcción y Saneamiento con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional hasta por la suma de S/ 1 066 536,00 (UN MILLÓN SESENTA Y SEIS MIL QUINIENTOS TREINTA Y SEIS Y 00/100 SOLES), a favor del Organismo de Formalización de la Propiedad Informal (COFOPRI), destinados exclusivamente al financiamiento del diagnóstico técnico legal y delimitación de terrenos pertenecientes a la Fuerza Aérea del Perú (FAP), ubicado en el Sector de La Joya, distrito y provincia de Tambopata, departamento de Madre de Dios.

Las modificaciones presupuestarias en el nivel institucional autorizadas por la presente disposición se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Vivienda, Construcción y Saneamiento, a propuesta de este último.

Los recursos a los que se refiere la presente disposición no deben destinarse, bajo responsabilidad del titular de la entidad, a fines distintos de aquellos para los que fueron asignados. CONCORDANCIAS: D.S. Nº 118-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor del Organismo de Formalización de la Propiedad Informal)

OCTOGÉSIMA CUARTA.

1. Las entidades comprendidas en los alcances de lo dispuesto por el numeral 15.3 del artículo 15 del Decreto Legislativo N° 1441, Decreto Legislativo del Sistema Nacional de Tesorería, que al cierre del primer semestre del Año Fiscal 2025, proyecten una mayor recaudación al 31 de diciembre de dicho año, respecto a lo informado por la Dirección General del Tesoro Público, durante las fases de Programación Multianual Presupuestaria y de Formulación Presupuestaria 2025 - 2027, pueden solicitar al Ministerio de Economía y Finanzas, durante el Año Fiscal 2025, la asignación de recursos adicionales, vía crédito suplementario, en la fuente de financiamiento Recursos Ordinarios, para financiar el cumplimiento de sus funciones.

2. Para tal fin, se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas a realizar modificaciones presupuestarias en el nivel institucional a favor de las entidades a que hace referencia el numeral precedente, en la fuente de financiamiento Recursos Ordinarios, las que se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas, a solicitud del Titular de la entidad.

OCTOGÉSIMA QUINTA.

1. Se autoriza al Ministerio de Economía y Finanzas para que apruebe la escala remunerativa de los trabajadores del Servicio Nacional de Sanidad Agraria - SENASA, a incorporarse en el régimen laboral del Decreto Legislativo Nº 728.

2. Se exonera a SENASA de lo establecido en el artículo 6º y numeral 9.1 del artículo 9º, de la Ley de Presupuesto del Sector Público para el año Fiscal 2025.

3. La nueva escala remunerativa se aprueba mediante Decreto Supremo, a solicitud del Pliego Ministerio de Desarrollo Agrario y Riego - MIDAGRI, de conformidad con lo establecido en la Cuarta Disposición Transitoria de la Ley Nº 28411, Ley General del Sistema Nacional de Presupuesto, previo informe favorable de la Dirección General de Presupuesto Público y de la Dirección General de los Recursos Humanos del Ministerio de Economía y Finanzas, dentro de los treinta (30) días calendario contados a partir del día siguiente de la publicación de la presente Ley.

4. Se autoriza al MIDAGRI a realizar las modificaciones presupuestales que correspondan en el año 2025, hasta por la suma de S/ 21 558 700,00 (VEINTIÚN MILLONES QUINIENTOS CINCUENTA Y OCHO MIL SETECIENTOS Y 00/100 SOLES); y a SENASA con sus recursos, de acuerdo a su disponibilidad presupuestal y de manera progresiva; conforme a la escala que apruebe el MEF, y que se señala en el numeral .1. de la presente Disposición Complementaria Final.

OCTOGÉSIMA SEXTA. Aprobación de la nueva escala de ingresos del personal del Instituto Nacional de Innovación Agraria (INIA)

1. Se autoriza al Ministerio de Economía y Finanzas a aprobar la nueva escala de ingresos de los trabajadores del Instituto Nacional de Innovación Agraria (INIA) bajo el régimen del Decreto Legislativo 728, mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Desarrollo Agrario y Riego, a propuesta de este último. CONCORDANCIAS: D.S. N° 096-2025-EF (Decreto Supremo que aprueba nueva escala remunerativa de los trabajadores del Instituto Nacional de Innovación Agraria (INIA), sujetos al régimen laboral del Decreto Legislativo N° 728 y autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025)

2. La nueva escala remunerativa a que hace referencia el numeral precedente, consolida los ingresos remunerativos mensuales y transversales que se encuentran registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), incluidos los incrementos efectuados producto de los procesos de negociación colectiva, en el marco de la Ley N° 31188.

3. Para efectos de implementar lo dispuesto en el presente artículo, se exonera a INIA de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente Ley.

4. La implementación de la presente disposición se financia con cargo a los recursos del Pliego MIDAGRI de acuerdo a su disponibilidad presupuestal y de manera progresiva, para lo cual se le autoriza, durante el año fiscal 2025, a realizar modificaciones presupuestales en el nivel funcional programático, hasta por la suma de S/ 5 248 508,00 para financiar la escala que se apruebe en el marco de lo dispuesto en la presente disposición.

OCTOGÉSIMA SEPTIMA.

Aprobación del monto y la escala del Incentivo Único - CAFAE para las unidades ejecutoras de salud del Pliego 453: Gobierno Regional del Departamento de Loreto

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de las Unidades Ejecutoras de Salud del Pliego 453: Gobierno Regional del Departamento de Loreto.

2. Para ello, el titular del Pliego 453: Gobierno Regional del Departamento de Loreto remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Pliego 453: Gobierno Regional del Departamento de Loreto, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*) (*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

OCTOGÉSIMA OCTAVA.

Se deroga la décimo cuarta disposición complementaria modificatoria de la Ley Nº 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas.

OCTOGÉSIMA NOVENA. Aprobación del monto y la escala del Incentivo Único - CAFAE para las unidades ejecutoras de salud del Pliego 441: Gobierno Regional del Departamento de Ancash

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de las Unidades Ejecutoras de Salud del Pliego 441: Gobierno Regional del Departamento de Ancash.

2. Para ello, el titular del Pliego 441: Gobierno Regional del Departamento de Ancash remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Pliego 441: Gobierno Regional del Departamento de Ancash, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*)

(*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

(*) De conformidad con la Décimo Tercera Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, se incorpora a la Unidad Ejecutora 003-1102: Región Ancash-Subregión Pacífico y la Unidad Ejecutora 001-726: Región Ancash Sede Central en el primer párrafo de la presente disposición.

NONAGÉSIMA. Financiamiento de inversiones orientadas al fortalecimiento en saneamiento rural y urbano, vías y desarrollo urbanos y rural para gobiernos locales

1. Autorizar, durante el año fiscal 2025, al Ministerio de Vivienda, Construcción y Saneamiento a efectuar modificaciones presupuestarias en el nivel institucional, hasta por la suma de S/83 763 848 (OCHENTA Y TRES MILLONES SETECIENTOS SESENTA Y TRES OCHOCIENTOS CUARENTA Y OCHO Y 00/100 SOLES), con cargo a su presupuesto institucional, a favor de diversos gobiernos regionales y gobiernos locales para financiar la ejecución de las inversiones detalladas en el Anexo VIII “Inversiones priorizadas al fortalecimiento en saneamiento rural y urbano, vías urbanas y desarrollo urbano y rural para gobiernos locales” de la presente ley que se encuentran bajo el ámbito del Sistema Nacional de Programación Multianual y Gestión de Inversiones.

2. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo, refrendado por el Ministro de Economía y Finanzas y el Ministro de Vivienda, Construcción y Saneamiento, a solicitud de este último, previa suscripción del convenio, dicho convenio debe suscribirse por el costo total de la inversión actualizado o por el monto pendiente de financiar respecto al costo total de la inversión actualizado, y debe precisar: I) el presupuesto multianual requerido hasta la culminación de la inversión y II) los montos a financiar en cada año fiscal por parte de cada entidad involucrada, sin demandar recursos adicionales al tesoro público.

3. Las propuestas de Decreto Supremo en el marco del presente artículo se presentan al Ministerio de Economía y Finanzas hasta el 31 de marzo de 2025.

NONAGÉSIMA PRIMERA.

Se dispone garantizar el pago de la propina de las promotoras educativas comunitarias del Programa No Escolarizado de Educación Inicial (PRONOEI) del Ciclo I y Ciclo II, desde la entrada en vigencia de la Ley Nº 32044, Ley que aprueba el incremento de la propina de las promotoras educativas comunitarias del programa no escolarizado de educación inicial (PRONOEI) del Ciclo I y el Ciclo II.

NONAGÉSIMA SEGUNDA. AMPLIACIÓN PROGRESIVA DE WARMA(*) NOTA SPIJ7

Se autoriza al Ministerio de Desarrollo e Inclusión Social, a partir del Año Fiscal 2025, la ampliación progresiva del Programa Qali Warma al Programa de Intervención Temprana (PRITE) y Programa No Escolarizado de Educación Inicial {PRONOI)(*) NOTA SPIJ8 priorizando las zonas de pobreza y extrema pobreza de nuestro país.

Dicha ampliación se realizará a cargo del presupuesto institucional del Ministerio de Desarrollo e Inclusión Social, no debiendo requerir recursos adicionales del tesoro público. A tal efecto se le autoriza al Ministerio de Desarrollo e Inclusión Social a realizar las modificaciones presupuestarias requeridas para la implementación del presente artículo.

NONAGÉSIMA TERCERA.

Se autoriza al Ministerio de Economía y Finanzas, durante el año fiscal 2025, apruebe una nueva escala de ingreso para los trabajadores de la Academia de la Magistratura, acorde con los ingresos de los trabajadores de las entidades del sistema de justicia. La nueva escala de ingresos del personal de la Academia de la Magistratura -sector presupuestal Poder Judicial- se aprueba mediante decreto supremo refrendado por el ministro de Economía y Finanzas, a propuesta del presidente del Consejo Directivo de la Academia de la Magistratura y el Titular del sector del Poder Judicial. Para efectos de implementar lo dispuesto y se exonera a la Academia de la Magistratura, de lo establecido en articulo 6 y el numeral 9.1 del artículo 9 de la presente ley.

La implementación de la presente disposición se financia con cargo al presupuesto institucional de la Academia de la Magistratura sector Poder Judicial.

NONAGÉSIMA CUARTA. Incremento de la remuneración de los auxiliares de educación nombrados y contratados en el marco de la Ley Nº 29944

Se exceptúa al Ministerio de Educación y a los gobiernos regionales, durante el Año Fiscal 2025, de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente ley, según corresponda, a efectos de incrementar, mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Educación, a propuesta de este último, la remuneración mensual, regulada por la Ley Nº 30493, Ley que regula la política remunerativa del Auxiliar de Educación en las instituciones educativas públicas, de los auxiliares de educación, nombrados y Col\tratados, en el marco de la Ley Nº 29944, Ley de Reforma Magisterial. Dicho incremento se efectúa en el mes de marzo del Año Fiscal 2025 y el nuevo monto de la remuneración mensual asciende a la suma de S/ 2 945,00 (DOS MIL NOVECIENTOS CUARENTA Y CINCO Y 00/100 SOLES).

Para efectos de financiar lo dispuesto en el primer párrafo de la presente disposición, autorícese al Ministerio de Educación, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a efectuar modificaciones presupuestarias en el nivel institucional a favor de los gobiernos regionales. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de Educación, a solicitud de este último.

NONAGÉSIMA QUINTA.

Se autoriza que los pliegos de los Gobiernos Regionalices, que tengan pactos colectivos suscritos en el año 2023, para ser ejecutados en el año 2024, a realizar modificaciones presupuestarias en el nivel funcional programático para habilitar recursos a la específica del gasto 2.5.6.1.1.1.“Gastos por implementación de la negociación colectiva - Nivel descentralizado por entidad pública” con cargo a su presupuesto institucional. Los recursos sujetos a las modificaciones presupuestarias deben ser consistentes entre lo consignado en el Informe de Viabilidad Presupuestal y el Presupuesto Institucional de Apertura del pliego respectivo.

Para efecto de lo establecido en el presente artículo, se exceptúa a los pliegos del Gobierno regional de lo dispuesto en el numeral 9.1 y 9.2 del artículo 9 y del numeral 29.1 del artículo 29 de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año F-iscal 2024.

Lo establecido en el presente artículo, entra en vigencia al día Siguiente de su publicación en el diario oficial El Peruano.

NONAGÉSIMA SEXTA. Recursos para la adjudicación de las tierras habilitadas o eriazas con aptitud agropecuarias del Proyecto Especial Chinecas

Se autoriza, en el Año Fiscal 2025, al Ministerio de Desarrollo Agrario y , Riego (MIDAGRI) a realizar modificaciones presupuestarias en el nivel institucional, previa suscripción de convenio, a favor del Organismo de Formalización de la Propiedad Informal (COFOPRI), hasta por la suma de S/ 1 800 000,00 (UN MILLÓN OCHOCIENTOS MIL Y 00/100 SOLES) para financiar la asistencia técnica, la ejecución de inspecciones oculares y el levantamiento topográfico georreferenciado de dos mil y un (2,001) solicitudes de beneficiarios de la Ley 27887 y 28042 para la adjudicaron en venta directa de terrenos de hasta cinco (5) hectáreas de las tierras habitadas o eriazas con aptitud agropecuarias de propiedad del Proyecto Especial Chinecas, en el marco de los compromisos asumidos por el Ministerio de Desarrollo Agrario y Riego en el Convenio Nº 055-2024-MIDAGRI-DVDAFIR. Dichas modificaciones presupuestarias se aprueban mediante Decreto Supremo refrendado por el ministro de Economía y por el ministro de Desarrollo Agrario y Riego, a propuesta de este último.

Los recursos transferidos en el marco del presente artículo no pueden ser destinados, bajo responsabilidad, a fines distintos para los cuales son autorizados.

NONAGÉSIMA SEPTIMA.

Aprobación del monto y la escala del Incentivo Único - CAFAE para las Unidades Ejecutoras 300 - Dirección Regional Educación Ucayali, 302-UGEL Atalaya y 304-UGEL Padre Abad del Pliego 462: Gobierno Regional del Departamento de Ucayali

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas, a efectos de aprobar, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH), el monto y la escala del concepto Incentivo Único - CAFAE de las Unidades Ejecutoras 300 - Dirección Regional Educación Ucayali, 302-UGEL Atalaya y 304-UGEL Padre Abad del Pliego 462: Gobierno Regional del Departamento de Ucayali.

2. Para ello, el titular del Pliego 462: Gobierno Regional del Departamento de Ucayali remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Pliego 462: Gobierno Regional del Departamento de Ucayali, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra, de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.(*) (*) De conformidad con la Undécima Disposición Complementaria Final de la Ley Nº 32313, publicada el 29 abril 2025, para efectos de la implementación de la presente disposición, se exonera a las unidades ejecutoras de los gobiernos regionales comprendidas en las citadas disposiciones, de lo establecido en el artículo 6 y el numeral 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025.

NONAGÉSIMA OCTAVA.

Se dispone que en el Presupuesto del Sector Público para el Año Fiscal 2025, sean asignados recursos en el pliego 548 Universidad Nacional de Frontera hasta por el monto de S/. 20 793 296,00 (VEINTE MILLONES SETECIENTOS NOVENTA Y TRES MIL DOSCIENTOS NOVENTA Y SEIS Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, para financiar los proyectos de inversión, en ejecución identificados con los CUI 2439545, 2437731, 2444086, 2439548 y 2347183.

NONAGÉSIMA NOVENA. Financiamiento y/o cofinanciamiento de las intervenciones del PIRCC

1.1 Se autoriza, durante el Año Fiscal 2025, a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, comprendidos en el PIRCC, y de manera excepcional a la ANIN, a financiar y/o cofinancia‹ las intervenciones del PIRCC, con cargo a los recurso* de sus presupuestos institucionales, sin demandar recursos adicionales al tesoro público Para efecto de lo autorizado en el presente numeral, los referidos pliegos quedan exceptuados de lo establecido en el numeral 5.1 del artículo 5 de la Ley Nº 30556, Ley que aprueba disposiciones de carácter extraordinario para las intervenciones del Gobierno Nacional frente a desastres y que dispone la creación de la Autoridad para la Reconstrucción con Cambios.

1.2 Los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales cuyas intervenciones estén comprendidas en el PIRCC, pueden ejecutar, de manera excepcional intervenciones de Reconstrucción mediante Inversiones (IRI) comprendidas en el PIRCC que al 6 de diciembre de 2023, fecha de publicación de la Ley Nº 31953, Ley de Presupuesto del 3ector(*) NOTA SPIJ9 Público para el año fiscal 2024, hayan contado con registro de FUR en el Banco de Inversiones del SNPMGI.

1.3 Con el fin de avanzar en la incorporación de medidas de prevención y preparación relacionados a la infraestructura educative(*) NOTA SPIJ10, de salud, vial y de conectividad, infraestructura hidráulica, agua y saneamiento, drenaje pluvial, infraestructura eléctrica; y vivienda as como otra infraestructura afectada de uso público y de soporte para la prestación de servicios públicos, identificadas en el PIRCC, y contribuir al cumplimiento del D.S. Nº 038- 2021-PCM; las solicitudes de financiamiento para las intervenciones del PIRCC que no se encuentran comprendidas en el numeral 1.2 del presente artículo, son evaluados por los Pliegos del Sector Competente y excepcionalmente por la ANIN, los mismos que son responsables de la verificación del contenido de las solicitudes de recursos, la aplicación del DL N 1635 y del cumplimiento de Los requisitos legales previstos en el marco legal vigente.

1.4 Se dispone que la ANIN, los Ministerios, los Gobiernos Regionales y Locales, puedan ejecutar de manera excepcional, intervenciones de Reconstrucción mediante Inversiones (IRI) de la cartera PIRCC, y proyectos en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones, de la cartera del PIRCC, pudiendo aplicar e Procedimiento de Contratación Pública especial para la Reconstrucción Con Cambios, para aquellas intervenciones que se encuentren en el PIRCC.

1.5 La Presente disposición complementaria final entra en vigencia a partir del día siguiente de la publicación de la presente ley.

CENTÉSIMA. Incorporación de mayores ingresos provenientes de recursos repatriados en el marco del Acuerdo Tripartito entre la República del Perú, la Confederación Suiza y el Gran Ducado de Luxemburgo para el Ministerio Público

Se autoriza al Ministerio Público, excepcionalmente, durante el Año Fiscal 2025, a incorporar mayores ingresos provenientes de las asignaciones financieras que realice el Programa Nacional de Bienes Incautados (PRONABI) a través de la Resolución Ministerial respectiva del Ministerio de Justicia y Derechos Humanos, los cuales corresponden a la repatriación de activos provenientes de la República Suiza y el Gran Ducado de Luxemburgo. Asimismo, se autoriza la incorporación del saldo de balance de las asignaciones financieras realizadas desde el año 2020, en la fuente de financiamiento Recursos Determinados. Para dicho efecto, el Ministerio Público queda exonerado de los límites máximos de incorporación de mayores ingresos establecidos en el numeral 50.1 del artículo 50 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CENTÉSIMA PRIMERA.

Se autoriza el “Fondo para la continuidad de inversiones del Gobierno Regional de Piura en el Año Fiscal 2025, para la ejecución de inversiones, que fueron financiadas en el Año Fiscal 2024 con la fuente de financiamiento Recursos Ordinarios y cuyos créditos presupuestarios fueron comprometidos y no devengados al 31 de diciembre de 2024, para ejecutar dichas inversiones. Las modificaciones presupuestarias en el nivel institucional en el marco del presente numeral se realizan a favor de dicho Gobierno Regional y se aprueban dichas modificaciones presupuestarias se publican hasta el 07 de febrero de 2025. Las solicitudes de financiamiento solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 14 de enero de 2025.

El compromiso se determina en función al registro en el Sistema Integrado de Administración Financiera del Sector Público (SIAF-SP) vinculados a objetos de contratación de obra, bien o consultoría de obra, derivados del procedimiento de selección en el ámbito de aplicación de la Ley de Contrataciones del Estado registrados por el pliego al 31 de diciembre de 2024, en el Sistema Electrónico de Contrataciones del Estado (SEACE), conforme a las validaciones de la interfaz SIAF-SEACE y la información que remita formalmente al Organismo Supervisor de las Contrataciones del Estado (OSCE).

Lo dispuesto en la presente disposición solo es aplicable siempre que dicho financiamiento no hubiera sido considerado en el presupuesto institucional del Año Fiscal 2025, por parte del respectivo pliego, para la misma inversión. Para la determinación del monto que se autorice al Gobierno Regional de Piura en el marco de lo establecido en la presente disposición se considera el costo total de la inversión, el monto que se encuentra autorizado en el presupuesto institucional modificado del Año Fiscal 2025 y el devengado acumulado al 31 de diciembre de 2024 para dicha inversión.

CENTÉSIMA SEGUNDA.

Se autoriza a la Autoridad Nacional de Infraestructura (ANIN) a realizar modificaciones presupuestales en el nivel funcional Programático a favor y entre las inversiones a su cargo, para lo cual no le resulta aplicable el artículo 11 y el numeral 12.4 del Artículo 12 de la presente ley.

CENTÉSIMA TERCERA.

Excepcionalmente, es posible incorporar a la Cartera de Infraestructura de Autoridad Nacional de Infraestructura (ANIN), proyectos de inversión de universidades o de empresas del Estado, cuyo monto de inversión individual sea mayor a cuarenta millones. La aprobación de su incorporación a la Cartera de infraestructura de ANIN se realiza conforme a procedimiento establecido en el artículo 7 de la Ley Nº 31841, Ley que crea la Autoridad Nacional de Infraestructura (ANIN) y su Reglamento.

CENTÉSIMA CUARTA.

Financiamiento para sostener el cumplimiento de las Condiciones Básicas de Calidad de las Universidades y la operatividad institucional de la Superintendencia Nacional de Educación Superior Universitaria.

1. Se establece de manera excepcional por los años fiscales 2025 y 2026 la exoneración de la aplicación del numeral 15.3 del artículo Nº 15 del Decreto Legislativo Nº 1441, Decreto Legislativo del Sistema Nacional de Tesorería y del D.S. Nº 043-2022-EF a la Superintendencia Nacional de Educación Superior Universitaria a fin de realizar acciones relacionadas al licenciamiento, registro, supervisión, fiscalización y operatividad institucional.

2. Excluir a la Superintendencia Nacional de Educación Superior Universitaria, para los años fiscales 2025 y 2026 de los límites máximos de incorporación de mayores ingresos públicos a los que se refiere el artículo 50 del Decreto Legislativo Nº 1440 - Decreto Legislativo del Sistema Nacional de Presupuesto Público.

3. Se autoriza a la Superintendencia Nacional de Educación Superior Universitaria a incorporar a su marco presupuestario, los ingresos percibidos y el saldo de balance generados en Ta(*) NOTA SPIJ11 fuente de financiamiento Recursos Directamente Recaudados durante los años fiscales 2025 y 2026.

4. En relación a lo señalado en los numerales precedentes el Ministerio de Economía y Finanzas realizará las gestiones que correspondan.

CENTÉSIMA QUINTA. Aprobación de la nueva escala de ingresos del personal del Servicio Nacional de Sanidad Agraria del Perú-SENASA

1. Se autoriza al Ministerio de Economía y Finanzas a aprobar la nueva escala de ingresos de los trabajadores del Servicio Nacional de Sanidad Agraria del Perú (SENASA) bajo el régimen del Decreto Legislativo 728, mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Desarrollo Agrario y Riego, a propuesta de este último.

2. La nueva escala remunerativa a que hace referencia el numeral precedente, consolida los ingresos remunerativos mensuales y transversales que se encuentran registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), incluidos los incrementos efectuados producto de los procesos de negociación colectiva, en el marco de la Ley N° 31188.

3. Para efectos de implementar lo dispuesto en el presente artículo, se exonera a SENASA de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente Ley.

4. La implementación de la presente disposición se financia con cargo a los recursos del Pliego MIDAGRI de acuerdo a su disponibilidad presupuestal y de manera progresiva, para lo cual se le autoriza, durante el año fiscal 2025, a realizar modificaciones presupuestales en el nivel funcional programático, hasta por la suma de S/ 21 558 700,00 para financiar la escala que se apruebe en el marco de lo dispuesto en la presente disposición.

CENTÉSIMA SEXTA.

1. Autorizar la disposición por el Ministerio del Ambiente de los recursos correspondientes al cierre de la Donación GEF N° 2000000447 para financiar el Proyecto “Conservación y uso sostenible de ecosistemas altoandinos del Perú a través del pago por servicios ambientales para el alivio de la pobreza rural y la inclusión social (proyecto MERESE-FIDA)”, ascendentes a la cantidad de US$ 2 000 000,00 (Dos Millones y 00/100 de dólares americanos), más la rentabilidad que haya generado su gestión.

2. Autorizar al Ministerio del Ambiente, durante el Año Fiscal 2025, con cargo a los recursos indicados en el párrafo precedente, realice transferencias financieras a favor del Fondo Nacional para Áreas Naturales Protegidas por el Estado (PROFONANPE) para financiar un portafolio de inversiones de carácter permanente, conforme contrato o convenio respectivo, a fin de generar ingresos financieros derivados de la administración o inversión del Portafolio de Inversión.

3. Los ingresos financieros derivados de la administración o inversión del Portafolio de Inversión se destinan exclusivamente a financiar acciones de operación, mantenimiento, seguimiento, monitoreo, conservación, recuperación y uso sostenible de los servicios ecosistémicos establecidos, así como cubrir los costos derivados de la administración del portafolio, como resultado de la implementación de los Mecanismos de Retribución por Servicios Ecosistémicos en las cuencas hidrográficas de los ríos Cañete y Jequetepeque, de manera que contribuyan a la reactivación económica.

4. Los ingresos financieros señalados anteriormente, se ejecutan de acuerdo con lo establecido en las disposiciones normativas de creación de PROFONANPE, de acuerdo a lo establecido por el artículo 4 del Decreto Ley 26154.

5. La referida transferencia financiera se autoriza mediante resolución del titular del pliego Ministerio del Ambiente, previa suscripción de contrato o convenio celebrado entre el Ministerio del Ambiente y PROFONANPE, debiendo contar con el informe previo favorable de la Oficina de Presupuesto o la que haga sus veces en el pliego. Dicha resolución del Titular se publica en el diario oficial El Peruano.

6. El Ministerio del Ambiente, es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales fueron transferidos los recursos públicos. Dichos recursos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia u otorgamiento, según corresponda, conforme a la presente disposición. Asimismo, el Ministerio del Ambiente publica en su sede digital, en el mes de diciembre de 2025, un informe sobre las acciones realizadas y los resultados obtenidos en el marco de la presente disposición.

7. En caso de ser necesario, el Ministerio del Ambiente emitirá normas complementarias y reglamentarias para la mejor aplicación de la presente disposición.

CENTÉSIMA SEPTIMA.Financiamiento de Inversiones de Optimización, de Ampliación Marginal, de Rehabilitación y de Reposición (IOARR)

Autorizar, por excepción, durante el Año Fiscal 2025, a los gobiernos regionales y locales a financiar con recursos provenientes de la fuente de financiamiento Recursos por Operaciones Oficiales de Crédito Inversiones de Optimización, Ampliación Marginal, Reposición y Rehabilitación (IOARR) a las que se refiere el Decreto Legislativo N° 1252, Decreto Legislativo que crea el Sistema Nacional de Programación Multianual y Gestión de Inversiones.

CENTÉSIMA OCTAVA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Relaciones Exteriores, al Ministerio de la Producción, al Ministerio de Cultura y al Ministerio de Comercio Exterior y Turismo, durante el Año Fiscal 2025, a realizar transferencias financieras a favor del Ministerio de Defensa, Unidad Ejecutora 004: Marina de Guerra del Perú, previa suscripción de convenio, con la finalidad de financiar las actividades y gastos de operación del B.A.P. “UNIÓN”, para los viajes de instrucción programados al exterior.

Dichas transferencias financieras se aprueban mediante resolución del titular del pliego, previo informe favorable de la oficina de presupuesto o la que haga sus veces en la entidad. La resolución del titular del pliego se publica en el diario oficial El Peruano.

La entidad pública que transfiere es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales se transfirieron los recursos. Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme a la presente disposición.

CENTÉSIMA NOVENA. Amplía plazo de vigencia de los artículos 4,5 y 6 del DU 010-2024

Ampliar la vigencia de los artículos 4,5 y 6 del Decreto de Urgencia N° 010-2024, Decreto de Urgencia que establece medidas extraordinarias y urgentes en materia economía y financiera para la reactivación económica del sector vivienda, construcción y saneamiento dicta otra disposición, por el plazo de vigencia de la presente Ley. La solicitud de opinión favorable al Ministerio de Economía y Finanzas se realiza siguiendo la normativa vigente la fecha de su autorización.

CENTÉSIMA DECIMA. Mayor competitividad de MYPYMES peruanas en los mercados internacionales

Autorízase al Pliego Ministerio de Comercio Exterior y Turismo-MINCETUR a realizar una contribución financiera a favor del Organismo Internacional Centro de Comercio Internacional (ITC) hasta por la suma de US$ 121 500,00 (CIENTO VEINTIUN MIL QUINIENTOS Y 00/100 DÓLARES AMERICANOS), previa suscripción de Acuerdo Interinstitucional y opinión favorable de la Oficina de Presupuesto o la que hagas sus veces en el Pliego.

Lo establecido en la presente disposición se financia con cargo al presupuesto institucional del Ministerio de Comercio Exterior y Turismo, sin demandar recursos adicionales al Tesoro Público.

El Ministerio de Comercio Exterior y Turismo es responsable del monitoreo seguimiento y cumplimiento de los fines y metas para los que se transfiere.

La presente disposición entra en vigencia al día siguiente de la publicación de la presente Ley.

CENTÉSIMA DECIMA PRIMERA. Presidencia del Consejo de Ministros Proyecto Especial Legado

Autorízase por excepción a la Presidencia del Consejo de Ministros, a través del Proyecto Especial Legado, a realizar transferencias financieras durante el año 2024, hasta por la suma de S/ 234 000.00 (DOS CIENTO TREINTA CUATRO(*) NOTA SPIJ12 MIL 00/100 SOLES) a favor de la Organización Deportiva Bolivariana (ODEBO) en el marco del “Acuerdo de Responsabilidades y Obligaciones para la realización de los Juegos Bolivarianos del Bicentenario 2024” y Adenda para el financiamiento de los gastos vinculados al derecho de la marca de los Juegos y la garantía bancaria o título valor para la elaboración y entrega de la memoria del evento.

1. Las transferencias financieras autorizadas en el presente artículo, se aprueban mediante resolución del titular del Pliego Presidencia del Consejo de Ministros previo informe favorable de la Oficina de Presupuesto o la que haga sus veces en dicho pliego y se publica en el diario oficial El Peruano.

2. Los recursos públicos transferidos a este organismo internacional bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autorizó su transferencia conforme a la presente disposición.

3. La aplicación de lo establecido en el presente artículo se financia con cargo al presupuesto institucional Pliego 001: Presidencia de Consejo de Ministros - Unidad Ejecutora 021: Proyecto Especial Legado, sin demandar recursos adicionales al Tesoro Público.

4. El presente artículo entra en vigencia al día siguiente de su publicación de la presente ley.

CENTÉSIMA DECIMA SEGUNDA.

Autoricese, excepcionalmente durante el Año Fiscal 2025, al Gobierno Regional de Ayacucho a efectuar transferencias financiera hasta por un monto de S/ 1 358 970,00 (UN MILLON TRESCIENTOS CINCUENTA Y OCHO MIL NOVECIENTOS SETENTA SOLES Y 00/100 SOLES) a favor de la Universidad Nacional de Huanta para financiar el pago del personal docente en la Filial de la Universidad Nacional Autónoma de Huanta en el distrito de Llochegua, provincia de Huanta, departamento de Ayacucho, con cargo a los recursos de su presupuesto institucional en la fuente de financiamiento Recursos Ordinarios.

Dicha transferencia financiera se aprueba mediante acuerdo de Consejo Regional, previo informe favorable de la Oficina de Presupuesto o la que haga sus veces en la entidad, y se publica en el diario oficial El Peruano.(*)

(*) De conformidad con la Décima Séptima Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, para efectos de la implementación de la presente disposición, se exonera al Gobierno Regional de Ayacucho de lo establecido en el numeral 9.1 del artículo 9 y el artículo 11 de la presente Ley . Asimismo, se establece que la transferencia financiera para la ejecución de esta disposición se efectuará con cargo a los recursos del presupuesto institucional en la fuente de Financiamiento Recursos Ordinarios.

CENTÉSIMA DECIMA TERCERA.

Autorizar al Gobierno Regional de Amazonas, a realizar transferencias financieras durante el Año Fiscal 2025 a favor de la Oficina de las Naciones Unidades de Servicios para Proyectos (UNOPS), con el fin de ejecutar el proyecto “Fortalecimiento de la Capacidad Resolutiva de los Servicios de Salud del Hospital Santiago Apóstol de Utcubamba Siresa Amazonas”, identificado con CUI N° 2094709.

CENTÉSIMA DECIMA CUARTA. Aprobar la escala remunerativa del cuerpo de Guardaparques, comprendido en la Ley N° 31991, Ley del Cuerpo de Guardaparques

1. Se autoriza al Ministerio de Economía y Finanzas, a aprobar a partir del mes de agosto de 2025, la escala remunerativa del personal del Cuerpo de Guardaparques, comprendido en la Ley N° 31991, Ley del Cuerpo de Guardaparques.

2. La escala remunerativa a que hace referencia el numeral precedente, se aprueba mediante decreto supremo, refrendado por el ministro de Economía y Finanzas y por el ministro del Ambiente, a propuesta de este último.

3. Para efectos de implementar lo dispuesto en el presente artículo, se exonera al Servicio Natural de Áreas Naturales Protegidas por el Estado (SERNANP) de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente Ley.

4. La implementación de la presente disposición se financia con cargo al presupuesto institucional del SERNANP, sin demandar recursos adicionales al Tesoro Público.

CENTÉSIMA DECIMA QUINTA. Autorización de medidas que permitan fortalecer el Servicio Alimentario Escolar

1. Autorizar al Ministerio de Desarrollo e Inclusión Social a celebrar convenios de cooperación técnica u otros de naturaleza análoga, con organismos internacionales para el diseño e implementación de nuevos modelos de entrega del servicio alimentario escolar. Para lo cual requiere contar con el informe técnico de la Oficina General de Administración, o la que haga sus veces, que demuestre las ventajas y beneficios del convenio, el informe favorable de la Oficina General de Planeamiento, Presupuesto y Modernización, o la que haga sus veces, mediante el cual se demuestre la disponibilidad de recursos para su financiamiento, así como un informe legal de la Oficina General de Asesoría Jurídica, o la que haga sus veces. Asimismo, se autoriza al Ministerio de Desarrollo e Inclusión Social a efectuar transferencias financieras a favor del organismo internacional respectivo, las mismas que se aprueban mediante resolución del titular del Ministerio de Desarrollo e Inclusión Social, para dar cumplimiento al convenio celebrado. Dicha resolución del titular se publica en el diario oficial El Peruano.

Los saldos no utilizados al 31 de diciembre del año fiscal 2025 de los recursos transferidos al organismo internacional en el marco del presente artículo deben ser devueltos al Tesoro Público, conforme a la normatividad del Sistema Nacional de Tesorería.

2. Autorizar, durante el Año Fiscal 2025, al Ministerio de Desarrollo e Inclusión Social (MIDIS), a través del Programa Nacional de Alimentación Escolar Qali Warma o el que haga sus veces, a otorgar una subvención económica a favor del padre, madre o tutor de familia designado como tesorero por el comité de la institución educativa, con cargo a su presupuesto institucional, sin demandar recursos adicionales al Tesoro Público, con la finalidad de brindar el servicio alimentario a través de la adquisición local de alimentos perecibles y no perecibles de acuerdo a la programación y dosificación del menú escolar, y de los gastos operativos requeridos para su preparación. La mencionada subvención económica se aprueba mediante Resolución de Dirección Ejecutiva del Programa Nacional de Alimentación Escolar Qali Warma o el que haga sus veces y se publica en la sede digital del Ministerio de Desarrollo e Inclusión Social.

Para dicho efecto, el Programa Nacional de Alimentación Escolar Qali Warma o el que haga sus veces aprueba mediante Resolución de Dirección Ejecutiva, las disposiciones necesarias para la implementación de lo dispuesto en el presente artículo.

A fin de verificar el impacto de la presente medida, el Ministerio de Economía y Finanzas, en coordinación con el Ministerio de Desarrollo e Inclusión Social, realiza el diseño e implementación de una evaluación de impacto.

Lo establecido en el presente numeral se financia con cargo al presupuesto institucional del Ministerio de Desarrollo e Inclusión Social, sin demandar recursos adicionales al Tesoro Público.

3. Para, el cumplimiento de los numerales 1 y 2 de la presente disposición, se autoriza al Ministerio de Desarrollo e Inclusión Social a realizar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos del servicio alimentario escolar, incluyendo sus gastos operativos y de supervisión, quedando exonerado de lo dispuesto en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo del Sistema Nacional de Presupuesto y el literal a) del artículo 33 de la presente Ley.

CENTÉSIMA DECIMA SEXTA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Transportes y Comunicaciones, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional a favor de la Municipalidad Distrital de San José de Lourdes de la provincia de San Ignacio del departamento de Cajamarca, hasta por la suma de S/ 300 000,00 (TRESCIENTOS MIL Y 00/100 SOLES), para financiar la elaboración del perfil de la inversión recaída en el Código de idea N° 341358, denominado “Creación del servicio de transitabilidad vial interurbano en el Puente vehicular sobre el Río Miraflores en la localidad de Rumichina del distrito de San José de Lourdes de la provincia de San Ignacio del departamento de Cajamarca”.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Transportes y Comunicaciones, a propuesta de este último. CONCORDANCIAS: D.S. N° 123-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de la Municipalidad Distrital de San José de Lourdes)

CENTÉSIMA DECIMA SEPTIMA. Otorgamiento de una bonificación extraordinaria para el personal del Poder Judicial, Instituto Nacional Penitenciario y Ministerio Público

1. Se autoriza el otorgamiento, excepcional y por única vez, de una bonificación extraordinaria de S/ 1 000,00 (UN MIL Y 00/100 SOLES), a favor del personal del Poder Judicial, Instituto Nacional Penitenciario y Ministerio Público que perciban ingresos menores a S/ 2 000 (DOS MIL Y 00/100 SOLES), con excepción de los cargos directivos, que se encuentren registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) y cuenten con vínculo laboral vigente a la fecha de pago de la referida bonificación.

2. La referida bonificación no tiene carácter remunerativo, compensatorio, ni pensionable y no está sujeta a cargas sociales. Asimismo, no constituye base de cálculo para beneficios sociales, para la compensación por tiempo de servicios o cualquier otro tipo de bonificaciones, asignaciones o entregas. La bonificación se paga por única vez en el mes de enero de 2025.

3. La referida bonificación se financia con cargo al presupuesto institucional de las respectivas entidades, sin demandar recursos adicionales al Tesoro Público.

4. Para la implementación de lo establecido en el presente artículo, se exonera al Poder Judicial, Instituto Nacional Penitenciario y Ministerio Público de lo establecido en el artículo 6 de la presente Ley.

CENTÉSIMA DECIMA OCTAVA. Cambio de grupo ocupacional y cambio de línea de carrera

1. Autorizar excepcionalmente, a partir del mes de diciembre de 2025, al Ministerio de Salud, sus organismos públicos, y las unidades ejecutoras de salud de los gobiernos regionales, a realizar el proceso de cambio de grupo ocupacional y cambio de línea de carrera del personal de la salud en plazas presupuestadas, en las modalidades: asistencial a asistencial, administrativo a asistencial, administrativo a administrativo y asistencial a administrativo. Para tal efecto, las referidas entidades quedan exceptuadas de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente ley, así como del literal b) de la Tercera Disposición Transitoria de la Ley N° 28411, Ley General del Sistema Nacional de Presupuesto.

2. En un plazo no mayor de noventa (90) días calendario contados a partir de la vigencia de la presente ley, mediante decreto supremo refrendado por el ministro de Salud, en coordinación con el Ministerio de Economía y Finanzas a través de la Dirección General de Gestión Fiscal de los Recursos Humanos, se aprueba el reglamento que establece los requisitos, condiciones, procedimientos y mecanismos necesarios para el cambio de grupo ocupacional y cambio de línea de carrera.

3. Para efectos de lo dispuesto en la presente disposición, se autoriza al Ministerio de Salud, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a efectuar modificaciones presupuestarias en el nivel institucional a favor de los organismos públicos del Ministerio de Salud, y de las unidades ejecutoras de salud de los gobiernos regionales, las cuales se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de Salud, a solicitud de este último. Para tal efecto, la propuesta de Decreto Supremo de modificación presupuestaria se presenta al Ministerio de Economía y Finanzas hasta el 7 de julio de 2025.

4. Para la aplicación de lo establecido en el numeral X.1 de la presente disposición, es requisito que los cargos estructurales se encuentren contemplados en el Cuadro para Asignación de Personal Provisional (CAP Provisional) y las Plazas se encuentren consignadas en el Presupuesto Analítico de Personal (PAP), así como se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), conforme a la normativa vigente.

“5. Se autoriza, de manera excepcional durante el año 2025, al Ministerio de Defensa, para convocar a concurso de méritos cerrado dentro de la entidad, con el fin de llevar a cabo el proceso de cambio de grupo ocupacional y cambio de línea de carrera del personal de la salud comprendido en el numeral 3.2 del artículo 3 del Decreto Legislativo 1153, en plazas vacantes, liberadas y plazas orgánicas de los institutos armados del Ministerio de Defensa. En cuanto a las plazas orgánicas, el cambio se realiza en la misma plaza orgánica donde el profesional se encuentra laborando a la fecha y se efectúa a nivel de inicio de grupo. Esta autorización está exenta de lo establecido en el artículo 6 y en el párrafo 9.1 del artículo 9 de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, así como del literal b) de la tercera disposición transitoria de la Ley 28411, Ley General del Sistema Nacional de Presupuesto.”(*) (*) Numeral incorporado por el Artículo Único de la Ley Nº 32402, publicada el 02 julio 2025.

“6. Se exime al Ministerio de Defensa de la aplicación de los artículos 42, 45, 60, 61, 62 y 63 del capítulo V del Reglamento del Decreto Legislativo 276, aprobado por el Decreto Supremo 005-90-PCM, así como de otras normativas vigentes que restrinjan u obstaculicen el proceso de cambio de grupo ocupacional y de línea de carrera. Dentro de un plazo no mayor de treinta días calendario contados a partir de la entrada en vigor de la presente ley, se debe aprobar un reglamento mediante resolución ministerial, que defina los requisitos, como título profesional, servicio rural y urbano marginal de salud—Serums, habilitación profesional, ser nombrado con antigüedad de tres años a la fecha de vigencia de la presente ley, condiciones, procedimientos y mecanismos necesarios para el cambio de grupo ocupacional y de línea de carrera.”(*) (*) Numeral incorporado por el Artículo Único de la Ley Nº 32402, publicada el 02 julio 2025.

“7. Se autoriza al Ministerio de Defensa para realizar los concursos de méritos mencionados utilizando su presupuesto institucional, sin requerir recursos adicionales del tesoro público. Para ello, puede efectuar modificaciones presupuestarias en el nivel funcional programático con el objetivo de habilitar la Partida de Gasto 2.1. Personal y Obligaciones Sociales, en caso de que necesite una mayor disponibilidad presupuestaria.”(*)

(*) Numeral incorporado por el Artículo Único de la Ley Nº 32402, publicada el 02 julio 2025.

“8. El Ministerio de Defensa envía la documentación correspondiente a la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas (DGGFRH) para la creación de los registros necesarios en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), de acuerdo con la normativa vigente, si corresponde. Asimismo, se autoriza al Ministerio de Defensa para modificar el cuadro para asignación de personal provisional (CAP-P) y para aprobar el presupuesto analítico de personal (PAP), en tanto no se apruebe el cuadro de puestos de la entidad (CPE), para la implementación de lo dispuesto en la presente disposición”.(*)

(*) Numeral incorporado por el Artículo Único de la Ley Nº 32402, publicada el 02 julio 2025.

CONCORDANCIAS: D.S.Nº 003-2025-SA (Decreto Supremo que aprueba el Reglamento del Proceso de Cambio de Grupo Ocupacional y Cambio de Línea de Carrera del personal de la salud del Ministerio de Salud, de sus Organismos Públicos y de las Unidades Ejecutoras de Salud de los Gobiernos Regionales) R.M. N° 00941-2025-DE (Aprueban el Reglamento para el proceso de cambio de grupo ocupacional y cambio de línea de carrera del personal profesional de salud, técnico y auxiliar asistencial de la salud del Sector Defensa)

CENTÉSIMA DECIMA NOVENA. Amplía plazo de vigencia de los artículos 4, 5 y 6 del DU 010-2024

Ampliar la vigencia de los artículos 4, 5 y 6 del Decreto de Urgencia N° 010-2024, Decreto de Urgencia que establece medidas extraordinarias y urgentes en materia económica y financiera para la reactivación económica del sector vivienda, construcción y saneamiento y dicta otra disposición, por el plazo de vigencia de la presente Ley. La solicitud de opinión favorable al Ministerio de Economía y Finanzas se realiza siguiendo la normativa vigente a la fecha de emisión del referido Decreto de Urgencia.

CENTÉSIMA VIGÉSIMA. Autorizar transferencia financiera de organismos públicos descentralizados (OPD) y empresas municipales de la Municipalidad Metropolitana de Lima.

Autorizar, excepcionalmente, durante el Año Fiscal 2025, a los organismos públicos descentralizados y las empresas municipales de la Municipalidad Metropolitana de Lima, así como al Pliego 465: Municipalidad Metropolitana de Lima, a efectuar transferencias financieras a favor de la Municipalidad Metropolitana de Lima, para el financiamiento de gasto corriente y proyectos de inversión. Dichas transferencias se aprueban mediante Acuerdo de su Directorio u órgano colegiado correspondiente, o Resolución del titular, o Acuerdo de Consejo Regional, según corresponda, previo informe favorable de su Oficina de Presupuesto, o la que haga sus veces en la entidad y se publica en la sede digital de la entidad.

La presente disposición se financia con cargo al presupuesto institucional de las entidades respectivas, sin afectar los recursos necesarios para el ejercicio de sus funciones y prestación de servicios públicos, así como sin demandar recursos adicionales al Tesoro Público.

CENTÉSIMA VIGÉSIMA PRIMERA.

1. Las entidades comprendidas en los alcances de lo dispuesto por el numeral 15.3 del artículo 15 del Decreto Legislativo N° 1441, Decreto Legislativo del Sistema Nacional de Tesorería, que al cierre del primer semestre del Año Fiscal 2025, proyecten una mayor recaudación al 31 de diciembre de dicho año, respecto a lo informado por la Dirección General del Tesoro Público, durante las fases de Programación Multianual Presupuestaria y de Formulación Presupuestaria 2025 - 2027, pueden solicitar al Ministerio de Economía y Finanzas, durante el Año Fiscal 2025, la asignación de recursos adicionales, vía crédito suplementario, en la fuente de financiamiento Recursos Ordinarios, para financiar el cumplimiento de sus funciones.

2. Para tal fin, se autoriza, durante el Año Fiscal 2025, al Ministerio de Economía y Finanzas a realizar modificaciones presupuestarias en el nivel institucional a favor de las entidades a que hace referencia el numeral precedente, en la fuente de financiamiento Recursos Ordinarios, las que se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas, a solicitud del Titular de la entidad.

CENTÉSIMA VIGÉSIMA SEGUNDA Medida para la modificación del presupuesto institucional por las fuentes de financiamiento distintas a Recursos Ordinarios y Recursos por Operaciones Oficiales de Crédito.

1. Autorizar, en el Año Fiscal 2024, a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, a modificar su presupuesto institucional respecto a los recursos correspondientes a saldos de balance por las fuentes de financiamiento distintas a Recursos Ordinarios y Recursos por Operaciones Oficiales de Crédito, solo para reducir su Presupuesto Institucional Modificado.

CONCORDANCIAS: R.J. N° 000206-2024-SIS/J (Autorizan reducción del Presupuesto Institucional Modificado del Seguro Integral de Salud, aprobado mediante Ley N° 32185, Ley de Presupuesto del Sector Público para el año fiscal 2025)

2. Autorizar, en el Año Fiscal 2024, a los pliegos del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, a modificar su presupuesto institucional por la fuente de financiamiento Recursos Determinados correspondiente a: i) los rubros Fondos de Compensación Regional (FONCOR) y Fondo de Compensación Municipal (FONCOMUN), y, ii) los ingresos por canon, sobrecanon y renta de aduanas; provenientes de los ingresos percibidos por dichos conceptos en el Año Fiscal 2024; solo para reducirlo hasta por el monto que resulte de la diferencia entre el Presupuesto Institucional Modificado y el monto de los ingresos percibidos.

3. La modificación del presupuesto institucional autorizada en el presente artículo se aprueba mediante resolución del titular de la entidad para el caso de los pliegos del Gobierno Nacional, y mediante acuerdo del consejo regional o concejo municipal para el caso de los gobiernos regionales y gobiernos locales, respectivamente. La resolución del titular de la entidad y el acuerdo del consejo regional se publica en el diario oficial El Peruano, y el acuerdo del consejo municipal se pública en la sede digital del gobierno local. Copia de la resolución, acuerdo de conejo regional y acuerdo de consejo municipal, según corresponda, se remite dentro de los cinco (05) días calendario de aprobada a los organismos señalados en el numeral 31.4 del artículo 31 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

4. La presente disposición entra en vigencia al día siguiente de la publicación de la presente ley.(*)

(*) De conformidad con el Artículo 1 de la Resolución Jefatural Nº 000202-2024-INDECI/JEF INDECI, publicada el 21 diciembre 2024, se dispone autorizar la reducción del Presupuesto Institucional del Pliego 006: Instituto Nacional de Defensa Civil, aprobado mediante la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, en aplicación de la presente disposición, hasta por la suma de S/ 2,602,115.00 (Dos Millones Seiscientos Dos Mil Ciento Quince y 00/100 soles), en el Pliego 006: Instituto Nacional de Defensa Civil, por la fuente de financiamiento Donaciones y Transferencias, conforme se detalla en el citado artículo.

(*) De conformidad con el Artículo 1° de la Resolución N° 00128-2024-OEFA/PCD, publicada el 21 diciembre 2024, se modifica el Presupuesto Institucional del Pliego 051: Organismo de Evaluación y Fiscalización Ambiental - OEFA, aprobado mediante Ley N° 31953, Ley de Presupuesto del Sector Público para el año fiscal 2024, el mismo que se reduce en la suma de S/ 17 587 913,00 (Diecisiete millones quinientos ochenta y siete mil novecientos trece y 00/100 Soles) en la Fuente de Financiamiento 2 “Recursos Directamente Recaudados”, en aplicación a lo dispuesto en el numeral 1 de la presente disposición, de acuerdo al detalle contenido en el Anexo que forma parte integrante de la citada Resolución.

(*) De conformidad con el Artículo 1° de la Resolución N° 832-2024-GORE-ICA/GR, publicada el 26 diciembre 2024, se promulga la Reducción del Presupuesto Institucional del Pliego 449: Gobierno Regional del Departamento de Ica para el Año Fiscal 2024 hasta por la suma de S/ 24,825,876.00 (Veinticuatro millones ochocientos veinte y cinco mil ochocientos setenta y seis y 00/100 soles); en la fuente de financiamiento 5 - Recursos Determinados, Rubro 15 - Fondo de Compensación Regional de las Unidades Ejecutoras 001- Sede Central y la Unidad Ejecutora 002 - Proyecto Especial Tambo Ccaracocha, en aplicación del numeral 2. y 3. de la presete disposición, de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo Primero de la Resolución de la Fiscalía de la Nación Nº 2924-2024-MP-FN, publicada el 28 diciembre 2024, se aprueba la reducción del Presupuesto Institucional del Pliego 022: Ministerio Público para el Año Fiscal 2024, en el marco de lo dispuesto en la presente disposición, por la suma de S/ 8 096 350,00 (OCHO MILLONES NOVENTA Y SEIS MIL TRESCIENTOS CINCUENTA Y 00/100 SOLES) en la fuente de financiamiento Donaciones y Transferencias de la Unidad Ejecutora 012: Autoridad Nacional de Control del Ministerio Público, de acuerdo con el detalle establecido en el citado artículo.

(*) De conformidad con el Artículo Primero del Acuerdo N° 000614-2024-GR.LAMB/CR [515630785 - 9], publicado el 30 diciembre 2024, se aprueba la Modificación del Presupuesto Institucional reducción del marco presupuestal de la Fuente de Financiamiento Recursos Determinados de las Unidades Ejecutoras del Pliego 452 Gobierno Regional del Departamento de Lambayeque, por el monto de S/ 28 073 459.00 soles (VEINTIOCHO MILLONES SETENTA Y TRES MIL CUATROCIENTOS CINCUENTA Y NUEVE Y 00/100 SOLES), con la finalidad de reflejar concordancia entre el marco presupuestal y la recaudación financiera, así como el real avance de ejecución presupuestal, conforme a los informes técnicos y legales que obran en el citado acuerdo regional.

(*) De conformidad con el Artículo Primero de la Resolución Nº 268-2024-UNDC/CO-P, publicada el 31 diciembre 2024, se autoriza la reducción del Presupuesto Institucional del Pliego 547: Universidad Nacional de Cañete, en aplicación a lo dispuesto por la presente Disposición, con cargo a la fuente de financiamiento 2 Recursos Directamente Recaudados por el importe de S/ 570,275 (QUINIENTOS SETENTA MIL DOSCIENTOS SETENTA Y CINCO CON 00/100 SOLES), de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo Primero del Acuerdo Nº 2375-2024/GRP-CR, publicado el 31 diciembre 2024, se aprueba la reducción mediante modificación presupuestal por la fuente de financiamiento Recursos Determinados, rubro 15 FONDO DE COMPENSACIÓN REGIONAL (FONCOR) hasta por el monto de S/. 142’ 178,214.96 (Ciento Cuarenta y Dos millones Doscientos Catorce Mil y 00/96 soles) de acuerdo a lo establecido en la presente Disposición.

(*) De conformidad con el Artículo 1 de la Resolución Nº 14345-2024-UNJBG, publicada el 31 diciembre 2024, se autoriza la reducción del Presupuesto Institucional del Pliego 531 U. N. Jorge Basadre Grohmann, en aplicación de la presente Disposición, por la fuente de financiamiento 5-Recursos Determinados hasta por la suma de S/ 40 851 490,00 (CUARENTA MILLONES OCHOCIENTOS CINCUENTA Y UN MIL CUATROCIENTOS NOVENTA Y 00/100 SOLES), por la fuente de financiamiento 4-Donaciones y Transferencias hasta por la suma de S/ 1 352 944,00 (UN MILLÓN TRESCIENTOS CINCUENTA Y DOS MIL NOVECIENTOS CUARENTA Y CUATRO Y 00/100 SOLES) y por la fuente de financiamiento 2-Recursos Directamente Recaudados hasta por la suma de S/ 89 757,00 (OCHENTA Y NUEVE MIL SETECIENTOS CINCUENTA Y SIETE Y 00/100 SOLES), de acuerdo al Anexo adjunto a la citada norma.

(*) De conformidad con el Artículo 1° de la Resolución Nº 4012-2024-R-UNE, publicada el 04 enero 2025, se aprueba la reducción del Presupuesto Institucional del Pliego: 528 U.N. DE EDUCACIÓN ENRIQUE GUZMÁN Y VALLE, en el marco de la presente Disposición, por la suma de UN MILLÓN DOSCIENTOS CINCUENTA Y TRES MIL NOVECIENTOS SESENTA Y SIETE CON 00/100 SOLES (S/ 1’253,967.00), en la Fuente de Financiamiento: 4. Donaciones y Transferencias de la Unidad Ejecutora: 001-106 UNIVERSIDAD NACIONAL DE EDUCACIÓN ENRIQUE GUZMÁN Y VALLE, de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo Primero de la Resolución N° 0850-2024-R-UNH, publicada el 05 enero 2025, se autoriza la reducción del Presupuesto Institucional del Pliego 537 - Universidad Nacional de Huancavelica para el año fiscal 2024, por la suma de S/ 868,632.00 (OCHOCIENTOS SESENTA Y OCHO MIL SEISCIENTOS TREINTA Y DOS CON 00/100 SOLES), en la Fuente de Financiamiento Donaciones y Transferencias y la suma de 2´503,144.00 (DOS MILLONES QUINIENTOS TRES MIL CIENTO CUARENTA Y CUATRO CON 00/100 soles) Fuente de Financiamiento Recursos Determinados, de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo 1° de la Resolución Nº 768-2024-GRA/GR, publicada el 07 enero 2025, se modifica el Presupuesto Institucional del Pliego 443 Gobierno Regional del Departamento de Arequipa, aprobado en la Ley Nº 31953 Ley de Presupuesto del Sector Público para el Año Fiscal 2024, el mismo que se reduce en la suma de S/ 47’364,872.00 (CUARENTA Y SIETE MILLONES TRESCIENTOS SESENTA Y CUATRO MIL OCHOCIENTOS SETENTA Y DOS Y 00/100 SOLES), en aplicación de la presente Disposición, de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo 1 de la Resolución Presidencial Nº 139-2024-UNAB, publicada el 15 enero 2025, se modifica el Presupuesto Institucional del Pliego 549 Universidad Nacional de Barranca para el año fiscal 2024, en aplicación de la presente Disposición, hasta por la suma de S/ 10 316 368,00 (diez millones trescientos dieciséis mil trescientos sesenta y ocho 00/100 soles), de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Resolutivo 1 de la Resolución Rectoral Nº 1288-2024-UNHEVAL, publicada el 21 enero 2025, se aprueba la reducción del marco presupuestal en el Presupuesto Institucional del Pliego 525 Universidad Nacional Hermilio Valdizán, en mérito a la presente Disposición, hasta por el monto de S/. 130,804.00 (CIENTO TREINTA MIL OCHOCIENTOS CUATRO Y 00/100 SOLES), con cargo a la fuente de financiamiento Recursos Directamente Recaudados, de acuerdo al detalle establecido en el citado artículo; por lo expuesto en los considerandos precedentes de la citada resolución.

(*) De conformidad con el Artículo 1 de la Resolución de Presidencia Nº 203-IGP/2024, publicada el 24 enero 2025, se aprueba la reducción del Presupuesto Institucional del 0112: Instituto Geofísico del Perú para el Año Fiscal 2024, por la fuente de financiamiento Donaciones y Transferencias, en el marco de lo dispuesto en la presente Disposición, hasta por el monto de S/ 271,586,00 (DOSCIENTOS SETENTA Y UN MIL QUINIENTOS OCHENTA Y SEIS 00/100 SOLES), de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo 1° de la Resolución N° 867-2024-UNS-R, publicada el 11 julio 2025, se autoriza la reducción del Presupuesto Institucional del Pliego 536 Universidad Nacional del Santa, en aplicación de la presente disposición, por la fuente de financiamiento 5-Recursos Determinados hasta por la suma de TREINTA Y CUATRO MILLONES TRESCIENTOS DIECINUEVE MIL SETECIENTOS CUARENTA Y NUEVE Y 00/100 SOLES (S/ 34,319,749), de acuerdo al Anexo adjunto a la citada norma.

(*) De conformidad con el Artículo 1° de la Resolución N° 868-2024-UNS-R, publicada el 11 julio 2025, se autoriza la reducción del Presupuesto Institucional del Pliego 536 Universidad Nacional del Santa, en aplicación de la presente disposición, por la fuente de financiamiento 4-Donaciones y Transferencias hasta por la suma de UN MILLÓN SETECIENTOS SESENTA Y UN MIL SEIS Y 00/100 SOLES (S/ 1’761,006.00), de acuerdo al Anexo adjunto a la citada norma.

CENTÉSIMA VIGÉSIMA TERCERA. Cambio de grupo ocupacional asistencial

1. Autorizar, excepcionalmente, a partir del mes de diciembre de 2025, al Ministerio de Salud, a sus organismos públicos, y a las unidades ejecutoras de salud de los gobiernos regionales, a realizar el proceso de cambio de grupo ocupacional del personal de la salud en plazas presupuestadas. Para tal efecto, las referidas entidades quedan exceptuadas de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente ley, así como del literal b) de la Tercera Disposición Transitoria de la Ley 28411, Ley General del Sistema Nacional de Presupuesto.

2. En un plazo no mayor de noventa (90) días calendario contados a partir de la vigencia de la presente ley, mediante decreto supremo refrendado por el ministro de Salud, en coordinación con el Ministerio de Economía y Finanzas a través de la Dirección General de Gestión Fiscal de los Recursos Humanos, se aprueba el reglamento que establece los requisitos, condiciones, procedimientos y mecanismos necesarios para el cambio de grupo ocupacional.

3. Para efectos de lo dispuesto en la presente disposición, se autoriza al Ministerio de Salud, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a efectuar modificaciones presupuestarias en el nivel institucional a favor de los organismos públicos del Ministerio de Salud, y de las unidades ejecutoras de salud de los gobiernos regionales, las cuales se aprueban mediante decreto supremo refrendado por el ministro de Economía y Finanzas y el ministro de Salud, a solicitud de este último. Para tal efecto, la propuesta de Decreto Supremo de modificación presupuestaria se presenta al Ministerio de Economía y Finanzas hasta el 07 de julio de 2025.

4. Para la aplicación de lo establecido en el numeral 1 de la presente disposición, es requisito que los cargos estructurales se encuentren contemplados en el Cuadro para Asignación de Personal Provisional (CAP Provisional) y las Plazas se encuentren consignadas en el Presupuesto Analítico de Personal (PAP), así como se encuentren registradas en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), conforme a la normatividad vigente”.

CENTÉSIMA VIGÉSIMA CUARTA.-

Aprobar una Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025, hasta por la suma de S/ 30 000 000 00 (TREINTA MILLONES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del Gobierno Regional de Amazonas, para financiar la ejecución del proyecto de inversión “PROYECTO INTEGRADO DEL SISTEMA DE AGUA POTABLE Y ALCANTARILLADO DE LA LOCALIDAD DE BAGUA”, con CUI 2090141, con cargo a los recursos del Presupuesto del Ministerio de Vivienda y Saneamiento, previa autorización del Ministro de Vivienda.

CENTÉSIMA VIGÉSIMA QUINTA.- Autorización para modificar el Programa “Fortalecimiento del Proceso de Descentralización y Modernización del Estado”, suscrito entre la Presidencia del Consejo de Ministros (PCM) y el Programa de las Naciones Unidades

1. Se autoriza a la Presidencia del Consejo de Ministros a celebrar una adenda al Convenio suscrito con el Programa de las Naciones Unidas para el Desarrollo (PNUD), para la ejecución del Programa “Fortalecimiento del Proceso de Descentralización y Modernización del Estado”, con el objeto de ampliar su plazo de vigencia hasta el 31 de diciembre del 2027, lo que permitirá ejecutar, entre otros, actividades relativas a la modernización de la Gestión de la Infraestructura Deportiva y de la no Deportiva.

2. Para tal fin, se autoriza a la Presidencia del Consejo de Ministros para aprobar transferencias financieras a favor del Programa de las Naciones Unidas para el Desarrollo (PNUD), las que se aprueban mediante resolución del titular, previo informe favorable de la oficina de presupuesto o la que haga sus veces en dicho pliego, y se publica en el diario oficial El Peruano.

3. La Presidencia del Consejo de Ministros es responsable del monitoreo, seguimiento y cumplimiento de los fines y metas para los cuales se transfirieron los recursos. Los recursos públicos, bajo responsabilidad, deben ser destinados solo a los fines para los cuales se autoriza su transferencia conforme al presente artículo.

4. La aplicación de lo establecido en la presente disposición se financia con cargo al presupuesto institucional del pliego Presidencia del Consejo Ministros, sin demandar recursos adicionales al Tesoro Público.

5. La presente disposición entra en vigencia a partir del día siguiente de la publicación de la presente ley.

CENTÉSIMA VIGÉSIMA SEXTA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Desarrollo Agrario y Riego con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional hasta por la suma de S/ 16 781 027,00 (DIECISÉIS MILLONES SETECIENTOS OCHENTA Y UN MIL VEINTISIETE Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor del Gobierno Regional de Lambayeque, previa suscripción del convenio respectivo y el cumplimiento de las disposiciones del Decreto Legislativo N° 1635, para financiar la inversión “REHABILITACIÓN DE LA INFRAESTRUCTURA DE CAPTACIÓN Y CONDUCCIÓN DEL SISTEMA DE RIEGO MAGDALENA, SECTORES NUEVO MAGDALENA, LA VARIANTE, ESTIAJE, CD ANTIGUO PACORA, JAYANCA, LOS MACOS Y SEÑOR DE LOS MILAGROS, DISTRITO DE PITIPO, JAYANCA Y PACORA, PROVINCIA DE FERREÑAFE Y LAMBAYEQUE, DEPARTAMENTO DE LAMBAYEQUE” con código único N° 2478487.

Las modificaciones presupuestarias en el nivel institucional autorizadas por la presente disposición se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Desarrollo Agrario y Riego, a propuesta de este último y previa opinión favorable de la unidad orgánica competente, según corresponda, sobre el cumplimiento de las normas técnicas y criterios de priorización aprobados por el Sector, y respecto al cumplimiento de las disposiciones del Decreto Legislativo N° 1635.

El Ministerio de Desarrollo Agrario y Riego en el marco de la presente disposición es responsable de la sostenibilidad en los siguientes años de la inversión, así como de la verificación y seguimiento de la ejecución física y financiera de los recursos asignados, en el ámbito de sus competencias. Para tal fin, el Gobierno Regional de Lambayeque debe de remitir al referido Ministerio los avances de la ejecución de los recursos asignados. Asimismo, los recursos a los que se refiere la presente disposición no deben destinarse, bajo responsabilidad, a fines distintos de aquellos para los que fueron asignados.

CENTÉSIMA VIGÉSIMA SEPTIMA. Transferencia de partidas del Mincetur a favor de las municipalidades distritales de Miraflores y de Barranco

Autorícese, de manera excepcional, al Ministerio de Comercio Exterior y Turismo, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el institucional, hasta por el monto de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, a favor de la Municipalidad Distrital de Miraflores y la Municipalidad Distrital de Barranco, para el financiamiento de las inversiones con código único de inversiones N° 2519453, N° 2670191 y N° 2670167; con la finalidad de fortalecer y dinamizar el turismo seguro en el país.

Las modificaciones presupuestarias autorizadas en el párrafo precedente se aprueban mediante decreto supremo, refrendado por el ministro de Economía y Finanzas y el ministro de Comercio Exterior y Turismo, a solicitud de este último, previa suscripción de convenio. Dicho convenio debe suscribirse por el costo total de la inversión o por el monto pendiente a financiar respecto al costo total de la inversión. El decreto supremo que aprueba la transferencia de partidas en el marco de la presente disposición se publica hasta el 31 de marzo de 2025. La propuesta de decreto supremo sólo puede ser presentada al Ministerio de Economía y Finanzas hasta el 28 de febrero de 2025.

Las inversiones con código único de inversiones N° 2519453, N° 2670191 y N° 2670167 deben contar con opinión favorable de la Oficina de Programación Multianual de Inversiones del Sector y/o la unidad orgánica competente, según corresponda, respecto al cumplimiento de las normas técnicas y criterios de priorización del sector y respecto a su registro en la cartera de inversiones del Programa Multianual de Inversiones del Sector, a fin de verificar que se encuentre alineada con los objetivos priorizados, metas e indicadores establecidos en el Programa Multianual de Inversiones.

El Ministerio de Comercio Exterior y Turismo es responsable del monitoreo y seguimiento de los fines y metas para los cuales se transfirieron los recursos y debe garantizar el financiamiento de la sostenibilidad de las inversiones hasta su culminación, sin demandar recursos adicionales al tesoro público.

Los recursos autorizados en la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

El Ministerio de Comercio Exterior y Turismo, la Municipalidad Distrital de Miraflores y la Municipalidad Distrital de Barranco deben remitir semestralmente a la Contraloría General de la República los avances en la implementación de la presente disposición, conforme a la normatividad vigente.

Lo establecido en la presente disposición ser financia con cargo al presupuesto institucional del Ministerio de Comercio Exterior y Turismo, sin demandar recursos adicionales al Tesoro Público.

CENTÉSIMA VIGÉSIMA OCTAVA. Autorizar a la Oficina de Normalización Previsional (ONP) a realizar transferencias de partidas a favor de las entidades administradoras del Decreto Ley Nº 20530, para el pago en la pensión, de la bonificación del Fondo Nacional de Ahorro Público (FONAHPU)

Se autoriza, durante el Año Fiscal 2025, a la Oficina de Normalización Previsional (ONP), para realizar modificaciones presupuestarias en el nivel institucional con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a favor de los pliegos del Gobierno Nacional y Gobiernos Regionales para financiar el pago mensual de la bonificación del FONAHPU de los pensionistas del Decreto Ley N° 20530 que accedieron al referido beneficio, de acuerdo a lo establecido en la Tercera Disposición Complementaria Final del Decreto Legislativo N° 1666, Decreto Legislativo marco de la Gestión Fiscal de los Recursos Humanos del Sector Público.

La modificación presupuestaria en el nivel institucional autorizada por la presente disposición se aprueba mediante decreto supremo refrendado por el ministro de Economía y Finanzas, a propuesta de la Oficina de Normalización Previsional. El decreto supremo se publica hasta el 20 de enero de 2025.

Se autoriza a la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH) del Ministerio de Economía y Finanzas a registrar de oficio en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) la bonificación del FONAHPU a favor de las entidades administradoras encargadas del pago de las pensiones del Decreto Ley N° 20530.

Para tal efecto, la ONP remite a la DGGFRH la relación de beneficiarios de la referida bonificación, hasta los cinco (05) días hábiles siguientes de la publicación del Decreto Supremo al que se refiere el presente artículo.

CENTÉSIMA VIGÉSIMA NOVENA.

Se autoriza, durante el Año Fiscal 2025, al Organismo Técnico de la Administración de los Servicios de Saneamiento (OTASS), con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a realizar modificaciones presupuestarias en el nivel institucional a favor del Ministerio de Vivienda, Construcción y Saneamiento, en el marco del Contrato de Préstamo 8899-PE: Programa de Modernización de la Prestación de los Servicios de Agua Potable y Saneamiento en las EPS EMAPACOP, SEDACUSCO, SEDAPAR, SEMAPA, BARRANCA, EMAPA HUARAL Y EMAPA HUACHO.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Vivienda, Construcción y Saneamiento, a solicitud del OTASS.

CENTÉSIMA TRIGÉSIMA.

Suspender, hasta el 31 de diciembre de 2025, la aplicación de la Ley N° 32064, Ley que garantiza la autonomía y profesionalización de la carrera del auditor gubernamental.(*)

(*) Confrontar con el Artículo Único de la Ley Nº 32365, publicada el 04 junio 2025.

CENTÉSIMA TRIGÉSIMA PRIMERA.

Autorizar la ampliación del plazo establecido en el numeral 3.1 del artículo 3 del Decreto de Urgencia 022-2023, Decreto de Urgencia que dicta medidas de reactivación económica y financiera a favor de la maricultura de las conchas de abanico desarrollada en la Bahía de Sechura ante el desbalance productivo generado por el ingreso anómalo de agua del río Piura así como la vigencia de dicho Decreto de Urgencia hasta el 31 de diciembre de 2025, por lo cual, las facilidades crediticias conferidas por la referida norma se otorgan únicamente hasta dicha fecha.

CENTÉSIMA TRIGÉSIMA SEGUNDA.

Se autoriza, durante el Año Fiscal 2025, al Ministerio de Relaciones Exteriores para realizar transferencias financieras hasta por la suma de S/ 31 905 998,00 (TREINTA Y UN MILLONES NOVECIENTOS CINCO MIL NOVECIENTOS NOVENTA Y OCHOS Y 00/100 SOLES), por la fuente de financiamiento Donaciones y Transferencias, a favor de la Superintendencia Nacional de Administración Tributaria—SUNAT, para ser destinados exclusivamente al financiamiento de los proyectos de inversión “Mejoramiento del servicio de control de personas, equipajes, mercancías menores y vehículos del Centro Nacional de Atención en Frontera (CENAF) en el paso de frontera Santa Rosa del distrito de Yavari -provincia de Mariscal Ramon Castilla -departamento de Loreto” con CUI 2355901 y “Mejoramiento de los servicios de control de personas, equipajes, mercancías y vehículos del Centro Nacional de Atención en Frontera (CENAF) Iñapari del distrito de Iñapari -provincia de Tahuamanu -departamento de Madre de Dios” con CUI 2355896, en el marco de lo establecido en el Decreto Legislativo N° 1648. Dichas transferencias financieras se aprueban mediante resolución del titular del Ministerio de Relaciones Exteriores, previo informe favorable de la Oficina de Presupuesto o la que haga sus veces en la entidad, y se publica en el diario oficial El Peruano.

CENTÉSIMA TRIGÉSIMA TERCERA. Aprobar el monto de la bonificación por trabajo efectivo al cargo del personal en actividad del Servicio Diplomático de la República del Ministerio de Relaciones Exteriores en los niveles D y E

1. Se autoriza al Ministerio de Relaciones Exteriores, durante el año 2025, a aprobar el monto de la bonificación por trabajo efectivo al cargo del personal en actividad del Servicio Diplomático de la República ubicado en los niveles D y E del Ministerio de Relaciones Exteriores. El referido monto se aprueba mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Relaciones Exteriores, a propuesta de este último.

2. La implementación de lo dispuesto en la presente disposición, se financia con cargo a los recursos del presupuesto institucional del Ministerio de Relaciones Exteriores, sin demandar recursos adicionales a tesoro público.

3. Para tal efecto, el Ministerio de Relaciones Exteriores queda exceptuado de lo establecido en el numeral 4 del párrafo 48.1 del artículo 48 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, así como de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente Ley.

CENTÉSIMA TRIGÉSIMA CUARTA. Ordenamiento del Beneficio Extraordinario Transitorio fijo (BET fijo) del personal bajo el régimen del Decreto Legislativo Nº 276 del Ministerio de Relaciones Exteriores

1. Se autoriza al Ministerio de Economía y Finanzas a ordenar el Beneficio Extraordinario Transitorio fijo (BET fijo) del personal del régimen del Decreto Legislativo N° 276, Ley de Bases de la Carrera Administrativa y de Remuneraciones del Sector Público, del Ministerio de Relaciones Exteriores que presta servicios en el extranjero. El referido ordenamiento es aprobado mediante decreto supremo refrendado por el ministro de Economía y Finanzas y por el ministro de Relaciones Exteriores, a propuesta de este último; y, comprende el cambio de la denominación del concepto “Beneficio Extraordinario Transitorio fijo de los servidores que prestan servicios en el extranjero” a “Bonificación Especial por prestar Servicio en el Exterior” y la aprobación de su monto. Para tal efecto se exceptúa al Ministerio de Relaciones Exteriores, de lo establecido en el artículo 6 de la presente Ley.

2. Se autoriza al Ministerio de Economía y Finanzas, a través de la Dirección General de Gestión Fiscal de los Recursos Humanos, a adecuar, mediante Resolución Directoral, la denominación del concepto “Beneficio Extraordinario Transitorio fijo de los servidores que prestan servicios en el Perú” a “Beneficio Extraordinario Transitorio fijo (BET fijo)” y la actualización del monto determinado en el marco de la Segunda Disposición Complementaria Final del Decreto de Urgencia N° 038-2019 y normas complementarias, a favor del personal del régimen del Decreto Legislativo N° 276 del Ministerio de Relaciones Exteriores.

3. La percepción de la Bonificación Especial por prestar Servicio en el Exterior a favor del personal del régimen del Decreto Legislativo Nº 276 del Ministerio de Relaciones Exteriores que presta servicios en el extranjero, es incompatible con la percepción del Beneficio Extraordinario Transitorio Fijo.

4. La implementación de lo dispuesto en la presente disposición, se financia con cargo a los recursos del presupuesto institucional del Ministerio de Relaciones Exteriores, sin demandar recursos adicionales al tesoro público”.

CENTÉSIMA TRIGÉSIMA QUINTA.

Se autoriza, durante el Año Fiscal 2025, a los pliegos de los Sectores correspondientes a realizar modificaciones presupuestarias en el nivel institucional, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, previa suscripción de convenio, a favor de los gobiernos regionales y los gobiernos locales que fueron autorizados a realizar inversiones en el marco de los anexos A y B del artículo 2 y de los anexos X y XI de la Ley N° 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas, y que hayan realizado la previsión presupuestaria con cargo a su presupuesto institucional.

Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas, y el Ministro del Sector correspondiente, a propuesta de este último.

CENTÉSIMA TRIGÉSIMA SEXTA. Aprobación del monto y la escala del Incentivo Único - CAFAE para el Pliego 011: Despacho Presidencial

1. Se exceptúa al Pliego 011: Despacho Presidencial, durante el Año Fiscal 2025, de lo establecido en el artículo 6 de la presente Ley, a efectos de aprobar el monto y la escala del concepto Incentivo Único - CAFAE, mediante Resolución Directoral de la Dirección General de Gestión Fiscal de los Recursos Humanos (DGGFRH) del Ministerio de Economía y Finanzas, a propuesta del titular del Pliego Despacho Presidencial.

2. Para ello, el titular del Pliego Presupuestario remite a la DGGFRH el Informe Técnico emitido por las Oficinas de Presupuesto y de Recursos Humanos o las que hagan sus veces, así como la documentación o información que sustente la propuesta de aprobación de la escala.

3. El otorgamiento del Incentivo Único- CAFAE se financia con cargo al presupuesto institucional del Despacho Presidencial, sin demandar recursos adicionales al tesoro público.

4. La DGGFRH registra de oficio, en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), los montos y la escala del Incentivo Único - CAFAE aprobados.

CENTÉSIMA TRIGÉSIMA SEPTIMA.

Se autoriza, en el Año Fiscal 2025, a la Autoridad Nacional de Infraestructura a realizar modificaciones presupuestarias en el nivel funcional programático para el financiamiento de las inversiones identificadas en el marco del Decreto Legislativo N° 1659, Decreto Legislativo que establece disposiciones que permitan a la Autoridad Nacional de Infraestructura identificar, formular y ejecutar inversiones ubicadas en las zonas de influencia del corredor logístico asociado al Hub Portuario de Chancay, y que se encuentren incorporadas en la Cartera de Inversiones Estratégicas Territoriales (CIET) de dicha entidad.

Para dicho efecto, se exceptúa a la Autoridad Nacional de Infraestructura de lo establecido en el numeral 11.3 del artículo 11 de la presente ley.

CENTÉSIMA TRIGÉSIMA OCTAVA.

Se dispone en el Presupuesto del Sector Público para el Año Fiscal 2025, asignar la suma de S/ 10 000 000.00 (DIEZ MILLONES Y 00/100 SOLES) para el financiamiento de la Unidad Ejecutora: Chancay en el Pliego 003: Ministerio de Cultura, creada conforme la Sexagésima Octava de las Disposiciones Complementarias y Finales de la Ley N° 31953, Ley del Presupuesto del Sector Publico para el Año Fiscal 2024.(*)

(*) Disposición modificada por la Octava Disposición Complementaria Modificatoria de la Ley Nº 32416, publicada el 01 agosto 2025, cuyo texto es el siguiente:

“CENTÉSIMA CUADRAGÉSIMA OCTAVA. Autorización para realizar modificaciones presupuestarias en el nivel funcional programático

Durante el Año Fiscal 2025, autorizase la creación de la Unidad Ejecutora “MC Chancay” en el Pliego 003. Ministerio de Cultura, para lo cual se le exonera solo del requisito establecido en el inciso 3 del numeral 68.4 del artículo 68 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

Para tal fin, se autoriza al Ministerio de Cultura, durante el año fiscal 2025, a realizar modificaciones presupuestarias en el nivel funcional programático, con cargo a su presupuesto institucional, sin demandar recursos adicionales a Tesoro Público, a fin de financiar la creación, implementación y funcionamiento de la Unidad Ejecutora “MC-Chancay”; para tal efecto, quedan exceptuados de lo establecido en el numeral 9.7 del artículo 9 de la Ley Nº 32185, Ley de Presupuesto del Sector Publico para el año fiscal 2025. Las referidas modificaciones presupuestarias se aprueban, bajo responsabilidad, previa opinión favorable de su oficina de presupuesto o la que haga sus veces, de conformidad con la normativa vigente.”

CENTÉSIMA TRIGÉSIMA NOVENA.

1. Autorizar a las Entidades Públicas, para realizar transferencias financieras a favor del Ministerio de Vivienda, Construcción y Saneamiento, con cargo a los recursos de su presupuesto institucional, para financiar los gastos de operación y mantenimiento que demandan el uso de las instalaciones del Centro de Convenciones “27 de enero”, Ciudad de Lima.

2. Las transferencias financieras autorizadas por el numeral precedente se aprueban mediante resolución del titular del pliego, previa suscripción de convenio y previo informe favorable de la oficina de presupuesto o la que haga sus veces en la entidad, y se publican en el diario oficial El Peruano.

CENTÉSIMA CUADRAGÉSIMA. Redistribución presupuestal de la Autoridad Nacional de Infraestructura (ANIN) a favor de los gobiernos locales y universidades públicas

Autorízase, excepcionalmente y por única vez, a la Autoridad Nacional de Infraestructura a transferir hasta el 40% de su presupuesto institucional aprobado para el Año Fiscal 2025 a favor de los gobiernos locales mediante el Fondo de Compensación Municipal (Foncomun), con el propósito de financiar proyectos de inversión pública destinados a reducir brechas de infraestructura y gastos corrientes para atender diversas necesidades. La asignación de estos recursos deberá realizarse conforme a criterios técnicos, tales como el índice de pobreza la densidad poblacional, las brechas de infraestructura básica y su alineación con los planes de desarrollo regional y local.

Dispóngasae(*) NOTA SPIJ13, además, que la Autoridad Nacional de Infraestructura (ANIN) destine hasta el 10% de su presupuesto institucional aprobado para el Año Fiscal 2025 a las universidades públicas, asignando los recursos de manera proporcional. Estos recursos deberán estar orientados al financiamiento de proyectos que permitan reducir las brechas existentes en el ámbito educativo, con prioridad en infraestructura y equipamiento de investigación.

Lo dispuesto en el presente artículo no generará demanda adicional de recursos al Tesoro Público y será financiado exclusivamente con cargo del presupuesto institucional aprobado para la ANIN en el Presupuesto General de la República del Año Fiscal 2025, en estricto cumplimiento de las disposiciones y principios establecidos en la normativa vigente.

CENTÉSIMA CUADRAGÉSIMA PRIMERA. Autorización de medidas que permitan fortalecer el Servicio Alimentario Escolar

1. Autorizar al Ministerio de Desarrollo e Inclusión Social a celebrar convenios de cooperación técnica u otros de naturaleza análoga, con organismos internacionales para el diseño e implementación de nuevos modelos de entrega del servicio alimentario escolar. Para lo cual requiere contar con el informe técnico de la Oficina General de Administración, o la que haga sus veces, que demuestre las ventajas y beneficios del convenio, el informe favorable de la Oficina General de Planeamiento, Presupuesto y Modernización, o la que haga sus veces, mediante el cual se demuestre la disponibilidad de recursos para su financiamiento, así como un informe legal de la Oficina General de Asesoría Jurídica, o la que haga sus veces. Asimismo, se autoriza al Ministerio de Desarrollo e Inclusión Social a efectuar transferencias financieras a favor del organismo internacional respectivo, las mismas que se aprueban mediante resolución del titular del Ministerio de Desarrollo e Inclusión Social, para dar cumplimiento al convenio celebrado. Dicha resolución del titular se publica en el diario oficial El Peruano.

Los saldos no utilizados al 31 de diciembre del año fiscal 2025 de los recursos transferidos al organismo internacional en el marco del presente artículo deben ser devueltos al Tesoro Público, conforme a la normatividad del Sistema Nacional de Tesorería.

2. Autorizar, durante el Año Fiscal 2025, al Ministerio de Desarrollo e Inclusión Social (MIDIS), a través del Programa Nacional de Alimentación Escolar Qali Warma, a otorgar una subvención económica a favor del padre, madre o tutor de familia designado como tesorero por el comité de la institución educativa, con cargo a su presupuesto institucional, sin demandar recursos adicionales al Tesoro Público, con la finalidad de brindar el servicio alimentario a través de la adquisición local de alimentos perecibles y no perecibles de acuerdo a la programación y dosificación del menú escolar, y de los gastos operativos requeridos para su preparación. La mencionada subvención económica se aprueba mediante Resolución de Dirección Ejecutiva del Programa Nacional de Alimentación Escolar Qali Warma y se publica en la sede digital del Ministerio de Desarrollo e Inclusión Social.

Para dicho efecto, el Programa Nacional de Alimentación Escolar Qali Warma aprueba mediante Resolución de Dirección Ejecutiva, las disposiciones necesarias para la implementación de lo dispuesto en el presente artículo.

A fin de verificar el impacto de la presente medida, el Ministerio de Economía y Finanzas, en coordinación con el Ministerio de Desarrollo e Inclusión Social, realiza el diseño e implementación de una evaluación de impacto.

Lo establecido en el presente numeral se financia con cargo al presupuesto institucional del Ministerio de Desarrollo e Inclusión Social, sin demandar recursos adicionales al Tesoro Público.

3. Para, el cumplimiento de los numerales 1 y 2 de la presente disposición, se autoriza al Ministerio de Desarrollo e Inclusión Social a realizar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos del servicio alimentario escolar, incluyendo sus gastos operativos y de supervisión, quedando exonerado de lo dispuesto en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo del Sistema Nacional de Presupuesto y el literal a) del artículo 33 de la presente Ley.

CENTÉSIMA CUADRAGÉSIMA SEGUNDA.

Autorizar a la Presidencia del Consejo de Ministros - PCM el pago de 143,640.00 (CIENTO CUARENTAY TRES MIS(*) NOTA SPIJ14 SEISCIENTOS CUARENTA OO/100 SOLES) al Centro Latinoamericano de Administración para el Desarrollo, exonerado de restricciones presupuestarias, sin demanda adicional al Tesoro Público

1. Autorízase durante el Año Fiscal 2025, a la Presidencia del Consejo de Ministros (PCM) para realizar el pago de la Cuota Internacional a favor del Centro Latinoamericano de Administración para el Desarrollo hasta por el importe de S/ 143 640, 00, para lo cual se exonera a la PCM de lo dispuesto en los numerales 69.1 y 69.1 del artículo 69 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

2. El pago autorizado mediante el numeral 1.1 del presente artículo se financia con cargo al presupuesto institucional del Pliego 001: Presidencia del Consejo de Ministros y por la fuente de financiamiento Recursos Ordinarios, sin demandar recursos adicionales al Tesoro Público

CENTÉSIMA CUADRAGÉSIMA TERCERA. Medida para la modificación del presupuesto institucional por la fuente de financiamiento Recursos Determinados

1. Autorizar al Ministerio de Desarrollo e Inclusión Social, para reducir su presupuesto institucional aprobado 2024 respecto a los recursos correspondientes a la fuente de financiamiento Recursos Determinados. La reducción corresponde a los recursos no utilizados, producto del cumplimiento de los indicadores de gestión.

2. La modificación del presupuesto institucional autorizada en el numeral precedente se aprueba mediante resolución del titular del pliego. Copia de la citada resolución, se remite dentro de los cinco (05) días calendario de aprobada a los organismos señalados en el numeral 31.4 del artículo 31 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

3. La disposición de la presente disposición entra en vigencia al siguiente día de publicación de la presente Ley.

CENTÉSIMA CUADRAGÉSIMA QUINTA(*) NOTA SPIJ15. Transferencia financiera del Ministerio de Comercio Exterior y Turismo, a favor del Ministerio del Interior, para el financiamiento de la IOARR con CUI N° 2452689, a cargo de la Policía de Turismo, para Equipamiento a nivel nacional.

Autorízase, durante el Año Fiscal 2025, de manera excepcional, al Ministerio de Comercio Exterior y Turismo para realizar transferencias financieras a favor del Ministerio del Interior hasta por el importe de S/ 5,194,363,00 (CINCO MILLONES CIENTO NOVENTA Y CUATRO MIL TRESCIENTOS SESENTA Y TRES Y 00/100 SOLES), destinado a financiar la ejecución de la IOARR “Adquisición de patrulleros, motocicleta, deslizador, cuatrimoto, patrulleros, motocicleta, autobuses, chalecos antibalas, antenas de radio, monitores de video , equipo central de radio, radios de dos vías, radio portátil (incluye batería), impresora multifuncional y computadores personales; en el (la) unidades productoras de la Dirección de Turismo de la PNP distrito de -todos-, provincia -todos-, departamento -MUL.DEP-” con CUI N° 2452689.

CENTÉSIMA CUADRAGÉSIMA CUARTA. Emisión de decreto supremo sobre ingresos del personal financiados con cargo a los recursos generados por Centros de Producción y Similares”

Se prórroga hasta el 31 de diciembre de 2025, lo establecido por la Septuagésima Primera Disposición Complementaria Final de la Ley Nº 30879, Ley de Presupuesto del Sector Público para el Año Fiscal 2019.

Para dicho efecto, mediante decreto supremo, refrendado por el ministro de Economía y Finanzas, a propuesta de la Dirección General de los Recursos Humanos (DGGFRH), se determina los ingresos del personal y los montos que se otorgan a los servidores bajo el régimen del Decreto Legislativo Nº 276, y docentes universitarios por los servicios que brindan en los Centros de Producción y Similares de las Universidades Públicas, de forma voluntaria y adicional a la jornada ordinaria de trabajo o carga académica, según corresponda, fuera de su horario de trabajo o durante el goce de su descanso semanal obligatorio, días feriados o descanso vacacional, asimismo, se establecen criterios para su otorgamiento y cálculo. Dichos ingresos del personal son financiados con cargo a los recursos que generan los Centros de Producción y Similares y no tienen carácter remunerativo ni pensionable, no están afectos a cargas sociales ni forman parte de la base de cálculo para la determinación de cualquier beneficio, compensación u otro de similar naturaleza.

Los ingresos del personal que perciben los servidores del régimen del Decreto Legislativo Nº 276 otorgados con cargo a los recursos generados por los Centros de Producción y Similares, no se encuentran sujetos a la emisión de resoluciones directorales por parte de la DGGFRH.

Las contrataciones de personal a dedicación exclusiva para labores en los Centros de Producción y similares de las universidades públicas solo se realizan bajo el Régimen Laboral del Decreto Legislativo Nº 1057.

Para la implementación de la presente disposición, las universidades públicas quedan exoneradas de lo dispuesto en los artículos 6 y del numeral 9.1(*) NOTA SPIJ16 del artículo 9 de la presente ley y de la Ley Nº 31953.

Lo establecido en la presente disposición entra en vigencia al día siguiente de la publicación de la presente ley”

CENTÉSIMA CUADRAGÉSIMA SEXTA. Transferencias financieras permitidas a favor de gobiernos locales

Autorizar durante el Año Fiscal 2025, al Ministerio de Vivienda, Construcción y Saneamiento, a realizar modificaciones presupuestarias en el nivel institucional a favor de gobiernos locales que directa o indirectamente a través de organizaciones comunales, prestan los servicios de saneamiento, y vienen operando infraestructuras de tratamiento de aguas, a fin de implementar proyectos piloto o de investigación, priorizando las soluciones basadas en naturaleza e incorporando el enfoque de economía circular, y de esta forma mejorar la calidad de las fuentes de agua potable y/o los efluentes de aguas residuales tratadas para el reúso.

Dichas modificaciones presupuestarias se aprueban mediante Decreto Supremo refrendado por el/la ministro/a de Economía y Finanzas, y por el ministro/a del Ministerio de Vivienda, Construcción y Saneamiento, a propuesta de este último.

El MVCS mediante Resolución Ministerial identifica las infraestructuras de saneamiento a nivel nacional con aptitud para ser implementada a través de los proyectos piloto con asistencia técnica de dicho ministerio.

La autorización otorgada en la presente disposición se financia con cargo al presupuesto institucional del MVCS, sin demandar recursos adicionales al Tesoro Público.

CENTÉSIMA CUADRAGÉSIMA SEPTIMA. Aprobación de la escala de ingresos del personal bajo el régimen del Decreto Legislativo 728 del Fondo Nacional de Desarrollo Pesquero

1. Se autoriza al Ministerio de Economía y Finanzas, a partir del mes de julio del año fiscal 2025, a aprobar la nueva escala de ingresos de los trabajadores del Fondo Nacional de Desarrollo Pesquero (FONDEPES), sujetos al régimen laboral del Decreto Legislativo 728, mediante decreto supremo, refrendado por el ministro de Economía y Finanzas y por el ministro de la Producción, a propuesta de este último.

2. La nueva escala de ingresos que hace referencia el numeral precedente, consolida los ingresos remunerativos mensuales y transversales que se encuentran registrados en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP), incluidos los incrementos efectuados producto de los procesos de negociación colectiva, en el marco de la Ley N° 31188.

3. Para efectos de implementar lo dispuesto en el presente artículo, se exonera al FONDEPES de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente Ley.

4. La implementación de la presente disposición, se financia con cargo al presupuesto institucional del FONDEPES, sin demandar recursos adicionales al Tesoro Público.

CENTÉSIMA CUADRAGÉSIMA OCTAVA. Artículo XX. Autorización para realizar modificaciones presupuestarias en el nivel funcional programático

Autorizar al Ministerio de Vivienda, Construcción y Saneamiento a realizar modificaciones presupuestarias en el nivel funcional programático, en la fuente de financiamiento de Recursos Ordinarios, hasta por la suma de S/1 000 000,00 (UN MILLÓN Y 00/100 SOLES), con cargo a los saldos de libre disponibilidad de su presupuesto institucional del Año Fiscal 2025, para los servicios de traslado e instalación de Módulos Temporales de Vivienda.

Para efectos de lo dispuesto en el presente artículo, el Ministerio de Vivienda, Construcción y Saneamiento queda exceptuado de lo dispuesto en numeral 3 del párrafo 48.1 del artículo 48 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CENTÉSIMA CUADRAGÉSIMA NOVENA. Creación de Unidades Ejecutoras

Se autoriza, de manera excepcional, la creación de las siguientes unidades ejecutoras, durante el Año Fiscal 2025, la que se sujeta al presupuesto institucional de las entidades respectivas en las que se creen, sin demandar recursos adicionales al Tesoro Público, y para tal efecto, los pliegos presupuestarios que propongan su creación quedan exceptuados solo del requisito del monto del presupuesto anual por toda fuente de financiamiento establecido en el inciso 3 del numeral 68.4 del artículo 68 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público:

1. Unidad Ejecutora: Hospital Simón Bolívar—Cajamarca en el Pliego 445: Gobierno Regional del Departamento de Cajamarca.

2. Unidad Ejecutora: Gerencia Subregional del Crisnejas—Marañón en el Pliego 445: Gobierno Regional del Departamento de Cajamarca.

3. Unidad Ejecutora: Red de Salud Rioja en el Pliego 459: Gobierno Regional del Departamento de San Martín.

CENTÉSIMA QUINCUAGESIMA. Creación de la Unidad Ejecutora Chavín de Huantar

Créase en el Ministerio de Cultura, a partir del Año Fiscal 2025, la Unidad Ejecutora Chavín de Huántar, encargada de la administración, conservación y gestión, investigación arqueológica y promoción del Museo Nacional de Chavín y del Sitio Arqueológico de Chavín de Huántar, declarado Patrimonio de la Humanidad por la UNESCO, para lo cual se le exonera de las obligaciones establecidas en el numeral 68.4 del artículo 68 del Decreto Legislativo N° 1440.

Disponer que en el Presupuesto del Sector Público para el Año Fiscal 2025, sean asignados recursos en el pliego 03 Ministerio de Cultura hasta por el monto de S/1 000 000.00 (UN MILLÓN Y 00/100 SOLES), por la fuente de financiamiento Recursos Ordinarios, con cargo a la Reserva de Contingencia del Ministerio de Economía y Finanzas, para financiar la implementación y funcionamiento de la Unidad Ejecutora Chavín de Huántar, no pudiendo disponer de dichos montos para un fin distinto al asignado.

CENTÉSIMA QUINCUAGESIMA PRIMERA. Acciones de destaque de personal en la Administración Pública

Se autoriza el destaque de servidores desde y hacia las entidades públicas que cuenten o no con Cuadro de Puestos de la Entidad (CPE).

CENTÉSIMA QUINCUAGESIMA SEGUNDA.

Autorízase al Ministerio de Transportes y Comunicaciones, durante el Año Fiscal 2024, una transferencia financiera a favor de la Autoridad de Transporte Urbano para Lima y Callao -ATU, hasta por la suma de S/ 112 875 795,00 (CIENTO DOCE MILLONES OCHOCIENTOS SETENTA Y CINCO MIL SETECIENTOS NOVENTA Y CINCO Y 00/100 SOLES), para garantizar la continuidad del servicio público de transporte terrestre de personas en la provincia de Lima y en la Provincia Constitucional del Callao, así como para la contratación de bienes y servicios que coadyuven a revertir e impedir la interrupción de la prestación de dicho servicio público asegurando su sostenibilidad operacional, la continuidad de su prestación y fortaleciendo las acciones complementarias para proteger la integridad, vida y salud de los usuarios, conductores y ciudadanos en general.

CENTÉSIMA QUINCUAGESIMA TERCERA.

Se autoriza al Ministerio de Vivienda, Construcción y Saneamiento, de manera excepcional, durante el Año Fiscal 2025, a realizar modificaciones presupuestarias en el nivel institucional, hasta por la suma de S/ 1 066 536,00 (UN MILLÓN SESENTA Y SEIS MIL QUINIENTOS TREINTA Y SEIS Y 00/100 SOLES), a favor del Pliego 211 Organismo de Formalización de la Propiedad Informal (COFOPRI), destinados exclusivamente al financiamiento del diagnóstico técnico legal y delimitación de terrenos pertenecientes a la Fuerza Aérea del Perú (FAP), ubicado en el Sector de La Joya, distrito y provincia de Tambopata, departamento de Madre de Dios.

Los recursos a los que se refiere la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad a fines distintos a los señalados en la referida disposición.

CENTÉSIMA QUINCUAGESIMA CUARTA.

Se dispone que los gobiernos locales y/o gobiernos regionales que fueron autorizados a realizar inversiones en el marco de los anexos A, B, X y XI del artículo 2 de la Ley 32103, Ley que aprueba créditos suplementarios para el financiamiento de mayores gastos asociados a la reactivación económica y dicta otras medidas, y que hayan realizado la previsión presupuestal con cargo a su presupuesto institucional, se les reincorpore o restituya dichos montos en su presupuesto institucional durante el Año Fiscal 2025, a través de Transferencias de Partidas, con cargo al presupuesto institucional del pliego del sector correspondiente, responsable funcional de su financiamiento.

Para tal efecto, suscribirán un convenio hasta por el monto total de la previsión presupuestal, sin mayor exigencia que la de acreditar la autorización para realizar dicha inversión.

CENTÉSIMA QUINCUAGESIMA QUINTA.

Se autoriza, por única vez y durante el presente Año Fiscal, a las Empresas Prestadoras de Servicios de Agua Potable y Saneamiento (EPS) a utilizar los recursos provenientes del Fondo de Inversiones y Reservas para financiar actividades de mejora e inversiones que contribuyan a la mejora de la prestación de los servicios de agua potable y saneamiento. Estas actividades e inversiones deben estar orientadas al cierre de brechas en cobertura, calidad, confiabilidad y/o continuidad de los servicios.

Como consecuencia de lo establecido, en el inciso precedente, la SUNASS, de manera ex post, replantea las metas de gestión, adecuándolas a las actividades e inversiones efectivamente planteadas por la EPS. Asimismo, la EPS presenta la documentación técnica y financiera que justificó la consistencia y sostenibilidad de las acciones implementadas. Para tal efecto, la SUNASS supervisa y fiscaliza el uso de los recursos.

CENTÉSIMA QUINCUAGESIMA SEXTA.

Se autoriza, por única vez y durante el presente Año Fiscal, a las Empresas Prestadoras de Servicios de Agua Potable y Saneamiento (EPS) a utilizar los recursos provenientes del Fondo de Inversiones y Reservas para financiar actividades de mejora e inversiones que contribuyan a la mejora de la prestación de los servicios de agua potable y saneamiento. Estas actividades e inversiones deben estar orientadas al cierre de brechas en cobertura, calidad, confiabilidad y/o continuidad de los servicios.

Como consecuencia de lo establecido, en el inciso precedente, la SUNASS, de manera ex post, replantea las metas de gestión, adecuándolas a las actividades e inversiones efectivamente planteadas por la EPS. Asimismo, la EPS presenta la documentación técnica y financiera que justificó la consistencia y sostenibilidad de las acciones implementadas. Para tal efecto, la SUNASS supervisa y fiscaliza el uso de los recursos.

CENTÉSIMA QUINCUAGESIMA SEPTIMA.

Autorizar a la ANIN, a partir de la vigencia de la presente Ley, a financiar hasta por la suma de S/265 000 000 (DOSCIENTOS SESENTA Y CINCO MILLONES Y 00/100 SOLES) aquellas inversiones identificadas en las zonas de influencia del corredor logístico asociado al Hub portuario de Chancay de las entidades de los tres niveles de gobierno que no del Decreto Legislativo 1659, con cargo a su presupuesto institucional, así como ejecutar la Cartera de Infraestructura de la ANIN en el marco del Acuerdo de Gobierno a Gobierno vigente.

CENTÉSIMA QUINCUAGESIMA OCTAVA.

Autorizar a la ANIN, a partir de la vigencia de la presente Ley, a intervenir sobre activos de tipologías diferentes, según se requiera y que contribuya al objeto de proyectos de soluciones integrales previstas en el ámbito de intervención.

CENTÉSIMA QUINCUAGESIMA NOVENA.

La ANIN, por única vez, aprueba la actualización de la valorización principal de sus servidores civiles hasta el tercer nivel organizacional, en virtud a la magnitud y complejidad de los programas, proyectos y carteras a su cargo, previo informe favorable de la Dirección General de los Recursos Humanos del Ministerio de Economía y Finanzas, dentro de los treinta (30) días calendario contados a partir del día siguiente de la publicación de la presente Ley, lo cual no irroga gastos adicionales al Tesoro Público, para lo cual autorícese a la ANIN a realizar las modificaciones presupuestales que correspondan. La ANIN actualiza los documentos de gestión conforme a lo dispuesto en el párrafo anterior, en un plazo máximo de sesenta (60) días.

CENTÉSIMA SEXAGÉSIMA.

Se autoriza una Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025, hasta por la suma de S/ 5 000 000 00 (CINCO MILLONES Y 00/100 SOLES) a favor del Pliego 003 Ministerio de Cultura para financiar los gastos requeridos a la conservación y puesta en valor del Complejo Arqueoastronómico Chankillo durante el año fiscal 2025, en la fuente de financiamiento Recursos Ordinarios con cargo al Ministerio de Economía y Finanzas.(*)

(*) Disposición modificado por la Segunda Disposición Complementaria Modificatoria de la Ley Nº 32416, publicada el 01 agosto 2025, cuyo texto es el siguiente:

“CENTÉSIMA SEXAGÉSIMA.- Se autoriza al Ministerio de Cultura a realizar modificaciones presupuestarias en el nivel funcional programático, hasta por la suma de S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES) para financiar los gastos requeridos a la conservación y puesta en valor del Complejo Arqueoastronómico Chankillo durante el año fiscal 2025, en la fuente de financiamiento Recursos Ordinarios, quedando exonerado para dicho efecto, de lo establecido en el numeral 9.1 del artículo 9 de la Ley Nº 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025. Dichas modificaciones presupuestarias se realizan hasta el 31 de octubre de 2025.”

CENTÉSIMA SEXAGÉSIMA PRIMERA.

Autorízase la aprobación de las dietas para los miembros de los directorios de los órganos operadores, señalados en la ley N° 28740, Ley del Sistema Nacional de Evaluación, Acreditación y Certificación de la Calidad Educativa (Sineace), que se financian con cargo a su presupuesto institucional, sin demandar recursos adicionales al Tesoro Público, siendo cada órgano operador unidad ejecutora, exonerándose del tope establecido en el numeral 3 del artículo 68.4 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CENTÉSIMA SEXAGÉSIMA SEGUNDA. Bonificación Adicional jueces supremos titulares e integrantes del Consejo Ejecutivo Poder Judicial

De conformidad con el segundo párrafo de la Sexta Disposición Complementaria Modificatoria de la Ley 30372, publicada el 06 diciembre de 2015, y la Segunda Disposición Complementaria Final de la Ley 30970, publicada el 20 junio de 2019; dispóngase que la bonificación adicional a que se refiere el segundo párrafo del artículo 187° de la LOPJ, que asciende a 3 URSP, es de aplicación a todos los Jueces Supremos Titulares y Consejeros del Consejo Ejecutivo del Poder Judicial, sin importar su tiempo de designación como Jueces Supremos Titulares o Consejeros del Consejo Ejecutivo del Poder Judicial.

Para ello, se autoriza al Titular del Poder Judicial efectuar modificaciones en su presupuesto para el ejercicio presupuestal 2024, para cuyo efecto, exonérese al Poder Judicial de las medidas de austeridad establecidas en el artículo 6 de la Ley 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024, y lo financia con cargo a su respectivo presupuesto institucional.

Para la implementación de lo dispuesto en el presente artículo, se exceptúa al Poder Judicial de lo establecido en el artículo 6, del numeral 9.1 del artículo 9 y del numeral 19.1 del artículo 19 de la Ley de Presupuesto del Sector Público para el Año Fiscal 2024.

CENTÉSIMA SEXAGÉSIMA TERCERA

La presente ley está vigente desde el 01 de enero hasta el 31 de diciembre de 2025, salvo el numeral 16.2 del artículo 16, los artículos 21, 24, 25, 26 y 30, el numeral 32.3 del artículo 32, el numeral 41.6 del artículo 41, el numeral 68.1 del artículo 68, la Cuadragésima Primera y Quincuagésima Segunda Disposición Complementaria Final y la Primera Disposición Complementaria Transitoria, que rigen a partir del día siguiente de su publicación en el diario oficial El Peruano. Asimismo, el numeral 14.2 del artículo 14 aplica a partir de la entrada en vigencia de la Ley N° 32069, Ley General de Contrataciones Públicas, y su reglamento.

Asimismo, se prorroga la vigencia, hasta el 31 de diciembre de 2025, de:

i. Las disposiciones contenidas en los artículos 1 y 2 del Decreto de Urgencia Nº 003-2012, Decreto de Urgencia que dicta medidas extraordinarias para la ejecución de prestaciones y actividades de los Centros Emergencia Mujer - CEMS, para el Programa Nacional para la Prevención y Erradicación de la Violencia contra las Mujeres e Integrantes del Grupo Familiar - AURORA.

ii. La Nonagésima Sétima y Centésima Décimo Quinta Disposiciones Complementarias Finales de la Ley Nº 30879, Ley de Presupuesto del Sector Público para el Año Fiscal 2019. Asimismo, se incorpora dentro del ámbito de aplicación de la Centésima Décimo Quinta Disposición Complementaria Final de la Ley Nº 30879 y su norma reglamentaria, al personal administrativo bajo la Ley Nº 30057, Ley del Servicio Civil, que labora en las entidades del Gobierno Nacional y los gobiernos regionales.

iii. El numeral 14.1 del artículo 14 del Decreto de Urgencia Nº 039-2019, Decreto de Urgencia que establece medidas extraordinarias en materia presupuestaria que contribuyan a la ejecución del gasto público en los años fiscales 2019 y 2020, y aprueban otras medidas.

iv. La Sexagésima, el numeral 2 de la Septuagésima Segunda, la Nonagésima Sexta, la Centésima Tercera Disposiciones Complementarias Finales de la Ley Nº 31365, Ley de Presupuesto del Sector Público para el Año Fiscal 2022.

v. La Nonagésima Sexta Disposición Complementaria Final de la Ley Nº 31638, Ley de Presupuesto del Sector Público para el Año Fiscal 2023.

vi. El artículo 102, la nonagésima y la Centésima Décima Disposición Complementaria Final de la Ley Nº 31953, Ley de Presupuesto del Sector Público para el Año Fiscal 2024.

CENTÉSIMA SEXAGÉSIMA CUARTA. Cobertura del servicio alimentario complementario para la atención de personas en situación de pobreza y vulnerabilidad económica y social

1. Autorizar, durante el Año Fiscal 2025, al Programa Nacional de Alimentación Escolar Qali Warma del Ministerio de Desarrollo e Inclusión Social para financiar la prestación del servicio alimentario complementario para la atención de personas en situación de pobreza y vulnerabilidad económica y social, ante circunstancias de inseguridad alimentaria.

2. Para tal efecto, se autoriza excepcionalmente al Programa Nacional de Alimentación Escolar Qali Warma a realizar la adquisición de alimentos orientados a la atención alimentaria complementaria a favor de personas en situación de pobreza y vulnerabilidad económica y social, ante circunstancias de inseguridad alimentaria.

3. Para el cumplimiento de la presente disposición, se autoriza al Ministerio de Desarrollo e Inclusión Social para realizar modificaciones presupuestarias en el nivel funcional programático con cargo a los recursos de su presupuesto institucional producto de saldos presupuestales que se generen durante el año fiscal 2025, quedando exonerado de lo dispuesto en el inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto y el literal a) del artículo 33 de la presente Ley.

4. Suspender, hasta el 31 de diciembre de 2025, la compra de alimentos orientados a la atención alimentaria complementaria a favor de personas en situación de pobreza y vulnerabilidad económica y social a cargo de los gobiernos locales.

CENTÉSIMA SEXAGÉSIMA QUINTA.

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación—Unidad Ejecutora Programa Nacional de Infraestructura Educativa, a realizar modificaciones presupuestarias en el nivel institucional, por la fuente de financiamiento Recursos Ordinarios, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al Tesoro Público, a favor de entidad ejecutora del proyecto “MEJORAMIENTO DE LOS SERVICIOS DE EDUCACION PRIMARIA Y SECUNDARIA DE LA I.E N 16520 RICARDO PALMA DE LA CIUDAD SAN JOSE DE LOURDES, DISTRITO DE SAN JOSE DE LOURDES—SAN IGNACIO—CAJAMARCA”, con Código único de inversiones N° 2326700, hasta por la suma de S/ 10 000 000,00 (DIEZ MILLONES Y 00/100 SOLES), para financiar la ejecución del proyecto antes mencionado.

2. Dichas modificaciones presupuestarias se aprueban mediante decreto supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Educación, a propuesta de este último, previa suscripción de convenio. Dicho convenio debe suscribirse por el costo total de la inversión o por el monto pendiente a financiar respecto al costo total de la inversión.

3. La inversión autorizada en la presente disposición deben contar con opinión favorable de la Oficina de Programación Multianual de Inversiones del Sector Educación y/o la unidad orgánica competente, según corresponda, respecto al cumplimiento de las normas técnicas y criterios de priorización del sector y respecto a su registro en la cartera de inversiones del Programa Multianual de Inversiones del Sector, a fin de verificar que se encuentre alineada con los objetivos priorizados, metas e indicadores establecidos en el Programa Multianual de Inversiones.

4. Para los fines establecidos en la presente disposición, el Ministerio de Educación queda exceptuado de lo dispuesto en el numeral 11.3 del artículo 11 y el literal a) del artículo 33 de la presente ley, así como del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo N° 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

5. El Titular del sector es responsable del monitoreo y seguimiento de los fines y metas para los cuales se transfirieron los recursos y debe garantizar el financiamiento de la sostenibilidad de las inversiones hasta su culminación, sin demandar recursos adicionales al tesoro público.

CENTÉSIMA SEXAGÉSIMA SEXTA. Transferencia de partidas del Ministerio de Educación a favor de la municipalidad distrital de Elias Soplin Vargas

1. Se autoriza, durante el Año Fiscal 2025, al Ministerio de Educación a realizar modificaciones presupuestarias en el nivel institucional, por la fuente de financiamiento Recursos Ordinarios, con cargo a los recursos de su presupuesto institucional y sin demandar recursos adicionales al tesoro público, a favor de la Municipalidad Distrital de Elias Soplin Vargas para el financiamiento de la inversión con código único de inversiones N° 2339270, hasta por la suma de S/ 6 000 000,00 (SEIS MILLONES Y 00/100 SOLES).

2. La modificación presupuestaria autorizada en el numeral precedente se aprueba mediante Decreto Supremo, refrendado por el ministro de Economía y Finanzas y el ministro de Educación, a solicitud de este último, previa suscripción de convenio. Dicho convenio debe suscribirse por el costo total de la inversión o por el monto pendiente a financiar respecto al costo total de la inversión.

3. La inversión autorizada en la presente disposición deben contar con opinión favorable de la Oficina de Programación Multianual de Inversiones del Sector Educación y/o la unidad orgánica competente, según corresponda, respecto al cumplimiento de las normas técnicas y criterios de priorización del sector y respecto a su registro en la cartera de inversiones del Programa Multianual de Inversiones del Sector, a fin de verificar que se encuentre alineada con los objetivos priorizados, metas e indicadores establecidos en el Programa Multianual de Inversiones.

4. El Titular del sector es responsable del monitoreo y seguimiento de los fines y metas para los cuales se transfirieron los recursos y debe garantizar el financiamiento de la sostenibilidad de las inversiones hasta su culminación, sin demandar recursos adicionales al tesoro público.

5. Los recursos autorizados en la presente disposición no pueden ser destinados, bajo responsabilidad del titular de la entidad, a fines distintos a los señalados en la presente disposición.

CENTÉSIMA SEXAGÉSIMA SÉPTIMA. Aprobación de la remuneración consolidada y reajuste de las pensiones del personal militar de las Fuerzas Armadas y Policial de la Policía Nacional del Perú

1. Se autoriza al Ministerio de Defensa y al Ministerio del Interior a incrementar, mediante decreto supremo refrendado por el ministro de Economía y Finanzas, por el ministro de Defensa y por el ministro del Interior, a propuesta de estos últimos, la remuneración consolidada del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú.

2. El incremento a que se hace referencia el numeral 1 de la presente disposición se efectúa de manera progresiva en (3) tres oportunidades, en los meses de enero, julio y diciembre de 2025, respectivamente. Para tal efecto, se exonera al Ministerio de Defensa y al Ministerio del Interior de lo establecido en el artículo 6 y en el numeral 9.1 del artículo 9 de la presente ley.

3. Se autoriza al Ministerio de Economía y Finanzas a reajustar, mediante decreto supremo refrendado por el ministro de Economía y Finanzas, por el ministro de Defensa y por el ministro del Interior, a propuesta de estos últimos, el monto de las pensiones que se otorga a los pensionistas del Decreto Ley 19846 y a los pensionistas del Montepío.

4. El reajuste a que se hace referencia e(*) NOTA SPIJ17 numeral 3 de la presente disposición se efectúa de manera progresiva en (3) tres oportunidades en los meses de enero, julio y diciembre de 2025, respectivamente.

CONCORDANCIAS: D.S. Nº 057-2025-EF (Decreto Supremo que modifica el numeral 3.4 del Artículo 3 del Decreto Supremo N° 004-2025-EF, Decreto Supremo que aprueba el primer reajuste de pensiones a favor del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú)

5. Exceptúese al Ministerio de Defensa y al Ministerio del Interior de lo establecido en el literal a) del artículo 33 de la presente ley, así como del numeral 4 del párrafo 48.1 del Decreto Legislativo 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.

CONCORDANCIAS: D.S. Nº 004-2025-EF (Decreto Supremo que aprueba el primer reajuste de pensiones a favor del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú)

D.S. Nº 005-2025-EF (Decreto Supremo que aprueba los nuevos montos de la remuneración consolidada del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú)

D.S. Nº 147-2025-EF (Decreto Supremo que aprueba el segundo reajuste de pensiones a favor del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú)

D.S. Nº 148-2025-EF (Decreto Supremo que aprueba los nuevos montos de la remuneración consolidada del personal militar de las Fuerzas Armadas y policial de la Policía Nacional del Perú)

CENTÉSIMA SEXAGÉSIMA OCTAVA.

Disponer, de manera excepcional, hasta el 31 de diciembre de 2025 que, a las inversiones en infraestructura hidráulica, pertenecientes al sector hidráulico del servicio de agua para riego del sector agrario y de riego, les es aplicable los numerales 8.7 y 8.8 del articulo 8 de la Ley N° 30556, Ley que aprueba disposiciones de carácter extraordinarios para las intervenciones del gobierno nacional frente a desastres y que dispone la creación de la Autoridad para la Reconstrucción con Cambios.

CENTÉSIMA SEXAGÉSIMA NOVENA.

1. Se autoriza el otorgamiento de una bonificación extraordinaria, por única vez, de S/ 1 000,00 (UN MIL Y 00/100 SOLES), para el personal del Despacho Presidencial comprendido bajo los regímenes de los Decretos Legislativos N° 276 y N° 1057.

2. La bonificación extraordinaria no tiene naturaleza remunerativa, no es de carácter pensionable, no está afecta a cargas sociales, no constituye base de cálculo para los beneficios sociales y se paga por única vez en el mes de febrero de 2025.

3. Para el pago de la bonificación extraordinaria, el personal beneficiario debe encontrarse registrado en el Aplicativo Informático para el Registro Centralizado de Planillas y de Datos de los Recursos Humanos del Sector Público (AIRHSP) del Ministerio de Economía y Finanzas; y, contar con vínculo laboral vigente a la fecha de pago de la bonificación extraordinaria.

4. La implementación de lo dispuesto en el presente artículo se financia con cargo al presupuesto institucional del Despacho Presidencial, sin demandar recursos adicionales al tesoro público.

5. Para la implementación de lo establecido en el presente artículo, se exceptúa al Despacho Presidencial de lo dispuesto en el artículo 6 de la presente ley.

CENTÉSIMA SEPTUAGÉSIMA.

Autorizar, excepcionalmente, al Ministerio de Economía y Finanzas, de manera excepcional, a actualizar los topes máximos de capacidad anual para los Gobiernos Regionales, Gobiernos Locales y Universidades Públicas para la emisión de los Certificado “Inversión Pública Regional y Local—Tesoro Público” (CIPRL), aprobados mediante el Decreto Supremo Nº 218-2024-EF, en un plazo no mayor de treinta días hábiles contados a partir del día siguiente de la entrada en vigencia de la presente ley.

Para tal efecto, el Ministerio de Economía y Finanzas, actualiza el límite del Certificado “Inversión Pública Regional y Local—Tesoro Público” (CIPRL) con información al 30 de octubre de 2024, de los flujos transferidos, los montos deducidos para el repago de los CIPRL y la relación de los Convenios de Inversión y adendas suscritas e informados por las entidades públicas.

CENTÉSIMA SEPTUAGÉSIMA PRIMERA.

Se prorroga los plazos establecidos en el literal a) del artículo 8 y el párrafo 9.2 del artículo 9 del Decreto Legislativo 1634, Decreto Legislativo que aprueba el fraccionamiento especial de la deuda tributaria administrada por la SUNAT, hasta el 28 de febrero de 2025.

CENTÉSIMA SEPTUAGÉSIMA SEGUNDA. Financiamiento de proyecto de inversión

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego ministerio de Transporte y Comunicaciones, hasta por la suma de S/ 50 893 342.00 (CINCUENTA MILLONES OCHOCIENTOS NOVENTA Y TRES MIL TRESCIENTOS CUARENTA Y DOS Y 00/100 SOLES), para que sean transferidos mediante decreto supremo a favor de la municipalidad provincial de San Marcos del Departamento de Cajamarca para el financiamiento del proyecto con Código Único 2451149 MEJORAMIENTO DEL CAMINO VECINAL EMP. PE-3N (ICHOCAN) - DV. LLAÑUPACHA - DV. CHIQUIPUQUIO - DV. PAMPLONA - DV. PAUCA - DV. CHUCO - SHIRAC - LIC LIC - DV. ALIZOPATA - JOSÉ SABOGAL (VENECIA) - TINYAYOC - MALAT; EMP. CA-1566 - SAN ISIDRO ; DV. SHIRAC - SHIRAC - 4 DISTRITOS DE LA PROVINCIA DE SAN MARCOS - DEPARTAMENTO DE CAJAMARCA.

El Ministerio de Transportes y Comunicaciones considera en la programación de su respectivo presupuesto institucional, correspondientes a los años fiscales subsiguientes, bajo responsabilidad del titular, los recursos necesarios que garanticen la continuidad de la ejecución del proyecto antes mencionado, hasta su culminación.

La transferencia de recursos que se efectúen en el marco del presente artículo sólo se autoriza hasta el 30 de abril de del año 2025, debiéndose emitir el decreto supremo correspondiente dentro del plazo establecido por el presente numeral. Las propuestas de decreto supremo correspondientes solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 19 de abril de 2025.

CONCORDANCIAS: D.S. Nº 079-2025-EF (Decreto Supremo que autoriza Transferencia de Partidas en el Presupuesto del Sector Público para el Año Fiscal 2025 a favor de la Municipalidad Provincial de San Marcos)

CENTÉSIMA SEPTUAGÉSIMA TERCERA. Transferencia de Partidas para financiar un proyecto de inversión

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Vivienda, Construcción y Saneamiento hasta por la suma de S/ 76 802 227.00 (SETENTA Y SEIS MILLONES OCHOCIENTOS DOS MIL DOSCIENTOS VEINTISIETE Y 00/100 SOLES), para que sean transferidos mediante Decreto Supremo previa suscripción de convenio a la municipalidad provincial de Condorcanqui del Departamento de Amazonas para el financiamiento del proyecto con Código Único 2658295 MEJORAMIENTO Y AMPLIACION DEL SERVICIO DE AGUA POTABLE URBANO Y MEJORAMIENTO Y AMPLIACION DEL SERVICIO DE ALCANTARILLADO Y MEJORAMIENTO Y AMPLIACION DEL SERVICIO DE TRATAMIENTO DE AGUAS RESIDUALES PARA DISPOSICIÓN FINAL EN LA CIUDAD SANTA MARIA DE NIEVA, Y SUS SECTORES JUAN VELASCO ALVARADO, LA TUNA, HÉCTOR PEAS, VISTA ALEGRE, LAS PALMERAS, MIRAFLORES, NUEVA UNION Y EL PARAISO, DE CENTRO POBLADO SANTA MARIA DE NIEVA DISTRITO DE NIEVA DE LA PROVINCIA DE CONDORCANQUI DEL DEPARTAMENTO DE AMAZONAS

El Ministerio de Vivienda, Construcción y Saneamiento considera en la programación de su respectivo presupuesto institucional, correspondientes a los años fiscales subsiguientes, bajo responsabilidad del titular, los recursos necesarios que garanticen la continuidad de la ejecución del proyecto antes mencionado, hasta su culminación.

La transferencia de recursos que se efectúen en el marco del presente artículo sólo se autoriza hasta el 30 de abril de del año 2025, debiéndose emitir el decreto supremo correspondiente dentro del plazo establecido por el presente numeral. Las propuestas de decreto supremo correspondientes solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 19 de abril de 2025.(*)

(*) De conformidad con la Sexagésima Primera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se dispone que con respecto a la presente disposición, se otorgue un nuevo plazo hasta el 30 de septiembre de 2025 para que se realicen las transferencias allí señaladas. Adicionalmente las propuestas de decreto supremo se podrán presentar al Ministerio de Economía y Finanzas, hasta el 19 de septiembre de 2025.

CENTÉSIMA SEPTUAGÉSIMA CUARTA. Transferencia de Partidas para financiar une(*) NOTA SPIJ18 proyecto de inversión

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Vivienda, Construcción y Saneamiento hasta por la suma de S/ 53 530 328.00 (CINCUENTA Y TRES MILLONES QUINIENTOS TREINTA MIL TRESCIENTOS VEINTIOCHO Y 00/100 SOLES), para que sean transferidos mediante Decreto Supremo previo convenio a la municipalidad provincial de Condorcanqui del Departamento de Amazonas para el financiamiento del proyecto con Código Único 2625538 CREACION DEL SERVICIO DE AGUA POTABLE RURAL Y CREACION DEL SERVICIO DE ALCANTARILLADO U OTRAS FORMAS DE DISPOSICIÓN SANITARIA DE EXCRETAS EN LAS CC.NN’S DE NUEVO PROGRESO, TAMPE, NUEVO BELEN, NUEVA ESPERANZA Y PALESTINA, DISTRITO DE NIEVA DE LA PROVINCIA DE CONDORCANQUI DEL DEPARTAMENTO DE AMAZONAS.

El Ministerio de Vivienda, Construcción y Saneamiento considera en la programación de su respectivo presupuesto institucional, correspondientes a los años fiscales subsiguientes, bajo responsabilidad del titular, los recursos necesarios que garanticen la continuidad de la ejecución del proyecto antes mencionado, hasta su culminación.

La transferencia de recursos que se efectúen en el marco del presente artículo sólo se autoriza hasta el 30 de abril de del año 2025, debiéndose emitir el decreto supremo correspondiente dentro del plazo establecido por el presente numeral. Las propuestas de decreto supremo correspondientes solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 19 de abril de 2025.(*)

(*) De conformidad con la Sexagésima Primera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se dispone que con respecto a la presente disposición, se otorgue un nuevo plazo hasta el 30 de septiembre de 2025 para que se realicen las transferencias allí señaladas. Adicionalmente las propuestas de decreto supremo se podrán presentar al Ministerio de Economía y Finanzas, hasta el 19 de septiembre de 2025.

CENTÉSIMA SEPTUAGÉSIMA QUINTA. Financiamiento de proyecto de inversión

Se dispone que, en el Presupuesto del Sector Público para el Año Fiscal 2025, se han asignado recursos en el presupuesto institucional del pliego Ministerio de Vivienda, Construcción y Saneamiento, hasta por la suma de S/ 33 898 520.00 (TREINTA Y TRES MILLONES OCHOCIENTOS NOVENTA Y OCHO MIL QUINIENTOS VEINTE Y 00/100 SOLES), para que sean transferidos mediante Decreto Supremo a favor de la municipalidad provincial de Condorcanqui del departamento de Amazonas para el financiamiento del proyecto con Código Único 2626987 CREACION DEL SERVICIO DE AGUA POTABLE RURAL Y CREACION DEL SERVICIO DE ALCANTARILLADO U OTRAS FORMAS DE DISPOSICIÓN SANITARIA DE EXCRETAS EN EL CENTRO POBLADO DE NUEVO SEASME Y LAS CC.NN’S DE PEAS, DEQUENTAI, ACHOAGA Y BAJO ACHOAGA DISTRITO DE NIEVA DE LA PROVINCIA DE CONDORCANQUI DEL DEPARTAMENTO DE AMAZONAS.

El Ministerio de Vivienda, Construcción y Saneamiento considera en la programación de su respectivo presupuesto institucional, correspondientes a los años fiscales subsiguientes, bajo responsabilidad del titular, los recursos necesarios que garanticen la continuidad de la ejecución del proyecto antes mencionado, hasta su culminación.

La transferencia de recursos que se efectúen en el marco del presente artículo sólo se autoriza hasta el 30 de abril de del año 2025, debiéndose emitir el decreto supremo correspondiente dentro del plazo establecido por el presente numeral. Las propuestas de decreto supremo correspondientes solo pueden ser presentadas al Ministerio de Economía y Finanzas, hasta el 19 de abril de 2025.(*)

(*) De conformidad con la Sexagésima Primera Disposición Complementaria Final de la Ley Nº 32416, publicada el 01 agosto 2025, se dispone que con respecto a la presente disposición, se otorgue un nuevo plazo hasta el 30 de septiembre de 2025 para que se realicen las transferencias allí señaladas. Adicionalmente las propuestas de decreto supremo se podrán presentar al Ministerio de Economía y Finanzas, hasta el 19 de septiembre de 2025.

CENTESIMA SEPTUAGÉSIMA SEXTA. Evaluación de medidas en materia de ingresos correspondiente a los recursos humanos en el sector público

Se autoriza a la Dirección General de Gestión Fiscal de los Recursos Humanos del Ministerio de Economía y Finanzas a realizar la evaluación de las medidas aprobadas en materia de ingresos correspondiente a los recursos humanos en el sector público que no cuenten con financiamiento en el Presupuesto Institucional de Apertura 2025, para su implementación progresiva a partir del año 2026, como resultado de las fases de programación multianual y formulación presupuestaria respectiva.

CENTESIMA SEPTUAGÉSIMA SEPTIMA. Transferencia de partidas para el financiamiento de inversiones en el marco del Sistema Nacional de Programación Multianual y Gestión de Inversiones a favor de diversos gobiernos locales

1. Autorícese al Ministerio de Transportes y Comunicaciones a efectuar una transferencia de partidas en el presupuesto del sector público para el Año Fiscal 2025, hasta por un monto de S/ 65 561 943,00 (Sesenta y cinco millones quinientos sesenta y un mil novecientos cuarenta y tres con 00/100 SOLES) a favor de diversos gobiernos locales, para financiar la ejecución de los proyectos de inversión, conforme al siguiente detalle:

a) Municipalidad Distrital de Anguia, hasta por la suma de S/ 17 704 691,00 (Diecisiete millones setecientos cuatri(*) NOTA SPIJ19 mil seiscientos noventa y un con 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, para financiar el Proyecto con CUI 2551879: “Mejoramiento del Camino Vecinal Colcabamba - Chugur - Cruce La Palma y Accesos Aliso y Lanchepampa del Distrito de Anguia - Provincia de Chota - Departamento de Cajamarca”.

b) Municipalidad Provincial de Cutervo, hasta por la suma de S/ 5 480 440,00 (Cinco millones cuatrocientos ochenta mil cuatrocientos cuarenta con 00/100 SOLES) por la fuente de financiamiento Recursos Ordinarios, para financiar el Proyecto con CUI 2602602: “Mejoramiento del Servicio de Transitabilidad Vial Interurbana en Conga de Allanga - Lanche - Urcurume - Valle Conday - Corredor Vial 11 - Conday - Chugur- La Fila Distrito de Cutervo de la Provincia de Cutervo del departamento de Cajamarca”.

c) Municipalidad Distrital de Santo Domingo de La Capilla, hasta por la suma de S/ 28 826 886,00 (Veintiocho millones ochocientos veintiséis mil ochocientos ochenta y seis con 00/100 SOLES), para el financiamiento de la inversión con CUI N° 2382221 “Mejoramiento de la Trocha Carrozable Tramo I: El Cumbe - Perlamayo del Distrito de Callayuc y Tramo II: Pabellon - C.P. Miraflores - Naranjito - Naranjo Yacu - Santa Gertrudis - Km 64+700 de la Longitudinal de la Sierra, Distrito de Santo Domingo de La Capilla, Provincia Cutervo, Región Cajamarca”.

d) Municipalidad Distrital de Yacus, hasta por la suma de S/ 7 608 467,00 (Siete millones seiscientos ocho mil cuatrocientos sesenta y siete con 00/100 SOLES), para el financiamiento de la inversión con CUI N° 2444080 “Mejoramiento del Servicio de Transitabilidad del Camino Vecinal Yacus- Gasgo—Piruro Carpish del Distrito de Yacus - Provincia de Huánuco - Departamento de Huánuco”.

2. La transferencia de partidas se efectúa con cargo a los recursos del presupuesto institucional para el Año Fiscal 2025 del Pliego 036. Ministerio de Transportes y Comunicaciones en la fuente de financiamiento Recursos Ordinarios; y, se aprueba mediante Decreto Supremo refrendado por el Ministro de Economía y Finanzas y el Ministro de Transportes y Comunicaciones, a propuesta de este último.

3. El Ministerio de Transportes y Comunicaciones queda exceptuado de lo dispuesto en el artículo 11 de la presente ley y del inciso 4 del numeral 48.1 del artículo 48 del Decreto Legislativo 1440.

CONCORDANCIAS: Ley Nº 32260, Ocatva Disp. Comp. Final (Autorizan aprobar mediante decreto supremo transferencia financiera y la transferencia de partidas autorizadas respectivamente en la septuagésima quinta y la centésima septuagésima séptima disposición complementaria final de la Ley 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025)

DISPOSICIONES COMPLEMENTARIAS TRANSITORIAS

PRIMERA.

Las entidades públicas que a continuación se detallan aprueban disposiciones de austeridad, disciplina y calidad en el gasto público y de ingresos del personal, que contienen necesariamente medidas en esos rubros. Dicha aprobación se efectúa conforme a lo siguiente:

a) En el Banco Central de Reserva del Perú (BCRP) y la Superintendencia de Banca, Seguros y Administradoras Privadas de Fondos de Pensiones (SBS), mediante acuerdo de directorio y resolución de su titular, según corresponda.

b) En la empresa Petróleos del Perú (PETROPERÚ S.A.), mediante acuerdo de directorio. En materia de ingresos del personal y arbitraje laboral, dicha entidad se sujeta a los lineamientos técnicos financieros y limitaciones que establezca el FONAFE.

c) En las empresas de los gobiernos regionales y de los gobiernos locales, mediante acuerdo de directorio.

d) En los organismos supervisores y reguladores de servicios públicos, mediante resolución de su titular. En materia de ingresos del personal se sujeta a lo dispuesto en la presente ley; y en lo que corresponda a la Ley Nº 30057, Ley del Servicio Civil y sus reglamentos, aprobados en el marco de la Décima Disposición Complementaria Final de la mencionada ley.

e) En los organismos públicos descentralizados de los gobiernos regionales y gobiernos locales, mediante resolución de su titular. En materia de ingresos del personal se sujeta a lo dispuesto en la presente ley; y, en lo que corresponda, a la Ley Nº 30057, Ley del Servicio Civil y sus reglamentos, aprobados en el marco de la Décima Disposición Complementaria Final de la mencionada ley.

f) En las empresas y entidades bajo el ámbito del Fondo Nacional de Financiamiento de la Actividad Empresarial del Estado (FONAFE), mediante decreto supremo refrendado por el Ministro de Economía y Finanzas.

Las disposiciones que se aprueben conforme a lo señalado en los literales precedentes deben publicarse en el diario oficial El Peruano, en un plazo que no exceda el 31 de diciembre de 2024, y rigen a partir del 1 de enero de 2025. De no efectuarse tal publicación, son de aplicación las normas de austeridad, disciplina y calidad del gasto público y de ingresos del personal contenidas en la presente ley, según sea el caso.

La presente disposición entra en vigor al día siguiente de la publicación de la presente ley.

SEGUNDA.

De producirse una modificación en las estimaciones de ingresos que determinen una variación en los recursos, correspondientes a las fuentes de financiamiento Recursos Directamente Recaudados y Recursos Determinados, se autoriza a las entidades del Gobierno Nacional, los gobiernos regionales y los gobiernos locales, para modificar su presupuesto institucional aprobado por las fuentes de financiamiento antes mencionadas.

Para el caso de los recursos por la fuente de financiamiento Recursos Directamente Recaudados, la autorización a la que se refiere el párrafo precedente se aplica solo para reducir su presupuesto institucional aprobado. Para el caso de los recursos por la fuente de financiamiento Recursos Determinados provenientes de los conceptos incluidos en los índices de distribución que aprueba el Ministerio de Economía y Finanzas, a través de la Dirección General de Presupuesto Público, dicha Dirección General, publica las estimaciones de ingresos en la sede digital del referido Ministerio, en los meses de mayo y setiembre de 2025, mediante comunicado, a efectos que los pliegos presupuestarios, de considerarlo necesario, modifiquen su presupuesto institucional aprobado.

Asimismo, en los casos que fuera necesario una modificación en las estimaciones de saldos de balance por la fuente de financiamiento Recursos Determinados, se autoriza a los gobiernos regionales y gobiernos locales, para reducir su presupuesto institucional aprobado.

La modificación del presupuesto institucional autorizada en la presente disposición se aprueba mediante resolución del titular de la entidad para el caso de las entidades del Gobierno Nacional, y mediante acuerdo del consejo regional o concejo municipal para el caso de los gobiernos regionales y gobiernos locales, respectivamente. La resolución del titular de la entidad y el acuerdo de consejo regional se publica en el diario oficial El Peruano, y el acuerdo del concejo municipal se publica en la sede digital del gobierno local. Copia de la resolución, acuerdo de consejo regional y acuerdo de concejo municipal, según corresponda, se remite dentro de los cinco (05) días calendario de aprobada a los organismos señalados en el numeral 31.4 del artículo 31 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público.(*)

(*) De conformidad con el Artículo 1 de la Resolución Ministerial N° 00823-2025-DE, publicada el 10 julio 2025, se aprueba la modificación del Presupuesto Institucional de la Unidad Ejecutora 003: Ejército Peruano del Pliego 026: M. de Defensa, en la fuente de financiamiento Recursos Directamente Recaudados para el Año Fiscal 2025, el mismo que se reduce en aplicación de la presente disposición, hasta por la suma de S/ 44 756 161,00 (CUARENTA Y CUATRO MILLONES SETECIENTOS CINCUENTA Y SEIS MIL CIENTO SESENTA Y UNO Y 00/100 SOLES), de acuerdo al detalle establecido en el citado artículo.

(*) De conformidad con el Artículo 1 de la Resolución N° 000125-2025-PE/OSIPTEL, publicada el 27 agosto 2025, se dispone aprobar la modificación del Presupuesto Institucional correspondiente al año fiscal 2025 del Pliego 019 - Organismo Supervisor de Inversión Privada en Telecomunicaciones, en la fuente de financiamiento Recursos Directamente Recaudados, el mismo que se reduce en aplicación de la presente disposición, hasta por la suma de S/ 6 066 173.00 (SEIS MILLONES SESENTA Y SEIS MIL CIENTO SETENTA Y TRES Y 00/100 SOLES), conforme se detalla en el citado artículo.

CONCORDANCIAS: R.EJECUT. RE. Nº 198-2025-GORE-ICA/GR (Promulgan Reducción de Marco Presupuestal en la fuente de financiamiento 5 - Recursos Determinados, Rubro 15 - Fondo de Compensación Regional)

Comuníquese a la señora Presidenta de la República para su promulgación.

En Lima, a los treinta días del mes de noviembre de dos mil veinticuatro.

EDUARDO SALHUANA CAVIDES

Presidente del Congreso de la República

ALEJANDRO ENRIQUE CAVERO ALVA

Tercer Vicepresidente del Congreso de la República

A LA SEÑORA PRESIDENTA DE LA REPÚBLICA

POR TANTO:

Mando se publique y cumpla.

Dado en la Casa de Gobierno, en Lima, a los cinco días del mes de diciembre del año dos mil veinticuatro.

DINA ERCILIA BOLUARTE ZEGARRA

Presidenta de la República

GUSTAVO LINO ADRIANZÉN OLAYA

Presidente del Consejo de Ministros

Enlace Web: Anexos A y B (PDF).(*)

(*) De conformidad con el Artículo 1 de la Resolución Ministerial N° 016-2025-TR, publicada el 28 enero 2025, se aprueba el otorgamiento de una subvención a favor de la Caja de Protección y Asistencia Social de la Ley Nº 10674, hasta por la suma de S/ 1 033 626,00 (Un Millón Treinta y Tres Mil Seiscientos Veintiséis y 00/100 Soles), en el marco de lo establecido en el Anexo A: “Subvenciones para Personas Jurídicas para el Año Fiscal 2025” de la presente Ley.

(*) De conformidad con el Artículo 2 de la Resolución Ministerial N° 016-2025-TR, publicada el 28 enero 2025, se aprueba el otorgamiento de una subvención a favor de la Caja de Protección y Asistencia de los Trabajadores Lustradores de Calzado del Perú, hasta por la suma de S/ 1 000 000,00 (Un Millón y 00/100 Soles), en el marco de lo establecido en el Anexo A: “Subvenciones para Personas Jurídicas para el Año Fiscal 2025” de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025” de la presente Ley.

(*) De conformidad con la Cuarta Disposición Complementaria Final de la Ley Nº 32340, publicada el 20 mayo 2025, se modifica el Anexo A: Subvenciones para Personas Jurídicas para el Año Fiscal 2025 de la presente norma, correspondiente al Pliego: 032 Oficina Nacional de Procesos Electorales, a fin de viabilizar la asignación por concepto de Financiamiento Público Directo a favor de las organizaciones políticas con representación en el Congreso de la República, conforme se detalla en la citada disposición. Para efectos de lo dispuesto en la citada Ley, se autoriza a la Oficina Nacional de Procesos Electorales - ONPE para financiar, con cargo a los recursos de su presupuesto institucional, el Financiamiento Público Directo a favor de las organizaciones políticas con representación en el Congreso de la República.

(*) De conformidad con el Artículo 2 del Decreto Supremo Nº 016-2025-RE, publicado el 07 junio 2025, se autoriza a la Oficina Nacional de Procesos Electorales, a efectuar el pago de la cuota internacional no contemplada en el Anexo B de la presente norma, con cargo a la Fuente de Financiamiento Recursos Ordinarios, conforme se detalla en el citado artículo.

(*) De conformidad con el Numeral 1.1 del Artículo 1 del Decreto Supremo Nº 012-2025-MINEDU, publicado el 28 junio 2025, se dispone autorizar al Instituto Peruano del Deporte a otorgar una subvención adicional a las previstas en el Anexo A: Subvenciones para Personas Jurídicas para el Año Fiscal 2025 de la presente norma, a favor de la Federación Deportiva Nacional de Judo, hasta por la suma de S/ 5 000 000,00 (CINCO MILLONES Y 00/100 SOLES), en la Fuente de Financiamiento Recursos Directamente Recaudados, en el marco del numeral 71.3 del artículo 71 del Decreto Legislativo Nº 1440, Decreto Legislativo del Sistema Nacional de Presupuesto Público, para financiar la organización del evento deportivo “GRAND PRIX LIMA” edición 2025, declarado de interés nacional mediante el Decreto Supremo Nº 009-2025-MINEDU.

(*) De conformidad con la Segunda Disposición Complementaria Final de la Ley Nº 32402, publicada el 02 julio 2025, con el fin de garantizar la continuidad de los proyectos de inversión incluidos en el Anexo VIII de la presente norma, se autoriza a los gobiernos locales a cargo de los proyectos de inversión incluidos en el referido anexo a otorgar de forma previa a la convocatoria de selección en el caso de ejecuciones contractuales que superen el año fiscal, una constancia de previsión de recursos hasta por el monto resultante de la diferencia de la cuantía de la contratación o del valor de referencia de la convocatoria y el presupuesto institucional modificado 2025. Dichas constancias respecto a la previsión de recursos se financian con cargo a los recursos del presupuesto institucional de los gobiernos regionales y gobiernos locales respectivos, a partir del año fiscal 2026. Para dicho fin, los gobiernos regionales y gobiernos locales comunican al Ministerio de Economía y Finanzas hasta el 22 de agosto de 2025, el listado de inversiones con los importes de previsión otorgados a partir del año fiscal 2026, a fin de que el Ministerio de Economía y Finanzas asigne dichos importes en los respectivos presupuestos institucionales de los gobiernos regionales y gobiernos locales, que, en aplicación del presente artículo, hayan emitido las constancias de previsión de recursos respectivas.

(*) De conformidad con el Artículo 2 del Decreto Supremo Nº 029-2025-RE, publicado el 26 agosto 2025, se autoriza al Instituto Geográfico Nacional - IGN, a efectuar el pago de la cuota internacional no contemplada en el Anexo B de la presente norma, con cargo a la Fuente de Financiamiento Recursos Ordinarios, conforme se detalla en el citado artículo. La equivalencia en moneda nacional sea la establecida según el tipo de cambio vigente a la fecha de pago.

(*) De conformidad con el Artículo 1 del Decreto Supremo N° 030-2025-RE, publicado el 09 septiembre 2025, se modifica el Anexo B: Cuotas Internacionales para el Año Fiscal 2025 de la Ley N° 32185, Ley de Presupuesto del Sector Público para el Año Fiscal 2025, Fuente de Financiamiento: Recursos Ordinarios, Pliego 244: Instituto Nacional de Calidad - INACAL, respecto de los organismos internacionales detallados en el citado artículo.

(*) De conformidad con el Artículo 1 del Decreto Supremo N° 040-2025-RE publicado el 04 octubre 2025, se autoriza a la Autoridad Portuaria Nacional a efectuar el pago en el Año Fiscal 2025 de la cuota internacional a favor del organismo internacional que se detalla en el citado artículo.

(*) De conformidad con el Artículo 1 del Decreto Supremo N° 016-2025-MINEDU, publicado el 08 octubre 2025, se dispone modificar el Anexo A: Subvenciones para Personas Jurídicas para el Año Fiscal 2025 de la presente norma, en el extremo referido a las subvenciones otorgadas por el Instituto Peruano del Deporte a favor de seis (06) personas jurídicas, a fin de redistribuir las subvenciones contempladas en el citado Anexo, en la Fuente de Financiamiento Recursos Ordinarios, en el marco de lo dispuesto en el artículo 81 de la Ley N° 32185; las cuales están reorientadas a cumplir con la Programación de Actividades Deportivas del II Semestre de 2025

del Instituto Peruano del Deporte; conforme al detalle del Anexo que forma parte integrante del citado Decreto Supremo y que se publica en las sedes digitales del Ministerio de Educación (www.gob.pe/minedu) y del Instituto Peruano del Deporte (www.gob.pe/ipd), dentro de los tres (03) días hábiles contados a partir de la publicación de la citada norma en el Diario Oficial El Peruano.

(*) NOTA SPIJ2 En la presente edición de Normas Legales del diario oficial “El Peruano”, este párrafo ha sido publicado con texto separado, mostrándose en el SPIJ conforme su publicación oficial.

(*) NOTA SPIJ3 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “Pliego Pliego”, debiendo decir: “Pliego”.

(*) NOTA SPIJ5 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “SERVIVIO”, debiendo decir: “SERVICIO”.

(*) NOTA SPIJ6 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “SERVIVIO”, debiendo decir: “SERVICIO”.

(*) NOTA SPIJ1 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “No”, debiendo decir: “N°”.

Este error se repite dos veces en el mismo párrafo y en la Quincuagésima Tercera Disposición Complementaria Final del presente dispositivo legal.

(*) NOTA SPIJ4 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “q que”, debiendo decir: “que “.

(*) NOTA SPIJ7 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “WARMA”, debiendo decir: “QALI WARMA “.

(*) NOTA SPIJ8 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “{PRONOI)”, debiendo decir: “(PRONOI)”.

(*) NOTA SPIJ9 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “3ector”, debiendo decir: “Sector”.

(*) NOTA SPIJ10 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “educative”, debiendo decir: “educativa”.

(*) NOTA SPIJ11 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “Ta”, debiendo decir: “la”.

(*) NOTA SPIJ12 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “DOS CIENTO TREINTA CUATRO”, debiendo decir: “DOSCIENTOS TREINTA Y CUATRO”.

(*) NOTA SPIJ13 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “Dispóngasae”, debiendo decir: “Dispóngase”.

(*) NOTA SPIJ14 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “CUARENTAY TRES MIS”, debiendo decir: “CUARENTA Y TRES MIL”.

(*) NOTA SPIJ15 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “QUINTA”, debiendo decir: “CUARTA”.

(*) NOTA SPIJ16 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “los artículos 6 y del numeral 9.1”, debiendo decir: “el artículo 6 y el numeral 9.1”.

(*) NOTA SPIJ17 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “e”, debiendo decir: “en el”.

(*) NOTA SPIJ18 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “une”, debiendo decir: “un”.

(*) NOTA SPIJ19 En la presente edición de Normas Legales del diario oficial “El Peruano”, dice: “cuatri”, debiendo decir: “cuatro”.